As filed with the Securities and Exchange Commission on January 24, 2012
Registration No. 333-169533

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to
Form S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Governing Instruments)

2555 East Camelback Road,
Suite 400
Phoenix, Arizona 85016
(602) 778-8700
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

D. Kirk McAllaster, Jr.
Executive Vice President, Chief Financial Officer and Treasurer
Cole Credit Property Trust IV, Inc.
2555 East Camelback Road,
Suite 400
Phoenix, Arizona 85016
(602) 778-8700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lauren Burnham Prevost, Esq.
Heath D. Linsky, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000

Approximate date of commencement of proposed sale to the public:  As soon as practicable following effectiveness of this Registration Statement.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 24, 2012

®
Cole Credit Property Trust IV, Inc.
Maximum Offering of 300,000,000 Shares of Common Stock
Minimum Offering of 250,000 Shares of Common Stock

Cole Credit Property Trust IV, Inc. is a Maryland corporation that intends to invest primarily in income-producing necessity retail properties that are single-tenant or multi-tenant “power centers” subject to long-term triple net or double net leases with national or regional creditworthy tenants. We intend to qualify as a real estate investment trust (REIT) for federal income tax purposes, and we are externally managed by our advisor, Cole REIT Advisors IV, LLC, an affiliate of our sponsor, Cole Real Estate Investments.

We are offering up to 250,000,000 shares of our common stock in our primary offering for $10.00 per share, with discounts available for certain categories of purchasers. We also are offering under this prospectus up to 50,000,000 shares of our common stock pursuant to our distribution reinvestment plan at a purchase price during this offering of $9.50 per share. We will not sell any shares unless we sell a minimum of 250,000 shares to the public in our primary offering by           , 2013, which is one year from the effective date of this offering. You will not receive interest on your subscription payments unless we fail to sell the minimum number of shares. Any shares purchased by our advisor or its affiliates will not be counted in calculating the minimum offering. We will offer these shares until           , 2014, which is two years after the effective date of this offering, unless the offering is extended. We may need to renew the registration of this offering annually with certain states in which we expect to offer and sell shares. In no event will we extend this offering beyond 180 days after the third anniversary of the initial effective date, and we may terminate this offering at any time. We reserve the right to reallocate the shares we are offering between our primary offering and our distribution reinvestment plan.

See “Risk Factors” beginning on page 19 for a description of the principal risks you should consider before buying shares of our common stock. These risks include the following:

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our common stock, and you may lose your investment.

•	We are a “blind pool,” as we currently own no properties and have not identified any specific properties for purchase, and we have no operating history.

•	This investment has limited liquidity. No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their market value.

•	You should consider an investment in our common stock a long-term investment. If we do not successfully implement our exit strategy, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

•	The offering price for our shares is not intended to reflect the book value or net asset value of our investments, or our expected cash flow. Until such time as our shares are valued by our board of directors, the price of our shares is not intended to reflect the net asset value of our shares.

•	We may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives could be adversely affected.

•	There are substantial conflicts of interest between us and our advisor and its affiliates. Key persons associated with our advisor perform similar duties for other Cole-sponsored programs that may use investment strategies similar to ours creating potential conflicts of interest when allocating investment opportunities. In addition, our advisor and its affiliates have substantial discretion in managing our operations, and we pay them substantial fees.

•	Although you will be provided with information about our investments after the investments have been made, you will be unable to evaluate the economic merit of future investments, including how the proceeds from this offering will be invested. This makes an investment in our shares speculative.

•	Our board of directors may change our investment objectives and certain investment policies without stockholder approval.

•	We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	We may suffer from delays in our advisor locating suitable investments, which could adversely affect our ability to pay distributions and the value of your investment.

•	If we fail to qualify as a REIT, cash available for distributions to be paid to you could decrease materially.

•	For qualified accounts, if an investment in our shares constitutes a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (ERISA), you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York, nor any other state securities regulator, has approved or disapproved of our common stock, nor determined if this prospectus is truthful or complete or passed on or endorsed the merits or demerits of this offering. Any representation to the contrary is a criminal offense.

The use of projections in this offering is prohibited. Any representation to the contrary, and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in this program is not permitted. All proceeds from this offering are held in trust until subscriptions are accepted and funds are released.

		Selling	Dealer	Net Proceeds
	Price to Public	Commissions	Manager Fee	(Before Expenses)

Primary Offering Per Share	$10.00	$0.70	$0.20	$9.10
Total Minimum	$2,500,000	$175,000	$50,000	$2,275,000
Total Maximum	$2,500,000,000	$175,000,000	$50,000,000	$2,275,000,000
Distribution Reinvestment Plan Per Share	$9.50	$—	$—	$9.50
Total Maximum	$475,000,000	$—	$—	$475,000,000

The dealer manager of this offering, Cole Capital Corporation, a member firm of the Financial Industry Regulatory Authority, Inc. (FINRA), is an affiliate of our advisor and will offer the shares on a “best efforts” basis. The minimum investment generally is 250 shares. See the “Plan of Distribution” section of this prospectus for a description of such compensation. We expect that up to 10% of our gross offering proceeds, excluding proceeds from our distribution reinvestment plan, will be used to pay selling commissions, dealer manager fees and other expenses considered to be underwriting compensation.

, 2012

SUITABILITY STANDARDS

An investment in our common stock is only suitable for persons who have adequate financial means and desire a long-term investment (generally, an investment horizon in excess of seven years). The value of your investment may decline significantly. In addition, the investment will have limited liquidity, which means that it may be difficult for you to sell your shares. Persons who may require liquidity within several years from the date of their investment or seek a guaranteed stream of income should not invest in our common stock.

In consideration of these factors, we have established minimum suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These minimum suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Certain states have established suitability requirements in addition to the minimum standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

•	Alabama — Investors must have a liquid net worth of at least ten times their investment in us and similar programs.

•	California — Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000. In addition, the investment must not exceed ten percent (10%) of the net worth of the investor.

•	Iowa and Ohio — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates.

•	Kansas — It is recommended by the office of the Kansas Securities Commissioner that investors in Kansas not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For purposes of this recommendation, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kentucky, Michigan, Oregon, Pennsylvania and Tennessee — Investors must have a liquid net worth of at least 10 times their investment in us.

•	Maine — The investment in us (plus any investments in our affiliates) by an investor must not exceed 10% of the net worth of the investor.

•	Nebraska — Investors must have (excluding the value of their home, furnishings and automobiles) either (i) a minimum net worth of $100,000 and an annual income of $70,000, or (ii) a minimum net worth of $350,000. In addition, the investment in us must not exceed 10% of the investor’s net worth.

•	North Dakota — Investors must have a liquid net worth of at least ten times their investment in us and our affiliates.

Because the minimum offering of our common stock is less than $297,500,000 Pennsylvania investors are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

In the case of sales to fiduciary accounts, the minimum suitability standards must be met by either the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account.

Our sponsor and affiliated dealer manager are responsible for determining if investors meet our minimum suitability standards and state specific suitability standards for investing in our common stock. In making this determination, our sponsor and affiliated dealer manager will rely on the participating broker-dealers and/or information provided by investors. In addition to the minimum suitability standards described above, each participating broker-dealer, authorized representative or any other person selling shares on our behalf, and our sponsor, is required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor.

It shall be the responsibility of your participating broker-dealer, authorized representative or other person selling shares on our behalf to make this determination, based on a review of the information provided by you,

i

including your age, investment objectives, income, net worth, financial situation and other investments held by you, and consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor; and

•	the tax, including ERISA, consequences of an investment in our common stock.

Such persons must maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	In general, a REIT is a company that:

• pays distributions to investors of at least 90% of its taxable income;

• avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and

• combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management.

Q:	How are you different from your competitors who offer non-listed finite-life public REIT shares or real estate limited partnership units?

A:	We believe that our sponsor’s disciplined investment focus on core commercial real estate and experience in managing such properties will distinguish us from other non-listed REITs. We use the term “core” to describe existing properties currently operating and generating income, that are leased to national and regional creditworthy tenants under long-term net leases and are strategically located. In addition, core properties typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value).

We intend to invest primarily in income-producing necessity retail properties that are single-tenant or multi-tenant “power centers,” which are leased to national and regional creditworthy tenants under long-term leases, and are strategically located throughout the United States and U.S. protectorates. Necessity retail properties are properties leased to retail tenants that attract consumers for everyday needs, such as pharmacies, home improvement stores, national superstores, restaurants and regional retailers. We expect that most of our properties will be subject to triple net and double net leases, whereby the tenant is obligated to pay for most of the expenses of maintaining the property. Through our investments in core commercial real estate, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for investors in our common stock, and the potential for capital appreciation in the value of our real estate assets.

For over three decades, our sponsor, Cole Real Estate Investments, has developed and utilized this investment approach in acquiring and managing core commercial real estate assets in the retail sector. We believe that our sponsor’s experience in assembling real estate portfolios, which principally focus on national and regional creditworthy tenants subject to long-term net leases, will provide us with a competitive advantage. In addition, our sponsor has built a business of over 275 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and that our access to these resources also will provide us with an advantage.

Q:	Will you invest in anything other than retail commercial properties?

A:	Yes. We also may invest in other income-producing properties, such as office and industrial properties, which may share certain core characteristics with our retail investments, such as a principal creditworthy tenant, a long-term net lease, and a strategic location. Our sponsor’s disciplined investment focus on core commercial real estate historically has included office and industrial properties. To the extent that we invest in office and industrial properties, we will focus on core properties that are essential to the business operations of the tenant. We believe investments in these properties are consistent with our goal of providing investors with a relatively stable stream of current income and an opportunity for capital appreciation. Our portfolio also may include other income-producing real estate, as well as real estate-related investments such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, provided that such investments do not cause us to lose our REIT status or cause us to be an investment company under the Investment Company Act of 1940, as amended (Investment Company Act). Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forgo a high quality investment because it does not precisely fit our expected portfolio composition. Our goal is to assemble a portfolio that is diversified by investment type, investment size and investment risk, which will provide attractive and reasonably stable returns to our investors. See the section of this prospectus captioned “Investment Objectives and Policies — Acquisition and Investment Policies” for a more detailed discussion of all of the types of investments we may make.

Q:	Generally, what are the terms of your leases?

A:	We will seek to secure leases from creditworthy tenants before or at the time we acquire a property. We expect that many of our leases will be what is known as triple net or double net leases. Triple net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any, including capital expenditures for the roof and the building structure. Double net leases typically hold the landlord responsible for the capital expenditures for the roof and structure, while the tenant is responsible for all lease payments and remaining operating expenses associated with the property. This helps ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. We intend to enter into leases that have terms of ten or more years and include renewal options. We may, however, enter into leases that have a shorter term.

Q:	How will you determine whether tenants are creditworthy?

A:	Our advisor and its affiliates have a well-established underwriting process to determine the creditworthiness of our potential tenants. The underwriting process includes analyzing the financial data and other information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to such company under a long-term lease, we will meet with the senior management to discuss the company’s business plan and strategy. We may use an industry credit rating service to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of the tenant. We consider the reports produced by these services along with the relevant financial and other data relating to the proposed tenant before acquiring a property subject to an existing lease or entering into a new lease.

Q:	What is the experience of your sponsor and your advisor?

A:	Our sponsor, Cole Real Estate Investments, is a group of affiliated entities directly or indirectly controlled by Christopher H. Cole, including Cole Capital Advisors, Inc. (Cole Capital Advisors), Cole Capital Partners, LLC (Cole Capital Partners) and other affiliates of our advisor. From January 1, 2001 to December 31, 2010, Cole Real Estate Investments sponsored 68 prior programs, including 65 privately offered programs, and Cole Credit Property Trust II, Inc. (CCPT II), Cole Credit Property Trust III, Inc. (CCPT III) and Cole Corporate Income Trust, Inc. (CCIT), all publicly offered REITs. These prior programs had raised approximately $5.3 billion from over 106,000 investors and had purchased 1,359 properties located in 45 states and the U.S. Virgin Islands at an acquisition cost of $7.3 billion as of December 31, 2010. CCPT III currently is raising capital pursuant to a follow-on public offering of shares of its common stock, CCIT commenced its initial public offering of shares of its common stock in February 2011 and Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy) commenced its initial public offering in December 2011.

For over three decades, our sponsor, Cole Real Estate Investments, has developed and utilized a conservative investment approach that focuses on single-tenant commercial properties, which are leased to name-brand creditworthy tenants, subject to long-term “net” leases. While our sponsor has used this investment strategy primarily in the retail sector, our sponsor has also used the same investment strategy (single-tenant commercial properties subject to long-term net leases with creditworthy tenants) in the office and industrial sector. We expect that our sponsor’s prior experience in applying this conservative and disciplined investment strategy in both the retail and corporate sectors will provide us with a competitive advantage, as our advisor, an affiliate of our sponsor, acquires and manages, on our behalf, a portfolio of necessity retail properties. In addition, our sponsor has built an organization of over

275 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and we believe that our access to these resources will also provide us with a competitive advantage. A summary of the real estate programs managed over the last ten years by our sponsor, including adverse business and other developments, is set forth in the section of this prospectus captioned “Prior Performance Summary.”

Our advisor is Cole REIT Advisors IV, LLC (CR IV Advisors), an affiliate of our sponsor that was formed solely for the purpose of managing our company. The chief executive officer and president of our advisor, and other key personnel of our advisor, have been associated with Cole Real Estate Investments for several years. For additional information about the key personnel of our advisor, see the section of this prospectus captioned “Management — The Advisor.”

Q:	What will be the source of your distributions?

We may pay distributions from sources other than cash flow from operations, including from the proceeds of this offering, from borrowings or from the sale of properties or other investments, among others, and we have no limit on the amounts we may pay from such sources. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. As a result, we expect that during the early stages of our operations, and from time to time thereafter, we may declare distributions from sources other than cash flows from operations. Our distributions will constitute a return of capital for federal income tax purposes to the extent that they exceed our earnings and profits as determined for tax purposes.

Q:	Do you expect to acquire properties in transactions with affiliates of your advisor?

A:	Other than as set forth below, our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor. First, from time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purpose entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor (including acquisition fees and expenses), unless a majority of the independent directors determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In no event will our advisor or any of its affiliates be paid more than one acquisition fee in connection with any such transaction.

Second, from time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

Finally, our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan.

Notwithstanding any of the foregoing, none of these restrictions would preclude us from paying our advisor or its affiliates fees or other compensation in connection with internalizing our advisor if our board of directors determines an internalization transaction is in the best interests of our stockholders. See the section of this prospectus captioned “Management Compensation — Becoming Self-Administered.”

Q:	Will you acquire properties in joint ventures, including joint ventures with affiliates?

A:	It is possible that we may acquire properties through one or more joint ventures in order to increase our purchasing power and diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Increased portfolio diversification reduces the risk to investors as compared to a program with less diversified investments. Our joint ventures may be with affiliates of our advisor or with non-affiliated third parties. Any joint venture with an affiliate of our advisor must be approved by a majority of our independent directors and the cost of our investment must be supported by a current appraisal of the asset. Generally, we will only enter into a joint venture in which we will approve major decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to a joint venture that exceed the percentage of our investment in the joint venture.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, unless your investment is held in a qualified tax-exempt account, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions in any given year may not be subject to tax because depreciation and other non-cash expenses reduce taxable income but do not reduce cash available for distribution. In addition, distributions may be made from other sources, such as borrowings in anticipation of future operating cash flows or proceeds of this offering, which would not be currently taxed. The portion of your distribution that is not currently taxable is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	What will you do with the money raised in this offering before you invest the proceeds in real estate?

A:	Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. We may not be able to invest the proceeds from this offering in real estate promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate investments.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

Q:	Who can buy shares?

A:	In order to buy shares of our common stock, you must meet our minimum suitability standards, which generally require that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. You may be required to meet certain state suitability standards. In addition, all investors must meet suitability standards determined by his or her broker or financial advisor. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom might an investment in our shares be appropriate?

A:	An investment in our shares may be appropriate for you if, in addition to meeting the suitability standards described above, you seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, and seek the opportunity to achieve capital appreciation over an investment horizon of more than seven years. An investment in our shares has limited liquidity and therefore is not appropriate if you may require liquidity within several years from the date of your investment or seek a guaranteed stream of income.

Q:	May I make an investment through my IRA or other tax-deferred account?

A:	Yes. You may make an investment through your IRA or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (4) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (5) whether there is sufficient liquidity for such investment under your IRA, plan or other account, and (6) the need to value the assets of your IRA, plan or other account annually or more frequently. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (Internal Revenue Code).

Q:	Is there any minimum investment required?

A:	The minimum investment generally is 250 shares. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts (IRAs), provided that each such contribution is made in increments of $1,000.

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other Cole-sponsored public real estate program, any additional purchase must be in increments of at least 100 shares or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, in addition to reading this prospectus, you will need to complete and sign a subscription agreement, similar to the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, similar to the one contained in this prospectus as Appendix C.

Q:	Who is the transfer agent?

A:	The name, address and telephone number of our transfer agent is as follows:

DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312
(866) 907-2653

To ensure that any account changes are made promptly and accurately, all changes, including your address, ownership type and distribution mailing address, should be directed to the transfer agent.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

• three quarterly financial reports;

• an annual report;

• a annual Form 1099;

• supplements to the prospectus during the offering period; and

• notification to Maryland residents regarding the sources of their distributions if such distributions are not entirely from our funds from operations, which will be sent via U.S. mail in connection with every third monthly distribution statement and/or check, as applicable.

Except as set forth above, we will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

• U.S. mail or other courier;

• facsimile;

• electronic delivery, including email and/or CD-ROM; or

• posting, or providing a link, on our affiliated website, which is www.colecapital.com.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Cole Capital Corporation
2575 E. Camelback Road, Suite 500
Phoenix, Arizona 85016
(866) 907-2653
Attn: Investor Services
www.colecapital.com

PROSPECTUS SUMMARY

This prospectus summary highlights some of the material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

Cole Credit Property Trust IV, Inc.

Cole Credit Property Trust IV, Inc. is a Maryland corporation, formed on July 27, 2010, which intends to qualify as a REIT for federal income tax purposes beginning with the taxable year ending December 31, 2012, or the first year in which we commence material operations. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of core commercial real estate investments primarily consisting of necessity retail properties located throughout the United States, including U.S. protectorates. We expect that our retail properties primarily will be single-tenant properties and multi-tenant “power centers” anchored by large, creditworthy national or regional retailers. We expect that our retail properties typically will be subject to long-term triple net or double net leases, which means the tenant will be obligated to pay for most of the expenses of maintaining the property. Frequently, our leases will be guaranteed by the tenant’s corporate parent. Through our investments in core commercial real estate, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for our investors in our common stock, and the potential for capital appreciation in the value of our real estate assets.

We also may invest in other income-producing properties, such as office and industrial properties which may share certain core characteristics with our retail investments, such as a principal creditworthy tenant, a long-term net lease, and a strategic location. We believe investments in these types of office and industrial properties are consistent with our goal of providing investors with a relatively stable stream of current income and an opportunity for capital appreciation.

In addition, we may further diversify our portfolio by making and investing in mortgage, mezzanine, bridge and other loans secured, directly or indirectly, by the same types of properties that we may acquire directly. We also may acquire majority or minority interests in other entities (or business units of such entities) with investment objectives similar to ours or with management, investment or development capabilities that our advisor deems desirable or advantageous to acquire. See the section of this prospectus captioned “Investment Objectives and Policies — Acquisition and Investment Policies” for a more detailed discussion of all of the types of investments we may make.

We believe that our sponsor’s experience in assembling real estate portfolios, which principally focus on national and regional creditworthy tenants subject to long-term leases, will provide us with a competitive advantage. We believe that another competitive advantage is our ability to purchase properties for cash and to close transactions quickly. Cole Capital Corporation, the broker-dealer affiliate of our sponsor, had raised approximately $4.0 billion on behalf of CCPT III as of January 11, 2012, and we expect that, through their well-developed distribution capabilities and relationships with other broker-dealers, Cole Capital Corporation will be successful in raising capital on our behalf in this offering.

Our offices are located at 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016. Our telephone number is 866-907-2653. Our fax number is 888-805-1070, and the e-mail address of our investor relations department is investorservices@colecapital.com.

Additional information about us and our affiliates may be obtained at www.colecapital.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Sponsor and our Advisor

Our sponsor is Cole Real Estate Investments, a trade name we use to refer to a group of affiliated entities directly or indirectly controlled by Christopher H. Cole, including Cole Capital Advisors, Cole Capital Partners and other affiliates of our advisor. Our advisor, CR IV Advisors, a Delaware limited liability company, is responsible for managing our affairs on a day-to-day basis, identifying and making acquisitions and investments on our behalf, and recommending to our board of directors an approach for providing our investors with liquidity. Our chairman, chief executive officer and president, Christopher H. Cole, is the indirect sole owner of our advisor. See “— Summary of Prior Offerings” below. Our advisor will use its best efforts, subject to the oversight of our board of directors, to, among other things, manage our portfolio. Management of our portfolio will include making decisions about the active management of our portfolio, including decisions to acquire or dispose of real estate assets. Our advisor is responsible for identifying and acquiring potential real estate investments of our behalf. All acquisitions of commercial properties will be evaluated for the reliability and stability of their future income, as well as for their potential for capital appreciation. We expect that our advisor will consider the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors has delegated to our advisor broad authority to manage our business in accordance with our investment objectives, strategy, guidelines, policies and limitations; provided, however, that our board of directors will exercise its fiduciary duties to our stockholders by overseeing our advisor’s investment process.

Our Dealer Manager

Cole Capital Corporation, which we refer to as our dealer manager, is an affiliate of our sponsor and a member of FINRA. Our dealer manager has distributed shares of many of our sponsor’s prior real estate programs, and has built relationships with a large number of broker-dealers throughout the country, which participated in some or all of those prior offerings. Our dealer manager will distribute the shares of our common stock on a “best efforts” basis, and will advise us regarding this offering, manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have three directors, Christopher H. Cole, J. Marc Myers and Scott P. Sealy, Sr. Two of our directors, Messrs. Myers and Sealy, are each independent directors. Our charter requires that, upon and after the commencement of this offering, a majority of our directors be independent of our advisor. Our charter also provides that our independent directors will be responsible for reviewing the performance of our advisor and determining the compensation paid to our advisor and its affiliates is reasonable. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by our stockholders.

Investment Objectives

Our primary investment objectives are:

•	to acquire quality commercial real estate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flows;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment objectives and policies, and investment restrictions. We may not achieve our investment objectives. See “— Summary Risk Factors” below.

Summary Risk Factors

Following are some of the risks relating to your investment:

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our common stock, and you may lose your investment.

•	We are a “blind pool,” as we currently own no properties and have not identified any specific properties for purchase, and we have no operating history.

•	This investment has limited liquidity. No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their market value.

•	You should consider an investment in our common stock a long-term investment. If we do not successfully implement our exit strategy, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

•	The offering price for our shares is not intended to reflect the book value or net asset value of our investments, or our expected cash flow. Until such time as our shares are valued by our board of directors, the price of our shares is not intended to reflect the net asset value of our shares.

•	We may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

•	This is a “best efforts’’ offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives could be adversely affected.

•	There are substantial conflicts of interest between us and our advisor and its affiliates. Key persons associated with our advisor perform similar duties for other Cole-sponsored programs that may use investment strategies similar to ours creating potential conflicts of interest when allocating investment opportunities. In addition, our advisor and its affiliates have substantial discretion in managing our operations, and we pay them substantial fees.

•	Although you will be provided with information about our investments after the investments have been made, you will be unable to evaluate the economic merit of future investments, including how the proceeds from this offering will be invested. This makes an investment in our shares speculative.

•	Our board of directors may change our investment objectives and certain investment policies without stockholder approval.

•	We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	We may suffer from delays in our advisor locating suitable investments, which could adversely affect our ability to pay distributions and the value of your investment.

•	If we fail to qualify as a REIT, cash available for distributions to be paid to you could decrease materially.

•	For qualified accounts, if an investment in our shares constitutes a prohibited transaction under ERISA, you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

Before you invest in us, you should carefully read and consider the more detailed “Risk Factors” section of this prospectus.

Description of Real Estate Investments

We currently do not own any investments, and our advisor has not identified any investments we will make with the proceeds from this offering. For information regarding the types of investments we intend to make, see the section of this prospectus captioned “Investment Objectives and Policies — Acquisition and Investment Policies.”

Borrowing Policy

Our charter limits our aggregate borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. There is no limitation on the amount we may borrow against any single improved property.

Estimated Use of Proceeds of This Offering

Depending primarily on the number of shares we sell in this offering and assuming all shares sold under our distribution reinvestment plan are sold at $9.50 per share, we estimate for each share sold in this offering that between approximately 88.1% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 86.7% (assuming no shares available under our distribution reinvestment plan are sold) of gross offering proceeds will be available for the purchase of real estate and other real estate-related investments, including repayment of any indebtedness incurred in respect of such purchases. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and fees and expenses of our advisor in connection with acquiring properties. We may pay distributions from proceeds raised in this offering in anticipation of future cash flows, and we have not placed a limit on the amount of net proceeds we may use to pay distributions. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. The table below sets forth our estimated use of proceeds from this offering:

	Minimum Offering		Maximum Offering		Maximum Offering
	(Not Including Distribution		(Including Distribution		(Not Including Distribution
	Reinvestment Plan)		Reinvestment Plan)		Reinvestment Plan)
	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,500,000	100%	$2,975,000,000	100%	$2,500,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	225,000	9.0%	225,000,000	7.6%	225,000,000	9.0%
Other Organization and Offering Expenses	50,000	2.0%	59,500,000	2.0%	50,000,000	2.0%

Amount Available for Investment	2,225,000	89.0%	2,690,500,000	90.4%	2,225,000,000	89.0%
Acquisition and Development:
Acquisition Fee	43,372	1.7%	52,446,394	1.8%	43,372,320	1.8%
Acquisition Expenses	10,843	0.4%	13,111,598	0.4%	10,843,080	0.4%
Initial Working Capital Reserve	2,169	0.1%	2,622,320	0.1%	2,168,616	0.1%

Amount Invested in Assets	$2,168,616	86.8%	$2,622,319,688	88.1%	$2,168,615,984	86.7%

Conflicts of Interest

Our advisor will experience potential conflicts of interest in connection with the management of our business affairs, including the following:

•	Our advisor and its affiliates will receive substantial fees in connection with the services provided to us, and, while those fees are approved on an annual basis by our independent directors, the approval process may be impacted by the fact that our stockholders invested with the understanding and expectation that an affiliate of Cole Real Estate Investments would act as our advisor;

•	The management personnel of our advisor, each of whom also makes investment decisions for other Cole-sponsored programs, must determine which investment opportunities to recommend to us or another Cole-sponsored program or joint venture, many of which have investment objectives similar to ours, and such persons must determine how to allocate their time and other resources among us and the other Cole-sponsored programs; and

•	We have retained Cole Realty Advisors, Inc. (Cole Realty Advisors), an affiliate of our advisor, to manage and lease some or all of our properties.

Our executive officers and the chairman of our board of directors also will face conflicts similar to those described above because of their affiliation with our advisor and other Cole-sponsored programs. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various Cole entities that are affiliated with our advisor immediately prior to this offering.

(1)	Cole Holdings Corporation, an affiliate of our sponsor, currently owns 20,000 shares of our common stock, which represents 100% of the outstanding shares of common stock, as of January 24, 2012. Pursuant to our charter, Cole Holdings Corporation is prohibited from selling the 20,000 shares of our common stock for so long as Cole Real Estate Investments remains our sponsor; provided, however, that Cole Holdings Corporation may transfer ownership of all or a portion of the 20,000 shares of our common stock to other affiliates of our sponsor. After this offering, Cole Holdings Corporation will own between 8% of our common stock, assuming a minimum offering, and less than 0.01% of our common stock, assuming a maximum offering, including the sale of 50,000,000 shares pursuant to the distribution reinvestment plan.

(2)	CR IV Advisors currently owns a 0.1% limited partner interest in our operating partnership. After we begin admitting investors in this offering, that limited partner interest will be reduced. CR IV Advisors is a disregarded entity for federal tax purposes, and its activity will be reported on the federal tax return of Cole Holdings Corporation.

(3)	Our operating partnership will file its own federal tax return, separate from our federal tax return.

Summary of Prior Offerings

The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Cole Real Estate Investments from January 1, 2001 through December 31, 2010. Certain financial results and other information relating to such programs with investment objectives similar to ours are also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by Cole Real Estate Investments is not necessarily indicative of the results that we will achieve. For example, most of the prior programs were privately offered and did not bear the additional costs associated with being a publicly held entity. Therefore, you should not assume that you will experience returns comparable to those experienced by investors in prior real estate programs sponsored by Cole Real Estate Investments.

Concurrent Offerings

Our sponsor, Cole Real Estate Investments, is sponsoring CCPT III, which currently is raising capital pursuant to a follow-on public offering of shares of its common stock, CCIT, which currently is raising capital pursuant to an initial public offering of shares of its common stock, and Cole Income NAV Strategy, which commenced its initial public offering in December 2011. For additional information regarding concurrent offerings sponsored by Cole Real Estate Investments, see the section of this prospectus captioned “Conflicts of Interest — Interests in Other Real Estate Programs and Other Concurrent Offerings.”

The Offering

We are offering up to 250,000,000 shares of common stock in our primary offering on a “best efforts” basis at $10.00 per share. Discounts are available for certain categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. We also are offering under this prospectus up to 50,000,000 additional shares of common stock under our distribution reinvestment plan at a purchase price of $9.50 per share during this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recent estimated value per share as determined by our board of directors as described in the “Summary of Distribution Reinvestment Plan” section of this prospectus. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our distribution reinvestment plan. We will offer shares of common stock in our primary offering until the earlier of           , 2014, which is two years from the effective date of this offering, or the date we sell 300,000,000 shares; provided, however, that our board of directors may terminate this offering at any time or extend the offering. If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement; however, in no event will we extend this offering beyond 180 days after the third anniversary of the initial effective date. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. We may sell shares under the distribution reinvestment plan beyond the termination of our primary offering until we have sold 50,000,000 shares through the reinvestment of distributions, but only if there is an effective registration statement with respect to the shares. Pursuant to the Securities Act, and in some states, we may not be able to continue the offering for these periods without filing a new registration statement, or in the case of shares sold under the distribution reinvestment plan, renew or extend the registration statement in such state.

We will not sell any shares unless we sell a minimum of 250,000 shares of our common stock by           , 2013, which is one year from the effective date of this offering. Our directors, officers, advisor and their respective affiliates may purchase for investment shares of our common stock in this offering. However, purchases by our directors, officers, advisor or their respective affiliates will not count toward meeting this minimum threshold. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., located at 1010 Grand Boulevard, 4th Floor, Kansas City, Missouri 64106, in trust for subscribers’ benefit, pending release to us. If we do not sell at least 250,000 shares of our common stock to the public in our primary offering by          , 2013, which is one year from the effective date of this offering, we will terminate this offering and promptly return all subscribers’ funds, without a deduction for escrow expenses, within ten days thereafter. Funds in escrow will be invested in short-term investments that mature on or before           , 2013, or that can be readily sold or otherwise disposed of for cash by such date without any material reduction of the offering proceeds invested. You will not receive interest on your subscription payment unless we fail to sell the minimum number of shares, in which case, we will return your subscription payment to you with accrued interest. If you are a resident of Pennsylvania, see the “Plan of Distribution — Special Notice to Pennsylvania Investors” section of this prospectus for special escrow requirements relating to the sale of shares to Pennsylvania investors.

Compensation to Our Advisor and its Affiliates

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment, management and disposition of our assets. All of the items of compensation are summarized in the table below. We will not pay a separate fee for financing, leasing or property management, although we may rely on our advisor or its affiliates to provide such services to us. See the “Management Compensation” section of this prospectus for a more detailed description of the compensation we will pay to our advisor and its affiliates. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees, and accounts for the fact that shares are sold through our distribution reinvestment plan at $9.50 per share with no selling commissions and no dealer manager fee.

Estimated Amount for Minimum
Type of Compensation	Determination of Amount	Offering/Maximum Offering

Offering Stage
Selling Commissions	We generally will pay to our affiliated dealer manager, Cole Capital Corporation, 7% of the gross proceeds of our primary offering. Cole Capital Corporation will reallow 100% of the selling commissions to participating broker-dealers. We will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan.	$175,000/$175,000,000
Dealer Manager Fee	We generally will pay to Cole Capital Corporation 2% of the gross proceeds of our primary offering. Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee with respect to sales of shares under our distribution reinvestment plan.	$50,000/$50,000,000

Estimated Amount for Minimum
Type of Compensation	Determination of Amount	Offering/Maximum Offering

Reimbursement of Other Organization and Offering Expenses	Our advisor, CR IV Advisors, will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse our advisor for these amounts up to 2.0% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan.
$50,000/$59,500,000
Of the $59,500,000, we expect to reimburse our advisor up to $25,000,000 (1.0% of the gross offering proceeds of our primary offering, or 0.8% of aggregate gross offering proceeds, including proceeds from shares issued under our distribution reinvestment plan) to cover offering expenses that are deemed to be underwriting expenses, and we expect to reimburse our advisor up to $34,500,000 (1.2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover non-underwriting organization and offering expenses.

Acquisition and Operations Stage
Acquisition Fee	We will pay to our advisor 2% of: (i) the contract purchase price of each property or asset; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate.	$43,372/$52,446,394 assuming no debt or $173,489/$209,785,575 assuming leverage of 75% of the contract purchase price.
Advisory Fee	We will pay to our advisor a monthly advisory fee based upon our monthly average invested assets. Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate, before reserves for depreciation and amortization or bad debts or other similar non-cash reserves, other than impairment charges, computed	The annualized advisory fee rate, and the actual dollar amounts, are dependent upon the amount of our monthly average invested assets and, therefore, cannot be determined at the present time. Based on the following assumed levels of monthly average invested assets, our annualized advisory fee will be as follows:

by taking the average of such values at the end of each business day, over the course of the month. After our board of directors begins to determine the estimated per share value of our common stock, the monthly	Monthly Average Invested Assets	Annualized Effective Fee Rate	Annualized Advisory Fee
advisory fee will be based upon the value	$1 billion	0.75%	$7,500,000
of our assets invested, directly or	$2 billion	0.75%	$15,000,000
indirectly, in equity interests in and loans	$3 billion	0.7333%	$22,000,000
secured by our real estate as determined	$4 billion	0.7250%	$29,000,000
by our board of directors.	$5 billion	0.7100%	$35,500,000

The advisory fee will be calculated according to the following fee schedule:

Monthly
Average	Annualized
Invested	Fee Rate for
Assets Range	Each Range

$0 — $2 billion	0.75%
over $2 billion — $4 billion	0.70%
over $4 billion	0.65%

Estimated Amount for Minimum
Type of Compensation	Determination of Amount	Offering/Maximum Offering

Operating Expenses
We will reimburse our advisor for acquisition expenses incurred in acquiring each property or in the origination or acquisition of a loan. We expect these expenses to be approximately 0.5% of the purchase price of each property or the amount of each loan; provided, however, that acquisition expenses are not included in the contract purchase price of a property.

We will also reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, including related personnel costs and payments to third party service providers; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to our personnel in connection with services for which our advisor receives acquisition fees, and we will not reimburse our advisor for salaries and benefits paid to our executive officers.
$10,843/$13,111,598 estimated for reimbursement of acquisition expenses assuming no debt or $35,600/$43,048,000 estimated for reimbursement of acquisition expenses assuming leverage of 75% of the contract purchase price. For all other reimbursements, actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.
Liquidation/Listing Stage
Disposition Fee	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 1% of the contract price of the property sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.	Actual amounts are dependent upon the contract price of properties sold and, therefore, cannot be determined at the present time. Because the disposition fee is based on a fixed percentage of the contract price for sold properties the actual amount of the disposition fees cannot be determined at the present time.
Subordinated Performance Fee	After investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation. We will pay a subordinated fee under only one of the following events: (i) if our shares are listed on a national securities exchange; (ii) if our company is sold or our assets are liquidated; or (iii) upon termination of the advisory agreement.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

Distributions

To qualify as a REIT for federal income tax purposes, we are required to, among other things, make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (GAAP)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status, depending on our present and reasonably projected future cash flow from operations and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions will be paid to our stockholders as of the record date or dates selected by our board of directors. We expect that our board of directors will declare distributions with a daily record date, and pay distributions monthly in arrears. In the event we do not have sufficient cash flow from operations to make distributions, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our current operating cash flow.

Liquidity Opportunities

Our board of directors will consider future liquidity opportunities, which may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that will result in a significant increase in the opportunities for stockholders to dispose of their shares. We expect to engage in a strategy to provide our investors with liquidity at a time and in a method recommended by our advisor and determined by our independent directors to be in the best interests of our stockholders. As we are unable to determine what macro- or micro-economic factors may affect the decisions our board of directors make in the future with respect to any potential liquidity opportunity, we have not selected a fixed time period or determined criteria for any such decisions. As a result, while our board of directors will consider a variety of options to provide stockholders with liquidity throughout the life of this program, there is no requirement that we commence any such action on or before a specified date. Stockholder approval would be required for the sale of all or substantially all of our assets, or the sale or merger of our company.

Distribution Reinvestment Plan

Our board of directors has approved a distribution reinvestment plan, pursuant to which you may have the distributions you receive from us reinvested in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be $9.50 per share during this offering and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recent estimated value per share as determined by our board of directors. No sales commissions or dealer manager fees will be paid with respect to shares sold under our distribution reinvestment plan.

If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability.

Share Redemption Program

Our board of directors has adopted a share redemption program to enable you to sell your shares to us in limited circumstances. Our share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations summarized below and described in more detail in the section captioned “Description of Shares — Share Redemption Program.”

Our share redemption program includes numerous restrictions that limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will further limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the redemption date (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the cap); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing 12-month period (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the cap), and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our board of directors may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12 months period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any quarter, in which case quarterly redemptions will be made pro rata. Following such redemption period, if you would like to resubmit the unsatisfied portion of the prior redemption request for redemption, you must submit a new request for redemption of such shares prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.

During the term of this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares, the redemption price per share (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the price you paid for your shares and the length of time you have held such shares as follows: after one year from the purchase date, 95% of the amount you paid for each share; after two years from the purchase date, 97.5% of the amount you paid for each share; and after three years from the purchase date, 100% of the amount you paid for each share. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the amount you paid for each share. After such time as our board of directors has determined a reasonable estimate of the value of our shares, the per share redemption price (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the most recent estimated value of each share; after two years from the purchase date, 97.5% of the most recent estimated value of each share; and after three years from the purchase date, 100% of the most recent estimated value of each share. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the most recent estimated value of each share.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will bear any costs in conducting the Uniform Commercial Code search. We will not redeem any shares that are subject to a lien.

Our board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days notice to our stockholders.

Cole Operating Partnership IV, LP

We are structured as an “umbrella partnership real estate investment trust” (UPREIT). As such, we expect to own substantially all of our assets through Cole Operating Partnership IV, LP (CCPT IV OP), our operating partnership. We may, however, own assets directly, through subsidiaries of CCPT IV OP or through other entities. We are the sole general partner of CCPT IV OP, and our advisor is the initial limited partner of CCPT IV OP.

ERISA Considerations

You may make an investment in our shares through your IRA or other tax-deferred retirement account. However, any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Under our charter, we are authorized to issue shares of our common stock without certificates unless our board of directors determines otherwise. Therefore, we do not intend to issue shares of common stock in certificated form. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See the section of this prospectus captioned “Where You Can Find More Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer. Any questions regarding the transferability of shares should be directed to our transfer agent, whose contact information is set forth on page 5 of this prospectus and in the application for transfer.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be properly presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own.

Restriction on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive), of the aggregate of our outstanding shares of common stock, unless exempted by our board of directors. These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. These restrictions may discourage a takeover that could otherwise result in a premium price to our stockholders. For a more complete description of the restrictions on the ownership of our shares, see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares unless the transferee meets the minimum suitability standards regarding income and/or net worth and the transfer complies with our minimum purchase requirements, which are described in the “Suitability Standards” section of this prospectus.

Investment Company Act Considerations

We intend to conduct our operations, and the operations of our operating partnership, and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” excludes U.S. Government securities and securities of majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire a diversified portfolio of income-producing real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition, and cause the value of your investment to decline. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

Risks Related to an Investment in Cole Credit Property Trust IV, Inc.

We have no prior operating history or substantial financing sources. Further, this is a “blind pool,” as we currently own no properties and have not identified any specific properties for purchase. For this and other reasons, an investment in our shares is speculative

We are a newly formed entity with no operating history. As of the date of this prospectus, we have not made any investments in real estate or otherwise and do not own any properties or have any operations or financing from sources other than affiliates of our advisor. Since we currently own no properties and have not identified any specific properties for purchase, this is a “blind pool.” You will not be able to evaluate the economic merit of our investments until after the investments have been made. As a result, an investment in our shares is speculative.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we and our advisor must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the Cole Credit Property Trust IV, Inc. name within the investment products market;

•	expand and maintain our network of licensed broker-dealers and others who sell shares on our behalf and other agents;

•	rely on our advisor and its affiliates to attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate and other investments as well as for potential investors;

•	rely on our advisor and its affiliates to continue to build and expand our operations structure to support our business; and

•	be continuously aware of, and interpret, marketing trends and conditions.

We may not succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

An investment in our shares will have limited liquidity. There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. You should purchase our shares only as a long-term investment.

There currently is no public market for our common stock and there may never be one. In addition, we do not have a fixed date or method for providing stockholders with liquidity. If you are able to find a buyer for your shares, you will likely have to sell them at a substantial discount to your purchase price. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment (more than seven years) because of the generally illiquid nature of the shares. See the sections captioned “Suitability Standards,” “Description of Shares — Restrictions on Ownership and Transfer” and “Description of Shares — Share Redemption Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

You are limited in your ability to sell your shares pursuant to our share redemption program and may have to hold your shares for an indefinite period of time.

Our share redemption program includes numerous restrictions that limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will further limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the redemption date (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the cap); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing 12-month period (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the cap), and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our board of directors may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12 months period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any fiscal quarter or in any 12-month period. Our board of directors may amend the terms of, suspend, or terminate our share redemption program without stockholder approval upon 30 days prior written notice or reject any request for redemption. See the “Description of Shares — Share Redemption Program” section of this prospectus for more information about the share redemption program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

Two prior real estate programs sponsored by Cole Real Estate Investments have suspended redemptions under their respective share redemption programs, although one of the programs subsequently resumed its share redemption program. The board of directors of Cole Credit Property Trust, Inc. (CCPT I) determined that there was an insufficient amount of cash available for CCPT I to fulfill redemption requests during the years ended December 31, 2008, 2009, 2010 and 2011. CCPT I continues to accept redemption requests which are considered for redemption if and when sufficient cash is available for CCPT I to fund redemptions. The board of directors of CCPT I will determine, at the beginning of each fiscal year, the maximum amount of shares that CCPT I may redeem during that year. Requests relating to approximately 313,000 shares remained unfulfilled as of September 30, 2011, representing approximately $2.4 million in unfulfilled requests, based on the most recent estimated value of $7.65 per share. On November 10, 2009, CCPT II’s board of directors voted to temporarily suspend CCPT II’s share redemption program other than for requests made upon the death of a stockholder. CCPT II’s board of directors considered many factors in making this decision, including the expected announcement of an estimated value of CCPT II’s common stock in June 2010 and continued uncertainty in the economic environment and credit markets. One June 22, 2010, CCPT II’s board of directors reinstated the share redemption program, with certain amendments, effective August 1, 2010. During the three months ended September 30, 2011, CCPT II received valid redemption requests relating to approximately 5.8 million shares, including approximately 1.9 million shares that had been submitted in previous periods, and, subsequent to September 30, 2011, requests relating to approximately 1.5 million shares were redeemed for $14.2 million at an average price of $9.27 per share. The remaining redemption requests relating to approximately 4.3 million shares went unfulfilled, representing approximately $40.2 million in unfulfilled requests, based upon a $9.35 per share redemption price.

The offering price for our shares is not based on the book value or net asset value of our investments or our expected cash flow.

The offering price for our shares is not based on the book value or net asset value of our investments or our expected cash flow. Our board of directors does not intend to provide a reasonable estimate of the value of our shares until 18 months after the end of the offering period, which could include a possible follow-on offering. Until such time as our board of directors determines a reasonable estimate of the value of our shares, the price of our shares is not intended to reflect our per share net asset value.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to our stockholders. The amount of cash available for distributions is affected by many factors, such as the performance of our advisor in selecting investments for us to make, selecting tenants for our properties and securing financing arrangements, our ability to buy properties as offering proceeds become available, rental income from our properties, and our operating expense levels, as well as many other variables. We may not always be in a position to pay distributions to you and any distributions we do make may not increase over time. In addition, our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to our stockholders. There also is a risk that we may not have sufficient cash from operations to make a distribution required to maintain our REIT status.

We may pay some or all of our distributions from sources other than cash flow from operations, including borrowings and proceeds from asset sales or the sale of our securities in this or future offerings. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment.

To the extent that cash flow from operations is insufficient to make distributions to you, we may pay some or all of our distributions from sources other than cash flows from operations, including borrowings and proceeds from asset sales or the sale of our securities in this or future offerings. We have no limits on the amounts we may pay from sources other than cash flows from operations. To the extent distributions are paid from sources other than cash flow from operations, we may have less capital available to invest in real estate and other real estate-related investments. This may negatively impact our ability to make investments, reduce current returns and negatively impact the value of your investment.

Because we may pay distributions from sources other than our cash flows from operations, distributions at any point in time may not reflect the current performance of our properties or our current operating cash flows.

Our organizational documents permit us to make distributions from any source, including the sources described in the risk factor above. Because the amount we pay out in distributions may exceed our cash flow from operations, distributions may not reflect the current performance of our properties or our current operating cash flows. To the extent distributions exceed cash flow from operations, distributions may be treated as a return of the investor’s investment and could reduce a stockholder’s basis in our stock. A reduction in a stockholder’s basis in our stock could result in the stockholder recognizing more gain upon the disposition of his or her shares, which in turn could result in greater taxable income to such stockholder.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to pay distributions to you and the value of your investment.

We could suffer from delays in locating suitable investments, particularly if the capital raised in this offering outpaces our advisor’s ability to identify potential investments and/or close on acquisitions. Delays we encounter in the selection and/or acquisition of income-producing properties likely would adversely affect our ability to pay distributions to you and the value of your overall returns. The large size of our offering, coupled with competition from other real estate investors, increase the risk of delays in investing our net offering proceeds. Our stockholders should expect to wait at least several months after the closing of a property acquisition before receiving cash distributions attributable to that property. If our advisor is unable to identify suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments, which would provide a significantly lower return to us than the return we expect from our investments in real estate.

In the event we are not able to raise a substantial amount of capital in the near term, we may have difficulty investing the proceeds of this offering in properties, and our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected.

This offering is being made on a “best efforts” basis, which means that the dealer manager and the broker-dealers participating in this offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. As a result, we may not be able to raise a substantial amount of capital in the near term. If we are not able to accomplish this goal, we may have difficulty in identifying and purchasing suitable properties on attractive terms in order to meet our investment objectives. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of this offering, our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected. In addition, subject to our investment policies, we are not limited in the number or size of our investments or the percentage of net proceeds that we may dedicate to a single investment. If we use all or substantially all of the proceeds from this offering to acquire one or a few investments, the likelihood of our profitability being affected by the performance of any one of our investments will increase, and an investment in our shares will be subject to greater risk.

You will not have the opportunity to evaluate our future investments before we make them, which makes an investment in our common stock more speculative.

While we will provide you with information on a regular basis regarding our real estate investments after they are acquired, we will not provide you with a significant amount of information, if any, for you to evaluate our future investments prior to our making them. Since we have not identified specific properties that we intend to purchase with the proceeds from this offering, we are considered a “blind pool,” which makes your investment in our common stock speculative. We have established policies relating to the types of investments we will make and the creditworthiness of tenants of our properties, but our advisor will have wide discretion in implementing these policies, subject to the oversight of our board of directors. Additionally, our advisor has discretion to determine the location, number and size of our investments and the percentage of net proceeds we may dedicate to a single investment. For a more detailed discussion of our investment policies, see the “Investment Objectives and Policies — Acquisition and Investment Policies” section of this prospectus.

Because our initial capitalization is thin, we are dependent upon the net proceeds of this offering to conduct our proposed business activities. If we are unable to raise substantially more than the minimum offering amount, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments and an investment in our shares will be subject to greater risk.

Our initial capitalization is $200,000; therefore, we currently do not have sufficient capital to invest in a diverse portfolio of real estate and real estate-related investments. Because our initial capitalization is thin, we are dependent upon the net proceeds of this offering to conduct our proposed activities. As such, our ability to implement our business strategy is dependent, in part, upon our dealer manager and participating broker-dealers to successfully conduct this offering and you, rather than us, will incur the bulk of the risk if we are unable to raise substantial funds. This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in this offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. In addition, the broker-dealers participating in this offering also may be participating in the offerings of competing REIT products, some of which may have a focus that is nearly identical to our company’s focus, and the participating broker-dealers could emphasize such competing products to their retail clients. As a result, we do not know the amount of proceeds that will be raised in this offering, which may be substantially less than the amount we would need to achieve a broadly diversified portfolio of real estate and real estate-related investments.

If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds in this offering and invest in a diverse portfolio of real estate and real estate-related investments.

If we do not meet the minimum offering requirements for this offering, you may earn a lower rate of return on your escrowed funds than could have been achieved from an alternative investment.

We will take purchase orders and hold investors’ funds in an interest-bearing escrow account for up to one year until we receive purchase orders for at least $2,500,000 of shares of our common stock. If we do not receive purchase orders for the minimum offering amount within one year from the date of this offering, this offering will terminate and any funds that you deposited into escrow will be returned to you along with any interest earned thereon. The interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

The purchase price you pay for shares of our common stock may be higher than the value of our assets per share of common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected operating cash flows. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. See the section of this prospectus captioned “Investment Objectives and Policies — Dilution of the Net Tangible Book Value of Our Shares” for further discussion.

There is no fixed date or method for providing our stockholders with liquidity, and your shares may have limited liquidity for an indefinite period of time.

Due to the unpredictable nature of future macro- and micro- economic and market conditions, we have not set a fixed time period or method for providing our stockholders with liquidity. We expect that our board of directors will make that determination in the future based, in part, upon advice from our advisor. As a result, your shares may continue to have limited liquidity for an indefinite period of time and should be purchased only as a long-term investment.

If our advisor loses or is unable to obtain key personnel, including in the event another Cole-sponsored program internalizes its advisor, our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to you and the value of your investment.

Our success depends to a significant degree upon the contributions of certain executive officers and other key personnel of our advisor, as listed on page 64 of this prospectus, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. This could occur, among other ways, if another Cole-sponsored program internalizes its advisor. If that occurs, key personnel of our advisor, who also are key personnel of the internalized advisors, would become employees of the other program and would no longer be available to our advisor. Further, we do not intend to separately maintain key person life insurance on Mr. Cole or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

If our board of directors elects to internalize our management functions in connection with a listing of our shares of common stock on an exchange or other liquidity event, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

In the future, we may undertake a listing of our common stock on an exchange or other liquidity event that may involve internalizing our management functions. If our board of directors elects to internalize our management functions, we may negotiate to acquire our advisor’s assets and personnel. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per share and funds from operations per share attributable to your investment. Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims, which would reduce the amount of funds available to operate our business and to pay distributions.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, including Securities and Exchange Commission reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to you and the value of our shares.

As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel may not remain with our advisor, but instead will remain employees of our sponsor or its affiliates.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. They have a great deal of know-how and can experience economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and/or have a negative effect on our results of operations.

Our participation in a co-ownership arrangement would subject us to risks that otherwise may not be present in other real estate investments.

We may enter in co-ownership arrangements with respect to a portion of the properties we acquire. Co-ownership arrangements involve risks generally not otherwise present with an investment in real estate, such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or our policies or objectives;

•	the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the agreements entered into by the co-owners owning interests in the property;

•	the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and otherwise adversely affect the operation and maintenance of the property, could cause a default under the mortgage loan financing documents applicable to the property and result in late charges, penalties and interest, and could lead to the exercise of foreclosure and other remedies by the lender;

•	the risk that a co-owner could breach agreements related to the property, which may cause a default under, and possibly result in personal liability in connection with, the applicable mortgage loan financing documents, violate applicable securities law, result in a foreclosure or otherwise adversely affect the property and the co-ownership arrangement;

•	the risk that a default by any co-owner would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner;

•	the risk that we could have limited control and rights, with management decisions made entirely by a third-party; and

•	the possibility that we will not have the right to sell the property at a time that otherwise could result in the property being sold for its maximum value.

In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for out co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our interest in a property at the time we would like to sell.

Risks Related to Conflicts of Interest

We are subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Our advisor and its affiliates, including our dealer manager, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates, including our dealer manager, are entitled to substantial fees from us under the terms of the advisory agreement and dealer manager agreement. These fees could influence the judgment of our advisor and its affiliates in performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to fees and will likely entitle our advisor to increased acquisition and asset management fees;

•	property acquisitions from other Cole-sponsored real estate programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which entitle our advisor to acquisition fees and advisory fees;

•	property dispositions, which may entitle our advisor or its affiliates to disposition fees;

•	borrowings to acquire properties, which borrowings will increase the acquisition and asset management fees payable to our advisor;

•	whether and when we seek to sell our company, liquidate our assets or list our common stock on a national securities exchange, which liquidation or listing could entitle our advisor to the payment of fees; and

•	how and when to recommend to our board of directors a proposed strategy to provide our investors with liquidity, which proposed strategy, if implemented, could entitle our advisor to the payment of fees.

Our advisor’s fee structure is principally based on the cost or book value of investments and not on performance, which could result in our advisory taking actions that are not necessarily in the long-term best interests of our stockholders.

The acquisition fee and the advisory fee we pay to our advisor are both based on the cost or book value of such investments. As a result, our advisor receives these fees regardless of the quality of such investments, the performance of such investments or the quality of our advisor’s services rendered to us in connection with such investments. This creates a potential conflict of interest between us and our advisor, as the interests of our advisor in receiving the acquisition fee and the advisory fee is not well aligned with our interest of acquiring real estate that is likely to produce the maximum risk adjusted returns.

Our advisor faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to the terms of our advisory agreement, our advisor is entitled to a subordinated performance fee that is structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive certain fees regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. Furthermore, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to performance-based fees. In addition, our advisor will have substantial influence with respect to how and when our board of directors elects to provide liquidity to our investors, and these performance-based fees could influence our advisor’s recommendations to us in this regard. Our advisor also has the right to terminate the advisory agreement upon a change of control of our company, under certain circumstances, that could result in our advisor earning a performance fee, which could have the effect of delaying, deferring or preventing the change of control.

A number of Cole real estate programs use investment strategies that are similar to ours, therefore our executive officers and the officers and key personnel of our advisor and its affiliates may face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.

Our sponsor may have simultaneous offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms. As a result, we may be seeking to acquire properties and other real estate-related investments at the same time as one or more of the other Cole-sponsored programs managed by officers and key personnel of our advisor and/or its affiliates, and these other Cole-sponsored programs may use investment strategies and have investment objectives that are similar to ours. Our executive officers and the executive officers of our advisor also are the executive officers of other Cole-sponsored REITs and/or their advisors, the general partners of Cole-sponsored partnerships and/or the advisors or fiduciaries of other Cole-sponsored programs. There is a risk that our advisor’s allocation of investment properties may result in our acquiring a property that provides lower returns to us than a property purchased by another Cole-sponsored program. In addition, we may acquire properties in geographic areas where other Cole-sponsored programs own properties. If one of the other Cole-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. Similar conflicts of interest may arise if our advisor recommends that we make or purchase mortgage loans or participations in mortgage loans, since other Cole-sponsored programs may be competing with us for these investments. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Each of our executive officers, including Mr. Cole, who also serves as the chairman of our board of directors, also is an officer of other Cole-sponsored real estate programs and of one or more entities affiliated with our advisor. As a result, these individuals have fiduciary duties to us and our stockholders, as well as to these other entities and their stockholders, members and limited partners. These fiduciary duties to such other entities and persons may create conflicts with the fiduciary duties that they owe to us and our stockholders. There is a risk that their loyalties to these other entities could result in actions or inactions that are detrimental to our business and violate their fiduciary duties to us and our stockholders, which could harm the implementation of our investment strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) our purchase of properties from, or sale of properties to, affiliated entities, (iii) the timing and terms of the investment in or sale of an asset, (iv) development of our properties by affiliates, (v) investments with affiliates of our advisor, (vi) compensation to our advisor and its affiliates, and (vii) our relationship with, and compensation to, our dealer manager. If we do not successfully implement our investment strategy, we may be unable to maintain or increase the value of our assets and our operating cash flows and ability to pay distributions could be adversely affected.

Our advisor and its officers and key personnel face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to pay distributions.

Our advisor and its officers and key personnel are officers, key personnel and partners of other real estate programs that have investment objectives, targeted assets, and legal and financial obligations similar to ours and/or the advisors to such programs, and they may have other business interests as well. In addition, we have only two executive officers, each of whom also is an officer, director and/or key person of other real estate programs that have investment objectives, targeted assets and legal and financial obligations similar to ours, and may also have other business interests. As a result, these individuals have fiduciary duties to both us and our stockholders and these other entities and their stockholders, members and limited partners. These fiduciary duties to such other entities and persons may create conflicts with the fiduciary duties that they owe to us and our stockholders. There is a risk that their loyalties to these other entities could result in actions or inactions that are detrimental to our business and violate their fiduciary duties to us and our stockholders, which could harm the implementation of our investment strategy and our investment and leasing opportunities.

Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) our purchase of properties from, or sale of properties to, affiliated entities, (iii) the timing and terms of the investment in or sale of an asset, (iv) development of our properties by affiliates, (v) investments with affiliates of our advisor, (vi) compensation to our advisor and its affiliates, and (vii) our relationship with, and compensation to, our dealer manager. If we do not successfully implement our investment strategy, we may be unable to maintain or increase the value of our assets and our operating cash flows and ability to pay distributions could be adversely affected. Even if these persons do not violate their fiduciary duties to us and our stockholders, they will have competing demands on their time and resources and may have conflicts of interest in allocating their time and resources between our business and these other entities. Should such persons devote insufficient time or resources to our business, returns on our investments may suffer.

Our charter permits us to acquire assets and borrow funds from affiliates of our advisor and sell or lease our assets to affiliates of our advisor, and any such transaction could result in conflicts of interest.

Under our charter, we are permitted to acquire properties from affiliates of our advisor, provided, that any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In the event that we acquire a property from an affiliate of our advisor, we may be foregoing an opportunity to acquire a different property that might be more advantageous to us. In addition, under our charter, we are permitted to borrow funds from affiliates of our advisor, including our sponsor, provided, that any such loans from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. Under our charter, we are also permitted to sell and lease our assets to affiliates of our advisor, and we have not established a policy that specifically addresses how we will determine the sale or lease price in any such transaction. Any such sale or lease transaction would be subject to our general policy that governs all transactions with affiliated entities. To the extent that we acquire any properties from affiliates of our advisor, borrow funds from affiliates of our advisor or sell or lease our assets to affiliates of our advisor, such transactions could result in a conflict of interest.

Our advisor faces conflicts of interest relating to joint ventures or other co-ownership arrangements that we enter into with other Cole-sponsored programs, which could result in a disproportionate benefit to another Cole-sponsored program.

We may enter into joint ventures with other Cole-sponsored programs for the acquisition, development or improvement of properties as well as the acquisition of real-estate related investments. Officers and key persons of our advisor also are officers and key persons of other Cole-sponsored REITs and their advisors, the general partners of other Cole-sponsored partnerships and/or the advisors or fiduciaries of other Cole-sponsored programs. These officers and key persons may face conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between us and the Cole-affiliated co-venturer or co-owner, as well as conflicts of interests in managing the joint venture.

In the event we enter into joint venture or other co-ownership arrangements with another Cole-sponsored program, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular property, or to make or dispose of another real estate-related investment. In addition, if we become listed for trading on a national securities exchange, we may develop more divergent goals and objectives from a Cole-affiliated co-venturer or co-owner that is not listed for trading. In the event we enter into a joint venture or other co-ownership arrangement with a Cole-sponsored program that has a term shorter than ours, the joint venture may be required to sell its properties earlier than we may desire to sell the properties. Even if the terms of any joint venture or other co-ownership agreement between us and another Cole-sponsored program grant us the right of first refusal to buy such properties, we may not have sufficient funds or borrowing capacity to exercise our right of first refusal under these circumstances.

Since Mr. Cole and his affiliates control our advisor and other Cole-sponsored programs, agreements and transactions between or among the parties with respect to any joint venture or other co-ownership arrangement will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners, which may result in the co-venturer or co-owner receiving benefits greater than the benefits that we receive. We have adopted certain procedures for dealing with potential conflicts of interest as described in the section of this prospectus captioned “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Risks Related to This Offering and Our Corporate Structure

The dealer manager is an affiliate of our advisor, therefore you will not have the benefit of an independent review of the prospectus or of us that customarily is performed in underwritten offerings.

The dealer manager, Cole Capital Corporation, is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.

Payment of fees and reimbursements to our dealer manager, and our advisor and its affiliates, reduces cash available for investment.

We intend to pay Cole Capital Corporation, our dealer manager, up to 9% of the gross proceeds of our primary offering in the form of selling commissions and a dealer manager fee, most of which will be reallowed to participating broker-dealers. We also intend to reimburse our advisor and its affiliates for up to 2.0% of our gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan, for other organization and offering expenses. Such payments will reduce the amount of cash we have available to invest in properties and result in a lower total return to you than if we were able to invest 100% of the gross proceeds from this offering in properties. Moreover, dealer manager fees and selling commissions are included in the $10 per share offering price, therefore our offering price does not, and is not intended to, reflect our net asset value. In addition, we intend to pay substantial fees to our advisor and its affiliates for the services they perform for us. The payment of these fees will reduce the amount of cash available for investment in properties. For a more detailed discussion of the fees payable to such entities in respect of this offering, see the “Management Compensation” section of this prospectus.

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock.

These restrictions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 500,000,000 shares of stock, including 10,000,000 shares of preferred stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of any such stock. Shares of our common stock shall be subject to the express terms of any series of our preferred stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing the removal of incumbent management or a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Shares — Preferred Stock” section of this prospectus.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor. As a result, our advisor and any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned “Description of Shares — Business Combinations.”

Maryland law also limits the ability of a third party to buy a large percentage of our outstanding shares and exercise voting control in electing directors.

Under its Control Share Acquisition Act, Maryland law also provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, or officers of the corporation or employees of the corporation who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer, except solely by virtue of a revocable proxy, to exercise voting control in electing directors within specified ranges of voting control. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by Cole Capital Advisors or any affiliate of Cole Capital Advisors. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our advisor or any of its affiliates. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares — Control Share Acquisitions.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter requires that any tender offer, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act of 1934, as amended (the Exchange Act). The offering person must provide our company notice of the tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with these requirements, we will have the right to redeem that person’s shares and any shares acquired in such tender offer. In addition, the non-complying person shall be responsible for all of our expenses in connection with that person’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for our shares and prevent you from receiving a premium to your purchase price for your shares in such a transaction.

If we are required to register as an investment company under the Investment Company Act, we could not continue our current business plan, which may significantly reduce the value of your investment.

We intend to conduct our operations, and the operations of our operating partnership and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the 40% test). “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates;

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations; and

•	potentially, compliance with daily valuation requirements.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Accordingly, our board of directors may not be able to change our investment policies as our board of directors may deem appropriate if such change would cause us to meet the definition of an “investment company.” In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders generally have a right to vote only on the following:

•	the election or removal of directors;

•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, to change our name, to classify or reclassify any unissued shares of common stock or preferred stock into one or more classes or series of shares and to establish the terms of such shares, and to change the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock or to effect certain reverse stock splits; provided, however, that any amendment that would materially and adversely affect the rights, preferences and privileges of the stockholders must be approved by the stockholders;

•	our dissolution; and

•	a merger or consolidation of the sale or other disposition of all or substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change certain of our investment policies without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of the stockholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Subject to certain limits set forth in our charter and as may be required to avoid meeting the definition of an “investment company” under the Investment Company Act, our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders, unless otherwise provided in our organizational documents. As a result, the nature of your investment could change without your consent.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors and officers, and our charter and the advisory agreement, in the case of our advisor and its affiliates, require us, subject to certain exceptions, to indemnify and advance expenses to our directors, our officers, and our advisor and its affiliates. Our charter permits us to provide such indemnification and advance for expenses to our employees and agents. Additionally, our charter limits, subject to certain exceptions, the liability of our directors and officers to us and our stockholders for monetary damages. Although our charter does not allow us to indemnify our directors or our advisor and its affiliates for any liability or loss suffered by them or hold harmless our directors or our advisor and its affiliates for any loss or liability suffered by us to a greater extent than permitted under Maryland law or the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, our advisor is not required to retain cash to pay potential liabilities and it may not have sufficient cash available to pay liabilities if they arise. If our advisor is held liable for a breach of its fiduciary duty to us, or a breach of its contractual obligations to us, we may not be able to collect the full amount of any claims we may have against our advisor. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases, which would decrease the cash otherwise available for distribution to you. See the section captioned “Management — Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents” elsewhere in this prospectus.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 500,000,000 shares of stock, of which 490,000,000 shares are designated as common stock and 10,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or classify or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors, except that the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction. Investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement or (5) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership. In addition, the partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interest in that entity for interests of our operating partnership. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, which may prevent us from being profitable or from realizing growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	the illiquidity of real estate investments generally;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

These risk and other factors may prevent us from being profitable, or from maintaining or growing the value of our real estate properties.

Many of our properties may depend upon a single tenant, or a limited number of major tenants, for all or a majority of its rental income; therefore, our financial condition and ability to make distributions to you may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

Many of our properties may be occupied by only one tenant or derive a majority of its rental income from a limited number of major tenants and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Such tenants face competition within their industries and other factors that could reduce their ability to make rent payments. For example, our retail tenants face competition from other retailers, as well as competition from other retail channels, such as factory outlet centers, wholesale clubs, mail order catalogs, television shopping networks and various developing forms of e-commerce. In addition, our retail properties will be located in public places, where crimes, violence and other incidents may occur. Such incidents could reduce the amount of business conducted by the tenants at our properties, thus reducing the tenants’ abilities to pay rent, and such incidents could also expose us to civil liability, as the property owner. Furthermore, if we invest in industrial properties, a general reduction in U.S. manufacturing activity could reduce our manufacturing tenants’ abilities to pay rent. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us would cause us to lose revenue from the property and force us to find an alternative source of revenue to meet any expenses associated with the property and prevent a foreclosure if the property is subject to a mortgage. In the event of a default by a single or major tenant, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, we may not be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions to you.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.

If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could have a material adverse effect on our financial condition and ability to pay distributions to you.

We may experience concentration in one or more tenants. Any of our tenants, or any guarantor of one of our tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount available for distributions to you. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our operating cash flows and the amounts available for distributions to you may be adversely affected. The bankruptcy of a major tenant could have a material adverse effect on our ability to pay distributions to you.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our financial condition, cash flow and the amount available for distributions to you.

If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.

Challenging economic conditions could adversely affect vacancy rates, which could have an adverse impact on our ability to make distributions and the value of an investment in our shares.

Challenging economic conditions, the availability and cost of credit, turmoil in the mortgage market, and declining real estate markets have contributed to increased vacancy rates in the commercial real estate sector. If we experience vacancy rates that are higher than historical vacancy rates, we may have to offer lower rental rates and greater tenant improvements or concessions than expected. Increased vacancies may have a greater impact on us, as compared to REITs with other investment strategies, as our investment approach relies on long-term leases in order to provide a relatively stable stream of income for our stockholders. As a result, increased vacancy rates could have the following negative effects on us:

•	the values of our potential investments in commercial properties could decrease below the amount paid for such investments;

•	revenues from such properties could decrease due to low or no rental income during vacant periods, lower future rental rates and/or increased tenant improvement expenses or concessions; and/or

•	revenues from such properties that secure loans could decrease, making it more difficult for us to meet our payment obligations.

All of these factors could impair our ability to make distributions and decrease the value of an investment in our shares.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of a tenant under its leases, the expiration of a tenant lease or early termination of a lease by a tenant. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to you. In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could further reduce your return.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to you.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of the gross proceeds from this offering to buy real estate and real estate-related investments and to pay various fees and expenses. We intend to reserve only approximately 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain funds from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to you.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flows from operations.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flows from operations. Leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases, our cash flow from operations and financial position may be adversely affected.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Many of our leases will not contain rental increases over time. When that is the case, the value of the leased property to a potential purchaser may not increase over time, which may restrict our ability to sell that property, or if we are able to sell that property, may result in a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance and exist in order to protect the yield expectations of investors. We expect that many of our properties will be subject to lock-out provisions. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties when we may desire to do so. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Increased operating expenses could reduce cash flow from operations and funds available to acquire investments or make distributions.

Our properties will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. Some of our property leases may not require the tenants to pay all or a portion of these expenses, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.

Adverse economic and geopolitical conditions may negatively affect our returns and profitability.

Our operating results may be affected by market and economic challenges, which may result from a continued or exacerbated general economic downturn experienced by the nation as a whole, by the local economies where our properties may be located, or by the real estate industry including the following:

•	poor economic conditions may result in tenant defaults under leases;

•	poor economic conditions may result in lower revenue to us from retailers who pay us a percentage of their revenues under percentage rent leases;

•	re-leasing may require concessions or reduced rental rates under the new leases;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	constricted access to credit may result in tenant defaults or non-renewals under leases; and

•	increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic slow down or downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic slow down or downturn is prolonged or becomes more severe.

The United States’ armed conflict in various parts of the world could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in higher energy costs and increased economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by retailers, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to you.

The current market environment may adversely affect our operating results, financial condition and ability to pay distributions.

The global financial markets have undergone pervasive and fundamental disruptions since mid-2007. The disruptions in the global financial markets had an adverse impact on the availability of credit to businesses generally. The continuing impact of the recent global economic recession has the potential to materially affect the value of our properties and other investments we make, the availability or the terms of financing that we may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due, and/or, for our leased properties, the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. The current market environment also could affect our operating results and financial condition as follows:

•	Debt Markets — Although there are signs of recovery, the real estate debt markets are currently experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies. Should overall borrowing costs increase, either by increases in the index rates or by increases in lender spreads, our operations may generate lower returns. In addition, the recent dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to make new acquisitions and to potentially benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) has slowed real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due. In addition, the state of the debt markets could have a material impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

•	Real Estate Markets — The recent global economic recession has caused commercial real estate values to decline substantially. As a result, there may be uncertainty in the valuation, or in the stability of the value, of the properties we acquire that could result in a substantial decrease in the value of our properties after we purchase them. Consequently, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge or record a loss on sale in earnings.

•	Government Intervention — The disruptions in the global financial markets have led to extensive and unprecedented government intervention. It is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the financial markets and/or the effect of such intervention on the U.S. economy.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation only insures amounts up to $250,000 per depositor per insured bank. We likely will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Generally, we expect each of our tenants will be responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple net basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate related taxes may increase, and if these increases are not passed on to tenants, our income will be reduced.

Local real property tax assessors may reassess our properties, which may result in increased taxes. Generally, property taxes increase as property values or assessment rates change, or for other reasons deemed relevant by property tax assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, renewal leases or future leases may not be negotiated on the same basis. Tax increases not passed through to tenants may adversely affect our income, cash available for distributions, and the amount of distributions to you.

CC&Rs may restrict our ability to operate a property.

Some of our properties will be contiguous to other parcels of real property, comprising part of the same retail center. In connection with such properties, we will be subject to significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions to you.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may use proceeds from this offering to acquire properties upon which we will construct improvements. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks if we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

We may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups.

If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from a development company that is engaged in construction and development of commercial real properties. Properties acquired from a development company may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by a development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property. At the time of contracting and the payment of the earnest money deposit by us, the development company typically will not have acquired title to any real property. Typically, the development company will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with the development company even if at the time we enter into the contract, we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•	the development company fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of the development company to refund our earnest money will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations.

If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other investments.

In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased. If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other investments.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We will compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger competitors may enjoy significant advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments as a result of competition with third parties without a corresponding increase in tenant lease rates, our profitability will be reduced, and you may experience a lower return on your investment.

Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions to you and the amount of distributions.

We typically will acquire properties located in developed areas. Therefore, there likely will be numerous other retail properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in close proximity to our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions to you and the amount of distributions we pay.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property, therefore accumulating such cash could reduce our funds available for distributions to you. Any of the foregoing events may have an adverse effect on our operations.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash flow from operations, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased operating cash flows as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Costs of complying with environmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our properties may be affected by our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, clean-up and monitoring into the purchase price. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

We may not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flow from operations.

In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flow from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to you.

Our costs associated with complying with the Americans with Disabilities Act of 1990, as amended, may affect cash available for distributions.

Our properties generally will be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we may not be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75% of the useful life of the asset; or (iv) if the present value of the minimum lease payments equals 90% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.

Recently, the U.S. Financial Accounting Standards Board (the FASB) and the International Accounting Standards Board (the IASB) initiated a joint project to develop new guidelines to lease accounting. The FASB and IASB (collectively, the Boards) issued an Exposure Draft on August 17, 2010 (the Exposure Draft), which proposes substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation would be recorded on the tenant’s balance sheet for all lease arrangements. In addition, the Exposure Draft could impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing our offering proceeds, or shorter lease terms, all of which may negatively impact our operations and our ability to pay distributions to you. The Exposure Draft does not include a proposed effective date.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks, hinder our ability to make distributions, and decrease the value of your investment.

We likely will acquire real estate and other real estate-related investments by borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties and other investments and to pay distributions to stockholders. We may borrow additional funds if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow additional funds if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any individual property or other investment. However, under our charter, we are required to limit our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in our next quarterly report along with a justification for such excess borrowing. Moreover, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless such borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines; however, we may exceed that limit if approved by a majority of our independent directors. We expect that from time to time during the period of this offering we will request that our independent directors approve borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio. We expect that during the period of this offering, high debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.

We do not intend to incur mortgage debt on a particular property unless we believe the property’s projected operating cash flow is sufficient to service the mortgage debt. However, if there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. If we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to you will be adversely affected, which could result in our losing our REIT status and would result in a decrease in the value of your investment.

High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to you.

We run the risk of being unable to finance or refinance our properties on favorable terms or at all. If interest rates are higher when we desire to mortgage our properties or when existing loans come due and the properties need to be refinanced, we may not be able to finance the properties and we would be required to use cash to purchase or repay outstanding obligations. Our inability to use debt to finance or refinance our properties could reduce the number of properties we can acquire, which could reduce our operating cash flows and the amount of cash distributions we can make to you. Higher costs of capital also could negatively impact operating cash flows and returns on our investments.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to you.

We may incur indebtedness that bears interest at a variable rate. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our operating cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. In general, our loan agreements restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace CR IV Advisors as our advisor. These or other limitations imposed by a lender may adversely affect our flexibility and our ability to achieve our investment and operating objectives, which could limit our ability to make distributions to you.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the loan on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge our exposure to changes in exchange rates and interest rates on loans secured by our assets and investments in commercial mortgage backed securities (CMBS). Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Risks Associated with Investments in Mortgage, Bridge and Mezzanine Loans and Real Estate-Related Securities

Investing in mortgage, bridge or mezzanine loans could adversely affect our return on our loan investments.

We may make or acquire mortgage, bridge or mezzanine loans, or participations in such loans, to the extent our advisor determines that it is advantageous for us to do so. However, if we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, interest rate changes, rezoning, and failure by the borrower to maintain the property. If there are defaults under these loans, we may not be able to repossess and sell quickly any properties securing such loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan, which could reduce the value of our investment in the defaulted loan. In addition, investments in mezzanine loans involve a higher degree of risk than long-term senior mortgage loans secured by income-producing real property because the investment may become unsecured as a result of foreclosure on the underlying real property by the senior lender.

We may invest in various types of real estate-related securities.

Aside from investments in real estate, we are permitted to invest in real estate-related securities, including securities issued by other real estate companies, CMBS, mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests, and we may invest in real estate-related securities of both publicly traded and private real estate companies. We are focused, however, on acquiring interests in retail and other income-producing properties. We may not have the expertise necessary to maximize the return on our investment in real estate-related securities. If our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slow down or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans, the risks of the securitization process and dislocations in the mortgage-backed securities market in general.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. CMBS are issued by investment banks, not financial institutions, and are not insured or guaranteed by the U.S. government.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

The value of any CMBS in which we invest may be negatively impacted by any dislocation in the mortgage-backed securities market in general. Currently, the mortgage-backed securities market is suffering from a severe dislocation created by mortgage pools that include sub-prime mortgages secured by residential real estate. Sub-prime loans often have high interest rates and are often made to borrowers with credit scores that would not qualify them for prime conventional loans. In recent years, banks made a great number of the sub-prime residential mortgage loans with high interest rates, floating interest rates, interest rates that reset from time to time, and/or interest-only payment features that expire over time. These terms, coupled with rising interest rates, have caused an increasing number of homeowners to default on their mortgages. Purchasers of mortgage-backed securities collateralized by mortgage pools that include risky sub-prime residential mortgages have experienced severe losses as a result of the defaults and such losses have had a negative impact on the CMBS market.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

Morris, Manning & Martin, LLP, our legal counsel, will render an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2012, or the first year in which we commence material operations, and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2012, or the first year in which we commence material operations. This opinion is based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review our operations or compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion will represent Morris, Manning & Martin, LLP’s legal judgment based on the law in effect as of the date of this prospectus. Morris, Manning & Martin, LLP’s opinion is not binding on the Internal Revenue Service or the courts and we will not apply for a ruling from the Internal Revenue Service regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to you because of the additional tax liability. In addition, distributions to you would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Our failure to qualify as a REIT would adversely affect the return on your investment.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. The Internal Revenue Service could challenge our characterization of certain leases in any such sale-leaseback transactions as “true leases,” which allows us to be treated as the owner of the property for federal income tax purposes. In the event that any sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax free return of capital. In addition, you will be treated, for tax purposes, as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003, amended in 2005 and extended by the Tax Relief Unemployment Insurance Reauthorization, and Job Creation Act of 2010, generally reduces the maximum U.S. federal income tax rate for distributions payable by corporations to domestic stockholders that are individuals, trusts or estates to 15% prior to 2013. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Our distributions will be taxed as ordinary income at the non-preferential rate, to the extent they are from our current or accumulated earnings and profits. To the extent distributions exceed our current or accumulated earnings and profits, they will be treated first as a tax free return of capital, reducing the tax basis in each U.S. stockholder’s shares (but not below zero), then the distributions will be taxed as gain from the sale of shares. You should discuss the difference in treatment of REIT distributions and regular corporate distributions with your tax advisor.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available to us for distribution to you.

We intend to maintain the status of CCPT IV OP, our operating partnership, as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of our operating partnership as an entity taxable as a partnership, CCPT IV OP would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This could also result in our losing REIT status, and becoming subject to a corporate level tax on our income. This would substantially reduce the cash available to us to make distributions to you and the return on your investment. In addition, if any of the partnerships or limited liability companies through which CCPT IV OP owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a re-characterization of an underlying property owner also could threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership or at the level of the other entities through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Legislative or regulatory action could adversely affect the returns to our investors.

Changes to the tax laws are likely to occur, and such changes may adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law and treasury regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005 and in 2010. One of the changes affected by that legislation generally reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15% prior to 2013. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” that other corporations are typically subject to.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed, for federal income tax purposes, as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To continue to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to pay distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution. Complying with the REIT requirements may cause us to forego otherwise attractive opportunities. In addition, we may be required to liquidate otherwise attractive investments in order to comply with the REIT requirements. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA) on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock. See the “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of Our Shares by a Non-U.S. Stockholder” section of this prospectus.

For qualified accounts, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, it is possible that you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested. In order to avoid triggering additional taxes and/or penalties, if you intend to invest in our shares through pension or profit-sharing trusts or IRAs, you should consider additional factors.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a more complete discussion of the foregoing risks and other issues associated with an investment in shares by retirement plans, see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the maximum offering of 300,000,000 shares of common stock pursuant to this offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming a maximum offering, we expect that approximately 88.1% of the money that stockholders invest (86.8% in a minimum offering or 86.7% if no shares are sold pursuant to our distribution reinvestment plan) will be used to purchase real estate or other real estate-related investments, while the remaining approximately 11.9% (13.2% in a minimum offering or 13.3% if no shares are sold pursuant to our distribution reinvestment plan) will be used for working capital, and to pay costs of the offering, including selling commissions and the dealer manager fee, and fees and expenses of our advisor in connection with acquiring properties. Proceeds used to purchase real estate or other real estate-related investments include proceeds used to repay any indebtedness incurred in respect of such purchases. We may pay distributions from proceeds raised in this offering in anticipation of future cash flows, and we have not placed a limit on the amount of net proceeds we may use to pay distributions.

	Minimum Offering		Maximum Offering		Maximum Offering
	(Not Including Distribution		(Including Distribution		(Not Including Distribution
	Reinvestment Plan)(1)		Reinvestment Plan)(2)		Reinvestment Plan)(3)
	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,500,000	100%	$2,975,000,000	100%	$2,500,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee(4)	225,000	9.0%	225,000,000	7.6%	225,000,000	9.0%
Other Organization and Offering Expenses(5)	50,000	2.0%	59,500,000	2.0%	50,000,000	2.0%

Amount Available for Investment(6)	2,225,000	89.0%	2,690,500,000	90.4%	2,225,000,000	89.0%
Acquisition and Development:
Acquisition Fee(7)	43,372	1.7%	52,446,394	1.8%	43,372,320	1.8%
Acquisition Expenses(8)	10,843	0.4%	13,111,598	0.4%	10,843,080	0.4%
Initial Working Capital Reserve(9)	2,169	0.1%	2,622,320	0.1%	2,168,616	0.1%

Amount Invested in Assets(10)	$2,168,616	86.8%	$2,622,319,688	88.1%	$2,168,615,984	86.7%

(1)	Assumes the sale to the public of 250,000 shares at $10.00 per share pursuant to the primary offering and no shares sold pursuant to the distribution reinvestment plan.

(2)	Assumes the sale to the public of 250,000,000 shares at $10.00 per share pursuant to the primary offering and 50,000,000 shares at $9.50 per share pursuant to the distribution reinvestment plan. In the event that stockholders redeem shares pursuant to our share redemption program, the redemptions will be paid using proceeds from the sale of shares pursuant to our distribution reinvestment plan. Accordingly, the amount of proceeds from the maximum offering, including the distribution reinvestment plan, that is used to purchase real estate and other real estate-related assets, and to pay acquisition-related fees and expenses, will be reduced to the extent that proceeds from our distribution reinvestment plan are used to pay redemptions.

(3)	Assumes the sale to the public of 250,000,000 shares at $10.00 per share pursuant to the primary offering and no shares sold pursuant to the distribution reinvestment plan.

(4)	Includes selling commissions equal to 7% of the gross proceeds of our primary offering, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2% of the gross proceeds of our primary offering, both of which are payable to the dealer manager, an affiliate of our advisor. The dealer manager will reallow 100% of the selling commissions to participating broker-dealers. In addition, the dealer-manager, in its sole discretion, may reallow to broker-dealers participating in this offering up to all of its dealer manager fee as marketing fees and due diligence expense allowance based on such factors as the number of shares sold by the participating broker-dealer, the participating broker-dealer’s level of marketing support, and bona fide conference fees incurred, each as compared to those of the other participating broker-dealers. We will not pay a selling commission or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan. The amount of selling commissions may be reduced under certain circumstances for volume discounts and other types of sales. Furthermore, we may increase the dealer manager fee to 3% of the gross proceeds of our primary offering for purchases made through certain selected dealers, in which event the selling commission would be reduced to 6% of the gross proceeds of our primary offering for those purchases. See the “Plan of Distribution” section of this prospectus for a description of such provisions.

(5)	Assuming we raise the maximum offering amount, we expect to reimburse our advisor up to $25,000,000 (0.8% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover offering expenses that are deemed to be underwriting expenses, and we expect to reimburse our advisor up to $34,500,000 (1.2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover non-underwriting organization and offering expenses. These organization and offering expenses consist of all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including (i) our legal, accounting, printing, mailing and filing fees, charges of our transfer agent for account set up fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by our participating broker-dealers and (iii) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs, including (a) payments made to participating broker-dealers for performing these services, (b) the dealer-manager’s wholesaling commissions, salaries and expense reimbursements, (c) the dealer manager’s due diligence costs and legal fees and (d) costs associated with business entertainment, logoed items and sales incentives. Expenses to educational conferences and retail seminars described in (ii) above, expenses relating to our dealer-manager’s wholesaling costs and payments to participating broker-dealers described in (iii) above and expenses described in (iii)(b) and (iii)(c) above will constitute underwriting compensation, subject to the underwriting limit of 10% of the gross proceeds of our primary offering.

In no event will total organization and offering expenses, including selling commissions, the dealer manager fee and reimbursement of other organization and offering expenses, exceed 15% of the gross proceeds of this offering, including proceeds from sales of shares under our distribution reinvestment plan.

(6)	Until required in connection with the acquisition of real estate or other real estate-related investments, substantially all of the net proceeds of this offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(7)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties, or the making or investing in loans or other real estate-related investments. We will pay our advisor acquisition fees up to a maximum amount of 2% of the contract purchase price of each property or asset acquired. With respect to a development or a redevelopment project, we will pay our advisor an acquisition fee of 2% of the amount expended on such project. For purposes of this table, we have assumed that the aggregate contract purchase price for our assets will be an amount equal to the estimated amount invested in assets. With respect to any loan we originate or acquire, we will pay our advisor an acquisition fee of 2% of the amount of the loan. For purposes of this table, we also have assumed that no financing is used to acquire properties or other real estate assets. We may incur additional fees, such as real estate commissions, development fees, construction fees, non-recurring management fees, loan fees or points, or any fee of a similar nature. Acquisition fees do not include acquisition expenses.

(8)	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. For purposes of this table, we have assumed average expenses of 0.5% of the estimated amount invested in assets; however, expenses on a particular acquisition may be higher. Acquisition expenses are not included in the contract purchase price of an asset. Notwithstanding the foregoing, the total of all acquisition expenses and acquisition fees paid by any party to any party, including any real estate commission, selection fee, development fees paid to an affiliate of our advisor, construction fee paid to an affiliate of our advisor, non-recurring management fee, loan fees or point or any fee of a similar nature, payable with respect to a particular property or investment shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property, or in the case of a mortgage loan 6% of the funds advanced, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.

(9)	Working capital reserves typically are utilized for extraordinary expenses that are not covered by revenue generated by the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. Because we expect most of our leases will be triple net or double net leases, as described elsewhere herein, we do not expect to maintain significant working capital reserves.

(10)	Includes amounts anticipated to be invested in properties net of organization and offering expenses, acquisition fees and expenses and initial working capital reserves.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have retained CR IV Advisors as our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of directors’ supervision. Our charter has been reviewed and ratified by our board of directors, including a majority of the independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.

Our charter and bylaws will provide that the number of directors on our board of directors may be established by a majority of the entire board of directors, but may not be more than 15, nor, upon and after the commencement of this offering, fewer than three; provided, however, that there may be fewer than three directors at any time that we have only one stockholder of record. Our charter will provide, in general, that, upon and after commencement of this offering, a majority of the directors must be independent directors. An “independent director” is a person who is not, and within the last two years has not been, directly or indirectly associated with us or any of our affiliates or with our sponsor, our advisor or any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, (2) employment by us, our sponsor our advisor or any of our or their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, (4) performance of services, (5) service as a director of more than three REITs organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. Each director deemed to be independent pursuant to our charter also will be independent in accordance with the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of our independent directors must have at least three years of relevant real estate experience.

Each director will serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. None of the members of our board of directors, nor our advisor, nor any of their affiliates, may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares owned by members of our board of directors and their respective affiliates will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter and bylaws.

Our directors will not be required to devote all of their time to our business and only are required to devote the time to our affairs as their duties require. Our directors meet quarterly, in person or by teleconference, or more frequently if necessary. Consequently, in the exercise of their responsibilities, the directors will rely heavily on our advisor and on information provided by our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our advisor will take these suggestions into consideration when structuring transactions.

In addition, our board of directors is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interests of the stockholders. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. The independent directors also will be responsible for reviewing the performance of our advisor and determining, from time to time and at least on an annual basis, that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. The independent directors will consider such factors as they deem relevant, including:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, and servicing, engineering, inspection and other fees, whether such amounts are paid by us or others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account.

The advisory agreement has a one-year term and may be renewed for an unlimited number of successive one-year periods. Either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. Fees payable to our advisor pursuant to the advisory agreement, including any fees that may be paid upon termination of the advisory agreement, are described below under the caption “— The Advisory Agreement” and the section of this prospectus captioned “Management Compensation.”

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any director or any of their respective affiliates, or (2) any transaction between us and our advisor, any director or any of their respective affiliates. In determining the requisite percentage in interest required to approve such a matter, shares owned by our advisor and its affiliates will not be included.

Committees of our Board of Directors

Our entire board of directors will be responsible for supervising our entire business. However, our bylaws provide that our board of directors may establish such committees as our board of directors believes appropriate and in our best interests. Our board of directors will appoint the members of the committee in our board of directors’ discretion. Our charter and bylaws require that a majority of the members of each committee of our board of directors is comprised of independent directors.

Audit Committee

Our board of directors has established an audit committee consisting of J. Marc Myers and Scott P. Sealy, Sr., our independent directors. Mr. Sealy serves as chairman of the audit committee. The audit committee, by approval of at least a majority of its members, will select the independent registered public accounting firm to audit our annual financial statements, review with the independent registered public accounting firm the plans and results of the audit engagement, approve the audit and non-audit services provided by the independent registered public accounting firm, review the independence of the independent registered public accounting firm, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

Our board of directors has elected Christopher H. Cole to serve as our chief executive officer and president and D. Kirk McAllaster, Jr. to serve as our executive vice president, chief financial officer and treasurer. Although most of the services Mr. McAllaster provides to our company are in his role as an executive officer of our advisor, both Messrs. Cole and McAllaster have certain duties in their capacities as executive officers of our company arising from Maryland corporate law, our charter and bylaws. We do not directly compensate Messrs. Cole or McAllaster for their services as executive officers of our company, nor do we reimburse our advisor or any affiliate of our advisor for their salaries or benefits. We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)

Christopher H. Cole	59	Chairman of the Board of Directors, Chief Executive Officer and President
D. Kirk McAllaster, Jr.	45	Executive Vice President, Chief Financial Officer and Treasurer
J. Marc Myers	64	Independent Director
Scott P. Sealy, Sr.	65	Independent Director

*	As of January 24, 2012.

Christopher H. Cole has served as our chairman, chief executive officer and president since our formation in July 2010. He served as the chief executive officer and president of CR IV Advisors, our advisor, from its formation in July 2010 until June 2011. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust, Inc. (CCPT I) since its formation in March 2004. He served as the chief executive officer of Cole REIT Advisors, LLC (CCPT I Advisors) from its formation in April 2004 until June 2011, and as its president from April 2004 until March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust II, Inc. (CCPT II) since its formation in September 2004. He served as the chief executive officer of Cole REIT Advisors II, LLC (CCPT II Advisors) from its formation in September 2004 until June 2011, and as its president from September 2004 until March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chairman, chief executive officer and president of CCPT III since its formation in January 2008. He served as the chief executive officer of Cole REIT Advisors III, LLC (CCPT III Advisors) from its formation in January 2008 until June 2011, and as its president from January 2008 until April 2010 and as its treasurer from January 2008 until September 2008. He has served as the chairman, chief executive officer and president of CCIT since its formation in April 2010. He served as the chief executive officer of Cole Corporate Income Advisors, LLC (Cole Corporate Income Advisors) from its formation in April 2010 until June 2011. Mr. Cole has served as the chairman, chief executive officer and president of Cole Income NAV Strategy since its formation in July 2010. He served as the chief executive officer of Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC (Cole Income NAV Strategy Advisors) from its formation in July 2010 until June 2011.

Mr. Cole has been the sole shareholder and treasurer of Cole Holdings Corporation, the parent company of our advisor and affiliates, since its formation in August 2004, has served as its chairman and secretary since October 2007, and previously served as its chief executive officer from August 2004 until June 2011 and as its president from August 2004 until April 2010. Mr. Cole has also been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. Mr. Cole has served as the treasurer of Cole Realty Advisors since its formation in November 2002, and previously served as its chief executive officer from December 2002 until June 2011, as its president from November 2002 until March 2007 and from October 2007 until September 2009, and as its secretary from November 2002 until December 2002. Mr. Cole has served as the treasurer of Cole Capital Partners since January 2003, and previously served as its chief executive officer from January 2003 until June 2011, and as its president from January 2003 to March 2007 and from October 2007 until April 2010. Mr. Cole has served as the treasurer of Cole Capital Advisors since its formation in November 2002, and previously served as its chief executive officer from December 2002 until June 2011, as its president from November 2002 until March 2007 and from October 2007 until April 2010, and as secretary from November 2002 until December 2002.

Mr. Cole has served as the chief executive officer and treasurer of the Cole Growth Opportunity Fund I GP, LLC since its formation in March 2007. Mr. Cole served as the executive vice president and treasurer of Cole Capital Corporation from December 2002 until January 2008. Mr. Cole has been the sole director of Cole Capital Corporation since December 2002. Mr. Cole was selected to serve as a director of our company because he is the chief executive officer of our company, and Mr. Cole’s experience and relationships in the non-listed REIT and real estate industries, along with his knowledge of the Cole Real Estate Investments organization, are believed to provide significant value to the board of directors.

D. Kirk McAllaster, Jr. has served as our executive vice president, chief financial officer and treasurer since our formation in July 2010. He also has served as executive vice president and chief financial officer (REITs and real estate funds) of CR IV Advisors since January 2012 and as its executive vice president and chief financial officer from its formation in July 2010 until January 2012. Mr. McAllaster has also served as executive vice president and chief financial officer of CCPT I and CCPT II since October 2007, as the treasurer of each since May 2011, and has been a member of the board of directors of CCPT I since May 2008. He has served as executive vice president, chief financial officer and treasurer of CCPT III since its formation in January 2008, and served as its secretary from January 2008 to November 2010. He has served as executive vice president and chief financial officer (REITs and real estate funds) of CCPT I Advisors and CCPT II Advisors since January 2012, and previously served as executive vice president and chief financial officer of each from March 2007 until January 2012, and as vice president, finance of each from December 2005 until March 2007. He also has served as executive vice president and chief financial officer (REITs and real estate funds) of CCPT III Advisors since January 2012 and as its executive vice president and chief financial officer from its formation in January 2008 until January 2012. He has served as executive vice president, chief financial officer, and treasurer of CCIT since its formation in April 2010 and served as its secretary from April 2010 until August 2010 and from January 2011 until March 2011. He has served as executive vice president and chief financial officer (REITs and real estate funds) of Cole Corporate Income Advisors since January 2012 and as its executive vice president and chief financial officer from its formation in April 2010 until January 2012. He has served as the executive vice president, chief financial officer and treasurer of Cole Income NAV Strategy since its formation in July 2010. He has served as executive vice president and chief financial officer (REITs and real estate funds) of Cole Income NAV Strategy Advisors since January 2012 and as its executive vice president and chief financial officer from its formation in July 2010 until January 2012. Mr. McAllaster has served as executive vice president and chief financial officer (REITs and real estate funds) of Cole Realty Advisors since January 2012 and as its treasurer since September 2009, and previously served as executive vice president and chief financial officer from March 2007 until January 2012. Mr. McAllaster has served as executive vice president and chief financial officer (REITs and real estate funds) of Cole Capital Partners and Cole Capital Advisors since January 2012, and previously served as executive vice president and chief financial officer of each from March 2007 until January 2012 and as vice president, finance of each from December 2005 until March 2007. Prior to joining Cole Real Estate Investments in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 20 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a B.S. degree from California State Polytechnic University — Pomona with a major in Accounting. He is a Certified Public Accountant licensed in the states of Arizona and Tennessee and is a member of the American Institute of CPAs and the Arizona Society of CPAs.

J. Marc Myers has served as an independent director since January 2012. Mr. Myers co-founded Myers & Crow Company, Ltd., a real estate development company, in 1994, and is a partner of that firm. Prior to that, Mr. Myers spent 23 years with Trammell Crow Company, where he was chief executive officer of the Dallas Industrial Division and a member of its management board. Mr. Myers is active in a number of real estate organizations and is a member of the Dallas Real Estate Developer Hall of Fame. In addition, Mr. Myers serves on the board of directors for the Baylor Health Care System Foundation. He is a recent past chairman of the McCombs School of Business Advisory Council. He also has served on the boards of the Children’s Medical Center of Dallas, Special Camps for Special Kids and the University of Texas at Austin’s Commission of 125. Mr. Myers received a B.B.A and an M.B.A. from the University of Texas at Austin. After receiving his degrees, Mr. Myers served in the U.S. Army as a Second Lieutenant. Mr. Myers was selected to serve as a director of our company because of his significant leadership experience in the real estate industry, which is expected to bring valuable insight to the board of directors.

Scott P. Sealy, Sr. has served as an independent director since January 2012. Mr. Sealy also serves as a director of CCPT III, a position he has held since October 2008. Mr. Sealy has been a principal of Sealy & Company, Incorporated, a real estate and investment company, since 1968 and has served as chairman of its board of directors since February 2000. Mr. Sealy provides strategic planning and business development for the company, which is in the business of acquisitions, repositioning and ground-up development of regional distribution and industrial facilities. During his tenure, Sealy & Company, Incorporated and its affiliates have acquired or developed and sold over $1 billion of industrial real estate totaling approximately 31 million square feet. In 2008, Sealy & Company, Incorporated entered into a $200 million joint venture with California State Teachers’ Retirement System (CalSTRS). The joint venture, named SeaCal, pursues the acquisition and development of value-added industrial and office properties. Mr. Sealy is a member of the Society of Industrial and Office Realtors and has served as a chapter president, a member of its national board of directors, and a member of its strategic planning committee. Mr. Sealy was selected to serve as a director of our company because of his significant real estate and leadership experience as a fiduciary to other real estate programs. Our board of directors believes that this experience will assist the board of directors in its strategic and operational initiatives.

Duties of Independent Directors

In accordance with the NASAA REIT Guidelines, a majority of our independent directors generally must approve corporate actions that directly relate to the following:

•	any transfer or sale of our sponsor’s initial investment in us; provided, however, our sponsor may not sell its initial investment while it remains our sponsor, but our sponsor may transfer the shares to an affiliate;

•	the duties of our directors, including ratification of our charter, the written policies on investments and borrowing, the monitoring of administrative procedures, investment operations and our performance and the performance of our advisor;

•	the advisory agreement;

•	liability and indemnification of our directors, advisor and its affiliates;

•	fees, compensation and expenses, including organization and offering expenses, acquisition fees and acquisition expenses, total operating expenses, real estate commissions on the resale of property, incentive fees, and advisor compensation;

•	any change or modification of our statement of objectives;

•	real property appraisals;

•	our borrowing policies;

•	annual and special meetings of stockholders;

•	election of our directors; and

•	our distribution reinvestment plan.

Compensation of Directors

We intend to pay to each of our independent directors a retainer of $50,000 per year, plus an additional retainer of $7,500 to the chairman of the audit committee. We also intend to pay $2,000 for each meeting of our board of directors or committee thereof the director attends in person ($2,500 for the attendance in person by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there is a meeting of our board of directors and one or more committees thereof in a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairperson of the audit committee if there is a meeting of such committee). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of directors. Independent directors will not be reimbursed by us, our sponsor, our advisor or any of their affiliates for spouses’ expenses to attend events to which spouses are invited. If a non-independent director is also an employee of our company or our advisor or their affiliates, we will not pay compensation for services rendered as a director. We will not compensate Mr. Cole for his service to us on the board of directors.

Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents

We are permitted to limit the liability of our directors and officers, and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law and the NASAA REIT Guidelines. Our charter contains a provision that eliminates directors’ and officers’ liability for money damages, requires us to indemnify and, in certain circumstances, advance expenses to our directors, officers, our advisor and its affiliates and permits us to indemnify and advance expenses to our employees and agents, subject to the limitations of Maryland law and the NASAA REIT Guidelines. To the extent that our board of directors determines that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred by them in connection with any proceeding unless it is established that:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•	in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us or for a judgment of liability on the basis that personal benefit was improperly received (although in either case a court may order indemnification solely for expenses).

In addition to the above limitations of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them or hold harmless our directors or our advisor and its affiliates for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the directors, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of non-independent directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We also will agree to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to our stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against our officers and directors. The Maryland General Corporation Law permits us to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

The Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, our advisor or its affiliates and any persons acting as a broker-dealer participating in the sale of our securities will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) our directors, our advisor or our advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) our directors, our advisor or our advisor’s affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

The Advisor

Our advisor is CR IV Advisors, a Delaware limited liability company that was formed on July 27, 2010, and is an affiliate of our sponsor, Cole Real Estate Investments. Whereas CR IV Advisors was formed solely for the purpose of managing our company and has no prior operating history, certain employees within the Cole Real Estate Investments organization, which employed over 275 persons as of the date of this prospectus, perform the services required to manage our operations. These employees include the members of our advisor’s real estate management team. Our advisor has contractual and fiduciary responsibility to us and our stockholders. Our advisor is wholly-owned indirectly by Christopher H. Cole.

The officers and key personnel of our advisor or certain affiliates are as follows:

Name	Age*	Position(s)

Marc T. Nemer	39	Chief Executive Officer and President
Jeffrey C. Holland	40	Executive Vice President and Head of Capital Markets
Chong P. Huan	54	Executive Vice President and Chief Technology Officer
Indraneel Karlekar	39	Executive Vice President and Chief Investment Strategist
Stephan Keller	44	Executive Vice President and Chief Financial Officer
D. Kirk McAllaster, Jr.	45	Executive Vice President and Chief Financial Officer (REITs and Real Estate Funds)
John M. Pons	48	Executive Vice President, Secretary and General Counsel, Real Estate
Thomas W. Roberts	53	Executive Vice President and Managing Director of Real Estate
Mitchell A. Sabshon	59	Executive Vice President and Chief Operating Officer
Kim S. Kundrak	55	Chief Acquisitions Officer—Single Tenant Retail

*	As of January 24, 2012.

The background of Mr. McAllaster is described in the “— Executive Officers and Directors” section above. Below is a brief description of the other executive officers and key employees of CR IV Advisors.

Marc T. Nemer has served as chief executive officer of our advisor since June 2011 and as its president since its formation in July 2010. Since May 2010, Mr. Nemer has served as a member of the boards of directors of CCPT I and CCPT III; since January 2011, he has served as a member of the board of directors of CCIT; and since January 2012, he has served as a member of the board of directors of Cole Income NAV Strategy. Mr. Nemer has served as chief executive officer of Cole Holdings Corporation since June 2011 and its president since April 2010. He has served as the president, secretary and treasurer of Cole Capital Corporation since January 2008. Mr. Nemer has served as chief executive officer of Cole Capital Advisors since June 2011 and as its president since April 2010, and previously served as its executive vice president and managing director of capital markets from March 2008 to April 2010, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008, as its vice president, legal services and compliance from March 2007 until October 2007 and as its legal counsel from February 2006 to March 2007. He has served as chief executive officer of Cole Capital Partners since June 2011 and its president since April 2010, and previously served as its as its executive vice president and managing director of capital markets from March 2008 to April 2010, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008 and as its vice president, legal services and compliance from March 2007 until October 2007. Mr. Nemer has served as chief executive officer of CCPT I Advisors and CCPT II Advisors since June 2011 and as president of each since April 2010, and previously served as executive vice president and managing director of capital markets of each from March 2008 until April 2010, and as executive vice president, securities and regulatory affairs of each from October 2007 until March 2008. He has served as chief executive officer of CCPT III Advisors since June 2011 and its president since April 2010, and previously served as executive vice president and managing director of capital markets from September 2008 until April 2010, and as executive vice president, securities and regulatory affairs from its formation in January 2008 until September 2008. Mr. Nemer has served as the chief executive officer of Cole Income NAV Strategy Advisors since June 2011 and as its president since its formation in July 2010. He also has served as chief executive officer of Cole Corporate Income Advisors since June 2011 and its president since its formation in April 2010. Mr. Nemer has served as chief executive officer for Cole Realty Advisors since June 2011, and previously served as its executive vice president and managing director of capital markets from March 2008 to June 2011, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008, and as its vice president, legal services and compliance from March 2007 until October 2007. Prior to joining Cole Real Estate Investments, Mr. Nemer was an attorney with the international law firm Latham & Watkins LLP, where he specialized in securities offerings (public and private), corporate governance, and mergers and acquisitions from July 2000 until February 2006. Prior to that, Mr. Nemer worked at the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked as an attorney in a similar capacity from August 1998 until July 2000. Mr. Nemer earned a J.D. from Harvard Law School in 1998 and a B.A. from the University of Michigan in 1995.

Jeffrey C. Holland has served as executive vice president and head of capital markets of CR IV Advisors since January 2011. In this role, he provides strategic direction and oversees external and internal sales, marketing, broker-dealer relations, due diligence and securities operations. He also serves as executive vice president and head of capital markets of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, Cole Corporate Income Advisors and Cole Income NAV Strategy Advisors. Prior to joining Cole Real Estate Investments in December 2010, Mr. Holland held several roles at BlackRock, Inc.’s U.S. retail division, an asset management business focused on financial advisor-intermediated distribution channels, including chief operating officer from 2008 to 2010 and co-head of product development and management from 2006 to 2008. Prior to joining BlackRock, Mr. Holland served as vice president, consulting services, for Raymond James & Associates from 2003 to 2006. Mr. Holland served at Capital Resource Advisors from 1999 to 2003, most recently as director in the Business Strategies Group. From 1996 to 1999, he worked as an engagement manager for McKinsey & Company, Inc. Mr. Holland earned a J.D. from Harvard Law School and a B.A. from the University of Puget Sound.

Chong P. Huan has served as executive vice president and chief technology officer of CR IV Advisors since January 2011. In this role, he is responsible for oversight of all technology operations, including infrastructure and application development, strategic planning and information management. He also serves as executive vice president and chief technology officer of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, Cole Corporate Income Advisors and Cole Income NAV Strategy Advisors. Prior to joining Cole Real Estate Investments, Mr. Huan served as principal and founder of CIR Solutions LLC, an information technology consulting firm, from 2009 to 2010. Mr. Huan served as chief technology officer and managing director for Citi Global Investment Research from 2007 to 2009. Prior to joining Citi Global Investment Research, he served as senior information officer and vice president of AIG Investment in 2007, chief information officer and senior managing director of New York Life Investment Management from 2000 to 2006, and head of information technology in the Americas with UBS Private Banking and Asset Management from 1996 to 2000. Mr. Huan holds an Executive Masters in technology management from The Wharton School, University of Pennsylvania and an M.B.A. from Northeastern

University, and received a B.S. in engineering with honors from Oxford, U.K. He is also a Moore Fellow at the University of Pennsylvania’s School of Engineering and Applied Sciences.

Indraneel Karlekar has served as executive vice president and chief investment strategist of CR IV Advisors since May 2011. In this role, he is responsible for leading our advisor’s real estate investment strategy and continually enhancing Cole Real Estate Investments’ product offerings. He also works on a broad range of initiatives across the Cole Real Estate Investments organization, including serving as the firm’s economist. Mr. Karlekar also serves as executive vice president and chief investment strategist of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, Cole Corporate Income Advisors and Cole Income NAV Strategy Advisors. Prior to joining Cole Real Estate Investments in May 2011, Mr. Karlekar was head of global research and strategy at ING Clarion Real Estate Securities/ING Clarion Partners from 2003 through April 2011, where he was a member of the firm’s investment team and head of its asset allocation committee. Mr. Karlekar served as vice president and head of research of AIG Global Real Estate in 2003, and as a senior analyst — Asia-Pacific for The Economist Intelligence Unit (Economist Group) from 1999 to 2003. Mr. Karlekar received his Ph.D. in Economic Geography and his M.Phil. in International Relations from the University of Cambridge, England; an M.A. in International History from Jawaharlal Nehru University, New Delhi, India; and a B.A. in Global History from St. Stephen’s College in New Delhi, India.

Stephan Keller has served as executive vice president and chief financial officer of our advisor since January 2012. In this role, he is responsible for leading our advisor’s accounting and reporting functions. He also focuses on corporate strategy, corporate business planning, treasury, controls and corporate financing activities. Mr. Keller also serves as executive vice president and chief financial officer of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, Cole Corporate Income Advisors and Cole Income NAV Strategy Advisors. Prior to joining Cole Real Estate Investments as executive vice president and chief financial officer in November 2011, Mr. Keller worked for UBS AG from 1992 to 2011, including serving as vice chairman, investment banking of the Financial Institutions Group from 2010 to 2011, group treasurer from 2006 to 2010, chief risk officer of UBS Investment Bank from 2004 to 2006 and chief risk officer for the U.S. Wealth Management business from 2002 to 2004. Mr. Keller received his M.B.A. from the University of St. Gallen, Switzerland.

John M. Pons has served as the executive vice president and general counsel, real estate of CR IV Advisors since its formation in July 2010, and as its secretary since January 2011. Mr. Pons served as secretary for CCPT I from March 2004 to January 2011, and was a member of its board of directors from March 2004 until May 2010. He has served as executive vice president, general counsel and secretary of CCPT I Advisors since September 2008, and previously served as executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as senior vice president and general counsel from December 2005 until March 2007, as senior vice president and counsel from August 2005 until December 2005, and as vice president, counsel and secretary from March 2004 until August 2005. Mr. Pons served as secretary of CCPT II from its formation in September 2004 until November 2010. He served as a member of CCPT II’s board of directors from September 2004 until November 2004. Mr. Pons has served as executive vice president and general counsel of CCPT II Advisors since September 2008 and as its secretary since January 2011, and previously served as executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as senior vice president and general counsel from December 2005 until March 2007, as senior vice president and counsel from August 2005 until December 2005, and as vice president, counsel and secretary from September 2004 until August 2005. Mr. Pons has served as executive vice president and general counsel of CCPT III Advisors since its formation in January 2008 and as its secretary since January 2011, and previously served as its chief operating officer from January 2008 until May 2008. He has served as executive vice president and general counsel, real estate of Cole Corporate Income Advisors since its formation in April 2010 and as its secretary since January 2011. Mr. Pons has served as executive vice president and general counsel, real estate of Cole Income NAV Strategy Advisors since July 2010, and as its secretary since January 2011. Mr. Pons has served as executive vice president, general counsel and secretary of Cole Realty Advisors since September 2008, and previously served as executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as executive vice president, chief operating officer and general counsel from March 2007 until October 2007, and as senior vice president from January 2006 until March 2007. He has served as executive vice president, general counsel and secretary of Cole Capital Partners and Cole Capital Advisors since September 2008, and previously served for each as executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as executive vice president, chief operating officer and general counsel from March 2007 until October 2007, as senior vice president and general counsel from December 2005 until March 2007, as senior vice president and counsel from August 2005 until December 2005, and as vice president and counsel from September 2003 until August 2005. Prior to joining Cole Real Estate Investments in September 2003, Mr. Pons was an associate general counsel and assistant secretary with GE Capital Franchise Finance Corporation from December 2001. Before attending law school, Mr. Pons was a Captain in the United States Air Force where he served from 1988 until 1992. Mr. Pons received a B.S. degree in Mathematics from Colorado State University and a M.S. degree in Administration from Central Michigan University before earning his J.D. (Order of St. Ives) in 1995 at the University of Denver.

Thomas W. Roberts has served as executive vice president and managing director of real estate of CR IV Advisors since July 2010. He has served as president of Cole Realty Advisors since September 2009. He has served as executive vice president and managing director of real estate of CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, Cole Capital Partners and Cole Capital Advisors since September 2009. He has served as executive vice president and managing director of real estate of Cole Corporate Income Advisors since its formation in April 2010, and of Cole Income NAV Strategy Advisors since July 2010. Prior to joining Cole Real Estate Investments, Mr. Roberts served as president and chief executive officer of Opus West Corporation, a Phoenix-based real estate developer, from March 1993 until May 2009. Mr. Roberts also worked as vice president, real estate development for the Koll Company from 1986 until 1990. In July 2009, Opus West Corporation filed for Chapter 11 bankruptcy protection. Mr. Roberts received a B.S. from Arizona State University. Mr. Roberts has been active in many professional and community organizations including the Greater Phoenix Economic Council, International Council of Shopping Centers, National Association of Industrial and Office Properties, Young Presidents Organization, Urban Land Institute, Phoenix Boys and Girls Club, and Xavier College Preparatory Board of Trustees.

Mitchell A. Sabshon has served as executive vice president and chief operating officer of CR IV Advisors since January 2011. In this role, he is responsible for corporate finance, asset management, property management, leasing and high yield portfolio management. He also works on a broad range of initiatives across the Cole Real Estate Investments organization, including issues pertaining to corporate and portfolio strategy, product development and systems. He also serves as executive vice president and chief operating officer of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, Cole Corporate Income Advisors and Cole Income NAV Strategy Advisors. Prior to joining Cole Real Estate Investments in November 2010, Mr. Sabshon served as managing partner and chief investment officer of EndPoint Financial LLC, an advisory firm providing acquisition and finance advisory services to equity investors, from 2008 to 2010. Mr. Sabshon served as chief investment officer and executive vice president of GFI Capital Resources Group, Inc., a national owner-operator of multifamily properties, from 2007 to 2008. Prior to joining GFI, Mr. Sabshon served with Goldman Sachs & Company from 2004 to 2007 and from 1997 to 2002 in several key strategic roles, including president and chief executive officer of Goldman Sachs Commercial Mortgage Capital and head of the Insurance Client Development Group. From 2002 to 2004, Mr. Sabshon was executive director of the U.S. Institutional Sales Group at Morgan Stanley. Mr. Sabshon held various positions at Lehman Brothers Inc. from 1991 to 1997, most recently as senior vice president in the Real Estate Investment Banking Group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the Real Estate Structured Finance group of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Sabshon received his J.D. from Hofstra University School of Law and a B.A. from George Washington University.

Kim S. Kundrak has served as senior vice president and chief acquisitions officer-single tenant retail of CR IV Advisors since July 2010. He has served as senior vice president and chief acquisitions officer-single tenant retail of CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, Cole Realty Advisors, Cole Capital Partners and Cole Capital Advisors since September 2009 and of Cole Income NAV Strategy Advisors since July 2010. Prior to joining Cole, he worked for Realty Income Corporation, a publicly traded REIT from July 1996 until November 2008, serving as senior vice president, portfolio acquisitions from January 2000 until November 2008 and as vice president, portfolio acquisitions from July 1996 until December 1999. Prior to joining Realty Income, Mr. Kundrak worked at Burnham Pacific Properties, Inc. from April 1987 until October 1995. During his tenure at Burnham Pacific Properties, he held various positions, including senior vice president, chief financial officer and vice president, asset management. Mr. Kundrak also served as a real estate manager at John Burnham and Company, a real estate services firm from December 1985 until March 1987, as well as general manager at The Hahn Company, one of the nation’s premier regional shopping center developers, from July 1982 until December 1985. Mr. Kundrak received a B.A. from Point Loma Nazarene University in San Diego, California in 1979. He holds the professional designations of Certified Shopping Center Manager (CSM) from the International Council of Shopping Centers and Certified Property Manager (CPM) from the Institute of Real Estate Management.

In addition to the officers and key personnel listed above, our advisor employs personnel who have extensive experience in selecting, managing and selling commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus our advisor is the sole limited partner of our operating partnership.

The Advisory Agreement

CR IV Advisors is a newly-formed entity created by our sponsor for the sole purpose of managing the day-to-day operations of our company. We entered into an advisory agreement with CR IV Advisors on January 20, 2012. Many of the services performed by our advisor in managing our day-to-day activities pursuant to the advisory agreement are summarized below. We believe that our advisor currently has sufficient staff and experience so as to be capable of fulfilling the duties set forth in the advisory agreement, along with the duties owed to other real estate programs managed by affiliates of our advisor. This summary is provided to illustrate the material functions that CR IV Advisors will perform for us as our advisor, and it is not intended to include additional services that may be provided to us by third parties, for which they will be separately compensated either directly by us or by our advisor and reimbursed by us. In the event that our advisor engages a third party to perform services that we have engaged our advisor to perform pursuant to the advisory agreement, such third party will be compensated by the advisor out of its advisory fee.

Under the terms of the advisory agreement, our advisor will undertake to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, CR IV Advisors, either directly or indirectly by engaging an affiliate or an unaffiliated third party, shall, among other duties and subject to the supervision of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;

•	consult with, and provide information to, our officers and board of directors and assist the board of directors in formulating and implementing of our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages;

•	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and

•	dispose of properties on our behalf in compliance with our investment objectives and policies, and at the appropriate time, advise our board of directors on the timing and method of providing our investors with liquidity.

It is the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing the advisory agreement, and the criteria used in such evaluation shall be reflected in the minutes of the board of directors’ meeting at which such evaluation was conducted. The advisory agreement will have a one-year term ending January 20, 2013, and may be renewed for an unlimited number of successive one-year periods. Additionally, either party may terminate the advisory agreement without cause or penalty immediately upon a change of control of us, or upon 60 days’ written notice without cause or penalty. After termination of the advisory agreement, our advisor will not be entitled to any further compensation, however it will be entitled to receive all unpaid reimbursements of expenses, subject to certain limitations, and all fees payable to the advisor that accrued prior to the termination of the advisory agreement. A subordinated performance fee also may be payable, as discussed below. Our charter does not permit us to enter into an advisory agreement that includes terms that would impose a penalty, such as a termination fee, on the party that elects to terminate the agreement. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

We intend to pay our advisor a monthly advisory fee based upon our monthly average invested assets, equal to the following amounts: (i) an annualized rate of 0.75% will be paid on our average invested assets that are between $0 and $2 billion; (ii) an annualized rate of 0.70% will be paid on our average invested assets that are between $2 billion and $4 billion; and (iii) an annualized rate of 0.65% will be paid on our average invested assets that are over $4 billion. Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate, before reserves for depreciation and amortization or bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each business day, over the course of the month. After our board of directors begins to determine the estimated per share value of our common stock, the average invested assets will be based upon the aggregate valuation of our invested assets, as reasonably estimated by our board of directors. Any portion of this fee may be deferred and paid in a subsequent period upon the mutual agreement of us and our advisor.

We also intend to pay our advisor acquisition fees equal to 2% of: (i) the contract purchase price of each property or asset that we acquire; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate. Any portion of the acquisition fee may be deferred and paid in a subsequent period upon the mutual agreement of us and our advisor. We are prohibited from paying more than 6% of the contract price of a property, or in the case of a mortgage loan, 6% of the funds advanced, in acquisition fees, including development fees, construction fees and acquisition expenses, unless otherwise approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as commercially competitive, fair and reasonable to us, although we intend to limit such payments below 6%.

If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, we will pay our advisor or its affiliate a disposition fee in an amount equal to up to one-half of the brokerage commission paid on the sale of properties, not to exceed 1% of the contract price of the properties sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.

Additionally, we will be required to pay to our advisor, in cash, a non-interest bearing promissory note or shares of our common stock (or any combination thereof), at our election, subordinated fees based on a percentage of proceeds or stock value in the event of our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received, from regular distributions plus special distributions paid from proceeds of such sale, a return of their net capital invested and an 8% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of distributions necessary to generate an 8% annual cumulative, non-compounded return to investors. Upon termination of the advisory agreement, we may incur an obligation to pay to our advisor a subordinated performance fee, in cash, a non-interest bearing promissory note or our shares, at our election, similar to that which our advisor would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

Other than the fees described above, neither the advisor nor its affiliates will be entitled to any additional fees for managing or leasing our properties.

We will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, such as the portion of the salaries paid to employees of Cole Real Estate Investments who are dual employees of our advisor (including executive officers and key personnel of our advisor who are not also executive officers of our company) that are attributed to services rendered by our advisor in connection with our operations, including non-offering related legal and accounting services; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to our executive officers, or for personnel costs in connection with services for which the advisor receives acquisition fees.

Officers, employees and affiliates of our advisor engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations. The Cole Real Estate Investments organization has over 275 full-time employees, many of whom may dedicate a portion of their time to providing services on behalf of our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor.

Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our board of directors, including a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The fees payable to our advisor under the advisory agreement are described in further detail in the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, advisory and administrative services, and payments made by our advisor to third parties in connection with potential acquisitions.

Our advisor’s principal assets will be its cash balances and its advisory agreement with our company, and the revenues associated with such agreement. In addition, we expect that our advisor will be covered by an errors and omissions insurance policy. If our advisor is held liable for a breach of its fiduciary duty to us, or a breach of its contractual obligations to us, we expect that the liability would be paid by our advisor from its cash balances or by the insurance policy. However, our advisor is not required to retain cash to pay potential liabilities and it may not have sufficient cash available to pay liabilities if they arise. In such event, and if insurance proceeds are insufficient, we may not be able to collect the full amount of any claims we may have against our advisor.

Affiliated Dealer Manager

Cole Capital Corporation, our dealer manager, is a member firm of FINRA. Cole Capital Corporation was organized in December 1992 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by Cole Holdings Corporation, its affiliates and its predecessors.

Cole Capital Corporation will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. The compensation we pay to Cole Capital Corporation in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Compensation We Will Pay for the Sale of Our Shares.”

Cole Capital Corporation is wholly-owned by Cole Capital Advisors, which is wholly-owned by Cole Holdings Corporation. Christopher H. Cole is the sole stockholder of Cole Holdings Corporation. Cole Capital Corporation is an affiliate of our advisor. The backgrounds of the officers of Cole Capital Corporation are described in the “— Executive Officers and Directors” and ‘‘— The Advisor” sections above.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for the purchase and sale of these investments, and the management of our assets resides with Marc T. Nemer and the other executive officers and key personnel of our advisor. The backgrounds of the officers of our advisor are described in the “— Executive Officers and Directors” and “— The Advisor” sections above. Our board of directors is responsible for supervising and monitoring the activities of our advisor.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. We will not pay a separate fee for financing, leasing or property management, although we may rely on our advisor or its affiliates to provide such services to us. The selling commissions may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus. This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

Estimated Amount for Minimum
Type of Compensation(1)	Determination of Amount	Offering/Maximum Offering(2)

Offering Stage
Selling Commissions — Cole Capital Corporation(3)	We generally will pay to our affiliated dealer manager, Cole Capital Corporation, 7% of the gross proceeds of our primary offering. Cole Capital Corporation will reallow 100% of selling commissions to participating broker-dealers. We will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan.	$175,000/$175,000,000
Dealer Manager Fee — Cole Capital Corporation(3)	We generally will pay to Cole Capital Corporation 2% of the gross proceeds of our primary offering. Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee with respect to sales of shares under our distribution reinvestment plan.	$50,000/$50,000,000
Reimbursement of Other Organization and Offering Expenses — CR IV Advisors(4)	Our advisor will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse our advisor for these amounts up to 2.0% of gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan.	$50,000/$59,500,000
Of the $59,500,000, we expect to reimburse our advisor up to $25,000,000 (1.0% of the gross offering proceeds of our primary offering, or 0.8% of aggregate gross offering proceeds, including proceeds from shares issued under our distribution reinvestment plan) to cover offering expenses that are deemed to be underwriting expenses, and we expect to reimburse our advisor up to $34,500,000 (1.2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover non-underwriting organization and offering expenses.
Acquisition and Operations Stage
Acquisition Fee — CR IV Advisors(5)	In consideration for finding, evaluating, structuring and negotiating our real estate acquisitions, we will pay to our advisor up to 2% of: (i) the contract purchase price of each property or asset; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate.	$43,372/$52,446,394 assuming no debt or $173,489/$209,785,575 assuming leverage of 75% of the contract purchase price.

Estimated Amount for Minimum
Type of Compensation(1)	Determination of Amount	Offering/Maximum Offering(2)

Advisory Fee — CR IV Advisors(6)	In consideration for the day-to-day management of our company, we will pay to our advisor a monthly advisory fee based upon our monthly average invested assets. Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real	The annualized advisory fee rate, and the actual dollar amounts, are dependent upon the amount of our monthly average invested assets and, therefore, cannot be determined at the present time. Based on the following assumed levels of monthly average invested assets, our annualized advisory fee will be as follows:

estate, before reserves for depreciation and amortization or bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average	Monthly Average Invested Assets	Annualized Effective Fee Rate	Annualized Advisory Fee
of such values at the end of each business	$1 billion	0.75%	$7,500,000
day, over the course of the month. After our	$2 billion	0.75%	$15,000,000
board of directors begins to determine the	$3 billion	0.7333%	$22,000,000
estimated per share value of our common	$4 billion	0.7250%	$29,000,000
stock, the monthly advisory fee will be based	$5 billion	0.7100%	$35,500,000
upon the value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate as determined by our board of directors.

The advisory fee will be calculated according to the following fee schedule:

Monthly	Annualized
Average	Fee Rate
Invested	for Each
Assets Range	Range

$0 — $2 billion	0.75%
over $2 billion — $4 billion	0.70%
over $4 billion	0.65%

Operating Expenses — CR IV Advisors(7)
We will reimburse our advisor for acquisition expenses incurred in the process of acquiring each property or in the origination or acquisition of a loan. We expect these expenses will be approximately 0.5% of the purchase price of each property or of the amount of each loan; provided, however, that acquisition expenses are not included in the contract purchase price of a property.

We also will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, including related personnel costs and payments to third party service providers; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to personnel in connection with services for which our advisor receives acquisition fees, and we will not reimburse our advisor for salaries and benefits paid to our executive officers.
$10,843/$13,111,598 estimated for reimbursement of acquisition expenses assuming no debt or $35,600/$43,048,000 estimated for reimbursement of acquisition expenses assuming leverage of 75% of the contract purchase price.

Estimated Amount for Minimum
Type of Compensation(1)	Determination of Amount	Offering/Maximum Offering(2)

Liquidity/Listing Stage
Disposition Fee — CR IV Advisors or its affiliates(8)	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 1% of the contract price of the properties sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.	Actual amounts are dependent upon the contract price of properties sold and, therefore, cannot be determined at the present time. Because the disposition fee is based on a fixed percentage of the contract price for sold properties the actual amount of the disposition fees cannot be determined at the present time.
Subordinated Performance Fee — CR IV Advisors(9)	After investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation. We will pay a subordinated fee under only one of the following events: (i) if our shares are listed on a national securities exchange; (ii) if our company is sold or our assets are liquidated; or (iii) upon termination of the advisory agreement.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

(1)	We will pay all fees, commissions and expenses in cash, other than the subordinated performance fee, which we may pay in cash, common stock, a non-interest bearing promissory note or any combination of the foregoing, as we may determine in our discretion.

(2)	The estimated minimum dollar amounts are based on the sale to the public of 250,000 shares at $10.00 per share pursuant to the primary offering and no shares pursuant to our distribution reinvestment plan. The estimated maximum dollar amounts are based on the sale to the public of 250,000,000 shares at $10.00 per share and 50,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan.

(3)	These payments are underwriting compensation. Underwriting compensation paid from any source in connection with this offering may not exceed 10% of the gross proceeds of the primary offering. Selling commissions and, in some cases, the dealer manager fee, will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See the “Plan of Distribution” section of this prospectus.

(4)	These organization and offering expenses consist of all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including: (i) our legal, accounting, printing, mailing and filing fees, charges of our transfer agent for account set up fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by our participating broker-dealers; and (iii) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs, including (a) payments made to participating broker-dealers for performing these services, (b) the dealer-manager’s wholesaling commissions, salaries and expense reimbursements, (c) the dealer manager’s due diligence costs and legal fees and (d) costs associated with business entertainment, logoed items and sales incentives. Expenses relating to educational conferences and retail seminars described in (ii) above, expenses relating to our dealer-manager’s wholesaling costs and payments to participating broker-dealers described in (iii) above and expenses described in (iii)(b) and (iii)(c) above will constitute underwriting compensation, subject to the underwriting limit of 10% of the gross proceeds of our primary offering.

The estimated maximum reimbursement for other organization and offering expenses, $59,500,000, is calculated based upon gross offering proceeds including proceeds from our distribution reinvestment plan. The $25,000,000 portion of the estimated maximum reimbursement for other organization and offering expenses that we expect will be used to cover offering expenses that are deemed to be underwriting expenses equals 0.8% of aggregate gross offering proceeds, including proceeds from shares issued under our distribution reinvestment plan. However, because we do not take proceeds from the sale of shares under our distribution reinvestment plan into account when we calculate the maximum amount we will pay for underwriting compensation, the table also indicates that the $25,000,000 that we expect will be used to cover offering expenses that are deemed to be underwriting expenses equals 1.0% of the gross offering proceeds of our offering, excluding proceeds from our distribution reinvestment plan (which we refer to in this prospectus as our primary offering). In no event will total organization and offering expenses, including selling commissions, the dealer manager fee and reimbursement of other organization and offering expenses, exceed 15% of the gross proceeds of this offering; including proceeds from sales of shares under our distribution reinvestment plan.

(5)	Any portion of this fee may be deferred and paid in a subsequent period upon the mutual agreement of us and our advisor. Pursuant to our charter, in accordance with the NASAA REIT Guidelines, our total of all acquisition fees and expenses relating to any purchase, including fees and expenses paid to third parties, shall not exceed 6% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us. Included in the computation of such fees will be any real estate commission, acquisition fee, development fee, construction fee, non-recurring management fee, loan fees or points, or any fee of a similar nature. On a quarterly basis, we will review the total acquisition fees and expenses relating to each purchase to ensure that such fees and expenses do not exceed 6% of the contract purchase price. For a description of the duties of our advisor pursuant to the advisory agreement, including acquisition services, see the section of this prospectus captioned “Management — The Advisory Agreement.”

(6)	Any portion of this fee may be deferred and paid in a subsequent period upon the mutual agreement of us and our advisor. An asset’s book value typically will equal its cost. However, in the event that an asset suffers an impairment, we will reduce the real estate and related intangible assets and liabilities to their estimated fair market value. See the section of this prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Application of Critical Accounting Policies — Investment in and Valuation of Real Estate and Related Assets” for additional information. For a description of the duties of our advisor pursuant to the advisory agreement, including day-to-day advisory services, see the section of this prospectus captioned “Management — The Advisory Agreement.”

(7)	We will reimburse our advisor for the portion of the salaries paid to employees of Cole Real Estate Investments who are dual employees of our advisor, including executive officers and key personnel of our advisor who are not also executive officers of our company, that are attributed to services rendered by our advisor in connection with our operations, including non-offering related legal and accounting services.

Additional services may be provided to us by third parties, for which they will be separately compensated either directly by us or by our advisor and reimbursed by us. In the event that our advisor engages a third party to perform services that we have engaged our advisor to perform pursuant to the advisory agreement, such third parties will be compensated by the advisor out of its advisory fee.

We will not reimburse our advisor for any amount by which the operating expenses (which exclude, among other things, the expenses of raising capital, interest payments, taxes, non-cash items such as depreciation, amortization and bad debt reserves, and acquisition fees and acquisition expenses) paid during the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. We will perform the above calculation on a quarterly basis to ensure that the operating expense reimbursements are within these limitations. Acquisition expenses are accounted for separately.

We lease our office space from an affiliate of our advisor and share the space with other Cole-related entities. The amount we will pay under the lease will be determined on a monthly basis based upon on the allocation of the overall lease cost to the approximate percentage of time, size of the area that we utilize and other resources allocated to us.

(8)	Although we are most likely to pay disposition fees to CCI Advisors or its affiliates at the time of our liquidation, these fees may be earned during our operational state if we sell properties prior to our liquidation.

(9)	We will pay a subordinated performance fee under only one of the following alternative events: (i) if our shares are listed on a national securities exchange, our advisor will be entitled to a subordinated performance fee equal to 15% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate an 8% annual cumulative, non-compounded return to investors; (ii) if our company is sold or our assets are liquidated, our advisor will be entitled to a subordinated performance fee equal to 15% of the net sale proceeds remaining after investors have received a return of their capital invested and an 8% annual cumulative, non-compounded return; or (iii) upon termination of the advisory agreement, our advisor may be entitled to a subordinated performance fee similar to that to which it would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in these fees would have to be reasonable. Our charter provides that these subordinated fees are “presumptively reasonable” if they do not exceed 15% of the balance of such net proceeds or such net market value remaining after investors have received a return of their net capital contributions and an 8% per year cumulative, non-compounded return.

The subordinated performance fee likely will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing, although, at our discretion, we may pay this fee with cash or shares of our common stock, or any combination of the foregoing. At the time of such sale, we may, however, again at our discretion, pay all or a portion of such non-interest bearing promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated performance fee that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated performance fee payable upon listing. In no event will the amount paid to our advisor under the non-interest bearing promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines. Any subordinated performance fee payable in respect of net sale proceeds that is not paid at the date of sale because investors have not received their required minimum distribution will be deferred and paid at such time as the subordination conditions have been satisfied.

The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed. We have the option to cause our operating partnership to pay the subordinated performance fee in the form of stock, cash, a non-interest bearing promissory note or any combination thereof. In the event the subordinated performance fee is earned by our advisor, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated performance fee, and we will not be required to pay our advisor any further subordinated participation in net sale proceeds.

At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. The total operating expenses (as defined in the NASAA REIT Guidelines) of the company will not exceed, in any four consecutive fiscal quarters, the greater of 2% of the Average Invested Assets (as defined in the NASAA REIT Guidelines) or 25% of Net Income (as defined in the NASAA REIT Guidelines), unless our independent directors determine, based on unusual and non-recurring factors, that a higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out.

Each such determination will be recorded in the minutes of our board of directors and based on the factors that the independent directors deem relevant, including the factors listing in the “Management — General” section of this prospectus.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See the “Management — The Advisory Agreement” section of this prospectus.

Becoming Self-Administered

Because our advisor manages our day-to-day operations, we are considered “externally managed.” We believe that it will be in the best interests of our stockholders for the foreseeable future for us to be externally managed, therefore we do not expect to hire and pay for the services of skilled personnel with expertise in real estate finance, acquisition and management that are dedicated solely to managing our operations and properties. We believe that the arrangements set forth in the advisory agreement with CR IV Advisors enable us to balance our real estate expertise needs, our personnel needs and our operating costs. For example, we are able to draw on the services of the executive officers and other personnel of our advisor on an as needed basis rather than having to hire similar individuals on a full-time basis.

If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel may not become employed by us, but instead will remain employees of our sponsor or its affiliates. However, such personnel do not have restrictions by contract or otherwise that may affect their ability to be employed by us, or otherwise provide services to us.

We may become self-administered in the future in connection with a listing of our shares of common stock on an exchange or other liquidity event, if our board of directors determines that it would be in the best interests of our stockholders. Although there is no prerequisite that publicly-traded REITs be self-administered, we understand that most of the publicly-traded REITs are self-administered and that the market price for our shares may suffer in the event that we list our shares for trading and remain externally managed. Thus, our board of directors likely will not consider listing our shares on a national exchange until it believes that our assets and income can support an internalized management and operating staff within the context of the returns that we are paying, or seek to pay, to our stockholders. If our board of directors reaches such determination, we will likely consider various methods for internalizing these functions. One method would be for us to acquire, or consider acquiring, our advisor through a business combination. At this time, we cannot be sure of the form or amount of consideration or other terms relating to such acquisition, however, we expect that we would not acquire our advisor if we could not retain key personnel of our advisor. If we pursue a business combination with our advisor, our board of directors will have a fiduciary duty to act in our best interests, which will be adverse to the interests of our advisor. To fulfill its fiduciary duty, our board of directors will take various procedural and substantive actions which may include forming a committee comprised entirely of independent directors to evaluate the potential business combination, and granting the committee the authority to retain its own counsel and advisors to evaluate the potential business combination. For a description of some of the risks related to an internalization transaction, see “Risk Factors — Risks Related to an Investment in Cole Credit Property Trust IV, Inc.”

STOCK OWNERSHIP

The following table shows, as of the date of this prospectus, the amount of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (2) members of our board of directors, (3) our named executive officers, and (4) all of our directors and executive officers as a group.

Common Stock
Beneficially Owned(2)
	Number of Shares	Percentage
Name of Beneficial Owner(1)	of Common Stock	of Class

Christopher H. Cole, Chairman of the Board of Directors, Chief Executive Officer and President(3)	20,000	100%
J. Marc Myers	—	—
Scott P. Sealy, Sr.	—	—
D. Kirk McAllaster, Jr., Executive Vice President, Chief Financial Officer and Treasurer	—	—

All directors and executive officers as a group (four persons)(3)	20,000	100%

(1)	Address of each beneficial owner listed is 2575 East Camelback Road, Suite 500, Phoenix, Arizona 85016.

(2)	For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (a) 20,000 shares outstanding as of January 24, 2012, and (b) shares issuable pursuant to options held by the respective person or group that may be exercised within 60 days following the date of this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(3)	Includes 20,000 shares owned by Cole Holdings Corporation, an affiliate of our sponsor. Mr. Cole is the sole stockholder of Cole Holdings Corporation and controls the voting and disposition decisions of Cole Holdings Corporation. Pursuant to our charter, Cole Holdings Corporation is prohibited from selling the 20,000 shares of our common stock for so long as Cole Real Estate Investments remains our sponsor; provided, however, that Cole Holdings Corporation may transfer ownership of all or a portion of the 20,000 shares of our common stock to other affiliates of our sponsor.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with CR IV Advisors, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate our advisor and its affiliates. While our independent directors must approve the engagement of CR IV Advisors as our advisor, the fees payable to CR IV Advisors in connection with the services provided to us, and any subsequent decision to continue such engagement, the ability of our independent directors to negotiate on our behalf may be adversely impacted by the fact that our board of directors recognizes that our stockholders invested with the understanding and expectation that an affiliate of Cole Real Estate Investments would act as our advisor. See the “Management Compensation” section of this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and certain conflict resolution procedures set forth in our charter, are described below.

Our officers and affiliates of our advisor will try to balance our interests with the interests of other Cole-sponsored programs to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of your investment. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus.

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise. Furthermore, all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs and Other Concurrent Offerings

Affiliates of our advisor act as an advisor to, and our executive officers and at least one of our directors act as officers and/or directors of, CCPT I, CCPT II, CCPT III, CCIT, and Cole Income NAV Strategy, all of which are REITs distributed and managed by affiliates of our advisor. In addition, all of these REITs employ our sponsor’s investment strategy, which focuses on single-tenant corporate properties subject to long term net leases to creditworthy tenants. CCPT I, CCPT II and CCPT III, like us, focus primarily on the retail sector, while CCIT focuses primarily on the office and industrial sector and Cole Income NAV Strategy focuses primarily on commercial properties in the retail, office and industrial sectors. Nevertheless, the common investment strategy used by each REIT would permit them to purchase certain properties that also may be suitable for our portfolio.

CCPT I is no longer offering shares for investment and, currently is not pursuing acquisitions of additional properties. However, in the event CCPT I sells one or more of its assets, it may seek to acquire additional properties, which may be similar to properties in which we invest. CCPT II is no longer offering shares for investment to the public; however, CCPT II has registered up to 30,000,000 shares to be offered pursuant to its distribution reinvestment plan and may continue to invest in real estate. CCPT II will seek to liquidate its assets or list its shares of common stock for trading on a national securities exchange by May 22, 2017. If the shares are not listed by that date, CCPT II will seek stockholder approval of an extension or elimination of the listing deadline or of the liquidation of CCPT II. If neither proposal is approved, CCPT II could continue to operate as before. CCPT III commenced a follow-on public offering for up to $2.75 billion in shares of common stock in October 2010. Although we intend to commence this offering after CCPT III terminates its follow-on offering, we expect that CCPT III will have substantial proceeds from its follow-on offering to invest in real estate acquisitions, most of which will be of the type we intend to invest in. Moreover, CCPT III may extend the offering period for its distribution reinvestment plan beyond the date it terminates the primary portion of its follow-on offering. Accordingly, CCPT III could have proceeds from its distribution reinvestment plan with which it may invest in real estate assets for an indefinite period of time. CCIT commenced an initial public offering of up to $2.975 billion of shares of common stock in February 2011. Cole Income NAV Strategy commenced an initial public offering of up to $4.0 billion of shares of common stock in December 2011. We believe CCIT and Cole Income NAV Strategy will be active investors in real estate and real estate-related investments, and, although CCIT focuses primarily on the office and industrial sector, and Cole Income NAV Strategy focuses on commercial properties in the retail, office and industrial sectors, we anticipate that many investments that will be appropriate for investment by us also will be appropriate for investment by CCIT and Cole Income NAV Strategy. See “— Certain Conflict Resolution Procedures” below.

In addition, during the period from January 1, 2001 to December 31, 2010, an affiliate of our advisor had issued approximately $114.2 million of debt pursuant to four private offerings, the proceeds of which were used to acquire single and multi-tenant properties in various states. In addition, during the same period, Cole Real Estate Investments sponsored 53 currently operating tenant-in-common and Delaware Statutory Trust real estate programs. Cole Real Estate Investments also sponsored Cole Growth Opportunity Fund I LP (CGOF), which is currently operating. CGOF does not have similar investment objectives to this program. Affiliates of our advisor may, from time to time, sponsor additional tenant-in-common and/or Delaware statutory trust real estate programs, which may invest in, and compete for, properties that would be suitable investments under our investment criteria. Affiliates of our advisor and of our executive officers also act as officers and directors of general partners of six limited partnerships that have invested in unimproved and improved real properties located in various states, including Cole Credit Property Fund Limited Partnership (Cole Credit LP I) and Cole Credit Property Fund II Limited Partnership (Cole Credit LP II), during the period from January 1, 2001 to December 31, 2010. See the “Prior Performance Summary” section of this prospectus. Affiliates of our executive officers and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our executive officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our executive officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other Cole-sponsored real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of our assets. We will seek to achieve any operating efficiencies or similar savings that may result from affiliated management of competitive assets. However, to the extent that affiliates own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.

Although our board of directors adopted a policy limiting the types of transactions that we may enter into with our advisor and its affiliates, including other Cole-sponsored real estate programs, we may enter into certain such transactions, which are subject to an inherent conflict of interest. Similarly, joint ventures involving affiliates of our advisor also gives rise to conflicts of interest. In addition, our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, any of its affiliates or another Cole-sponsored real estate program.

In addition, we will rely on Cole Capital Corporation, our affiliated dealer manager, for the distribution of our shares of common stock to investors in this offering. At the time we commence this offering, we expect that Cole Capital Corporation will be distributing shares of common stock of CCIT and Cole Income NAV Strategy. We anticipate that Cole Capital Corporation will be required to hire additional personnel to manage our offering as well as any future concurrent offering. If our dealer manager is unable to sufficiently hire personnel to manage concurrent offerings, our dealer manager will face conflicts of interest allocating resources to our offering, which may have a negative effect on our ability to raise capital in this offering. Moreover, if the compensation our dealer manager or its personnel receive in the connection with concurrent offerings differs, our dealer manager and/or its personnel may have an incentive to devote more effort to the offering that results in a higher level of compensation.

Other Activities of Our Advisor and its Affiliates

We rely on our advisor, CR IV Advisors, for the day-to-day operation of our business. As a result of the interests of members of its management in other Cole-sponsored programs and the fact that they also are engaged, and will continue to engage, in other business activities, our advisor and its officers, key persons and respective affiliates may have conflicts of interest in allocating their time between us and other Cole-sponsored programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Cole-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers, including Christopher H. Cole, who also serves as the chairman of our board of directors, also has an interest in our advisor, our dealer manager and/or other affiliated entities. As a result, each of our executive officers owes fiduciary duties to these other entities, as applicable, which may conflict with the fiduciary duties that he owes to us and our stockholders.

Transactions with Our Advisor and its Affiliates

Our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor, other than as set forth below. From time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purpose entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor (including acquisition fees and expenses), unless a majority of the independent directors determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In no event will our advisor or any of its affiliates be paid more than one acquisition fee in connection with any such transaction. Moreover, our advisor will not receive an acquisition fee if an affiliated entity will receive a disposition fee in connection with such transaction. Conversely, an affiliated entity will not receive an acquisition fee if our advisor will receive a disposition fee in connection with the sale of a property to an affiliate.

From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties; provided, however, that our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan. Notwithstanding any of the foregoing, none of these restrictions would preclude us from internalizing our advisor if our board of directors determines an internalization transaction is in the best interests of our stockholders.

Acquiring, Leasing and Reselling of Properties

There is a risk that a potential investment would be suitable for one or more Cole-sponsored programs, in which case the officers of our advisor and the advisors of the other programs will have a conflict of interest allocating the investment opportunity to us or another program. There is a risk that the advisors will choose a property that provides lower returns to us than a property purchased by another Cole-sponsored program. However, in such event, our advisor and the advisors of the other programs, with oversight by their respective boards of directors, will determine which program will be first presented with the opportunity. See “— Certain Conflict Resolution Procedures” for details of the factors used to make that determination. Additionally, our advisor may cause a prospective tenant to enter into a lease for property owned by another Cole-sponsored program. In the event that these conflicts arise, our best interests may not be met when persons acting on our behalf and on behalf of other Cole-sponsored programs decide whether to allocate any particular property to us or to another Cole-sponsored program.

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other Cole-sponsored programs are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and another Cole-sponsored program were to compete for the same properties or tenants, or a conflict could arise in connection with the resale of properties in the event that we and another Cole-sponsored program were to attempt to sell similar properties at the same time including in particular in the event another Cole-sponsored program liquidates at approximately the same time as us. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Since Cole Capital Corporation, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. See the “Plan of Distribution” section of this prospectus.

Joint Venture and Co-ownership Arrangements with Affiliates of Our Advisor

We may enter into joint ventures or other co-ownership arrangements with other Cole-sponsored programs (as well as other parties) for the acquisition, development or improvement of properties and other investments. See the “Investment Objectives and Policies — Acquisition and Investment Policies — Joint Venture Investments” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership agreement. The co-venturer or co-owner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer or co-owner, and in managing the joint venture or other co-ownership arrangement. Since our advisor and its affiliates will negotiate the terms of any agreements or transactions between us and a Cole-sponsored co-venturer or co-owner, we will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners. However, in such event, a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the joint venture, must approve the joint venture as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

A transaction involving the purchase or sale of properties, or the purchase or sale of any other real estate-related investment, will likely result in the receipt of fees and other compensation by our advisor and its affiliates, including acquisition and advisory fees, disposition fees, and the possibility of subordinated performance fees. Subject to oversight by our board of directors, our advisor will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that acquisition fees will generally be based on the cost of the investment and payable to our advisor and its affiliates regardless of the quality of the properties acquired. Similarly, until such time as our board of directors provides an estimate of the value of our shares, the advisory fees will be based on the cost of our investment, regardless of the quality of the properties acquired or services provided to us. Basing acquisition fees and advisory fees on the cost or estimated value of the investment may influence our advisor’s decisions relating to property acquisitions.

In advising our board of directors with respect to pursuing a liquidity event, our advisor and its affiliates may have conflicts of interest due to the fees and other consideration they may receive under alternative liquidity events, such as the listing of our shares of common stock on a national exchange, the sale of our company or the liquidation of our assets. In each event, a subordinated performance fee would be paid to our advisor only after our investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return. However, in the event our shares of common stock are listed on a national exchange, we may internalize our management functions. One method for internalizing our management functions would be for us to acquire our advisor through a business combination, which could result in significant payments to our advisor or its affiliates. Such payments would be made irrespective of whether our investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return. Therefore, our advisor may have an incentive to recommend a listing transaction rather than a liquidation transaction. See the “Management Compensation” section of this prospectus.

In addition, the sale of our shares of common stock in this offering will result in dealer manager fees to Cole Capital Corporation, our dealer manager and an affiliate of our advisor.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we may enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. Conflict resolution provisions in our charter and policies adopted by our board of directors include, among others, the following:

•	We will not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any property at an amount in excess of its current appraised value. We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.

•	We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. In addition, our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the immediately prior four consecutive fiscal quarters exceeded the greater of: (i) 2% of our average invested assets for such year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets, for such year.

•	In the event that an investment opportunity becomes available that may be suitable for both us and one or more other Cole-sponsored program, and for which more than one of such entities has sufficient uninvested funds, then our advisor and the advisors of the other programs, with oversight by their respective boards of directors, will examine the following factors, among others, in determining the entity for which the investment opportunity is most appropriate:

•	the investment objective of each entity;

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the acquisition both on diversification of each entity’s investments by type of property, geographic area and tenant concentration;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the policy of each entity relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.

If, in the judgment of the advisors, the investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity.

If a subsequent development, such as a delay in the closing of the acquisition or a delay in the construction of a property, causes any such investment, in the opinion of the advisors, to be more appropriate for an entity other than the entity that committed to make the investment, the advisors may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors, including the independent directors, has a duty to ensure that the method used for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

•	We will not enter into any other transaction with our sponsor, our advisor, any of our directors or any of their affiliates, including the acceptance of goods or services from our sponsor, our advisor, any of our directors or any of their affiliates, unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND POLICIES

Investment Objectives

Our primary investment objectives are:

•	to acquire quality commercial real estate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flows;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

We may not achieve any of these objectives. See the “Risk Factors” section of this prospectus.

Our Competitive Strengths

We believe that we will be able to distinguish ourselves from other owners, operators and acquirers of retail and other income-producing properties. We believe our long-term success will be supported through the following competitive strengths:

•	Cole’s Disciplined Investment Approach. Mr. Cole began investing in commercial real estate in 1979, focusing primarily on retail and office properties, and raw land in the metropolitan Phoenix area. From 1979 until the end of 1999, Mr. Cole, together with various investment partners, acquired 78 commercial properties and raw land. During that time, Mr. Cole founded what is now Cole Real Estate Investments. From 2001 until the end of 2010, our sponsor’s real estate programs acquired 1,359 commercial properties, predominantly in the retail sector. See the section of this prospectus captioned “Prior Performance Summary” for a discussion of the historical experience of the real estate programs managed over the last ten years by our sponsor. Under Mr. Cole’s leadership, our sponsor developed an investment approach that focuses on acquiring single-tenant necessity corporate properties subject to long-term net leases to creditworthy tenants. In addition, our sponsor’s investment strategy targets properties that typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value). While our sponsor historically has applied its investment approach predominantly in the retail sector, our sponsor has utilized this investment approach in the office and industrial sectors as well. We expect that our advisor will apply this disciplined investment approach to our investments in necessity retail and other income-producing properties.

•	Experienced Advisor. Mr. Roberts, our advisor’s executive vice president and managing director of real estate, and Mr. Kundrak, our advisor’s senior vice president and chief acquisitions officer-single tenant retail, have 24 and 28 years of commercial real estate experience, respectively, and each has more than 24 years of retail real estate experience. Additionally, our advisor’s executive management team has extensive public company operating experience, with several of its senior executives having held senior positions at publicly held REITs.

•	Successful Credit Underwriting Experience. Cole Real Estate Investments has demonstrated an ability to successfully underwrite the tenants that occupy the real estate assets of Cole-sponsored real estate programs. The combined portfolios of CCPT I, CCPT II and CCPT III have a 98% occupancy rate as of September 30, 2011.

•	Strong Industry Relationships. We believe that our advisor’s extensive network of industry relationships with the real estate brokerage, development and investor communities will enable us to successfully execute our acquisition and investment strategies. These relationships augment our advisor’s ability to source acquisitions in off-market transactions outside of competitive marketing processes, capitalize on development opportunities and capture repeat business and transaction activity. Our advisor’s strong relationships with the tenant and leasing brokerage communities are expected to aid in attracting and retaining tenants.

•	Ability to Purchase Properties for Cash. We expect that one of our competitive advantages will be our ability to purchase properties for cash and to close transactions quickly. We believe our ability to purchase properties for cash will expedite our acquisition process and make us an attractive purchaser to potential sellers of properties. While we have not yet raised any substantial capital, Cole Capital Corporation, the broker-dealer affiliate of our sponsor, has successfully raised capital for our sponsor’s affiliated real estate portfolios, and we expect that, through their well-developed distribution capabilities and relationships with other broker-dealers, Cole Capital Corporation will be successful in selling shares on our behalf.

Liquidity Opportunities

Our board of directors will consider future liquidity opportunities, which may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that will result in a significant increase in the opportunities for stockholders to dispose of their shares. We expect to engage in a strategy to provide our investors with liquidity at a time and in a method recommended by our advisor and determined by our independent directors to be in the best interests of our stockholders. As we are unable to determine what macro- or micro- economic factors may affect the decisions our board of directors make in the future with respect to any potential liquidity opportunity, we have not selected a fixed time period or determined criteria for any such decisions. As a result, while our board of directors will consider a variety of options to provide stockholders with liquidity throughout the life of this program, there is no requirement that we commence any such action on or before a specified date. Stockholder approval would be required for the sale of all or substantially all of our assets, or the sale or merger of our company.

Acquisition and Investment Policies

Types of Investments

We intend to invest primarily in income-producing necessity retail properties that are single-tenant or multi-tenant “power centers,” which are leased to national and regional creditworthy tenants under long-term leases, and are strategically located throughout the United States and U.S. protectorates. Necessity retail properties are properties leased to retail tenants that attract consumers for everyday needs, such as pharmacies, home improvement stores, national superstores, restaurants and regional retailers.

For over three decades, our sponsor, Cole Real Estate Investments, has developed and utilized this investment approach in acquiring and managing core commercial real estate assets primarily in the retail sector but in the office and industrial sectors as well. We believe that our sponsor’s experience in assembling real estate portfolios, which principally focus on national and regional creditworthy tenants subject to long-term leases, will provide us with a competitive advantage. In addition, our sponsor has built a business of over 275 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and that our access to these resources also will provide us with an advantage.

We also may invest in other income-producing properties, such as office and industrial properties, which may share certain core characteristics with our retail investments, such as a principal creditworthy tenant, a long-term net lease, and a strategic location. We believe investments in these types of office and industrial properties, which are essential to the business operations of the tenant, are consistent with our goal of providing investors with a relatively stable stream of current income and an opportunity for capital appreciation.

We may further diversify our portfolio by making and investing in mortgage, bridge or mezzanine loans, or in participations in such loans, secured directly or indirectly by the same types of commercial properties that we may acquire directly, and we may invest in other real estate-related securities. We may acquire properties under development or that require substantial refurbishment or renovation. We also may acquire majority or minority interests in other entities (or business units of such entities) with investment objectives similar to ours or with management, investment or development capabilities that our advisor deems desirable or advantageous to acquire. We will not forgo a high quality investment because it does not precisely fit our expected portfolio composition. Our board of directors has broad discretion to change our investment policies in order for us to achieve our investment objectives.

We anticipate that many of our properties will be leased to tenants in the chain or franchise retail industry, including but not limited to convenience stores, drug stores and restaurant properties, as well as leased to large national retailers as stand alone properties or as part of so-called “power centers,” which are comprised of big box national, regional and local retailers. Our advisor will monitor industry trends and identify properties on our behalf that serve to provide a favorable return balanced with risk. Our management is expected primarily to target regional or national name brand retail businesses with established track records. We generally intend to hold each property for a period in excess of seven years.

We believe that our general focus on the acquisition of a large number of single-tenant and multi-tenant necessity retail properties net leased to creditworthy tenants presents lower investment risks and greater stability than other sectors of today’s commercial real estate market. By acquiring a large number of single-tenant and multi-tenant retail properties, we believe that lower than expected results of operations from one or a few investments will not necessarily preclude our ability to realize our investment objective of cash flow from our overall portfolio. We believe this approach can result in less risk to investors than an investment approach that targets other asset classes. In addition, we believe that retail properties under long-term triple net and double net leases offer a distinct investment advantage since these properties generally require less management and operating capital, have less recurring tenant turnover and, with respect to single-tenant properties, often offer superior locations that are less dependent on the financial stability of adjoining tenants. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic slow downs or downturns in local markets. Our management believes that a portfolio consisting of both freestanding, single-tenant retail properties and multi-tenant retail properties anchored by large national retailers will enhance our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

To the extent feasible, we will seek to achieve a well-balanced portfolio diversified by geographic location, age and lease maturities of the various properties. We will pursue properties leased to tenants representing a variety of retail industries to avoid concentration in any one industry. These industries may include all types of retail establishments, such as big box retailers, convenience stores, drug stores and restaurant properties. We also will seek to diversify our tenants among national, regional and local brands. We generally expect to target properties with lease terms in excess of ten years. We may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable attributes. We expect that these investments will provide long-term value by virtue of their size, location, quality and condition, and lease characteristics. We currently expect that substantially all of our acquisitions will be in the United States, including U.S. protectorates.

Many retail companies today are entering into sale-leaseback arrangements as a strategy for applying capital that would otherwise be applied to their real estate holdings to their core operating businesses. We believe that our investment strategy will enable us to take advantage of the increased emphasis on retailers’ core business operations in today’s competitive corporate environment as many retailers attempt to divest from real estate assets.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties comprising our portfolio will depend upon real estate market conditions and other circumstances existing at the time we acquire properties, and the amount of proceeds we raise in this offering. We are not restricted to investments in corporate properties. We will not forego a high quality investment because it does not precisely fit our expected portfolio composition. See ‘‘— Other Possible Investments” below for a description of other types of real estate and real estate-related investments we may make.

We intend to incur debt to acquire properties where our advisor determines that incurring such debt is in our best interests. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from these loans to acquire additional properties. See “— Borrowing Policies” below for a more detailed description of our borrowing intentions and limitations.

Real Estate Underwriting Process

In evaluating potential property acquisitions consistent with our investment objectives, our advisor will apply a well-established underwriting process to determine the creditworthiness of potential tenants. Similarly, our advisor will apply credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. Many of the tenants of our properties will be national or regional retail chains that are creditworthy entities having high net worth and operating income. Our advisor’s underwriting process includes analyzing the financial data and other available information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. Generally, these tenants must have a proven track record in order to meet the credit tests applied by our advisor. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to the company under a long-term lease, we will meet with the senior management to discuss the company’s business plan and strategy.

When using debt rating agencies, a tenant typically will be considered creditworthy when the tenant has an “investment grade” debt rating by Moody’s of Baa3 or better, credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such rating. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of creditworthy tenants in the future.

Moody’s ratings are opinions of future relative creditworthiness based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, provides one measure of the ability of a company to generate cash in the future.

A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies which, in Moody’s opinion, have adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. A Moody’s debt rating of AAA, which is the highest investment grade rating given by Moody’s, is assigned to companies that, in Moody’s opinion, have exceptional financial security. Thus, investment grade tenants will be judged by Moody’s to have at least adequate financial security, and will in some cases have exceptional financial security.

Standard & Poor’s assigns a credit rating to companies and to each issuance or class of debt issued by a rated company. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, have extremely strong capacities to meet their financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.

While we will utilize ratings by Moody’s and Standard & Poor’s as one factor in determining whether a tenant is creditworthy, our advisor will also consider other factors in determining whether a tenant is creditworthy, for the purpose of meeting our investment objectives. Our advisor’s underwriting process will also look at other debt agencies, such as Dun & Bradstreet, along with our advisor’s own analysis of the financial condition of the tenant and/or the guarantor, the operating history of the property with the tenant, the tenant’s market share and track record within the tenant’s industry segment, the general health and outlook of the tenant’s industry segment, the strength of the tenant’s management team and the terms and length of the lease at the time of the acquisition.

Description of Leases

We expect, in most instances, to acquire tenant properties with existing double net or triple net leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, maintenance, insurance and building repairs related to the property, in addition to the lease payments. Triple net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any, including capital expenditures for the roof and the building structure. Double net leases typically hold the landlord responsible for the capital expenditures for the roof and structure, while the tenant is responsible for all lease payments and remaining operating expenses associated with the property. We expect that double net and triple net leases will help ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. Not all of our leases will be net leases. In respect of multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of these properties. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases to those tenants. We expect that multi-tenant office space is likely to be subject to “gross” leases. “Gross” leases means leases that typically require the tenant to pay a flat rental amount and we would pay for all property charges regularly incurred as a result of our owning the property. Not all of our leases will be net leases. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into “net” leases.

We intend to enter into leases that have terms of ten years or more. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. We expect that many of our leases will contain periodic rent increases. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance by our advisor’s property and risk management departments. As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss.

Some leases may require that we procure insurance for both commercial general liability and property damage; however, generally the premiums are fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured.

We do not expect to permit leases to be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, generally we expect the terms of such consent to provide that the original tenant will remain fully liable under the lease unless we release that original tenant from its obligations.

We may purchase properties and lease them back to the sellers of such properties. While we intend to use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and so that we are treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and in certain circumstances, we could lose our REIT status. See the “Federal Income Tax Considerations — Sale-Leaseback Transactions” section of this prospectus.

Investment Decisions

Our advisor has substantial discretion with respect to the selection of our specific investments, subject to our investment and borrowing policies, and our policies are approved by our board of directors. In pursuing our investment objectives and making investment decisions on our behalf, our advisor evaluates the proposed terms of the investment against all aspects of the transaction, including the condition and financial performance of the asset, the terms of existing leases and the creditworthiness of the tenant, and property location and characteristics. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

Our advisor will procure and review an independent valuation estimate on the proposed investment. In addition, our advisor, to the extent such information is available, will consider the following:

•	tenant rolls and tenant creditworthiness;

•	a property condition report;

•	unit level store performance;

•	property location, visibility and access;

•	age of the property, physical condition and curb appeal;

•	neighboring property uses;

•	local market conditions, including vacancy rates;

•	area demographics, including trade area population and average household income;

•	neighborhood growth patters and economic conditions;

•	presence of nearby properties that may positively or negatively impact store sales at the subject property; and

•	lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options.

Our advisor will review the terms of each existing lease by considering various factors, including:

•	rent escalations;

•	remaining lease term;

•	renewal option terms;

•	tenant purchase options;

•	termination options;

•	scope of the landlord’s maintenance, repair and replacement requirements;

•	projected net cash flow yield; and

•	projected internal rates of return.

Our board of directors has adopted a policy to prohibit acquisitions from affiliates of our advisor except in limited circumstances. See the section of this prospectus captioned “Conflicts of Interest — Transactions with Our Advisor and its Affiliates.”

Conditions to Closing Our Acquisitions

Generally, we condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence that title to the property can be freely sold or otherwise transferred to us, subject to such liens and encumbrances as are acceptable to our advisor;

•	financial statements covering recent operations of properties having operating histories;

•	title and liability insurance policies; and

•	certificates of the tenant attesting that the tenant believes that, among other things, the lease is valid and enforceable.

In addition, we will take such steps as we deem necessary with respect to potential environmental matters. See the section of this prospectus captioned “— Environmental Matters” below.

We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion. We do not currently intend to construct or develop properties or to render any services in connection with such development or construction but we may do so in the future.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased.

In the purchasing, leasing and developing of properties, we are subject to risks generally incident to the ownership of real estate. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

Ownership Structure

We intend our investments in real estate to generally take the form of holding fee title or a long-term leasehold estate. We expect to acquire such interests either directly through our operating partnership or indirectly through limited liability companies, limited partnerships or other entities owned and/or controlled by our operating partnership. We may acquire properties by acquiring the entity that holds the desired properties. We also may acquire properties through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including the developers of the properties or affiliates of our advisor. See the section captioned “Our Operating Partnership Agreement” in this prospectus and the “— Joint Venture Investments” section below.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with affiliated entities of our advisors, including other real estate programs sponsored by affiliates of our advisor, and other third parties for the acquisition, development or improvement of properties or the acquisition of other real estate-related investments. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the underlying real property or other real estate-related investment using the same criteria described above in “— Investment Decisions” for the selection of our real property investments. Our advisor also will evaluate the joint venture or co-ownership partner and the proposed terms of the joint venture or a co-ownership arrangement.

Our general policy is to invest in joint ventures only when we will have an option or contract to purchase, or a right of first refusal to purchase, the property held by the joint venture or the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell all or a portion of the interests held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one asset, the interest in each such asset may be specially allocated between us and the joint venture partner based upon the respective proportion of funds deemed invested by each co-venturer in each such asset.

Our advisor’s officers and key persons may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor’s officers and key persons may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since some or all of our advisor’s officers and key persons will also advise the affiliated co-venturer, agreements and transactions between us and any other Cole-sponsored co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

We may enter into joint ventures with other Cole real estate programs, or with our sponsor, our advisor, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by unaffiliated joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

Development and Construction of Properties

We may invest in properties on which improvements are to be constructed or completed or which require substantial renovation or refurbishment. We expect that joint ventures would be the exclusive vehicle through which we would invest in build-to-suit properties. Our general policy is to structure them as follows:

•	we may enter into a joint venture with third parties who have an executed lease with the developer who has an executed lease in place with the future tenant whereby we will provide a portion of the equity or debt financing;

•	we would accrue a preferred return during construction on any equity investment;

•	the properties will be developed by third parties; and

•	consistent with our general policy regarding joint venture investments, we would have an option or contract to purchase, or a right of first refusal to purchase, the property or co-investor’s interest.

It is possible that joint venture partners may resist granting us a right of first refusal or may insist on a different methodology for unwinding the joint venture if one of the parties wishes to liquidate its interest.

In the event that we elect to engage in development or construction projects, in order to help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by a completion guaranty, completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent. We may directly employ one or more project managers, including our advisor or an affiliate of our advisor, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us or through an affiliate of our advisor and reimbursed by us. In either event, the compensation would reduce the amount of any construction fee, development fee or acquisition fee that we would otherwise pay to our advisor or its affiliate.

In addition, we may invest in unimproved properties, provided that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating cash flows, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

Environmental Matters

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the presence and release of hazardous substances and the remediation of contamination associated with disposals. State and federal laws in this area are constantly evolving, and we intend to take commercially reasonable steps to protect ourselves from the impact of these laws.

We generally will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines the assessment is not necessary because there is an existing recent Phase I site assessment. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property interviewing the key site manager and/or property owner, contacting local governmental agency personnel and performing an environmental regulatory database search in an attempt to determine any known environmental concerns in, and in the immediate vicinity of, the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.

In the event the Phase I site assessment uncovers potential environmental problems with a property, our advisor will determine whether we will pursue the investment opportunity and whether we will have a “Phase II” environmental site assessment performed. The factors we may consider in determining whether to conduct a Phase II site assessment include, but are not limited to, (i) the types of operations conducted on the property and surrounding property, (ii) the time, duration and materials used during such operations, (iii) the waste handling practices of any tenants or property owners, (iv) the potential for hazardous substances to be released into the environment, (v) any history of environmental law violations on the subject property and surrounding property, (vi) any documented environmental releases, (vii) any observations from the consultant that conducted the Phase I environmental site assessment, and (viii) whether any party (i.e. surrounding property owners, prior owners or tenants) may be responsible for addressing the environmental conditions. We will determine whether to conduct a Phase II environmental site assessment on a case by case basis.

We expect that some of the properties that we acquire may contain, at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, clean-up and monitoring in determining the purchase price. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

Other Possible Investments

Although we expect to invest primarily in real estate, our portfolio may also include other real estate-related investments, such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, frequently, but not necessarily always, in the corporate sector, to the extent such assets do not cause us to lose our REIT status or cause us to be an investment company under the Investment Company Act. We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. Thus, to the extent that our advisor presents us with high quality investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code and do not cause us, our operating partnership, or any other subsidiaries to meet the definition of an “investment company” under the Investment Company Act, our portfolio composition may vary from what we initially expect. Our board of directors has broad discretion to change our investment policies in order for us to achieve our investment objectives.

Investing in and Originating Loans.  The criteria that our advisor will use in making or investing in loans on our behalf is substantially the same as those involved in acquiring properties for our portfolio. We do not intend to make loans to other persons, to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than those relating to real estate. However, unlike our property investments which we expect to hold in excess of seven years, we expect that the average duration of loans will typically be one to five years.

We do not expect to make or invest in loans that are not directly or indirectly secured by real estate. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent third party appraiser, unless we find substantial justification due to other underwriting criteria. We may find such justification in connection with the purchase of loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the loan investment does not exceed the fair market value of the underlying property. We will not invest in or make loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine and in the event the transaction is with our advisor, any of our directors or their respective affiliates, the appraisal will be obtained from a certified independent appraiser to support its determination of fair market value.

We may invest in first, second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. However, we will not make or invest in any loans that are subordinate to any mortgage or equity interest of our advisor or any of its or our affiliates. We also may invest in participations in mortgage loans. A mezzanine loan is a loan made in respect of certain real property but is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. A bridge loan is short term financing, for an individual or business, until permanent or the next stage of financing, can be obtained. Second mortgage and wraparound loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	the condition and use of the property;

•	current and projected cash flow of the property;

•	potential for rent increases;

•	the degree of liquidity of the investment;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located;

•	in the case of mezzanine loans, the ability to acquire the underlying real property; and

•	other factors that our advisor believes are relevant.

In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We do not have any policies directing the portion of our assets that may be invested in construction loans, mezzanine loans, bridge loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that we make or invest in loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. We are not limited as to the amount of gross offering proceeds that we may use to invest in or originate loans.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.

Investment in Other Real Estate-Related Securities.  To the extent permitted by Section V.D.2 of the NASAA REIT Guidelines, and subject to the limitations set forth in this prospectus and in our charter, we may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Our board of directors (including all of our independent directors) has authorized us to invest in preferred real estate-related equity securities, provided that such investments do not exceed the limitations contained in any credit facility or other agreement to which we are a party. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.

We may also make investments in CMBS to the extent permitted by the NASAA REIT Guidelines. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes. Our board of directors has adopted a policy to limit any investments in non-investment grade CMBS to not more than 10% of our total assets.

Borrowing Policies

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. By operating on a leveraged basis, we have more funds available for investment in properties. This allows us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.

At the same time, our advisor believes in utilizing leverage in a moderate fashion. While there is no limitation on the amount we may borrow against any single improved property, our charter limits our aggregate borrowings to 75% of the cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Consistent with our advisor’s approach toward the moderate use of leverage, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing. For example, our independent directors may find that we are justified in exceeding these limitations on borrowings during the offering stage, as we will be in the process of raising our equity capital to build our portfolio. Higher debt levels during the offering stage may enable us to acquire properties earlier than we might otherwise be able to acquire them if we were to adhere to these debt levels, which could yield returns that are accretive to the portfolio. In addition, as we will be in the offering stage, more equity could be raised in the future to reduce the debt levels to within the limitations described herein. After we have acquired a substantial portfolio, our advisor will target a leverage of 50% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our gross assets.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Our advisor will have substantial discretion with respect to the financing we obtain, subject to our borrowing policies, which will be approved by our board of directors. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements and an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted and we may not be able to adequately diversify our portfolio.

We may not borrow money from any of our directors or from our advisor or its affiliates unless such loan is approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Disposition Policies

We intend to hold each property we acquire for an extended period, generally in excess of seven years. Holding periods for other real estate-related investments may vary. Regardless of intended holding periods, circumstances might arise that could cause us to determine to sell an asset before the end of the expected holding period if we believe the sale of the asset would be in the best interests of our stockholders. The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, current tenant rolls and tenant creditworthiness, whether we could apply the proceeds from the sale of the asset to make other investments, whether disposition of the asset would increase cash flow, and whether the sale of the asset would be a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

Investment Limitations, in General

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Until we list our shares on a national securities exchange, we:

•	will not borrow in excess of 75% of the aggregate cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing (although our board of directors has adopted a policy to reduce this limit from 75% to 60%);

•	will not make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	will not make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	will not invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our advisor, any director, our sponsor or any of our affiliates;

•	will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	will not invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	will not issue equity securities on a deferred payment basis or other similar arrangement;

•	will not issue debt securities in the absence of adequate cash flow to cover debt service;

•	will not issue shares that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•	will not issue equity securities redeemable solely at the option of the holder (which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests);

•	will not issue options or warrants to our advisor, our directors, our sponsor or any of their respective affiliates except on the same terms as such options or warrants are sold to the general public and provided that such options or warrants do not exceed ten percent of our outstanding shares on the date of grant;

•	will not make any investment that we believe will be inconsistent with our objectives of remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

•	will not invest in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness, except where the amount of the subordinated debt, plus the amount of the senior debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of our company (as shown on our books in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets (and the value of all investments in this type of subordinated debt will be limited to 10% of our tangible assets);

•	will not engage in securities trading, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

•	will not acquire interests in any entity holding investments or engaging in activities prohibited by Article IX of our charter, except for investments in which we hold a non-controlling interest or investments in publicly-traded entities; and

•	will continually review our investment activity to ensure that we are not classified as an “investment company” under the Investment Company Act.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described in the “Conflicts of Interest” section of this prospectus. Our charter also includes restrictions on roll-up transactions, which are described under the “Description of Shares” section of this prospectus.

Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations, and the operations of our operating partnership, and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the 40% test). “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire a diversified portfolio of income-producing real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act.

We believe that neither we nor our operating partnership will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because neither of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, through our operating partnership, will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we and our operating partnership will be able to conduct our respective operations such that neither entity will be required to register as an investment company under the Investment Company Act.

In addition, because we are organized as a holding company that will conduct its business primarily through our operating partnership, which in turn is a holding company that will conduct its business through its subsidiaries, we intend to conduct our operations, and the operations of our operating partnership and any other subsidiary, so that we will not meet the 40% test under Section 3(a)(1)(C) of the Investment Company Act.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Policies

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed.

Generally, our board of directors may revise our investment policies without the concurrence of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are provided in our charter, without the concurrence of a majority of the outstanding shares, except for amendments that do not adversely affect the rights, preferences and privileges of our stockholders.

Real Property Investments

As of the date of this prospectus, we have not acquired or contracted to acquire any specific real properties or other real estate-related investments. Our advisor and its affiliates are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed upon the respective real property and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change prior to any actual purchase.

We intend to obtain adequate insurance coverage for all properties that we acquire.

Dilution of the Net Tangible Book Value of Our Shares

Our net tangible book value per share is calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value assumes that the value of real estate assets diminishes predictably over time, as shown through the depreciation and amortization of real estate investments, while historically real estate values have risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe will reflect the estimated value of our assets upon the sale of our company, an orderly liquidation of the real estate portfolio we intend to acquire or the listing of our shares of common stock for trading on a national securities exchange consistent with our potential exit strategies. However, after we begin acquiring real estate assets, net tangible book value will reflect certain dilution in value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) fees and expenses paid in connection with our public offering, including selling commissions and dealer manager fees, (iii) the fees and expenses paid to our advisor and third parties in connection with the acquisition of our assets and related financing, and (iv) the funding of distributions from sources other than cash flow from operations, if any. Accordingly, investors in this offering will experience immediate dilution of the net tangible book value per share of our common stock from the per share offering price.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate after we break escrow, but before the end of the offering period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our accompanying consolidated financial statements and notes thereto.

Overview

We were formed on July 27, 2010, and we intend to qualify as a REIT beginning with the taxable year ending December 31 for the first year in which we commence material operations. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of retail and other income-producing commercial properties, which are leased to creditworthy tenants under long-term leases. We expect that most of the properties will be strategically located throughout the United States and U.S. protectorates and subject to “net” leases, whereby the tenant will be obligated to pay for all or most of the expenses of maintaining the property (including real estate taxes, special assessments and sales and use taxes, utilities, insurance, building repairs and common area maintenance related to the property). We intend to hold each property we acquire for an extended period, of more than seven years. As of the date of this prospectus, we have not yet commenced operations or entered into any arrangements to acquire any specific investments. The number of assets we acquire will depend upon the number of shares sold in this offering and the resulting amount of the net proceeds available for investment, as well as our ability to arrange debt financing. See the “Risk Factors” section of this prospectus.

Application of Critical Accounting Policies

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Below are the accounting policies we believe will be critical once we commence principal operations. We consider these policies to be critical because they require our management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

Investment in and Valuation of Real Estate and Related Assets

We will be required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful life of each asset. Real estate assets will be stated at cost, less accumulated depreciation and amortization. Amounts capitalized to real estate assets consist of the cost of acquisition, excluding acquisition related expenses, construction and any tenant improvements, major improvements and betterments that extend the useful life of the related asset and leasing costs. All repairs and maintenance will be expensed as incurred.

Assets, other than land, will be depreciated or amortized on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. Impairment indicators that we will consider include, but are not limited to, bankruptcy or other credit concerns of a property’s major tenant, such as a history of late payments, rental concessions, a significant decrease in a property’s revenues due to circumstances such as lease terminations, vacancies, co-tenancy clauses or reduced lease rates. When indicators of potential impairment are present, we will assess the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will reduce the real estate and related intangible assets and liabilities to their fair value and recognize an impairment loss.

Projections of expected future cash flows will require us to use estimates such as current market rental rates on vacant properties, future market rental income amounts subsequent to the expiration of lease agreements, property operating expenses, terminal capitalization and discount rates, the number of months it takes to re-lease a property, required tenant improvements and the number of years the property is held for investment. The use of alternative assumptions in the future cash flow analysis would result in a different assessment of the property’s future cash flow and fair value and a different conclusion regarding the existence of an impairment, the extent of such loss, if any, as well as the carrying value of our real estate and related intangible assets.

When a real estate asset is identified by management as held for sale, we will cease depreciation of the asset and estimate the sales price, net of selling costs. If, in management’s opinion, the net sales price of the asset is less than the net book value of the asset, an adjustment to the carrying value would be recorded to reflect the estimated fair value of the property net of selling costs.

Allocation of Purchase Price of Real Estate and Related Assets

Upon the acquisition of real properties, we will allocate the purchase price of such properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in-place leases, based in each case on their fair values. We will utilize independent appraisals to assist in the determination of the fair values of the tangible assets of an acquired property (which includes land and building). We will obtain an independent appraisal for each real property acquisition. The information in the appraisal, along with any additional information available to us, will be used in estimating the amount of the purchase price that is allocated to land. Other information in the appraisal, such as building value and market rents, may be used by us in estimating the allocation of purchase price to the building and to lease intangibles. The appraisal firm will have no involvement in management’s allocation decisions other than providing this market information.

The fair values of above market and below market in-place leases will be recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, which will generally be obtained from independent appraisals, measured over a period equal to the non-cancelable term of the lease including any bargain renewal periods, with respect to a below market lease. The above market and below market lease values will be capitalized as intangible lease assets or liabilities. Above market lease values will be amortized as an adjustment of rental income over the lesser of the useful life or the remaining terms of the respective leases. Below market leases will be amortized as an adjustment of rental income over the remaining terms of the respective leases, including any bargain renewal periods. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above market and below market in-place lease values relating to that lease would be recorded as an adjustment to rental income.

The fair values of in-place leases will include direct costs associated with obtaining a new tenant, and opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease. Direct costs associated with obtaining a new tenant may include commissions, tenant improvements, and other direct costs and are estimated, in part, by utilizing information obtained from independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs will be included in intangible lease assets in our consolidated balance sheets and will be amortized to expense over the lesser of the useful life or the remaining terms of the respective leases. The value of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. These intangibles will be included in intangible lease assets in our consolidated balance sheet and will be amortized to expense over the lesser of the useful life or the remaining term of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.

The determination of the fair values of the assets and liabilities acquired will require the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount and capitalization rates, interest rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported net income.

Revenue Recognition

Upon the acquisition of real estate, we expect certain properties will have leases where minimum rent payments increase during the term of the lease. We will record rental revenue for the full term of each lease on a straight-line basis. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. We defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Expected reimbursements from tenants for recoverable real estate taxes and operating expenses will be included in rental income in the period the related costs are incurred.

Real Estate Loans Receivable

Mortgage notes receivable will consist of loans we acquire, which are secured by real estate. Mortgage notes receivable will be recorded at stated principal amounts net of any discount or premium and deferred loan origination costs or fees. The related discounts or premiums on mortgage notes receivable purchased will be amortized or accreted over the life of the related mortgage receivable. We will defer certain loan origination and commitment fees, and amortize them as an adjustment of the mortgage notes receivable’s yield over the term of the related mortgage receivable. We will evaluate the collectability of both interest and principal on each mortgage note receivable to determine whether it is collectible. A mortgage note receivable will be considered to be impaired, when based upon current information and events, it is probable that we will be unable to collect all amounts due according to the existing contractual terms. When a mortgage note receivable is considered to be impaired, the amount of loss will be calculated as the amount by which the recorded investment exceeds the greater of the value determined by discounting the expected future cash flows at the mortgage note receivable’s effective interest rate or the value of the underlying collateral if the mortgage note receivable is collateralized. Interest income on performing mortgage note receivable will be accrued as earned. Interest income on impaired mortgage notes receivable will be recognized on a cash basis.

Income Taxes

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT, beginning with the taxable year ending December 31 for the first year in which we commence material operations. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we make an election to be taxed as a REIT and later fail to qualify as a REIT in any taxable year and certain relief provisions do not apply, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ending December 31 for the first year in which we commence material operations, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we have issued at least $2,500,000 in shares of our common stock pursuant to this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties and real estate-related investments, other than those referred to in this prospectus.

Liquidity and Capital Resources

General

We will not commence any significant operations until we have issued at least $2,500,000 in shares of our common stock pursuant to this offering. Our principal demands for funds will be for real estate and real estate-related investments, for the payment of operating expenses and distributions, for the payment of interest on any outstanding indebtedness and to satisfy redemption requests. Generally, we expect to meet cash needs for items other than acquisitions from our cash flow from operations, and we expect to meet cash needs for acquisitions from the net proceeds of this offering and from financings, which may include potential borrowings under line of credit agreements. We currently have not entered into any line of credit agreements.

There may be a delay between the sale of our shares and the purchase of properties or other investments, which could result in a delay in our ability to make distributions to our stockholders. Some or all of our distributions will be paid from other sources, such as from the proceeds of this offering, cash advances to us by our advisor, cash resulting from a waiver of advisory fees and borrowings secured by our assets in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fund fully the payment of distributions. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. In addition, to the extent our investments are in development or redevelopment projects or in other properties that have significant capital requirements and/or delays in their ability to generate income, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

We intend to borrow money to acquire properties and make other investments. There is no limitation on the amount we may borrow against any single improved property. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines; however, we may exceed that limit if approved by a majority of our independent directors. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. We expect that during the period of this offering we will request that our independent directors approve borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio.

Our advisor may, but is not required to, establish capital reserves from gross offering proceeds, out of cash flow generated by operating properties and other investments or out of non-liquidating net sale proceeds from the sale of our properties and other investments. Capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of capital reserves.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Contractual Obligations

We had no contractual obligations or off balance sheet arrangements as of December 31, 2011.

Related-Party Transactions and Agreements

We intend to enter into agreements with CR IV Advisors and its affiliates, whereby we will agree to pay certain fees to, or reimburse certain expenses of, CR IV Advisors or its affiliates for acquisition fees, disposition fees, organization and offering costs, sales commissions, dealer manager fees, advisory fees and reimbursement of operating costs.

Quantitative and Qualitative Disclosures about Market Risks

We will be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and make loans and other permitted investments. We intend to manage our interest rate risk by limiting the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section and in the Prior Performance Tables attached to this prospectus provides relevant summary information on the historical experience of the real estate programs managed over the last ten years by our sponsor, Cole Real Estate Investments, including certain officers and directors of our advisor. The prior performance of the programs previously sponsored by Cole Real Estate Investments is not necessarily indicative of the results that we will achieve. For example, most of the prior programs were privately offered and did not bear a fee structure similar to ours, or the additional costs associated with being a publicly held entity. Therefore, you should not assume that you will experience returns comparable to those experienced by investors in prior real estate programs sponsored by Cole Real Estate Investments.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by Cole Real Estate Investments. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.

The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor and its affiliates (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of properties (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, contains certain additional information relating to properties acquired by these prior real estate programs. We will furnish copies of such tables to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them. As of December 31, 2010, approximately 98% of the prior real estate programs had investment objectives similar to those of this program, based on number of programs.

Summary Information

Prior Private Programs

During the period from January 1, 2001 to December 31, 2010, Cole Real Estate Investments sponsored 65 privately offered programs, including six limited partnerships, four debt offerings, 27 Delaware Statutory Trusts, 26 tenant-in-common programs, and CCPT I, a privately offered REIT, each with investment objectives similar to this program, and one limited partnership that did not have similar investment objectives to this program. As of December 31, 2010, such privately offered prior programs have raised approximately $674.9 million from approximately 6,300 investors. For more detailed information about the experience of our affiliates in raising and investing funds for offerings initiated over the last three years and compensation paid to the sponsors of these programs, see Tables I and II of the Prior Performance Tables.

With respect to the six privately offered limited partnerships sponsored by Cole Real Estate Investments during the period from January 1, 2001 to December 31, 2010, which had similar investment objectives to this program, affiliates of our advisor have been general partners in each limited partnership. In total, limited partnership interests were sold to approximately 1,800 investors, raising approximately $86.6 million of capital. The foregoing partnerships have purchased in the aggregate 29 properties for an approximate acquisition cost of $204.0 million, of which approximately 57.4% is attributable to 23 single-tenant commercial properties, 40.0% is attributable to three shopping centers, 1.3% is attributable to one data center and 1.3% is attributable to two unimproved or partially-improved land parcels intended for high-rise/data center development. Four of the properties were located in the Phoenix metropolitan area, and 25 were located in the following states: three in Tennessee; three in Oklahoma; two in California; two in Florida; two in Ohio; and one each in Alabama, Indiana, Iowa, Kentucky, Michigan, Missouri, Nevada, New Mexico, New York, South Carolina, Texas, Virginia and Washington. The properties have been purchased on terms varying from all cash to market rate financing. All of the 29 properties have been sold and each of the limited partnerships has completed operations. See Table IV of the Prior Performance Tables for information on the limited partnerships that completed operations since January 1, 2006.

Five of the six privately offered limited partnerships, Cole Credit Property Fund I, LP (CCPF), Cole Credit Property Fund II, LP (CCPF II), Cole Santa Fe Investors, LP, Cole Desert Palms Power Center, LP and Cole Boulevard Square Investors, LP, achieved average annual returns ranging from approximately 8.07% to approximately 15.36% during the life of the respective partnership through the date of liquidation. Another privately offered program, Cole Southwest Opportunity Fund, LP, completed development of a data facility in Phoenix, Arizona in August 2001 through a joint venture, and on April 6, 2005, the Phoenix facility was sold for $16.3 million, resulting in a return to investors of 83% of their original investment. See Tables III and IV of the Prior Performance Tables for additional information regarding these prior private programs that completed operations since January 2006.

Two of the privately offered limited partnerships, CCPF and CCPF II, disposed an aggregate of 22 properties each through a sale to CCPT II for $121.3 million. In accordance with CCPT II’s charter, CCPT II’s board of directors, including all of its independent directors, not otherwise interested in the transactions, approved these purchases as being fair and reasonable to CCPT II at a price in excess of the cost paid by the affiliated seller, and determined that there was substantial justification for the excess cost. In addition, the limited partners of CCPF and CCPF II approved the sales.

With respect to the one privately offered limited partnership sponsored by Cole Real Estate Investments during the period from January 1, 2001 to December 31, 2010, Cole Growth Opportunity Fund I LP (CGOF), which did not have similar investment objectives to this program, an affiliate of our advisor serves as the general partner. Unlike the investment approach of Cole’s other programs, which were designed to provide current income through the payment of cash distributions, CGOF is designed to invest in properties located in high growth markets in the early stages of development, where value added investment strategies could be implemented with the objective of realizing appreciation through the sale or other form of disposition of properties. As of December 31, 2010, CGOF had raised approximately $26.3 million from approximately 400 investors and owned directly, or through investments in joint ventures, a total of four properties including three properties in Arizona and one property in Nevada for an aggregate cost of approximately $27.3 million including development related costs. None of these properties have been sold.

In addition to the partnerships described above, as of December 31, 2010, affiliates of our advisor had issued an aggregate of approximately $114.2 million in collateralized senior notes through four privately offered debt programs and had acquired an aggregate of 123 single-tenant retail properties, 39 single-tenant commercial properties, three multi-tenant retail properties and one land parcel in 37 states for an aggregate acquisition cost of approximately $1.0 billion. The debt offerings are considered to be prior programs, as proceeds were primarily used to invest in single-tenant income-producing retail and commercial properties. One of the primary purposes of the note programs was to enable Cole Real Estate Investments to acquire assets that might be suitable for its tenant-in-common program and Delaware Statutory Trust Program and for acquisition by one of its equity programs pending such time as the respective program had sufficient capital and/or corporate approval to acquire the asset. As of December 31, 2010, 162 of the properties had been sold, of which eight were sold to CCPT I, one land parcel was sold to CGOF, 17 were sold to CCPT II, six were sold to CCPT III and 130 were sold to unrelated third parties. Of the 130 properties sold to unrelated third parties, 26 were sold to investors in Cole Real Estate Investment’s tenant-in-common program, 52 were sold to investors in Cole Real Estate Investment’s Delaware Statutory Trust Program. On April 28, 2006, an affiliate of our advisor redeemed at par all of the approximately $28.0 million in collateralized senior notes issued under the first debt offering. On April 6, 2009, an affiliate of our advisor redeemed at par all of the approximately $28.8 million in collateralized senior notes issued under the second debt offering.

In addition, Cole Real Estate Investments offered properties to Section 1031 exchange investors in the form of the sale of tenant-in-common ownership interests in such properties. As of December 31, 2010, aggregate ownership interests in 26 properties of approximately $171.4 million had been sold in 26 private offerings of properties located in 15 states. The value of such tenant-in-common ownership interests was determined by the aggregate purchase price, including acquisition costs, of the properties. In addition, Cole Real Estate Investments offered properties through a Delaware statutory trust program whereby beneficial interests were offered in trusts that acquired real property. As of December 31, 2010, aggregate ownership interests in 52 properties of approximately $176.1 million had been sold in 27 private offerings of properties located in 21 states. The value of such beneficial interests was determined by the aggregate purchase price, including acquisition costs, of the real property acquired. Each of the programs described in this paragraph were still in operation as of December 31, 2010 and have similar investment objectives to this program. See Tables I and II of the Prior Performance Tables for additional information regarding these programs.

On April 26, 2004, CCPT I commenced a private placement of shares of its common stock for $10 per share, subject to certain volume and other discounts. CCPT I completed the private placement on September 16, 2005, after having raised aggregate gross proceeds of approximately $100.3 million. As of December 31, 2010, CCPT I had approximately 1,400 investors, and had acquired 42 single-tenant retail properties located in 19 states for an aggregate acquisition cost of approximately $199.1 million. CCPT I has similar investment objectives to this program. CCPT I disclosed in its private placement memorandum a targeted liquidity event by February 1, 2016. Such targeted date has not yet occurred, and CCPT I has not had a liquidity event. See the Prior Performance Tables for additional information regarding this program.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by CCPT I within the last 24 months. For a reasonable fee, CCPT I will provide copies of any exhibits to such Form 10-K.

During the period from January 1, 2001 to December 31, 2010, the prior private programs purchased an aggregate of 232 properties located in 40 states. The table below gives information about these properties by region.

	Properties Purchased
		% of Total
Location	Number	Purchase Price

South	112	42.2%
Midwest	63	29.4%
West	34	22.4%
Northeast	23	6.0%

	232	100.0%

Based on the aggregate purchase price of the 232 properties, approximately 76.0% were single-tenant retail properties, approximately 15.8% were multi-tenant retail properties, approximately 7.0% were single-tenant commercial properties, approximately 1.0% were land and approximately 0.2% were data centers. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs of our affiliates as of December 31, 2010:

Type of Property	New	Used	Construction

Retail/Commercial	25.7%	73.1%	1.2%
Land	—	100%	—
Data Center	—	—	100%

As of December 31, 2010, these private programs had sold 182, or 78.4% of the total 232 properties purchased, of which 39 properties were sold to CCPT II, six properties were sold to CCPT III and 137 properties were sold to unrelated third parties. Of the 137 properties sold to unrelated third parties, 26 properties sold to investors in Cole Real Estate Investment’s tenant-in-common program and 52 properties sold to investors in Cole Real Estate Investment’s Delaware Statutory Trust Program. The original purchase price of the properties that were sold was approximately $1.1 billion, and the aggregate sales price of such properties was approximately $1.2 billion. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last five years, results of such programs that have completed their operations over the last five years and the sales or other disposals of properties with investment objectives similar to ours over the last three years.

During the three years ended December 31, 2010, the prior private real estate programs purchased an aggregate of ten properties located in seven states. The table below gives information about these properties by region.

	Properties Purchased
		% of Total
Location	Number	Purchase Price

South	4	40.4%
West	4	37.0%
Midwest	2	22.6%

	10	100.0%

Based on the aggregate purchase price of the ten properties, approximately 63.0% were single-tenant retail properties, approximately 22.0% were single-tenant commercial properties and approximately 15.0% were land. A total of four of the properties were purchased with a combination of offering proceeds and mortgage notes payable and the remaining six properties were purchased solely using offering proceeds.

Prior Public Programs

Other than our company, Cole Real Estate Investments sponsored two publicly offered REITs, CCPT II and CCPT III, during the period from January 1, 2001 to December 31, 2010. CCPT II and CCPT III each have similar investment objectives to this program. As of December 31, 2010, CCPT II had raised approximately $2.2 billion from approximately 41,000 investors and CCPT III had raised approximately $2.5 billion from approximately 59,000 investors. For more detailed information about the experience of our affiliates in raising and investing funds for this public offering and compensation paid to the sponsors of CCPT II and CCPT III, see Tables I and II of the Prior Performance Tables.

On June 27, 2005, CCPT II commenced an initial public offering of shares of its common stock for $10 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT II terminated its initial public offering on May 22, 2007 and commenced a follow-on public offering on May 23, 2007. Pursuant to the follow-on offering, CCPT II offered and sold shares of its common stock for $10 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. CCPT II terminated its follow-on offering on January 2, 2009, although it continues to offer and sell shares of its common stock to existing CCPT II stockholders pursuant to its distribution reinvestment plan. As of December 31, 2010, CCPT II had raised approximately $2.2 billion from approximately 41,000 investors and had acquired 412 single-tenant retail properties, 292 single-tenant commercial properties, and 21 multi-tenant retail properties in an aggregate of 45 states and the U.S. Virgin Islands for an aggregate acquisition cost of approximately $3.2 billion. CCPT II also acquired indirect interests in one multi-tenant retail property through a joint venture for approximately $53.7 million and in a ten-property storage facility portfolio through a joint venture for approximately $70.7 million. CCPT II disclosed in its prospectus a targeted liquidity event by May 22, 2017. On June 28, 2011, CCPT II disclosed that Cole Real Estate Investments is actively exploring options to successfully exit CCPT II’s portfolio within the next 12 months, and that the potential exit strategies it is evaluating include, but are not limited to, a sale of the portfolio or a listing of the portfolio on a public stock exchange. Such targeted date has not yet occurred, and CCPT II has not had a liquidity event.

On October 1, 2008, CCPT III commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT III terminated its initial public offering on October 1, 2010 and commenced a follow-on public offering on October 1, 2010. Pursuant to the follow-on offering, CCPT III is offering and selling shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. CCPT III’s follow-on offering is ongoing, and it also continues to offer and sell shares of its common stock to existing CCPT III stockholders pursuant to its distribution reinvestment plan. As of December 31, 2010, CCPT III had raised approximately $2.5 billion from approximately 59,000 investors and had acquired 332 single-tenant retail properties, 94 single-tenant commercial properties, and 21 multi-tenant retail properties in an aggregate of 39 states for an aggregate acquisition cost of approximately $2.9 billion. In addition, through three joint venture arrangements, as of December 31, 2010, CCPT III had interests in seven properties comprising 909,000 gross rentable square feet of commercial space and an interest in a land parcel under development comprising 213,000 square feet of land. CCPT III disclosed in its prospectus that, while it does not have a fixed liquidity event date, if it does not list its shares of common stock on a national securities exchange by October 1, 2020, CCPT III’s charter requires that it either seek stockholder approval of an extension or elimination of the listing deadline or stockholder approval of the liquidation and dissolution of CCPT III. If CCPT III does not obtain either such stockholder approval, its charter does not require a liquidity event and CCPT III could continue to operate as before.

The offering price for CCPT III’s shares of common stock is not based on the expected book value or expected net asset value of CCPT III’s proposed investments, or its expected operating cash flows. Although CCPT III’s board of directors may do so at any time in its discretion, it is not anticipated that CCPT III’s board of directors will undertake a process for estimating the per share value of CCPT III’s common stock during the pendency of the CCPT III follow-on offering, but CCPT III’s board of directors is expected to do so within the 18-month period following the termination of the follow-on offering.

During the period from January 1, 2001 to December 31, 2010, the prior public real estate programs purchased 1,172 properties located in 45 states and the U.S. Virgin Islands. The table below gives information about these properties by region.

	Properties Purchased
		% of Total
		Purchase
Location	Number	Price

South	674	48.0%
Midwest	307	24.6%
West	111	19.7%
Northeast	79	7.6%
U.S. Virgin Islands	1	0.1%

	1,172	100.0%

Based on the aggregate purchase price of the 1,172 properties, approximately 53.9% were single-tenant retail properties, approximately 22.4% were single-tenant commercial properties and approximately 23.7% were multi-tenant retail properties.

The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior public real estate programs of our affiliates as of December 31, 2010:

Type of Property	New	Used	Construction

Retail/Commercial	10.7%	89.3%	—

As of December 31, 2010, the prior public programs had not sold any of the 1,172 properties purchased by these public programs.

During the three years ended December 31, 2010, the prior public real estate programs had purchased 839 properties located in 42 states.

The table below gives information about these properties by region.

	Properties Purchased
		% of Total
		Purchase
Location	Number	Price

South	519	50.9%
Midwest	174	18.4%
West	86	22.4%
Northeast	60	8.3%

	839	100.0%

Based on the aggregate purchase price of the 839 properties, approximately 52.8% were single-tenant retail properties, approximately 20.3% were single-tenant commercial properties and approximately 26.9% were multi-tenant retail properties. A total of 259 of the properties were purchased with a combination of offering proceeds and mortgage notes payable and the remaining 580 properties were purchased solely using offering proceeds.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by CCPT II and CCPT III within the last 24 months. For a reasonable fee, CCPT II and CCPT III will provide copies of any exhibits to such Form 10-K.

Liquidity Track Record

Prior Private Programs

Of the 65 prior private programs sponsored by Cole Real Estate Investments discussed above, 33 of them disclosed a targeted date or time frame for liquidation in their private placement memorandum. Of the 33 programs that made such disclosure, four programs liquidated by the date or within the time frame set forth in their private placement memorandum. With respect to the remaining 29 programs that made such disclosure, the targeted date or time frame for liquidation has not yet occurred and these programs are still in operation as of December 31, 2010.

Prior Public Programs

Of the two prior public programs sponsored by Cole Real Estate Investments discussed above, each of them disclosed in their prospectus a targeted date or time frame for listing their shares on a national securities exchange or seeking stockholder approval of either (1) an extension or elimination of the listing deadline, or (2) a liquidation. With respect to each of the programs, the targeted date or time frame for listing or seeking such stockholder approval has not yet occurred, and the programs are still in operation as of December 31, 2010.

Adverse Business and Other Developments

Adverse changes in general economic conditions have occasionally affected the performance of the prior programs. The following discussion presents a summary of significant adverse business developments or conditions experienced by Cole Real Estate Investment’s prior programs over the past ten years that may be material to investors in this offering.

Share Valuation

CCPT I stated in its private placement memorandum that after two years from the last offering of its shares of common stock, CCPT I would provide an estimated value per share for the principal purpose of assisting fiduciaries of plans subject to the annual reporting requirements of ERISA, and IRA trustees or custodians, which prepare reports relating to an investment in CCPT I’s shares of common stock. On January 13, 2012, CCPT I announced that its board of directors approved an estimated value of CCPT I’s common stock of $7.95 per share as of December 31, 2011. This estimated value represented an increase from the $7.65 per share estimated value as of December 31, 2010, announced by CCPT I on January 13, 2011 (and originally announced on February 1, 2010 as the estimated value as of December 31, 2009). The shares of CCPT I’s common stock were originally sold at a gross offering price of $10.00 per share. The principal reason for the initial decrease in share value was a decline in real estate values, despite CCPT I’s properties maintaining a 100% occupancy rate. The decline in values resulted from disruptions in the credit markets and the general economic conditions. The most recently announced estimated value reflects an improvement in the real estate markets, improvements in general economic conditions since December 2010 and other factors. In determining the most recently announced estimated value of CCPT I’s shares of common stock, the board of directors of CCPT I relied upon information provided by an independent investment banking firm that specializes in providing real estate financial services, and information provided by CCPT I Advisors. The statement of value was only an estimate and may not reflect the actual value of CCPT I’s shares of common stock. Accordingly, there can be no assurance that the estimated value per share would be realized by CCPT I’s stockholders if they were to attempt to sell their shares or upon liquidation.

In February 2009, FINRA informed broker dealers that sell shares of non-exchange traded REITs that broker dealers may not report, in a customer account statement, an estimated value per share that is developed from data more than 18 months old. To assist broker dealers in complying with the FINRA notice, the board of directors of CCPT II established an estimated value of CCPT II’s common stock of $9.35 per share as of July 27, 2011. This estimated value reflects an improvement from the $8.05 per share value as of June 22, 2010, announced by CCPT II in June 2010. The shares of CCPT II’s common stock were originally sold at a gross offering price of $10 per share. The principal reason for the initial decrease in share value was a decline in real estate values resulting from disruptions in the credit markets and the general economic conditions, in addition to a decline in CCPT II’s occupancy rate to 94%. The most recently announced estimated value reflects an improvement in the real estate markets, improvements in the general economic condition since June 2010, an improved occupancy rate to 95% and other factors. In determining the most recently announced estimated value of CCPT II’s shares of common stock, the board of directors of CCPT II relied upon information provided by an independent investment banking firm that specializes in providing real estate financial services, and information provided by CCPT II Advisors. The statement of value was only an estimate and may not reflect the actual value of CCPT II’s shares of common stock. Accordingly, there can be no assurance that the estimated value per share would be realized by CCPT II’s stockholders if they were to attempt to sell their shares or upon liquidation. CCPT II’s board of directors is expected to announce an updated estimated value of CCPT II’s shares of common stock within 18 months after July 27, 2011.

Distributions and Redemptions

From June 2005 through February 2010, CCPT I paid a 7% annualized distribution rate based upon a purchase price of $10 per share. However, beginning in March 2010, CCPT I reduced its annualized distribution rate to 5% based on a purchase price of $10 per share, or 6.54% based on the most recent estimated value of $7.65 per share. The principal reasons for the lower distribution rate were the approximately $50 million of fixed rate debt that was to mature by year-end 2010 and the prevailing credit markets, which dictated higher interest rates upon refinancing and amortization provisions, requiring CCPT I to pay down a portion of the principal on a monthly basis over the life of the loan.

Pursuant to CCPT I’s share redemption program, the company may use up to 1% of its annual cash flow, including operating cash flow not intended for distributions, borrowings, and capital transactions such as sales or refinancings, to satisfy redemption requests. Accordingly, CCPT I’s board of directors must determine at the beginning of each fiscal year the maximum amount of shares that CCPT I may redeem during that year. CCPT I’s board of directors determined that there was an insufficient amount of cash available for redemptions during the years ending December 31, 2008, 2009, 2010, 2011 and 2012. CCPT I continues to accept redemption requests which are considered for redemption if and when sufficient cash is available to fund redemptions. Requests relating to approximately 313,000 shares remained unfulfilled as of September 30, 2011, representing approximately $2.4 million in unfulfilled requests, based on the $7.65 per share estimated value of CCPT I’s common stock in effect at that time.

From October 2005 through February 2006, CCPT II paid a 6% annualized distribution rate based upon a purchase price of $10 per share; from March 2006 through June 2006, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10 per share; from July 2006 through June 2007, CCPT II paid a 6.5% annualized distribution rate based upon a purchase price of $10 per share; from July 2007 through June 2009, CCPT II paid a 7% annualized distribution rate based upon a purchase price of $10 per share. Beginning July 2009, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10 per share, or a 6.68% annualized distribution rate based on the most recent estimate of the value of $9.35 per share. The principal reason for the reduction of the distribution rate was the drop in the occupancy rate of the CCPT II portfolio from 99% on December 31, 2008, to 95% at September 30, 2009, resulting in lower revenue. CCPT II’s occupancy rate as of September 30, 2011 was 96%.

As of September 30, 2011, Cole Credit Property Trust II has paid approximately $503 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $458 million, offering proceeds of approximately $9 million, net proceeds from the sale of marketable securities of approximately $22 million and the sale of CCPT II’s interest in a joint venture of approximately $5 million, return of capital from unconsolidated joint ventures of approximately $3 million, and net borrowings of approximately $6 million. As of September 30, 2011, CCPT II had expensed approximately $9 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCPT II treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses are treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.

Pursuant to CCPT II’s share redemption program in effect during 2009, redemptions were limited to 3% of the weighted average number of shares outstanding during the prior calendar year, other than for redemptions requested upon the death of a stockholder. During 2009, CCPT II funded redemptions up to this limit. On November 10, 2009, CCPT II’s board of directors voted to temporarily suspend CCPT II’s share redemption program other than for requests made upon the death of a stockholder. CCPT II’s board of directors considered many factors in making this decision, including the expected announcement of an estimated value of CCPT II’s common stock in June 2010 and continued uncertainty in the economic environment and credit markets. On June 22, 2010, CCPT II’s board of directors reinstated the share redemption program, with certain amendments, effective August 1, 2010. Under the terms of the revised share redemption program, during any calendar year, CCPT II will redeem shares on a quarterly basis, up to one-fourth of 3% of the weighted average number of shares outstanding during the prior calendar year (including shares requested for redemption upon the death of a stockholder). In addition, funding for redemptions for each quarter will be limited to the net proceeds received from the sale of shares, in the respective quarter, under CCPT II’s distribution reinvestment plan. These limits might prevent CCPT II from accommodating all redemption requests made in any fiscal quarter or in any twelve month period. Requests for redemptions that are not fulfilled in a period may be resubmitted by stockholders in a subsequent period. Unfulfilled requests for redemptions are not carried over automatically to subsequent redemption periods. Accordingly, CCPT II considers the number of unfulfilled redemption requests for the most recently completed fiscal quarter to be equivalent to the cumulative number of unfulfilled redemption requests. Pursuant to the CCPT II share redemption program, the redemption price per share is dependent on the length of time the shares are held and the most recently disclosed estimated share value.

During the three months ended September 30, 2011, CCPT II received valid redemption requests relating to approximately 5.8 million shares, including approximately 1.9 million shares that had been submitted in previous periods, and, subsequent to September 30, 2011, requests relating to approximately 1.5 million shares were redeemed for $14.2 million at an average price of $9.27 per share. The remaining redemption requests relating to approximately 4.3 million shares went unfulfilled, representing approximately $40.2 million in unfulfilled requests, based upon a $9.35 per share redemption price. A valid redemption request is one that complies with the applicable requirements and guidelines of the share redemption program, as amended.

CCPT III’s board of directors began declaring distributions in January 2009, after the company commenced business operations. CCPT III paid a 6.5% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on January 6, 2009 through March 31, 2009. During the period commencing on April 1, 2009 and ending on March 31, 2010, CCPT III paid a 6.75% annualized distribution rate based upon a $10.00 per share purchase price. CCPT III paid a 7% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on April 1, 2010 and ending on December 31, 2010. Beginning on January 1, 2011, CCPT III reduced its annualized distribution rate to 6.50%. The principal reason for the reduction of the distribution rate was to align the distributions more closely with CCPT III’s present operating income. As of September 30, 2011, Cole Credit Property Trust III has paid approximately $273 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $133 million, offering proceeds of approximately $124 million, return of capital from unconsolidated joint ventures of approximately $1 million, and net borrowings of approximately $15 million. As of September 30, 2011, CCPT III had expensed approximately $124 million in cumulative real estate acquisition expenses which reduced operating cash flows. CCPT III treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses are treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.

Pursuant to CCPT III’s share redemption program, CCPT III will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing twelve months prior to the redemption date (the Trailing Twelve-month Cap); provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, such shares will not be subject to the Trailing Twelve-month Cap. In addition, all redemptions, including those upon death or qualifying disability, are limited to those that can be funded with cumulative net proceeds from the sale of shares through CCPT III’s distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, CCPT III limits quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing twelve-month period, and the funding for redemptions each quarter generally will be limited to the net proceeds received from the sale of shares in the respective quarter under CCPT III’s distribution reinvestment plan. CCPT III’s share redemption program further provides that while shares subject to redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, such shares will not be subject to the quarterly caps. CCPT III’s board of directors may waive these quarterly caps in its sole discretion, subject to the Trailing Twelve-month Cap. These limits might prevent CCPT III from accommodating all redemption requests made in any fiscal quarter or in any twelve-month period. As of September 30, 2011, CCPT III received valid redemption requests relating to approximately 4.5 million shares, which were redeemed in full at an average price of $9.68 per share, and no valid redemption requests went unfulfilled.

Additionally, one of the six privately offered limited partnerships, Cole Santa Fe Investors, LP, suspended distributions to investors due to a tenant bankruptcy beginning with the quarter ending December 31, 2003. On November 30, 2007, the property was sold for approximately $28.5 million, which resulted in a return to investors of 100% of their original investment plus a return of approximately 13.7% per year.

Another privately offered program, Cole Southwest Opportunity Fund, LP, was unable to lease its developed data center facility as a result of the severe downturn in the telecommunications industry. The Phoenix facility was sold for $16.3 million, which along with the previous sale of vacant land parcels in Las Vegas, Nevada formerly owned by a wholly-owned subsidiary of Cole Southwest Opportunity Fund, LP, resulted in a return to investors of approximately 83% of their original investment upon liquidation of the limited partnership.

DESCRIPTION OF SHARES

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following is a summary of the material terms of our common stock as set forth in our charter and bylaws, and is qualified by reference to our charter and bylaws. Our charter and bylaws are on file with the Securities and Exchange Commission as Exhibit 3.4 and 3.5, respectively, to our registration statement on Form S-11 and can be accessed over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. In addition, copies of our charter and bylaws are available at no cost upon request. See the “Where You Can Find More Information” section of this prospectus.

Our charter authorizes us to issue up to 500,000,000 shares of stock, of which 490,000,000 shares are designated as common stock at $0.01 par value per share and 10,000,000 shares are designated as preferred stock at $0.01 par value per share. As of January 24, 2012, 20,000 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. Our board of directors may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued shares of common stock or preferred stock into one or more classes or series and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. See the “Risk Factors — Risks Related to an Investment in Cole Credit Property Trust IV, Inc.” section of this prospectus.

To the extent that our board of directors determines that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon any liquidity event, would be entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors to issue one or more classes or series of preferred stock without stockholder approval (provided that the issuance of preferred stock must also be approved by a majority of independent directors not otherwise interested in the transaction) and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock; provided, however, that the voting rights of any such preferred stock offered and sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of our common stock as the consideration paid to us per share in such private offering bears to the book value of each outstanding share of our common stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock; subject to the limitation on voting rights noted in the preceding sentence. If we were to create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of shares of our common stock.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Subject to our charter restrictions on transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

However, under the Maryland General Corporation Law and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor; and

•	transfers of less than substantially all of our assets.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Our directors, including our independent directors, are required to take reasonable steps to ensure this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, our chief executive officer or by an officer upon the written request of stockholders holding at least 10% of our outstanding shares. Within ten days of receiving a written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast requesting a special meeting and stating the purpose of such special meeting, our sponsor will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting at the time and place specified in the request, or, if a time and place are not specified in the request, at a time and place convenient to our stockholders. The presence, either in person or by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder, and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives will also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us in writing that the list and records will not be used to pursue commercial interests before we become obligated to provide a copy of our stockholder list.

The corporation will continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.

Formation Transaction

In connection with our formation, Cole Holdings Corporation invested $200,000 in exchange for 20,000 shares of our common stock. Pursuant to our charter, Cole Holdings Corporation may not sell its initial investment in us while Cole Real Estate Investments remains our sponsor, but it may transfer its initial investment to its affiliates.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See the “Federal Income Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other reasons, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock.

Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	results in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust are referred to in this prospectus as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by our board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

Within 20 days of receiving notice from us that the Excess Securities have been transferred to the beneficial trust, the trustee of the beneficial trust shall sell the Excess Securities. The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds (net of any commissions and other expenses of sale), or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities, or (ii) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. We may reduce the amount payable to the intended transferee upon such sale by the amount of any distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (ii) proposes or attempts any of the transactions in clause (i), is required to give us 15 days written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interests to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See the section of this prospectus captioned “Where You Can Find More Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer. Any questions regarding the transferability of shares should be directed to our transfer agent, whose contact information is set forth on page 5 of this prospectus and in the application for transfer.

Distribution Policy and Distributions

We intend to pay regular monthly distributions to our stockholders. We anticipate that our board of directors will declare distributions to stockholders as of daily record dates with distributions aggregated and paid monthly in arrears. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. Because substantially all of our operations will be performed indirectly through CCPT IV OP, our operating partnership, our ability to pay distributions depends in large part on CCPT IV OP’s ability to pay distributions to us. In the event we do not have enough cash flow from operations to fund distributions, we may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. We expect that, from time to time, we will pay distributions in excess of our cash flows from operations as defined by GAAP. As a result, the amount of distributions paid at any time may not be an indicator of the current performance of our properties or current operating cash flows. If you are a Maryland investor, you will receive from us on a quarterly basis a notice that discloses the sources of our distribution payments in both dollar and percentage amounts, consistent with similar disclosure that will be included in the prospectus and updated quarterly.

Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current or accumulated earnings and profits typically constitute a return of capital for tax purposes and reduce the stockholders’ basis in our common shares. We will annually notify stockholders of the taxability of distributions paid during the preceding year.

Although we intend to pay regular monthly distributions, our results of operations, our general financial condition, general economic conditions, or other factors may inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, and are based on many factors, including current and expected cash flow from operations, as well as the obligation that we comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses, including fees and expenses paid to our advisor;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares;

•	the amount of cash used to repurchase shares under our share redemption program; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of operating cash flows that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, including through this offering, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT” section of this prospectus.

Distributions in Kind

Distributions in kind shall not be permitted, except for distributions of readily marketable securities or our securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept such offer.

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination with our advisor or any of its affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any of its affiliates. As a result, our advisor or any of its affiliates may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by Cole Capital Advisors or any affiliate of Cole Capital Advisors.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, except as may be provided by our board of directors in setting the terms of any class or series of our preferred stock, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to any of the other provisions of Subtitle 8.

Tender Offers by Stockholders

Our charter provides that any tender offer, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering person must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with the provisions set forth above, our company will have the right to redeem that person’s shares and any shares acquired in such tender offer. In addition, the non-complying person will be responsible for all of our company’s expenses in connection with that person’s noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations or proposals of business and at the time of such annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors, or (3) provided that our board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations and at the time of such special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables you to sell your shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock currently is not listed on a national securities exchange and we will not seek to list our stock unless and until such time as our independent directors believe that the listing of our stock would be in the best interests of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all, or a portion consisting of at least the lesser of (1) 25% of the holder’s shares; or (2) a number of shares with an aggregate redemption price of $2,500, in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our sponsor, board of directors, advisor or its affiliates any fees to complete any transactions under our share redemption program.

During the term of this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares, the redemption price per share (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the price you paid for your shares and the length of time you have held such shares as follows: after one year from the purchase date, 95% of the amount you paid for each share; after two years from the purchase date, 97.5% of the amount you paid for each share; and after three years from the purchase date, 100% of the amount you paid for each share. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be the amount you paid for such shares. (In each case, the redemption price will be adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Accordingly, the redemption price will reflect a stockholder’s reduced purchase price if such stockholder received discounted or waived selling commissions and/or a waived dealer manager fee. At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption program will always be equal to or lower than the applicable per share offering price.

After such time as our board of directors has determined a reasonable estimated value of our shares, the per share redemption price (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the Estimated Share Value (defined below); after two years from the purchase date, 97.5% of the Estimated Share Value; and after three years from the purchase date, 100% of the Estimated Share Value. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the Estimated Share Value. (In each case, the redemption price will be adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). For purposes of establishing the redemption price per share, “Estimated Share Value” shall mean the most recently disclosed reasonable estimated value of our shares of common stock as determined by our board of directors, including a majority of our independent directors.

Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. If we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales subsequent to the establishment of the Estimated Share Value, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. In no event will the Estimated Share Value established for purposes of our share redemption program exceed the then-current estimated share value established for purposes of our distribution reinvestment plan.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not redeem any shares subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us.

We may waive the one-year holding period requirement upon request due to a stockholder’s death or bankruptcy or other exigent circumstances as determined by our advisor. In the event of the death of a stockholder, we must receive notice from the stockholder’s estate within 270 days after the stockholder’s death. In addition, in the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan will be excluded from the one-year holding requirement. Also, for purposes of the one-year-holding period, limited partners of our operating partnership who exchanged their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date the operating partnership units were issued. Shares redeemed in connection with a stockholder’s death, during the term of this offering and until such time as our board of directors determines a reasonable estimated value of our shares, will be redeemed at a purchase price equal to 100% of the amount actually paid for the shares. Shares redeemed in connection with a stockholder’s death, after such time as our board of directors has determined a reasonable estimated value of our shares, will be redeemed at a purchase price per share equal to 100% of the Estimated Share Value. Shares redeemed in connection with a stockholder’s bankruptcy or other exigent circumstance within one year from the purchase date will be redeemed at a price per share equal to the price per share we would pay had the stockholder held the shares for one year from the purchase date.

In the event that you request a redemption of all of your shares, and you are participating in our distribution reinvestment plan, you will be deemed to have notified us, at the time you submit your redemption request, that you are terminating your participation in our distribution reinvestment plan, and have elected to receive future distributions in cash. This election will continue in effect even if less than all of your shares are redeemed unless you notify us that you wish to resume your participation in our distribution reinvestment plan.

We will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemptions are being paid; and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately one-fourth of 5% (1.25%) of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter, and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our management may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12 month period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any quarter, in which case quarterly redemptions will be made pro rata, except as described below. Our management also reserves the right, in its sole discretion at any time, and from time to time, to reject any request for redemption for any reason.

We will redeem our shares no later than the end of the month following the end of each fiscal quarter. Requests for redemption must be received on or prior to the end of the fiscal quarter in order for us to repurchase the shares in the month following the end of that fiscal quarter. You may withdraw your request to have your shares redeemed, but all such requests generally must be submitted prior to the last business day of the applicable fiscal quarter. Any redemption capacity that is not used as a result of the withdrawal or rejection of redemption requests may be used to satisfy the redemption requests of other stockholders received for that fiscal quarter, and such redemption payments may be made at a later time than when that quarter’s redemption payments are made.

We will determine whether we have sufficient funds and/or shares available as soon as practicable after the end of each fiscal quarter, but in any event prior to the applicable payment date. If we cannot purchase all shares presented for redemption in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares we may redeem during any quarter or year, we will give priority to the redemption of deceased stockholders’ shares. (While deceased stockholders’ shares will be included in calculating the maximum number of shares that may be redeemed in any annual or quarterly period, they will not be subject to the annual or quarterly percentage caps; therefore, if the volume of requests to redeem deceased stockholders’ shares in a particular quarter were large enough to cause the annual or quarterly percentage caps to be exceeded, even if no other redemption requests were processed, the redemptions of deceased stockholders’ shares would be completed in full, assuming sufficient proceeds from the sale of shares under our distribution reinvestment plan were available. If sufficient proceeds from the sale of shares under our distribution reinvestment plan were not available to pay all such redemptions in full, the requests to redeem deceased stockholders’ shares would be honored on a pro rata basis.) We next will give priority to requests for full redemption of accounts with a balance of 250 shares or less at the time we receive the request, in order to reduce the expense of maintaining small accounts. Thereafter, we will honor the remaining redemption requests on a pro rata basis. Following such quarterly redemption period, if you would like to resubmit the unsatisfied portion of the prior request for redemption, you must submit a new request for redemption of such shares prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.

Our board of directors may choose to amend, suspend or terminate our share redemption program at any time upon 30 days notice. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of           , 2014, which is two years from the effective date of this offering, unless the distribution reinvestment plan offering is extended, or the date we sell all of the shares registered for sale under the distribution reinvestment plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under the distribution reinvestment plan, the discontinuance or termination of the distribution reinvestment plan will adversely affect our ability to redeem shares under the share redemption program. We will notify our stockholders of such developments (i) in our next annual or quarterly report or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share redemption program is only intended to provide limited liquidity to our stockholders until a liquidity event occurs, which may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, an alternative strategy that will result in a significant increase in opportunities for stockholders to redeem their shares or the listing of the shares of common stock for trading on a national securities exchange. The share redemption program will be terminated if the shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and will return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

We will disclose, when available and applicable, the number of shares of common stock that we redeemed during the prior year ended, the aggregate redemption price for those shares, whether any redemption requests went unfulfilled and the source of the cash used to fund the redemptions.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•	a transaction involving our conversion to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction. If the appraisal is to be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for that offering. Accordingly, we would be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in any such filed appraisal.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(a) remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•	that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	that results in our stockholders having an adverse change in their voting rights;

•	in which our investor’s rights to access records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the stockholders.

Valuation Policy

The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating cash flows. Although our board of directors may do so at any time in its discretion, we do not expect that our board of directors will undertake a process for estimating the per share value of our common stock during the period of this offering or for the 18-month period following the termination of this offering. Furthermore, if we engage in a follow-on offering, we do not expect that our board of directors will undertake a process for estimating the per share value of our common stock during the period of the follow-on offering or for the 18-month period following the termination of such follow-on offering. However, during such periods, solely to assist fiduciaries of certain tax-exempt plans subject to annual reporting requirements of ERISA who identify themselves to us and who request per share value information, we intend to use the most recent gross per share offering price of our shares of common stock as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties during such periods, in which case we will use the most recent gross offering price less the per share amount of the special distribution).

Estimates based solely on the most recent offering price of our shares will be subject to numerous limitations. For example, such estimates will not take into account:

•	individual or aggregate values of our assets;

•	real estate market fluctuations affecting our assets generally;

•	adverse or beneficial developments with respect to one or more assets in our portfolio;

•	our costs of the offering; or

•	our costs of acquiring assets.

No later than 18 months after the last sale in an offering as set forth above, we will disclose an estimated per share value that is not based solely on the offering price of our shares. This estimate will be determined by our board of directors, or a committee thereof, which in either case will include a majority of our independent directors, after consultation with our advisor, CR IV Advisors, or if we are no longer advised by CR IV Advisors, any successor advisor or our officers and employees, subject to the restrictions and limitations set forth in this valuation policy. We intend to publish our board of directors’ estimate of the reasonable value of our shares within 18 months after an offering, at a time to be determined by our board of directors.

Our board of directors or a committee thereof will have the discretion to choose a methodology or combination of methodologies as it deems reasonable under then current circumstances for estimating the per share value of our common stock. The estimated value will not necessary be equivalent to our net asset value, and is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. The methodologies for determining the estimated values under the valuation policy may take into account numerous factors including, without limitation, the following:

•	net amounts that might be realized in a sale of our assets in an orderly liquidation;

•	net amounts that might be realized in a bulk portfolio sale of our assets;

•	separate valuations of our assets (including any impairments);

•	our going concern value;

•	private real estate market conditions;

•	public real estate market conditions;

•	our business plan and characteristics and factors specific to our portfolio or securities;

•	the prices at which our securities were sold in other offerings, such as a distribution reinvestment plan offering;

•	the prices paid for our securities in other transactions, including secondary market trades; and

•	the relative prices paid for comparable companies listed on a national securities exchange.

Our board of directors may rely on an independent third-party valuation expert to assist in estimating the value of our assets or our shares of common stock. However, with respect to asset valuations, our board of directors will not be required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any such trade organization. We will disclose the effective date of the estimated valuation and a summary of the methodology by which the estimated value was developed. We do not intend to release individual property value estimates or any of the data supporting the estimated per share value.

After first publishing our board of directors’ estimate of the per share value of our common stock, our board of directors will repeat the process of estimating the per value of our common stock periodically thereafter. However, our board of directors may suspend the publication of such estimates during any follow-on offering of our common stock and for a period of 18 months thereafter.

The reasonable estimate of the value of our shares will be subject to numerous limitations. Such valuations will be estimates only and may be based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. As a result, with respect to any estimate of the value of our common stock made pursuant to our valuation policy, there can be no assurance that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, bulk portfolio sales of our assets, sale of our company or listing of the common stock on an exchange;

•	any stockholder would be able to realize estimated share values in any attempt to sell shares;

•	the estimated value per share would be related to any individual or aggregated value estimates or appraisals of our assets; or

•	the estimated value, or method used to estimate value, would be found by any regulatory authority to comply with the ERISA, FINRA or other regulatory requirements.

This valuation policy may be amended by our board of directors at any time and, although the policy will express the intent of our board of directors at the time of its adoption, there is no limitation on the ability of our board of directors to cause us to vary from this policy to the extent it deems appropriate, with or without an express amendment of the policy.

Reports We Provide to our Stockholders

Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan. The distribution reinvestment plan allows you to have distributions otherwise payable to you in cash reinvested in additional shares of our common stock. We are offering 50,000,000 shares for sale pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. Such price may only be available until the termination of our primary offering, which is anticipated to be on or before          , 2014, although our board of directors may extend the primary offering an additional year. Our board of directors has the discretion to extend the offering period for the shares offered under our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering. We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. See Appendix E to this prospectus for the full text of the plan.

Pursuant to the distribution reinvestment plan, we generally intend to offer shares for sale at a price of $9.50 per share during the initial public offering of our shares and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recently disclosed per share value as determined in accordance with the valuation policy. If, at any time prior to the time distributions are reinvested, we have distributed net sale proceeds from the sale of one or more of our assets, or otherwise have paid a special distribution to stockholders, the offering price for shares offered under our distribution reinvestment plan will be adjusted to take into account such special distributions.

Notwithstanding the foregoing, our board of directors may establish a different price for shares sold pursuant to the plan, provided that if the new price so determined varies more than 5% from the pricing that would have resulted from the formula above, we will deliver a notice (which may be given by letter, delivered by electronic means or given by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Securities and Exchange Commission) regarding the new price to each plan participant at least 30 days’ prior to the effective date of the new price. For more information about our valuation policy, see “Description of Shares — Valuation Policy.”

Participants in our distribution reinvestment plan who purchased shares of our common stock in the primary offering at a discounted purchase price (due to volume or other applicable discounts) may pay more for the shares they acquire pursuant to the distribution reinvestment plan than their original purchase price.

Investment of Distributions

Our distribution reinvestment plan allows our stockholders, and, subject to certain conditions set forth in the plan, any stockholder or partner of any other publicly offered limited partnership, REIT or other Cole-sponsored real estate program, to elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We may also offer shares pursuant to a new registration statement.

No dealer manager fees or sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan; therefore, we will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of the dealer manager fee and selling commissions will inure to the benefit of the participant. However, purchasers of shares of our common stock who receive volume or other discounts in the primary offering who elect to participate in the distribution reinvestment plan may pay more for the shares they acquire pursuant to the distribution reinvestment plan than their original purchase price.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.

After the termination of the offering of our shares registered for sale pursuant to the distribution reinvestment plan under this prospectus and any subsequent offering, we may determine to allow participants to reinvest cash distributions from us in shares issued by another Cole-sponsored program only if all of the following conditions are satisfied:

•	prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Cole-sponsored program and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent Cole-sponsored program has been declared effective under the Securities Act;

•	the offer and sale of such interests are qualified for sale under applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent Cole-sponsored program; and

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Cole-sponsored program.

Stockholders who invest in subsequent Cole-sponsored programs pursuant to our distribution reinvestment plan will become investors in such subsequent Cole-sponsored program and, as such, will receive the same reports as other investors in the subsequent Cole-sponsored program. No dealer manager fees or sales commissions will be paid with respect to shares purchased in any subsequent Cole-sponsored programs pursuant to our distribution reinvestment plan.

Election to Participate or Terminate Participation

A stockholder may participate in our distribution reinvestment plan by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his or her broker as to the broker’s position regarding participation in the distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Each stockholder electing to participate in our distribution reinvestment plan agrees that, if at any time he or she does not meet the minimum income and net worth standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact at the following address: Cole Credit Property Trust IV c/o DST Systems, Inc., P.O. Box 219312, Kansas City, Missouri 64121-9312.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a quarterly, monthly or other distribution period, as applicable, only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent. Furthermore, in the event that a participant requests a redemption of all of the participant’s shares, the participant will be deemed to have given written notice to the reinvestment agent, at the time the redemption request is submitted, that the participant is terminating his or her participation in the distribution reinvestment plan, and is electing to receive all future distributions in cash. This election will continue in effect even if less than all of the participant’s shares are redeemed unless the participant notifies the reinvestment agent that he or she elects to resume participation in the plan.

Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made, or otherwise exempt from such registration requirements. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares, the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan and the information regarding the participant’s participation in the plan.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan. Accordingly, in the event that proceeds attributable to the sale of an asset are distributed to stockholders as an excluded distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an excluded distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an excluded distribution. In most instances, we expect that our board of directors would not deem any of the distribution to be an excluded distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an excluded distribution, the distribution will be made to all stockholders; however, the excluded portion will not be reinvested. We currently do not have any planned excluded distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Federal Income Tax Considerations

Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distribution reinvestment plan. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you may be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the distribution reinvestment plan at $9.50 per share, and (ii) no secondary trading market for our shares will develop. In the event that the fair market value of one share is greater than $9.50 at the time of the reinvestment, participants in our distribution reinvestment plan may be treated as having received a distribution in excess of the $9.50 reinvested by them under our distribution reinvestment plan. You may be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gains dividend.

Amendment, Suspension and Termination

We reserve the right to amend our distribution reinvestment plan, subject to certain limitations, upon ten days prior written notice. The reinvestment agent also reserves the right to suspend or terminate a participant’s individual participation in the plan, and we reserve the right to suspend or terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of suspension or termination to the individual participant or, upon termination of the plan, to all participants.

OUR OPERATING PARTNERSHIP AGREEMENT

General

CCPT IV OP, our operating partnership, was formed in July 2010 to acquire, own and operate properties on our behalf. It is structured as an UPREIT. A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. This enables us to acquire real property from owners who desire to defer taxable gain that would otherwise be recognized by such owners upon the disposition of their property. This structure may also be attractive for property owners that desire to diversify their investments and gain benefits afforded to owners of stock in a REIT. In addition, CCPT IV OP is structured to ultimately make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. A limited partner in CCPT IV OP may later exchange his or her limited partnership units in CCPT IV OP for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as CCPT IV OP, are deemed to be assets and income of the REIT.

The partnership agreement for CCPT IV OP contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interest in that entity for interests of CCPT IV OP. In the event of such a merger, exchange or conversion, CCPT IV OP would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of CCPT IV OP. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We will hold substantially all of our assets through CCPT IV OP. We are the sole general partner of CCPT IV OP, and our advisor currently is the only limited partner of CCPT IV OP. As the sole general partner of CCPT IV OP, we have the exclusive power to manage and conduct the business of CCPT IV OP. We will present our financial statements on a consolidated basis to include CCPT IV OP.

The following is a summary of certain provisions of the partnership agreement of CCPT IV OP. This summary is not complete and is qualified by the specific language in the partnership agreement. For more detail, you should refer to the partnership agreement, itself, which we have filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

Capital Contributions

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to CCPT IV OP as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. CCPT IV OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If CCPT IV OP requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to CCPT IV OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause CCPT IV OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of CCPT IV OP and us.

Operations

The partnership agreement requires that CCPT IV OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that CCPT IV OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in CCPT IV OP being taxed as a corporation, rather than as a partnership. See the “Risk Factors — Federal Income Tax Risks” and the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership” sections of this prospectus.

The partnership agreement provides that CCPT IV OP will distribute cash flow from operations as follows:

•	first, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our stockholders to enable us to maintain our status as a REIT under the Internal Revenue Code and to avoid any federal income or excise tax liability with respect to such fiscal year;

•	next, to the limited partners until our limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had all CCPT IV OP income for all such prior fiscal years been allocated to us, each limited partner held a number of our common shares equal to the number of CCPT IV OP units that it holds and the REIT had distributed all such amounts to our stockholders (including the limited partners);

•	next, after the establishment of reasonable cash reserves for our expenses and obligations of CCPT IV OP, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had all CCPT IV OP income for the current fiscal year and all such prior fiscal years been allocated to us, our income with respect to the current fiscal year and each such prior fiscal year equaled the minimum amount necessary to maintain our status as a REIT under the Internal Revenue Code, each limited partner held a number of common shares equal to the number of CCPT IV OP units that we hold and we had distributed all such amounts to our stockholders (including the limited partners); and

•	finally, to us and the limited partners in accordance with the partners’ percentage interests in CCPT IV OP.

Similarly, the partnership agreement of CCPT IV OP provides that taxable income is allocated to the limited partners of CCPT IV OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in CCPT IV OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in CCPT IV OP.

Upon the liquidation of CCPT IV OP, after payment of debts and obligations, any remaining assets of CCPT IV OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to CCPT IV OP equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

In addition to the administrative and operating costs and expenses incurred by CCPT IV OP in acquiring and operating real properties, CCPT IV OP will pay or reimburse us for all of our administrative costs and expenses. Such expenses will include the following, among others:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of CCPT IV OP.

All claims between the partners of CCPT IV OP arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of CCPT IV OP, including our advisor, have the right to cause their limited partnership units to be redeemed by CCPT IV OP for cash or purchased by us for cash or shares of our common stock, as elected by us. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. If we elect to purchase the limited partnership units with our shares, we will pay one share of our common stock for each limited partnership unit purchased. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of CCPT IV OP may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case he must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of CCPT IV OP in exchange for their limited partnership units. Rather, in the event a limited partner of CCPT IV OP exercises its exchange rights and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to the Partnership Agreement

Our consent, as the general partner of CCPT IV OP, is required for any amendment to the partnership agreement. We, as the general partner of CCPT IV OP, and without the consent of any limited partner, may amend the partnership agreement in any manner, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•	any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of CCPT IV OP’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to CCPT IV OP; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion, subject to certain exceptions as set forth in the partnership agreement.

Termination of the Partnership

CCPT IV OP will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or dissolve, are removed or withdraw from the partnership, provided, however, that the remaining partners may decide to continue the business;

•	ninety days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership units (other than any units held by us or our affiliates); and

•	we elect, as the general partner, to dissolve the partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of CCPT IV OP, (2) engage in any merger, consolidation or other business combination or sale of all or substantially all of our assets (other than in connection with a change in our state of incorporation or organizational form), or (3) transfer our general partnership interest in CCPT IV OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to CCPT IV OP in return for an interest in CCPT IV OP and agrees to assume all obligations of the general partner of CCPT IV OP. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of CCPT IV OP, other than our advisor and other affiliates of Christopher H. Cole. With certain exceptions, a limited partner may not transfer its interests in CCPT IV OP, in whole or in part, without our written consent as general partner.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers.

The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

Morris, Manning & Martin, LLP acts as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we will qualify to be taxed as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2012, or the first year during which we commence material operations, provided that we operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, assets and operations. We emphasize that all opinions issued by Morris, Manning & Martin, LLP are based on various assumptions and are conditioned upon the assumptions and representations we will make concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, the actual results of our operations for any one taxable year may not satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

The statements made in this section and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

Taxation of the Company

We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2012, or the first year during which we commence material operations. In the opinion of Morris, Manning & Martin, LLP, commencing with such taxable year, we will be organized and will operate in such manner to qualify for taxation as a REIT under the Internal Revenue Code. However, no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interests. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT, to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to our investors and would only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, we are subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•	if we have net income from the sale or other disposition of “foreclosure property” (described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (described below), our income from such prohibited transaction will be subject to a 100% tax;

•	if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•	if we fail to satisfy the asset tests (discussed below) and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the asset tests;

•	if we fail to satisfy REIT requirements other than the gross income and asset tests, we can continue to qualify as a REIT if our failure was due to reasonable cause and not willful neglect, but we must pay $50,000 for each failure;

•	if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•	if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service (this is known as the Built-In-Gains-Tax).

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. A “prohibited transaction” is generally a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business, a determination that depends on the particular facts and circumstances surrounding each property.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be a domestic corporation;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	use a calendar year for federal income tax purposes;

•	have at least 100 stockholders for at least 335 days of each taxable year of 12 months; and

•	not be closely held.

As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT when we file our tax return with the Internal Revenue Service for the taxable year ending December 31, 2012, or the first year during which we commence material operations. In addition, we are managed by a board of directors, we have transferable shares and we will not operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes.

We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. As the date of this prospectus, we do not meet the requirement of having more than 100 stockholders and we are closely held. However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements in the taxable year ending December 31, 2012, or the first year during which we commence material operations. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus. These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we expect, for the year ending December 31, 2012, to satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code.

Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See “— Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a “taxable REIT subsidiary” (TRS) under the Internal Revenue Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

Operational Requirements — Gross Income Tests

If we qualify for taxation as a REIT, to maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.” This is known as the 75% Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•	the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Additionally, a REIT may, under certain circumstances, furnish or render services to tenants that are not usually or customarily rendered through a TRS. Subject to certain exceptions, a TRS is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a TRS of ours. It also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a TRS of ours owns, directly or indirectly, more than 35% of the voting power or value.

We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95% Income Test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% Income Test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75% Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to investing the offering proceeds in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital investments.”

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can give no assurance in this regard.

Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, except with respect to TRS and assets satisfying the 75% test, the value of any one issuer’s securities may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities measured by either voting power or value.

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

The third asset test must generally be met for any quarter in which we acquire securities, and we have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy this asset test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of our assets at the end of the relevant quarter or (2) $10,000,000.

•	If we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

•	For violations of any of the asset tests due to reasonable cause that are larger than $10,000,000, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the Internal Revenue Service that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.

While we must generally make distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and (2) they are made on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods.

We intend to make timely distributions sufficient to satisfy this requirement. It is possible, however, that we may experience timing differences between (1) the actual receipt of cash and payment of deductible expenses, and (2) the recognition of income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

We may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•	our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•	the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service.

Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Certain taxable stock dividends may satisfy the 90% annual distribution requirement. The Internal Revenue Service has ruled that a distribution of stock by a REIT, whether publicly traded on an established securities market or not, may be treated as a distribution of property that qualifies for the 90% annual distribution requirement. Currently, these rulings require, among other things, that the distribution is declared on or before December 31, 2012, and with respect to a taxable year ending on or before December 31, 2011.

Operational Requirements — Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” which are distributions from domestic and certain qualifying foreign subchapter C corporations, may be taxed at lower rates on distributions (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. Because, however, we will be taxed as a REIT, individuals receiving distributions from us generally will not be eligible for the lower rates on distributions except with respect to the portion of any distribution that (a) represents distributions being passed through to us from a corporation in which we own shares (but only if such distributions would be eligible for the lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the distributions received deduction generally available to corporations.

To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares (but not below zero). This, in effect, will defer a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. The amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, so long as we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held his or her shares. A corporate U.S. stockholder, however, may be required to treat up to 20% of some capital gain distributions as ordinary income. See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” above for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain realized from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, so elected, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

A repurchase by us of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the repurchase under Section 302 of the Internal Revenue Code unless the repurchase:

•	results in a “complete termination” of the stockholder’s interest in us under Section 302(b)(3) of the Internal Revenue Code;

•	is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code (i.e., if the percentage of the voting stock of the corporation owned by a stockholder immediately after the repurchase is less than 80% of the percentage of that owned by such stockholder immediately before the repurchase (taking into account Internal Revenue Code Section 318 constructive ownership rules); or

•	is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code (i.e., if it results in a “meaningful reduction” in the stockholder’s interest in us).

If the repurchase is not treated as a dividend, the repurchase of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares of our common stock repurchased. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares of our common stock exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number or, for an individual, his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the Internal Revenue Service that he or she has failed to properly report payments of interest and distributions or is otherwise subject to backup withholding; or

•	under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Cost Basis Reporting

The Energy Improvement and Extension Act of 2008 (the Act) imposed new customer reporting requirements on certain financial intermediaries (brokers). The Act now requires every broker that is required to file an information return reporting the gross proceeds of a “covered security” with the Internal Revenue Service to include in the information return the stockholder’s adjusted basis in the security, and whether any gain or loss with respect to the security is short-term or long-term within the meaning of Internal Revenue Code (IRC) Sec. 1222. Under IRC Sec. 6045(g)(3), a “covered security” includes any share of stock in a corporation that was acquired in an account on or after January 1, 2011. We have determined that shares of our common stock that were acquired on or after January 1, 2011, including shares issued pursuant to our distribution reinvestment plan, are covered securities under the Act. Thus, stockholders who redeem, sell or otherwise liquidate shares that were purchased on or after January 1, 2011 will receive an information return reporting the gross proceeds from the sale, the adjusted basis of the shares sold, and whether any gain or loss is short-term or long-term within the meaning of IRC Sec. 1222. We are required to furnish this statement to stockholders by February 15 of the year following the calendar year in which the covered securities were sold. This information also will be reported to the Internal Revenue Service.

When determining the adjusted basis of the shares sold, IRC Sec. 6045(g)(2)(B) requires us to use the first-in first-out method. When using the first-in first-out method, we are required to identify the shares sold in the order that they were acquired. However, as an alternative to the first-in first-out method, the stockholder may notify us of a preferred alternative by means of making an adequate identification of the shares to be liquidated prior to the liquidation event. Please see the section entitled “Description of Shares — Share Redemption Program” for additional information about our share redemption program.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares, or has used the shares of stock in a trade or business.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of employee pension benefit trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex, and the following discussion is intended only as a summary. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. The determination of whether an investment in our shares is effectively connected with another U.S. trade or business will depend entirely on the potential investor’s business activities within the U.S., and we recommend consultation with a qualified international tax advisor on the issue. A non-U.S. stockholder treated as a corporation for U.S. federal income tax purposes that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning under FIRPTA, and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

•	35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•	30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation unless (1) the gain or loss from such sale is effectively connected with the conduct of another U.S. trade or business or (2) our shares constitute a United States real property interest under FIRPTA. With respect to determining whether gain or loss on the sale of our stock is effectively connected with another U.S. trade or business, this determination will depend entirely on each potential non-U.S. investor’s business activities within the U.S. We recommend consultation with a qualified international tax advisor on this issue. With respect to potential taxation under FIRPTA of the sale of a United States real property interest, in general our shares will not constitute a United States real property interest provided we are a “domestically controlled” REIT.

A “domestically controlled” REIT is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a “domestically controlled” REIT, so gain from the sale of our common stock should not be subject to federal income taxation under FIRPTA. However, we do expect to sell shares of our common stock to non-U.S. stockholders and we cannot assure you that we will continue to be a “domestically controlled” REIT. If we are not a “domestically controlled” REIT, it is possible that our common stock would constitute a U.S. real property interest, and as a result, any gain from the sale of our common stock by a non-U.S. stockholder would be subject to federal income tax under FIRPTA.

If sale of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same federal income tax treatment as a U.S. stockholder with respect to the gain recognized (subject to any applicable alternative minimum tax in the case of non-resident alien individuals). In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to a treaty exemption. Finally, if we are not a “domestically controlled” REIT at the time our stock is sold, under FIRPTA the purchaser of our common stock also may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our common stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, CCPT IV OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws an their investment in our shares.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in CCPT IV OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of CCPT IV OP’s income and to deduct our distributive share of CCPT IV OP’s losses only if CCPT IV OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as the “Check-the-Box-Regulations,” an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. CCPT IV OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though CCPT IV OP will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a publicly traded partnership (PTP). A PTP is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, a PTP will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (the 90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.

In addition, limited safe harbors from the definition of a PTP are provided under the applicable PTP Treasury Regulations. Pursuant to one of these (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. CCPT IV OP qualifies for the Private Placement Exclusion. Moreover, even if CCPT IV OP were considered a PTP under the PTP Regulations because it is deemed to have more than 100 partners, we believe CCPT IV OP should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that CCPT IV OP will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, CCPT IV OP will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a PTP. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of CCPT IV OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, CCPT IV OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason CCPT IV OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” above. In addition, any change in CCPT IV OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of CCPT IV OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, CCPT IV OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing CCPT IV OP’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in CCPT IV OP, we will be required to take into account our allocable share of CCPT IV OP’s income, gains, losses, deductions and credits for any taxable year of CCPT IV OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from CCPT IV OP.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. CCPT IV OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for CCPT IV OP, depreciation or amortization deductions of CCPT IV OP generally will be allocated among the partners in accordance with their respective interests in CCPT IV OP, except to the extent that CCPT IV OP is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate this will occur.

The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. If we acquire properties in exchange for units of CCPT IV OP, the allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in CCPT IV OP generally is equal to (1) the amount of cash and the basis of any other property contributed to CCPT IV OP by us, (2) increased by (a) our allocable share of CCPT IV OP’s income and (b) our allocable share of indebtedness of CCPT IV OP, and (3) reduced, but not below zero, by (a) our allocable share of CCPT IV OP’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of CCPT IV OP.

If the allocation of our distributive share of CCPT IV OP’s loss would reduce the adjusted tax basis of our partnership interest in CCPT IV OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from CCPT IV OP or a reduction in our share of CCPT IV OP’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in CCPT IV OP has been held for longer than the required long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

CCPT IV OP will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that CCPT IV OP acquires properties for cash, CCPT IV OP’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by CCPT IV OP. CCPT IV OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, CCPT IV OP generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period.

To the extent that CCPT IV OP acquires properties in exchange for its partnership units, CCPT IV OP’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by CCPT IV OP. Although the law is not entirely clear,

CCPT IV OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by CCPT IV OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by CCPT IV OP upon the disposition of a property acquired by CCPT IV OP for cash will be allocated among the partners in accordance with their respective interests in CCPT IV OP.

Our share of any gain realized by CCPT IV OP on the sale of any property held by CCPT IV OP as inventory or other property held primarily for sale to customers in the ordinary course of CCPT IV OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not currently intend to acquire or hold or allow CCPT IV OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or CCPT IV OP’s trade or business.

Medicare Tax

On March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010 (Reconciliation Act). The Reconciliation Act will require certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from dispositions of REIT shares, such as our common stock. As enacted, the tax will apply for taxable years beginning after December 31, 2012. U.S. stockholders should consult their respective tax advisors regarding the effect, if any, of the Reconciliation Act on taxable income arising from ownership and disposition of our common stock.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are generally referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, investors such as plans or arrangements that constitute governmental plans or church plans which are exempt from ERISA and many Internal Revenue Code requirements. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets, and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental or church plan, or other plans or arrangements not subject to ERISA, those persons responsible for the investment of the assets of such a plan or arrangements should carefully consider the impact of such laws on an investment in shares of our common stock.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	a need to value the assets of the Plan or IRA annually or more frequently;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA and/or the Internal Revenue Code, if applicable;

•	whether the investment is consistent with the applicable provisions of ERISA, the Internal Revenue Code, and other applicable laws; and

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Plan or IRA investor.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan making the distribution or rollover or the IRA or Plan receiving the rollover. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “— Annual or More Frequent Valuation Requirements” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirements

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans or IRAs on at least an annual basis and, sometimes, as frequently as daily. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a fiduciary of a Plan must provide a Plan participant with a statement of the value of the Plan every three years, every year, or every quarter, depending upon the type of Plan involved, and, in the case of an IRA, a trustee or custodian of the IRA must provide the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined for this purpose.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. During this offering, and unless determined otherwise by our board of directors in accordance with our valuation policy, until 18 months after the termination of this offering or the termination of any follow-on offering of our shares, we intend to use the most recent gross offering price of our shares of common stock as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties during such periods, in which case we will use the offering price less the per share amount of the special distribution). Estimates based solely on the most recent offering price of our shares of common stock will not reflect the book value or net asset value of our investments, nor our operating cash flows. Such estimates most likely will not reflect the value per share that you would receive upon our sale or liquidation, and will be subject to other limitations as described in the section of this prospectus captioned “Description of Shares — Valuation Policy.”

Beginning no later than 18 months after the conclusion of this offering or any follow-on offering of our shares, at the determination by our board of directors, our board of directors will disclose a reasonable estimate of the per share value of our common stock that is not based solely on the offering price of our shares. For more information about our valuation policy, see “Description of Shares — Valuation Policy.”

With respect to any estimate of the value of our common stock, there can be no assurance that the estimated value, or method used to estimate value, would be sufficient to enable an ERISA fiduciary or an IRA custodian to comply with the ERISA or other regulatory requirements. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our shares. Further, there can be no assurance with respect to any estimate of value of our common stock that such estimated value would actually be realized by our stockholders upon liquidation, or that our stockholders would be able to realize such estimated value if they were to attempt to sell their shares, or that such estimated value would be related to any appraisals of our shares or assets.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

Section 3(42) of ERISA defines “Plan Assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted in the Pension Protection Act of 2006, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The allowed restrictions in examples contained in the Plan Asset Regulation are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, generally 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, generally 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the Internal Revenue Service for classification as a partnership for federal tax purposes. We have structured ourselves, and our operating partnership, in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.

Notwithstanding the foregoing, 50% of our, or our operating partnership’s, investment, as the case may be, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. The term “benefit plan investor” is defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. We do not intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% in order to qualify for the exception for investments in which equity participation by benefit plan investors is not significant. In fact, we expect that more than 25% of our outstanding shares of common stock will be held by benefit plan investors.

Consequences of Holding Plan Assets

In the event that our underlying assets were deemed to be Plan Assets under Section 3(42) of ERISA, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code, or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a direct or indirect fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding (written or otherwise) that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA and the Internal Revenue Code forbid Plans and IRAs from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil penalties (generally 5% of the amount involved, unless the transaction is not timely corrected, in which case the penalty is 100% of the amount involved). Criminal penalties may also be possible if the violation was willful. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction with a Plan or IRA must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage generally is 5%, but is increased to 100% if the prohibited transaction is not timely corrected. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under the Internal Revenue Code, and such individual generally would be taxable on the deemed distribution of all the assets in the IRA.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 300,000,000 shares of our common stock to the public through Cole Capital Corporation, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering up to 250,000,000 shares in our primary offering at a price of $10.00 per share, except as provided below. The shares are being offered on a “best efforts” basis, which generally means that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to 50,000,000 shares for sale pursuant to our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be $9.50 per share during this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recent estimated value per share as determined by our board of directors. No selling commissions or dealer manager fees will be paid with respect to these shares. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. The offering of shares of our common stock will terminate on or before           , 2014, which is two years after the effective date of this offering; provided, however, that our board of directors may extend the primary offering. If we decide to extend the primary offering beyond           , 2014, we will provide that information in a prospectus supplement; however, in no event will we extend this offering beyond 180 days after the third anniversary of the initial effective date. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan, or to file a new registration statement in connection with our distribution reinvestment plan, until we have sold all shares allocated to such plan, in which case participants in the plan will be notified. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Cole Capital Corporation

Cole Capital Corporation, our dealer manager, was organized in 1992 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by Cole Capital Partners, its affiliates and its predecessors. Our dealer manager is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. For additional information about Cole Capital Corporation, including information relating to Cole Capital Corporation’s affiliation with us, see the “Management — Affiliated Dealer Manager” section of this prospectus.

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, we generally will pay to our affiliated dealer manager, Cole Capital Corporation, selling commissions in the amount of 7% of the gross proceeds of our primary offering. We also will pay the dealer manager a fee in the amount of 2% of the gross proceeds of our primary offering as compensation for acting as the dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. No sales commissions or dealer manager fees will be paid with respect to shares purchased pursuant to our distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

The total amount of underwriting compensation, including selling commissions, dealer manager fees and other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, will not exceed 10% of the gross proceeds of the primary offering. Our dealer manager is responsible for monitoring the total underwriting compensation to ensure that such amounts do not exceed 10% of the gross proceeds of the primary offering.

The dealer manager will reallow to other broker-dealers participating in this offering all of the selling commissions paid to the dealer manager in respect of shares sold by such participating broker-dealers. In addition, the dealer manager may reallow to each of the participating broker-dealers all or a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a non-accountable marketing allowance and due diligence expense reimbursement. The amount of the reallowance will be determined by the dealer manager based upon a number of factors including the number of shares sold by the participating broker-dealer in this offering, the broker-dealer’s level of marketing support, and bona fide conference fees incurred, each as compared to those of the other participating broker-dealers.

We expect our dealer manager to utilize two distribution channels to sell our shares, FINRA-registered broker-dealers and non-registered investment advisory representatives. In the event of the sale of shares in our primary offering by broker-dealers that are members of FINRA, the purchase price generally will be $10.00 per share. Selling commissions and dealer manager fees generally will be paid in connection with such sales as set forth in the table below. In the event of the sale of shares in our primary offering through an investment advisory representative, the purchase price for such shares will be $9.30 per share, reflecting the fact that we will not pay our dealer manager the 7% selling commission on such shares, as described in more detail below. All such sales must be made through a registered broker-dealer of record.

	Per Share	Total Minimum	Total Maximum

Primary Offering
Price to Public	$10.00	$2,500,000	$2,500,000,000
Selling Commissions(1)	0.70	175,000	175,000,000
Dealer Manager Fee(2)	0.20	50,000	50,000,000

Proceeds to Cole Credit Property Trust IV, Inc.(3)	$9.10	$2,275,000	$2,275,000,000

Distribution Reinvestment Plan
Price to Public	$9.50		$475,000,000
Selling Commissions	—		—
Dealer Manager Fee	—		—

Proceeds to Cole Credit Property Trust IV, Inc.(3)	$9.50		$475,000,000

(1)	All selling commissions will be reallowed to participating broker-dealers.

(2)	All or a portion of the dealer manager fee will be reallowed to participating broker-dealers.

(3)	Before payment of other organization and offering expenses.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. In instances where the investment advisory representative is affiliated with a participating broker-dealer, investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (a) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (b) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the fixed or wrap fee feature, the dealer manager may pay to the investment advisor or other financial advisor or the company that sponsors the wrap account, marketing support, service or other denominated fees. In all events, the amount of the dealer manager fee and any services or other fee paid in connection with the sale of shares to investors whose contracts for investment advisor or related brokerage services include a fixed or wrap fee feature will not exceed 10% of the gross proceeds of the shares acquired by such investors.

We may sell shares in our primary offering to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and their spouses, parents and minor children) at a discount. The purchase price for such shares will be $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net proceeds to us from such sales will not be affected by such sales of shares at a discount.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our shares. Such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table below sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

		Percent of
		Maximum Offering
		(Not Including
	Estimated	Distribution
	Amount	Reinvestment Plan)

Selling commissions	$175,000,000	7.0%
Dealer manager fee(1)	326,973	0.0%*
Dealer manager fee reallowance to participating broker-dealers	33,750,000	1.4%
Dealer manager wholesaling commissions, salaries and expense reimbursement	33,470,214	1.3%
Broker-dealer conference fees, training and education meetings, business entertainment, logoed items and sales incentives	6,802,813	0.3%
Due diligence allowance	400,000	0.0%*
Legal fees of the dealer manager	250,000	0.0%*

Total(2)	$250,000,000	10.0%

*	0.01% or less

(1)	Represents the estimated amount of the dealer manager fee that will remain for the dealer manager after allocation to certain expenses noted in the table, such as the dealer manager’s wholesaling compensation.

(2)	Of this total amount, $175,000,000 and $50,000,000 (7% and 2% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) will be paid by us from the proceeds of this offering in the form of selling commissions and dealer manager fees, respectively. The remaining $25,000,000

(approximately 1% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) in expenses will be paid for reimbursements of other organization and offering expenses.

It is important to note that we are permitted to reimburse our advisor an amount up to 2.0% of gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan, for other organization and offering expenses, which includes both underwriting and non-underwriting expenses. As shown in the “Management Compensation” table elsewhere in this prospectus, we expect to reimburse non-underwriting organization and offering expenses up to $34,500,000. In no event will the total amount of underwriting compensation paid by us in the form of organization and offering expense reimbursements exceed an amount equal to 1% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of CR IV Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares in the primary offering at a discount. The purchase price for such shares will be $9.10 per share, reflecting the fact that the 7% selling commission and the 2% dealer manager fee will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by CR IV Advisors or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote regarding the removal of our advisor or any director or any of their affiliates, or any transaction between us and any of them. Shares purchased by our executive officers, directors, advisor and any of their affiliates will not be subject to a lock-up agreement. With the exception of the 20,000 shares initially sold to Cole Holdings Corporation in connection with our organization, no director, officer, advisor or any affiliate may own more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding common stock. Pursuant to our charter, Cole Holdings Corporation is prohibited from selling the 20,000 shares of our common stock for so long as Cole Real Estate Investments remains our sponsor; provided, however, that Cole Holdings Corporation may transfer ownership of all or a portion of the 20,000 shares of our common stock to other affiliates of our sponsor.

Volume Discounts

We generally will pay to our affiliated dealer manager, Cole Capital Corporation, a selling commission equal to 7% of the gross proceeds of our primary offering. However, the selling commission we will pay in respect of purchases of $500,001 or more will be reduced with respect to the dollar volume of the purchase in excess of that amount. Volume discounts reduce the effective purchase price per share of common stock, allowing large volume purchasers to acquire more shares with their investment than would be possible if the full 7% selling commission was paid. Volume discounts will be made available to purchasers in accordance with the following table, based upon our $10.00 per share offering price:

	Selling	Selling	Effective	Dealer	Net
	Commission	Commission	Purchase Price	Manager Fee	Proceeds
Subscription Amount	Percent	per Share	per Share	per Share	per Share

Up to $500,000	7.00%	$.70	$10.00	$0.20	$9.10
$500,001-$1,000,000	6.00%	$.60	$9.90	$0.20	$9.10
$1,000,001-$2,000,000	5.00%	$.50	$9.80	$0.20	$9.10
$2,000,001-$3,000,000	4.00%	$.40	$9.70	$0.20	$9.10
$3,000,001-$4,000,000	3.00%	$.30	$9.60	$0.20	$9.10
Over $4,000,000	2.00%	$.20	$9.50	$0.20	$9.10

For example, a purchaser who invests $600,000 will be entitled to a discounted selling commission of 6% on the shares purchased in excess of $500,000, reducing the effective purchase price per share on the shares purchased in excess of $500,000 from $10 per share to $9.90 per share. Thus, a $600,000 investment would purchase 60,601 shares. As another example, for a subscription amount of $1,500,000, the selling commission for the first $500,000 is 7%; the discounted selling commission for the next $500,000 (up to $1,000,000) is 6%; and the discounted selling commission for the remaining $500,000 of the subscription amount is 5%.

In its sole discretion, our sponsor may agree to pay a participating broker-dealer all or a portion of the difference between the 7% selling commission and the discounted selling commission.

In addition, in order to encourage investments of more than $4,000,000, Cole Capital Corporation, with the agreement of the participating broker-dealer, may further agree to reduce or eliminate the dealer manager fee and/or the selling commission with respect to such investments.

The net proceeds to us will not be affected by volume discounts. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Therefore, an investor who has received a volume discount will realize a better return on his or her investment in our shares than investors who do not qualify for a discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below. Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any request for volume discounts will be subject to our verification that all of the combined subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own account;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In addition, investors may request in writing to aggregate new or previous subscriptions in us and/or in other Cole-sponsored publicly offered programs that are not valued daily (collectively, Eligible Programs) for purposes of determining the dollar amount of shares purchased and any resulting volume discount. For example, if you previously purchased and still hold shares of our company or another Eligible Program with an aggregate purchase price of $500,000, and subsequently invest $100,000 in us and $100,000 in another Eligible Program, you may request a reduction in the selling commission on the $200,000 in new investments from 7% to 6%. Such requests may be made with respect to purchases by a single “purchaser” as defined above. For purposes of this paragraph, the dollar amount of new or previous subscriptions in Eligible Programs shall be the total purchase price paid for the shares before the deduction of selling commissions or dealer manager fees. Previous subscriptions will be counted only if the purchaser still holds the shares. Shares purchased pursuant to a distribution reinvestment plan (on which selling commissions and dealer manager fees are not paid) will not be counted toward the amount of previous subscriptions. Any request for a volume discount pursuant to this paragraph must be submitted with the order for which the discount is being requested, and will be subject to verification of the purchaser’s holdings.

Minimum Purchase Requirement

The minimum investment generally is 250 shares. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $1,000. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other Cole-sponsored public real estate program, any additional purchase must be in increments of at least 100 shares or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Certain Selected Dealers

Our dealer manager may, from time to time, enter into selected dealer agreements that provide for a selling commission of up to 6% of the gross proceeds of the shares sold by such selected dealer, and a dealer manager fee of up to 3% of the gross proceeds of the shares sold by such selected dealer. The dealer manager may reallow up to all of the dealer manager fee to such selected dealers. In no event will the aggregate of the selling commissions and the dealer manager fee be greater than 9% of the gross proceeds of the shares sold by such selected dealer. The aggregate amount of selling commissions and the dealer manager fee that an investor would pay would not be affected by this change. In addition or alternatively, our dealer manager may enter into selected dealer agreements that provide for a selling commission of less than 7% of the gross proceeds of the shares sold by such selected dealer, with no corresponding increase in the dealer manager fee. Under this arrangement, the aggregate amount of selling commissions and the dealer manager fee that an investor would pay would be less than 9% of the gross proceeds of the shares sold by such selected dealer, reducing the effective purchase price per share paid by such investor to an amount less than $10.00 per share. The net proceeds to us will not be affected by either of these arrangements. For purposes of calculations in this “Plan of Distribution” section and elsewhere in this prospectus, we have assumed a selling commission of 7% of the gross proceeds of our primary offering and a dealer manager fee of 2% of the gross proceeds of our primary offering.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least the minimum offering of 250,000 shares of our common stock have been received and accepted by us. Any shares purchased by our advisor or its affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before the termination of the offering or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds. Subscribers may not withdraw funds from the escrow account.

If subscriptions for at least the minimum offering have not been received and accepted by           , 2013, which is one year after the effective date of this offering, our escrow agent will promptly so notify us and this offering will be terminated. Your funds and subscription agreement will be returned to you promptly, without any deduction for escrow expenses, within ten days after the date of such termination. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. You will not receive interest on your subscription payment unless we fail to sell the minimum number of shares, in which case, we will return your subscription payment to you with accrued interest.

Special Notice to Pennsylvania Investors

Subscription proceeds received from residents of Pennsylvania will be placed in an interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $148,750,000 have been received and accepted by us. If we have not raised a minimum of $148,750,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds to the investor, together with any interest earned on the funds for the time those funds remain in escrow, within ten calendar days after receipt of the investor’s request.

HOW TO SUBSCRIBE

Persons who meet the applicable minimum suitability standards described in the “Suitability Standards” section of this prospectus and suitability standards determined by such persons’ broker or financial advisor may purchase shares of common stock. After you have read the entire prospectus and the current supplement(s), if any, accompanying this prospectus, if you want to purchase shares, you must proceed as follows:

(1) Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it for new investors, is included in this prospectus as Appendix B. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, a specimen copy of which is included in this prospectus as Appendix C. A specimen copy of an alternative version of the subscription agreement is attached as Appendix D.

(2) Prior to the time we reach our minimum offering, deliver a check to Cole Capital Corporation, or its designated agent, for the full purchase price of the shares being subscribed for, payable to “UMB Bank, N.A., Agent for Cole Credit Property Trust IV, Inc.” or a recognizable contraction or abbreviation thereof, including but not limited to “UMB Bank, N.A., f/b/o Cole Credit Property Trust IV” or “UMB Bank, N.A., agent for Cole REIT,” along with the completed subscription agreement. After we reach our minimum offering, Cole Capital Corporation may instruct you to pay for your shares by delivering a check for the full purchase price of the shares payable to “Cole Credit Property Trust IV, Inc.” or alternatively “Cole Credit Property Trust IV” or, “Cole REIT.” Subscription funds must be accompanied by a subscription agreement similar to the one contained in this prospectus as Appendix B or Appendix D. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

(3) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the minimum net worth and/or income standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, 401(k) plans and other tax-deferred plans.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary or the subscriber’s subscription documents or check are not in good order, our bank will hold the check in accordance with applicable legal requirements pending our acceptance of your subscription.

We accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest or reductions for offering expenses, commissions or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. We admit new investors at least monthly and we may admit new investors more frequently.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purport to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to CR IV Advisors, our advisor, as well as affiliates of CR IV Advisors, and may continue to do so in the future.

EXPERTS

The consolidated balance sheets included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated balance sheets have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the shares of our common stock to be issued in this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Cole Credit Property Trust IV, Inc.
Attn: Investor Relations
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
Tel: (866) 907-2653

One of our affiliates maintains an Internet site at http://www.colecapital.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus, as permitted under the rules of the Securities and Exchange Commission, does not contain all of the information set forth in the registration statement and the exhibits related thereto. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

You can read our registration statement and the exhibits thereto and our future Securities and Exchange Commission filings over the Internet at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549. Please contact the Securities and Exchange Commission at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information about the public reference room.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Cole Credit Property Trust IV, Inc. (formerly Cole Advisor Retail Income REIT, Inc.)
Phoenix, Arizona

We have audited the accompanying consolidated balance sheets of Cole Credit Property Trust IV, Inc. (formerly Cole Advisor Retail Income REIT, Inc.) and subsidiary (the “Company”) as of December 31, 2011 and 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated balance sheets present fairly, in all material respects, the financial position of Cole Credit Property Trust IV, Inc. (formerly Cole Advisor Retail Income REIT, Inc.) and subsidiary as of December 31, 2011 and 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

January 23, 2012

COLE CREDIT PROPERTY TRUST IV, INC.
(Formerly Cole Advisor Retail Income REIT, Inc.)

CONSOLIDATED BALANCE SHEETS

	December 31, 2011	December 31, 2010

ASSETS
Cash and cash equivalents	$200,000	$200,000

Total assets	$200,000	$200,000

STOCKHOLDER’S EQUITY
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued and outstanding	$—	$—
Common stock, $.01 par value; 490,000,000 shares authorized, 20,000 shares issued and outstanding	200	200
Capital in excess of par value	199,800	199,800

Total stockholder’s equity	$200,000	$200,000

See accompanying notes to consolidated balance sheets.

COLE CREDIT PROPERTY TRUST IV, INC.
(Formerly Cole Advisor Retail Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEETS
As of December 31, 2011 and 2010

NOTE 1 — ORGANIZATION

Cole Credit Property Trust IV, Inc. (formerly Cole Advisor Retail Income REIT, Inc.) (the “Company”) was formed on July 27, 2010 and is a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is the sole general partner of and owns a 99.9% partnership interest in Cole Operating Partnership IV LP, a Delaware limited partnership (“CCPT IV OP”). Cole REIT Advisors IV, LLC (“CR IV Advisors”), the advisor to the Company, is the sole limited partner and owner of an insignificant noncontrolling partnership interest of less than 0.1% of CCPT IV OP. Substantially all of the Company’s business will be conducted through CCPT IV OP. The Company has filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to a public offering (the “Offering”) of $2.975 billion in shares of common stock.

A maximum of $2.5 billion in shares of common stock may be sold to the public. In addition, the Company plans to register an additional $475 million in shares of common stock that will be available only to stockholders who elect to participate in the Company’s distribution reinvestment plan under which stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock at $9.50 per share during the Offering or if after the time the Company’s board of directors has conducted a full valuation of the Company’s assets and has made a reasonable estimate of the value of the shares of common stock, then the shares of common stock will be offered at a purchase price equal to the most recently disclosed per share value.

The Company intends to use substantially all of the net proceeds from the Offering to acquire and operate a diversified portfolio of (1) necessity retail properties that are single-tenant and multi-tenant power centers, which are anchored by brand-name creditworthy national or regional retailers under long-term net leases, and are strategically located throughout the United States and U.S. protectorates, (2) income producing properties in other sectors, such as office and industrial properties, which may share certain core characteristics with the Company’s retail properties, (3) other real estate related assets, such as equity and debt securities of other real estate companies, commercial mortgage-backed securities and notes receivable secured by commercial real estate and (4) cash, cash equivalents and other short-term investments.

The Company and its majority owned subsidiary have not begun their principal operations.

The Company changed its name from Cole Advisor Retail Income REIT, Inc. to Cole Credit Property Trust IV, Inc. effective May 20, 2011. In addition, on May 20, 2011, the Company’s operating partnership changed its name from Cole Advisor Retail Income Operating Partnership, LP to Cole Operating Partnership IV LP, and the Company’s advisor changed its name from Cole Advisors: Retail Income, LLC to Cole REIT Advisors IV, LLC.

The Company has evaluated subsequent events through the date the consolidated balance sheets were available for issuance.

NOTE 2 — CAPITALIZATION

The Company is authorized to issue 490,000,000 shares of common stock and 10,000,000 shares of preferred stock. All shares of such stock have a par value of $.01 per share. On August 11, 2010, the Company sold 20,000 shares of common stock, at $10.00 per share, to Cole Holdings Corporation, the indirect owner of the Company’s advisor and manager. The Company’s Board of Directors may authorize additional shares of capital stock and amend their terms without obtaining stockholder approval.

COLE CREDIT PROPERTY TRUST IV, INC.
(Formerly Cole Advisor Retail Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEETS
As of December 31, 2011 and 2010 — (Continued)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated balance sheets include the accounts of the Company and its majority owned subsidiary. All intercompany accounts have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturities when purchased of three months or less to be cash equivalents. The Company considers investments in highly liquid money market accounts to be cash equivalents.

Organization and Offering Expenses

The Company’s advisor funds all of the organization and offering expenses on the Company’s behalf and may be reimbursed for such costs up to 2.0% of the gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan. These costs are not included in the balance sheet of the Company because such costs are not a liability of the Company until subscriptions for the minimum number of shares of common stock are received and accepted by the Company. When recorded by the Company, organization costs will be expensed as incurred. Offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. All offering costs will be recorded as a reduction of capital in excess of par value. As of December 31, 2011 and 2010, CR IV Advisors had incurred approximately $819,000 and $523,000, respectively, of costs related to the organization of the Company and the Offering. Subsequent to December 31, 2011, Cole Advisors incurred approximately $23,000 of additional costs related to the Offering.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31, 2012. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

NOTE 4 — RELATED PARTY ARRANGEMENTS

Certain affiliates of the Company will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company. Cole Capital Corporation (“Cole Capital”), the affiliated dealer-manager, will receive a commission of up to 7% of the gross proceeds of our primary offering before reallowance of commissions earned by participating broker-dealers. Cole Capital intends to reallow 100% of commissions earned to participating broker-dealers. In addition, up to 2% of the gross proceeds of our primary offering before reallowance to participating broker-dealers will be paid to Cole Capital as a dealer-manager fee. Cole Capital, in its sole discretion, may reallow all or a portion of its dealer-manager fee to such participating broker-dealers.

CR IV Advisors may receive up to 2.0% of gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan, for reimbursement of organization and offering expenses. All organization and offering expenses (excluding selling commissions and the dealer-manager fee) are being paid for by CR IV Advisors and could be reimbursed by the Company up to 2.0% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan.

COLE CREDIT PROPERTY TRUST IV, INC.
(Formerly Cole Advisor Retail Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEETS
As of December 31, 2011 and 2010 — (Continued)

CR IV Advisors or its affiliates also will receive acquisition fees of up to 2% of: (i) the contract purchase price of each property or asset the Company acquires; (ii) the amount paid in respect of the development, construction or improvement of each asset the Company acquires; (iii) the purchase price of any loan the Company acquires; and (iv) the principal amount of any loan the Company originates.

If CR IV Advisors or its affiliates provides a substantial amount of services (as determined by a majority of the Company’s independent directors) in connection with the sale of properties, the Company will pay CR IV Advisors or its affiliate a disposition fee in an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 1% of the contract price of each property sold; provided, however, in no event may the disposition fee paid to CR IV Advisors or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.

The Company will pay CR IV Advisors a monthly advisory fee based upon the Company’s monthly average invested assets, which is equal to the following amounts: (i) an annualized rate of 0.75% will be paid on the Company’s average invested assets that are between $0 to $2 billion; (ii) an annualized rate of 0.70% will be paid on the Company’s average invested assets that are between $2 billion to $4 billion; and (iii) an annualized rate of 0.65% will be paid on the Company’s average invested assets that are over $4 billion.

The Company will reimburse CR IV Advisors for the expenses it paid or incurred in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse for any amount by which its operating expenses (including the advisory fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period. The Company will not reimburse for personnel costs in connection with services for which CR IV Advisors receives acquisition fees or disposition fees.

If the Company is sold or its assets are liquidated, CR IV Advisors will be entitled to receive a subordinated performance fee equal to 15% of the net sale proceeds remaining after investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return. Alternatively, if the Company’s shares are listed on a national securities exchange, CR IV Advisors will be entitled to a subordinated performance fee equal to 15% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing, exceeds the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate an 8% annual cumulative, non-compounded return to investors. As an additional alternative, upon termination of the advisory agreement, CR IV Advisors may be entitled to a subordinated performance fee similar to that to which CR IV Advisors would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

NOTE 5 — ECONOMIC DEPENDENCY

Under various agreements, the Company has engaged or will engage the CR IV Advisors and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon CR IV Advisors and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

APPENDIX A

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present certain information regarding the real estate programs previously sponsored by entities affiliated with our sponsor, Cole Real Estate Investments. The company has presented all prior programs that have similar investment objectives to this offering. In determining which prior programs have similar investment objectives to this offering, the company considered factors such as the type of real estate acquired by the program, the extent to which the program was designed to provide current income through the payment of cash distributions or to protect and preserve capital contributions, and the extent to which the program seeks to increase the value of the investments made in the program. The information in this section should be read together with the summary information in this prospectus under “Prior Performance Summary.”

These tables contain information that may aid a potential investor in evaluating the program presented. However, the information contained in these tables does not relate to the properties held or to be held by us, and the purchase of our shares will not create any ownership interest in the programs included in these tables.

These tables are presented on a tax basis rather than in accordance with accounting principles generally accepted in the United States (“GAAP”) except where noted. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which typically are paid in arrears. The following tables are included in this section:

•	Table I — Experience in Raising and Investing Funds;

•	Table II — Compensation to Sponsor;

•	Table III — Operating Results of Prior Programs;

•	Table IV — Results of Completed Programs; and

•	Table V — Sales or Disposals of Properties.

For information regarding the acquisitions of properties by programs sponsored by Cole Real Estate Investments during the three years ending December 31, 2010, see Table VI contained in Part II of our registration statement, which is not a part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been closed since January 1, 2008. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2010.

	Cole Credit Property	Cole Credit Property	Cole Net Lease
	Trust II, Inc.(4)	Trust III, Inc.(5)	Portfolio VI(6)(7)

Dollar amount offered	$2,270,000,000	$5,227,500,000	$25,640,000
Dollar amount raised	2,162,851,236	2,485,789,148	25,640,000
Percentage amount raised	100.0%	100.0%	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	6.3%	6.8%	5.5%
Organizational expenses(1)	2.4%	3.0%	1.0%
Other	—	—	—
Reserves	0.1%	0.1%	0.9%
Percent available for investment	91.2%	90.1%	92.6%
Acquisition costs:(2)
Prepaid items and fees related to purchase of property	1.1%	0.5%	0.7%
Cash down payment	88.1%	87.6%	91.9%
Acquisition fees(3)	2.0%	2.0%	—
Other	—	—	—

Total acquisition cost	91.2%	90.1%	92.6%
Percent leverage	50%	35%	54%
Date offering began	6/27/2005	10/15/2008	9/10/2007
Length of offering (in months)	Ongoing	Ongoing	5
Months to invest 90% of amount available for investment	40	24	3

(1)	Organizational expenses include legal, accounting, printing, escrow, filing, recording and other related expenses associated with the formation and original organization of the program and also includes fees paid to the sponsor and to affiliates.

(2)	Acquisition costs expressed as a percentage represent the costs incurred to acquire real estate with the initial capital raised in the respective offerings and do not include the costs incurred to acquire additional real estate with the proceeds from financing transactions and excess working capital.

(3)	Acquisition fees include fees paid to the sponsor or affiliates based upon the terms of the offering memorandum or prospectus.

(4)	These amounts include Cole Credit Property Trust II, Inc.’s initial, follow-on and distribution reinvestment plan offerings. Cole Credit Property Trust II, Inc. began its initial offering on June 27, 2005 and closed its initial offering on May 22, 2007. The total dollar amount registered and available to be offered in the initial offering was $552.8 million. The total dollar amount raised in the initial offering was $547.4 million. Cole Credit Property Trust II, Inc. began its follow-on offering on May 23, 2007 and closed its follow-on offering on January 2, 2009. The total dollar amount registered and available to be

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

offered in the follow-on offering was $1.5 billion. The total dollar amount raised in the follow-on offering was $1.5 billion. It took Cole Credit Property Trust II, Inc. 40 months to invest 90% of the amount available for investment in its initial and follow-on offerings. Cole Credit Property Trust II, Inc. began its distribution reinvestment plan offering on September 18, 2008 and was currently offering shares under this distribution reinvestment plan offering as of December 31, 2010. The total initial dollar amount registered and available to be offered in the distribution reinvestment plan offering is $285.0 million. The total dollar amount raised in the distribution reinvestment plan offering was $144.5 million as of December 31, 2010.

(5)	These amounts include Cole Credit Property Trust III, Inc.’s initial and follow-on offerings. Cole Credit Property Trust III, Inc. began its initial offering on October 1, 2008 and closed its initial offering on October 1, 2010. The total dollar amount registered and available to be offered in the initial offering was $2.49 billion. The total dollar amount raised in the initial offering was $2.2 billion. Cole Credit Property Trust III, Inc. began its follow-on offering on October 1, 2010. The total dollar amount registered and available to be offered in the follow-on offering was $2.7 billion. The total dollar amount raised in the follow-on offering was $316.3 million as of December 31, 2010. It took Cole Credit Property Trust III, Inc. 23 months to invest 90% of the amount available for investment in its initial and follow-on offerings.

(6)	The Offering is a Delaware Statutory Trust Program sponsored by Cole Real Estate Investments which consists of the sale of Delaware statutory trust interests in properties initially owned by subsidiaries of Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC or Cole Collateralized Senior Notes IV, LLC.

(7)	Acquisition cost amounts represent the costs paid by the tenant-in-common or Delaware statutory trust investors to acquire interest in the properties.

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)

This table sets forth the compensation paid to our sponsor and its affiliates, including compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. Prior Real Estate Programs whose offerings have closed since January 1, 2008 are shown separately and all other programs have been aggregated. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to this program. All amounts are as of December 31, 2010.

	Cole Credit Property	Cole Credit Property	Cole Net Lease
	Trust II, Inc.	Trust III, Inc.	Portfolio VI

Date offering commenced	6/27/2005	10/15/2008	9/10/2007
Dollar amount raised	$2,162,851,236	$2,485,789,148	$25,639,300
Amount paid to sponsor from proceeds of offering:
Underwriting fees	25,741,562	24,501,423	256,401
Acquisition fees and real estate commissions(1)	68,046,144	61,275,869	—
Advisory fees	—	—	—
Other(2)	20,819,387	10,805,697	—
Amount of cash generated from operations before deducting payments to sponsor	398,931,974	54,293,903	5,285,977
Amount paid to sponsor from operations:
Property management fees	15,426,105	3,239,994	—
Partnership management fees(3)	25,953,917	9,173,459	74,797
Reimbursements	5,421,724	6,115,956	—
Leasing commissions	546,695	—	—
Other(4)	95,869	—	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash(5)	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)

60 Other Programs
(6)

Date offering commenced	N/A
Dollar amount raised	$—
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—
Acquisition fees and real estate commissions(1)	964,045
Advisory fees	—
Other(2)	14,500
Amount of cash generated from operations before deducting payments to sponsor	80,532,948
Amount paid to sponsor from operations:
Property management fees	2,411,047
Partnership management fees(3)	3,413,397
Reimbursements	—
Leasing commissions	10,500
Other(4)	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash(5)	11,438,651
Notes	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—
Real estate commissions	—
Other	—

(1)	Properties are acquired with a combination of funds from offering proceeds and debt. The acquisition and real estate commissions reported in this table include the total amount of fees paid to the sponsor or its affiliates regardless of the funding source for these costs.

(2)	Amounts primarily relate to loan coordination fees, a development fee and reimbursement of certain offering costs paid by the sponsor.

(3)	Amounts primarily relate to asset management fees and expenses.

(4)	Amounts primarily relate to construction management fees.

(5)	Amounts herein include initial investments of capital raised and properties acquired through reinvested amounts.

(6)	60 of the offerings of the prior programs aggregated herein were not closed within the past three years and therefore are not shown separately. Amounts presented represent aggregate payments to the sponsor in the most recent three years. The programs have similar investment objectives to this program.

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by the sponsor of this program, the offerings of which have been closed since January 1, 2006. The information relates only to programs with investment objectives similar to this program. All figures are as of December 31 of the year indicated, except as noted.

Cole Collateralized Senior Notes IV, LLC
May 2005
(Unaudited)
2006	2007	2008	2009	2010

Gross Revenues	$2,070,894	$1,520,899	$1,419,521	$683,412	$320,154
Profit (loss) on sale of properties	—	121,341	—	—	(354,000)
Less:
Operating expenses(1)	1,131,745	85,088	146,340	138,335	261,741
Interest paid to note investors	2,371,674	2,369,739	2,369,739	2,369,739	2,424,395
Other interest expense	536,618	343,887	191,182	48,481	—
Depreciation and amortization(2)	426,629	460,010	540,056	611,779	463,232

Net Income (loss) — Tax Basis(3)	$(2,395,772)	$(1,616,484)	$(1,827,796)	$(2,484,922)	$(3,183,214)

Taxable income
— from operations(4)(8)	$(2,395,772)	$(1,737,825)	$(1,827,796)	$(2,484,922)	$(2,829,214)
— from gain (loss) on sale	—	121,341	—	—	(354,000)
Cash generated
— from operations	402,531	1,091,924	1,081,999	496,596	58,413
— from sales	28,358,859	7,870,622	1,222,901	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	28,761,390	8,962,546	2,304,900	496,596	58,413
Less: Cash distributions to investors(9)
— from operating cash flow	402,531	1,091,924	1,081,999	496,596	58,413
— from sales and refinancing	1,969,143	1,277,815	1,287,740	(10)	1,873,143	(10)	2,365,982	(10)
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$26,389,716	$6,592,807	$(64,839)	$(1,873,143)	$(2,365,982)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$26,389,716	$6,592,807	$(64,839)	$(1,873,143)	$(2,365,982)

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	$—	$—	(5)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	$—	$—	$—	$—	$—	(5)
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	—	—	—	—	—
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	2%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Trust II, Inc.
	June 2005
	(Unaudited)
	2006	2007	2008	2009		2010

Gross Revenues	$19,519,507	$92,100,308	$202,282,667	$276,026,961		$269,274,321
Equity in income of unconsolidated joint venture	—	—	470,978	612,432		964,828
Profit (loss) on sale of properties	—	—	—	—		—
Less:
Operating expenses(1)	3,306,511	12,662,270	32,191,062	50,986,169		47,170,233
Interest expense	8,397,634	39,075,748	78,063,338	98,996,703		102,976,724
Depreciation and amortization(2)	6,469,366	30,482,273	63,858,422	90,750,170		85,162,219
Impairment of real estate assets	—	5,400,000	3,550,000	13,500,000		4,500,435

Net Income (loss) — GAAP Basis(6)	$1,345,996	$4,480,017	$25,090,823	$22,406,351		$30,429,538

Taxable income
— from operations(4)	$3,104,068	$15,703,828	$42,432,587	$53,168,771		$45,882,738	(7)
— from gain on sale	—	—	—	—		—
Cash generated
— from operations	7,861,475	43,366,041	96,073,918	116,871,698		105,627,000
— from sales	—	—	—	—		—
— from refinancing	—	—	—	—		—

Cash generated from operations, sales and refinancing	7,861,475	43,366,041	96,073,918	116,871,698		105,627,000
Less: Cash distributions to investors
— from operating cash flow	7,075,329	37,727,364	96,051,343	116,871,698		105,627,000
— from sales and refinancing	—	—	—	—		—
— from other(11)	—	—	—	18,111,554	(12)	23,623,894	(13)

Cash generated (deficiency) after cash distributions	786,146	5,638,677	22,575	(18,111,554)		(23,623,894)
Less: Special items (not including sales and refinancing)	—	—	—	—		—

Cash generated (deficiency) after cash distributions and special items	$786,146	$5,638,677	$22,575	$(18,111,554)		$(23,623,894)

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$10.13	$16.80	$21.02	$27.24		$22.20
— from recapture	—	—	—	—		—
Capital gain (loss)	—	—	—	—		—
Cash distributions to investors
Source (on a GAAP basis)
— Investment income	26.40	25.00	30.00	26.00		21.90
— Return of capital	36.46	37.00	36.00	41.00		40.50
Source (on a cash basis)
— Sales	—	—	—	—		—
— Refinancing	—	—	—	—		—
— Operations	62.86	62.00	66.00	58.01		50.99
— Other(11)	—	—	—	8.99		11.41
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table						100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

Cole Credit Property Trust III, Inc.
October 2008
(Unaudited)
2008	2009	2010

Gross Revenues	$3,621	$23,503,760	$144,833,874
Equity in income of unconsolidated joint venture	—	—	(206,200)
Profit (loss) on sale of properties	—	—	—
Less:
Operating expenses(1)	104,769	23,312,360	85,592,289
Interest expense	—	2,538,176	26,311,592
Depreciation and amortization(2)	—	5,474,070	39,326,534
Net Loss including noncontrolling interest	(101,148)	(7,820,846)	(6,602,741)
Net loss allocated to noncontrolling interest	—	—	(309,976)

Net Loss attributable to company — GAAP Basis(6)	$(101,148)	$(7,820,846)	$(6,292,765)

Taxable income
— from operations(4)	$(101,148)	$(7,820,846)	$61,688,877	(7)
— from gain on sale	—	—	—
Cash generated
— from operations	(27,507)	74,038	35,792,000
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	(27,507)	74,038	35,792,000
Less: Cash distributions to investors
— from operating cash flow	—	74,038	35,792,000
— from sales and refinancing	—	—	—
— from other(11)	—	21,689,962	(14)	76,821,000	(15)

Cash generated (deficiency) after cash distributions	(27,507)	(21,689,962)	(76,821,000)
Less: Special items (not including sales and refinancing)	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(27,507)	$(21,689,962)	$(76,821,000)

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(505.74)	$(9.02)	$28.47
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors
Source (on a GAAP basis)
— Investment income	—	30.00	35.00
— Return of capital	—	24.00	29.00
Source (on a cash basis)
— Sales	—	—	—
— Refinancing	—	—	—
— Operations	—	0.18	20.34
— Other(11)	—	53.82	43.66
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Edgewood, NM
	September 2004
	(Unaudited)
	2006	2007	2008	2009	2010

Gross Revenues	$276,137	$276,538	$275,854	$298,614	$275,646
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	13,699	14,229	14,347	14,648	13,806
Interest expense	118,666	118,666	118,991	128,744	118,666
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$143,772	$143,643	$142,516	$155,222	$143,174

Taxable income
— from operations(4)	$143,772	$143,643	$142,516	$155,222	$143,174
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	143,772	143,643	142,516	155,222	143,174
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	143,772	143,643	142,516	155,222	143,174
Less: Cash distributions to investors
— from operating cash flow	144,072	144,072	144,072	144,070	144,070
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	(300)	(429)	(1,556)	11,152	(896)
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(300)	$(429)	$(1,556)	$11,152	$(896)

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$67.37	$67.31	$66.78	$72.74	$67.09
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	67.51	67.51	67.51	67.51	67.51
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	67.51	67.51	67.51	67.51	67.51
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Gander Mountain — Hermantown, MN
	September 2005
	(Unaudited)
	2006	2007	2008	2009	2010

Gross Revenues	$885,140	$1,063,286	$896,361	$901,115	$916,365
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	26,926	171,824	34,853	31,397	31,838
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$858,214	$891,462	$861,508	$869,718	$884,527

Taxable income
— from operations(4)	$858,214	$891,462	$861,508	$869,718	$884,527
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	858,214	891,462	861,508	869,718	884,527
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	858,214	891,462	861,508	869,718	884,527
Less: Cash distributions to investors
— from operating cash flow	861,636	861,636	861,650	861,643	871,311
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	(3,422)	29,826	(142)	8,075	13,216
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(3,422)	$29,826	$(142)	$8,075	$13,216

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$73.21	$76.04	$73.49	$74.19	$75.45
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	73.50	73.50	73.50	73.50	74.32
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	73.50	73.50	73.50	73.50	74.32
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Best Buy — Baytown, TX
	October 2005
	(Unaudited)
	2006	2007	2008	2009	2010

Gross Revenues	$489,624	$490,312	$488,836	$528,932	$488,255
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	7,846	17,573	8,823	8,973	11,232
Interest Expense	—	—	—	—	—
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$481,778	$472,739	$480,013	$519,959	$477,023

Taxable income
— from operations(4)	$481,778	$472,739	$480,013	$519,959	$477,023
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	481,778	472,739	480,013	519,959	477,023
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	481,778	472,739	480,013	519,959	477,023
Less: Cash distributions to investors
— from operating cash flow	445,785	478,572	478,573	478,574	478,574
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	35,993	(5,833)	1,440	41,385	(1,551)
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$35,993	$(5,833)	$1,440	$41,385	$(1,551)

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$57.89	$56.80	$57.67	$62.47	$57.31
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	53.56	57.50	57.50	57.50	57.50
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	53.56	57.50	57.50	57.50	57.50
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Natchitoches, LA
	November 2005
	(Unaudited)
	2006	2007	2008	2009	2010

Gross Revenues	$242,647	$255,718	$255,356	$255,068	$255,068
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	10,747	9,056	9,097	8,546	8,995
Interest expense	116,328	130,858	131,217	130,858	130,858
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$115,572	$115,804	$115,042	$115,664	$115,215

Taxable income
— from operations(4)	$115,572	$115,804	$115,042	$115,664	$115,215
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	115,572	115,804	115,042	115,664	115,215
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	115,572	115,804	115,042	115,664	115,215
Less: Cash distributions to investors
— from operating cash flow	99,268	114,600	114,597	114,595	114,595
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	16,304	1,204	445	1,069	620
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$16,304	$1,204	$445	$1,069	$620

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$65.55	$65.69	$65.25	$65.61	$65.35
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	56.31	65.00	65.00	65.00	65.00
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	56.31	65.00	65.00	65.00	65.00
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Kohl’s — Lakewood, CO
	November 2005
	(Unaudited)
	2006	2007	2008	2009	2010

Gross Revenues	$1,009,577	$1,064,348	$1,150,875	$972,785	$1,061,191
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	27,941	23,997	26,791	22,020	22,223
Interest expense	524,194	586,904	588,512	586,904	586,904
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$457,442	$453,447	$535,572	$363,861	$452,064

Taxable income
— from operations(4)	$457,442	$453,447	$535,572	$363,861	$452,064
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	457,442	453,447	535,572	363,861	452,064
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	457,442	453,447	535,572	363,861	452,064
Less: Cash distributions to investors
— from operating cash flow	387,805	447,660	445,460	447,660	447,660
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	69,637	5,787	90,112	(83,799)	4,404
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$69,637	$5,787	$90,112	$(83,799)	$4,404

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$61.31	$60.78	$71.78	$48.77	$60.59
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	51.98	60.00	59.71	60.00	60.00
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	51.98	60.00	59.71	60.00	60.00
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	The Shoppes at North Village — St. Joseph, MO
	December 2005
	(Unaudited)
	2006	2007	2008	2009	2010

Gross Revenues	$2,824,347	$4,209,047	$4,139,927	$3,977,184	$4,140,512
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	871,927	1,270,287	1,486,329	1,285,810	1,354,968
Interest expense	1,094,702	1,611,155	1,615,569	1,611,154	1,611,155
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$857,718	$1,327,605	$1,038,029	$1,080,220	$1,174,389

Taxable income
— from operations(4)	$857,718	$1,327,605	$1,038,029	$1,080,220	$1,174,389
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	857,718	1,327,605	1,038,029	1,080,220	1,174,389
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	857,718	1,327,605	1,038,029	1,080,220	1,174,389
Less: Cash distributions to investors
— from operating cash flow	808,917	1,246,236	1,176,954	846,026	910,836
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	48,801	81,369	(138,925)	234,194	263,553
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$48,801	$81,369	$(138,925)	$234,194	$263,553

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$41.98	$64.98	$50.81	$52.87	$57.48
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	39.59	61.00	57.18	41.84	45.01
— Return of capital	—	—	0.43	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	39.59	61.00	57.18	41.84	45.01
— Other	—	—	0.43	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Sumter, SC
	January 2006
	(Unaudited)
	2006	2007	2008	2009	2010

Gross Revenues	$314,624	$325,980	$325,445	$325,085	$325,085
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	14,066	13,354	13,830	12,921	12,704
Interest expense	158,325	171,598	172,138	171,668	171,668
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$142,233	$141,028	$139,477	$140,496	$140,713

Taxable income
— from operations(4)	$142,233	$141,028	$139,477	$140,496	$140,713
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	142,233	141,028	139,477	140,496	140,713
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	142,233	141,028	139,477	140,496	140,713
Less: Cash distributions to investors
— from operating cash flow	121,169	139,884	139,887	139,880	139,880
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	21,064	1,144	(410)	616	833
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,064	$1,144	$(410)	$616	$833

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$66.09	$65.53	$64.81	$65.29	$65.39
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	56.31	65.00	65.00	65.00	65.00
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	56.31	65.00	65.00	65.00	65.00
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Kohl’s — St. Joseph, MO
	February 2006
	(Unaudited)
	2006	2007	2008	2009	2010

Gross Revenues	$564,619	$710,939	$801,046	$694,012	$728,238
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	159,442	179,656	170,276	162,445	148,858
Interest expense	190,758	325,358	326,249	325,358	325,358
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$214,419	$205,925	$304,521	$206,209	$254,022

Taxable income
— from operations(4)	$214,419	$205,925	$304,521	$206,209	$254,022
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	214,419	205,925	304,521	206,209	254,022
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	214,419	205,925	304,521	206,209	254,022
Less: Cash distributions to investors
— from operating cash flow	132,308	247,020	247,020	247,020	247,020
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	82,111	(41,095)	57,501	(40,811)	7,002
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$82,111	$(41,095)	$57,501	$(40,811)	$7,002

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$52.08	$50.02	$73.97	$50.09	$61.70
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	32.14	60.00	60.00	60.00	60.00
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	32.14	60.00	60.00	60.00	60.00
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Home Depot — Bellingham, WA
	April 2006
	(Unaudited)
	2006	2007	2008	2009	2010

Gross Revenues	$608,739	$1,571,778	$1,572,745	$1,568,675	$1,698,802
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	14,676	54,775	60,817	59,764	61,629
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$594,063	$1,517,003	$1,511,928	$1,508,911	$1,637,173

Taxable income
— from operations(4)	$594,063	$1,517,003	$1,511,928	$1,508,911	$1,637,173
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	594,063	1,517,003	1,511,928	1,508,911	1,637,173
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	594,063	1,517,003	1,511,928	1,508,911	1,637,173
Less: Cash distributions to investors
— from operating cash flow	463,771	1,494,708	1,494,264	1,494,715	1,494,715
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	130,292	22,295	17,664	14,196	142,458
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$130,292	$22,295	$17,664	$14,196	$142,458

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$24.05	$61.40	$61.20	$61.07	$66.27
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	18.77	60.50	60.48	60.50	60.50
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	18.77	60.50	60.48	60.50	60.50
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio I
	May 2006
	(Unaudited)
	2006	2007	2008	2009	2010

Gross Revenues	$583,357	$1,429,279	$1,426,846	$1,424,945	$1,425,015
Profit (loss) on sale of properties	—	—	15,000	—	—
Less:
Operating expenses(1)	26,130	36,148	49,261	45,508	38,796
Interest expense	265,912	752,356	754,449	752,387	752,387
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$291,315	$640,775	$638,136	$627,050	$633,832

Taxable income
— from operations(4)	$291,315	$640,775	$623,136	$627,050	$633,832
— from gain on sale	—	—	15,000	—	—
Cash generated
— from operations	291,315	640,775	623,136	627,050	633,832
— from sales	—	—	15,000	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	291,315	640,775	638,136	627,050	633,832
Less: Cash distributions to investors
— from operating cash flow	203,698	623,484	623,482	623,480	623,481
— from sales and refinancing	—	—	15,000	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	87,617	17,291	(346)	3,570	10,351
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$87,617	$17,291	$(346)	$3,570	$10,351

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$30.37	$66.80	$64.96	$65.37	$66.08
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	1.56	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	21.24	65.00	65.00	65.00	65.00
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	1.56	—	—
— Refinancing	—	—	—	—	—
— Operations	21.24	65.00	63.44	65.00	65.00
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio II
	June 2006
	(Unaudited)
	2006	2007	2008	2009	2010

Gross Revenues	$313,447	$1,539,612	$1,579,494	$1,529,434	$1,528,068
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	4,849	64,435	75,030	71,118	69,062
Interest expense	133,317	797,719	799,905	797,719	797,719
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$175,281	$677,458	$704,559	$660,597	$661,287

Taxable income
— from operations(4)	$175,281	$677,458	$704,559	$660,597	$661,287
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	175,281	677,458	704,559	660,597	661,287
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	175,281	677,458	704,559	660,597	661,287
Less: Cash distributions to investors
— from operating cash flow	77,402	650,712	650,718	650,710	650,710
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	97,879	26,746	53,841	9,887	10,577
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$97,879	$26,746	$53,841	$9,887	$10,577

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$17.51	$67.67	$70.38	$65.99	$66.06
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	7.73	65.00	65.00	65.00	65.00
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	7.73	65.00	65.00	65.00	65.00
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Barrywoods Crossing — Kansas City, MO
	July 2006
	(Unaudited)
	2006	2007	2008	2009	2010

Gross Revenues	$969,929	$3,887,472	$4,145,429	$3,894,998	$4,516,114
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	642,129	1,261,696	1,391,359	1,333,093	1,437,777
Interest expense	126,766	1,521,195	1,546,548	1,542,323	1,542,323
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$201,034	$1,104,581	$1,207,522	$1,019,582	$1,536,014

Taxable income
— from operations(4)	$201,034	$1,104,581	$1,207,522	$1,019,582	$1,536,014
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	201,034	1,104,581	1,207,522	1,019,582	1,536,014
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	201,034	1,104,581	1,207,522	1,019,582	1,536,014
Less: Cash distributions to investors
— from operating cash flow	—	1,486,685	1,198,964	893,615	1,007,503
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	201,034	(382,104)	8,558	125,967	528,511
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$201,034	$(382,104)	$8,558	$125,967	$528,511

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$9.85	$54.15	$59.19	$49.98	$75.29
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	—	64.00	50.31	41.52	49.39
— Return of capital	—	8.88	8.46	2.28	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	—	64.00	50.31	41.52	49.39
— Other	—	8.88	8.46	2.28	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio III
	December 2006
	(Unaudited)
	2006	2007	2008	2009	2010

Gross Revenues	$—	$2,447,247	$2,416,921	$2,413,694	$2,413,690
Profit (loss) on sale of properties	—	—	13,766	—	—
Less:
Operating expenses(1)	—	119,032	109,158	107,334	105,115
Interest expense	—	1,241,384	1,305,593	1,302,026	1,302,026
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$—	$1,086,831	$1,015,936	$1,004,334	$1,006,549

Taxable income
— from operations(4)	$—	$1,086,831	$1,002,170	$1,004,334	$1,006,549
— from gain on sale	—	—	13,766	—	—
Cash generated
— from operations	—	1,086,831	1,002,170	1,004,334	1,006,549
— from sales	—	—	21,115	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	1,086,831	1,023,285	1,004,334	1,006,549
Less: Cash distributions to investors
— from operating cash flow	—	1,004,184	1,004,185	1,004,184	1,004,184
— from sales and refinancing	—	—	13,766	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	82,647	5,334	150	2,365
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$82,647	$5,334	$150	$2,365

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$70.35	$64.87	$65.01	$65.15
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	0.89	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	—	65.00	65.00	65.00	65.00
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	0.89	—	—
— Refinancing	—	—	—	—	—
— Operations	—	65.00	64.11	65.00	65.00
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Centerpointe Shopping Center — Woodridge, IL
	May 2007
	(Unaudited)
	2007	2008	2009	2010

Gross Revenues	$2,632,042	$4,241,709	$4,267,839	$4,178,527
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	643,478	1,525,240	1,393,905	1,274,911
Interest expense	837,535	1,525,064	1,520,897	1,520,897
Depreciation and amortization(2)	—	—	—	—

Net Income (loss) — Tax Basis(3)	$1,151,029	$1,191,405	$1,353,037	$1,382,719

Taxable income
— from operations(4)	$1,151,029	$1,191,405	$1,353,037	$1,382,719
— from gain on sale	—	—	—	—
Cash generated
— from operations	1,151,029	1,191,405	1,353,037	1,382,719
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	1,151,029	1,191,405	1,353,037	1,382,719
Less: Cash distributions to investors
— from operating cash flow	807,647	1,334,400	1,334,400	1,225,408
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	343,382	(142,995)	18,637	157,311
Less: Special items (not including sales and refinancing	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$343,382	$(142,995)	$18,637	$157,311

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$52.08	$53.91	$61.22	$62.57
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	36.55	60.38	60.38	55.45
— Return of capital	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—
— Refinancing	—	—	—	—
— Operations	36.55	60.38	60.38	55.45
— Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio IV
	May 2007
	(Unaudited)
	2007	2008	2009	2010

Gross Revenues	$533,742	$904,933	$890,068	$898,522
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	57,576	150,569	136,884	150,707
Interest expense	217,699	368,879	367,871	367,871
Depreciation and amortization(2)	—	—	—	—

Net Income (loss) — Tax Basis(3)	$258,467	$385,485	$385,313	$379,944

Taxable income
— from operations(4)	$258,467	$385,485	$385,313	$379,944
— from gain on sale	—	—	—	—
Cash generated
— from operations	258,467	385,485	385,313	379,944
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	258,467	385,485	385,313	379,944
Less: Cash distributions to investors
— from operating cash flow	232,801	360,185	360,180	370,085
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	25,666	25,300	25,133	9,859
Less: Special items (not including sales and refinancing	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$25,666	$25,300	$25,133	$9,859

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$43.06	$64.22	$64.19	$63.29
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	38.78	60.00	60.00	61.65
— Return of capital	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—
— Refinancing	—	—	—	—
— Operations	38.78	60.00	60.00	61.65
— Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio V
	June 2007
	(Unaudited)
	2007	2008	2009	2010

Gross Revenues	$1,216,587	$2,873,638	$3,074,756	$2,870,184
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	33,570	109,101	104,964	104,694
Interest expense	444,412	1,378,431	1,374,664	1,374,664
Depreciation and amortization(2)	—	—	—	—

Net Income (loss) — Tax Basis(3)	$738,605	$1,386,106	$1,595,128	$1,390,826

Taxable income
— from operations(4)	$738,605	$1,386,106	$1,595,128	$1,390,826
— from gain on sale	—	—	—	—
Cash generated
— from operations	738,605	1,386,106	1,595,128	1,390,826
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	738,605	1,386,106	1,595,128	1,390,826
Less: Cash distributions to investors
— from operating cash flow	550,545	1,449,144	1,449,147	1,501,499
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	188,060	(63,038)	145,981	(110,673)
Less: Special items (not including sales and refinancing	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$188,060	$(63,038)	$145,981	$(110,673)

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$33.64	$63.13	$72.65	$63.34
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	25.07	66.00	66.00	68.38
— Return of capital	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—
— Refinancing	—	—	—	—
— Operations	25.07	66.00	66.00	68.38
— Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio VI
	September 2007
	(Unaudited)
	2007	2008	2009	2010

Gross Revenues	$598,105	$3,551,029	$3,497,557	$3,491,178
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	45,111	229,233	212,360	203,081
Interest expense	144,049	1,700,718	1,696,068	1,696,069
Depreciation and amortization(2)	—	—	—	—

Net Income (loss) — Tax Basis(3)	$408,945	$1,621,078	$1,589,129	$1,592,028

Taxable income
— from operations(4)	$408,945	$1,621,078	$1,589,129	$1,592,028
— from gain on sale	—	—	—	—
Cash generated
— from operations	408,945	1,621,078	1,589,129	1,592,028
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	408,945	1,621,078	1,589,129	1,592,028
Less: Cash distributions to investors
— from operating cash flow	269,301	1,589,676	1,589,678	1,589,678
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	139,644	31,402	(549)	2,350
Less: Special items (not including sales and refinancing	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$139,644	$31,402	$(549)	$2,350

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$17.58	$63.22	$61.98	$62.09
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	11.57	62.00	62.00	62.00
— Return of capital	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—
— Refinancing	—	—	—	—
— Operations	11.57	62.00	62.00	62.00
— Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

(1)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc.

(2)	Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real property is determined on the straight-line method over an estimated useful life of 40 years. Leasehold interests are amortized over the life of the lease.

(3)	The respective program maintains its books on a tax basis of accounting rather than a GAAP basis. There are several potential differences in tax and GAAP basis, including, among others; (a) tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year, (b) rental income is recorded on a tax basis, as it is received where it is accrued on a straight-line basis over the life of the lease for GAAP, and (c) all properties are recorded at cost and depreciated over their estimated useful life on a tax basis even if they qualify as a direct financing lease for GAAP purposes. These differences generally result in timing differences between fiscal years but total operating income over the life of the partnership will not be significantly different between the two bases of accounting.

(4)	Cash generated from operation generally includes net income plus depreciation and amortization plus, where applicable, any decreases in accounts receivable and accrued rental income or increases in accounts payable minus, where applicable, any increases in accounts receivable and accrued rental income or decreases in accounts payable. In addition, cash generated from operations is reduced for any property costs related to development projects and is increased by proceeds when the project is sold (usually in less than twelve months).

(5)	Investors in this program receive interest income which is reported to them on Form 1099-INT, thus tax and cash distribution data per $1,000 invested is not included.

(6)	Cole Credit Property Trust II, Inc. and Cole Credit Property Trust III, Inc. maintain their books on a GAAP basis of accounting rather than on a tax basis.

(7)	Due to the timing of tax return filings, amounts shown represent estimates and may change when tax returns are filed at a future date.

(8)	Cash generated from operations for this program generally includes net income (loss) plus depreciation and amortization, plus distributions in the form of interest paid to note investors, minus, where applicable, profit on sale of properties.

(9)	Investors in this program receive interest income per annum. Amounts represent the funding source of the interest payments, the total of which is disclosed above in interest paid to note investors.

(10)	Includes cash flows from sales in excess of distributions from previous periods.

(11)	Cash distributions to investors from other sources may include sources such as cash flows in excess of distributions from prior periods, borrowings, and proceeds from the issuance of common stock. We consider the real estate acquisition expenses, which reduce cash flow from operations, to have been funded with proceeds from our ongoing public offering of shares of common stock in the offering because the expenses were incurred to acquire real estate investments.

(12)	Consists of proceeds from the offerings of $3.2 million, cash flows from operations in excess of distributions from previous periods of $6.8 million and borrowings of $8.1 million.

(13)	Consists of return of capital from unconsolidated joint ventures of $1.6 million, proceeds from the offerings of $3.4 million, and borrowings of $18.7 million.

(14)	Consists of proceeds from the issuance of common stock of $18.6 million and borrowings of $3.1 million.

(15)	Consists of proceeds from the issuance of common stock of $58.7 million and borrowings of $18.1 million.

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

The following table presents summary information on the results of Prior Real Estate Programs that completed operations since January 1, 2006 to December 31, 2010 and that had similar or identical investment objectives to those of this program. All amounts are from the inception of the program to the date the program was completed.

	Cole
	Collateralized		Cole
	Senior Notes,		Santa Fe
Program Name	LLC		Investors, LP

Dollar amount raised	$28,038,500		$6,180,000
Number of properties purchased	45		1
Date of closing of offering	6/3/2004		11/20/2002
Date of first sale of property	11/6/2003		11/30/2007
Date of final sale of property	4/26/2006		11/30/2007
Tax and Distribution Data Per $1,000 Investment Through 12/31/09
Federal income tax results:
Ordinary income (loss)
— from operations	$—	(2)	$(304)
— from recapture	—	(2)	429
Capital gain (loss)	—	(2)	1,762
Deferred gain
— Capital	—	(2)	—
— Ordinary	—	(2)	—
Cash distributions to investors:
Source (on Tax Basis)(1)
— Investment income	—	(2)	824
— Return of capital	28,038,500	(2)	1,000
Source (on Cash Basis)
— Sales	85,696,933	(3)	1,731
— Refinancing	—	(2)	—
— Operations	(506,433)	(2)	93
— Other	—	(2)	—
Receivable on net purchase money financing	—	(2)	—

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)

			Cole
		Cole Credit	Collateralized
	Cole Credit	Property	Senior
	Property	Fund II,	Notes II,
Program Name	Fund, LP	LP	LLC

Dollar amount raised	$25,000,000	$24,494,500	$28,750,000
Number of properties purchased	14	10	49
Date of closing of offering	9/2/2003	3/25/2004	2/15/2005
Date of first sale of property	9/30/2008	9/30/2008	8/13/2004
Date of final sale of property	9/30/2008	9/30/2008	5/8/2008
Tax and Distribution Data Per $1,000 Investment Through 12/31/09
Federal income tax results:
Ordinary income (loss)
— from operations	$230	$218	$—	(2)
— from recapture	220	252	—	(2)
Capital gain (loss)	202	119	—	(2)
Deferred gain
— Capital	—	—	—	(2)
— Ordinary	—	—	—	(2)
Cash distributions to investors:
Source (on Tax Basis)(1)
— Investment income	488	507	—	(2)
— Return of capital	1,000	1,000	28,750,000	(2)
Source (on Cash Basis)
— Sales	1,035	1,091	153,355,044	(3)
— Refinancing	—	—	—	(2)
— Operations	453	416	(7,231,419)	(2)
— Other	—	—	—	(2)
Receivable on net purchase money financing	—	—	—	(2)

(1)	The respective program maintains its books on a tax basis of accounting rather than on a GAAP basis. There are potential differences in accounting for cash distributions on a tax basis and GAAP basis, the most significant of which is that partnership syndication costs, which include securities commissions and other costs, would be recorded as a reduction of capital for GAAP purposes, which would result in lower return of capital and higher investment income amounts on a GAAP basis than on a tax basis.

(2)	Investors in this program receive interest per annum, which is included in interest expense. Therefore, tax and cash distribution data per $1,000 invested is not applicable.

(3)	Over the course of the program, certain properties acquired with the initial note proceeds were sold and the sales proceeds were reinvested in replacement properties. Certain replacement properties were subsequently sold and the sales proceeds were reinvested in new replacement properties, this may have occurred multiple times over the life of the program or certain properties. This amount represents the accumulated proceeds from sale and reinvestment of the sales proceeds in replacement properties.

Past performance is not necessarily indicative of future results.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

This table provides summary information on the results of sales or disposals of properties since January 1, 2008 by Prior Real Estate Programs having similar investment objectives to those of this program. All amounts are through December 31, 2010.

											Excess
								Including Closing and Soft Costs			(Deficiency)
			Selling Price, Net of Closing Costs and GAAP Adjustments						Total		of Property
					Purchase				Acquisition		Operating
					Money	Adjustments			Cost, Capital		Cash
			Cash Received	Mortgage	Mortgage	Resulting from		Original	Improvements,		Receipts
	Date	Date of	Net of Closing	Balance at	Taken Back by	Application of		Mortgage	Closing and		Over Cash
Property	Acquired	Sale	Costs	Time of Sale	Program	GAAP(3)	Total(1)	Financing	Soft Costs(2)	Total	Expenditures

Cole Collateralized Senior Notes II, LLC
Tortuga Cantina Woodlands, TX	12/03	05/08	502,807	1,355,250	—	—	1,858,057	1,345,997	671,188	2,017,185	414,142
Cole Collateralized Senior Notes III, LLC
DST Interests in Cole Net Lease Portfolio VI(4)(6)	Various	02/08	23,798,400	29,740,000	—	—	53,538,400	29,740,000	23,798,400	53,538,400	386,094
Cole Acquisitions I, LLC(5)
CVS Robertsdale, AL	04/06	02/08	1,703,695	2,720,000	—	—	4,423,695	3,348,000	1,111,360	4,459,360	222,906
Cole Credit Property Fund, LP
Payless Shoes Columbia, SC	02/03	09/08	539,250	860,000	—	—	1,399,250	—	1,581,966	1,581,966	582,574
Walgreens Jacksonville, FL	02/03	09/08	2,538,500	2,510,750	—	—	5,049,250	3,652,000	855,318	4,507,318	1,398,635
CVS Hamilton, OH	03/03	09/08	1,811,750	1,787,500	—	—	3,599,250	—	3,266,592	3,266,592	1,058,181
Walgreens Akron, OH	04/03	09/08	919,250	1,900,000	—	—	2,819,250	—	2,800,400	2,800,400	688,613
Walgreens Seattle, WA	04/03	09/08	3,299,244	3,349,500	—	—	6,648,744	4,848,000	1,223,201	6,071,201	2,019,210
Walgreens LaMarque, TX	05/03	09/08	2,232,250	2,277,000	—	—	4,509,250	3,296,000	832,650	4,128,650	1,188,276
CVS Mechanicville, NY	06/03	09/08	1,298,850	1,290,000	—	—	2,588,850	1,824,000	544,647	2,368,647	649,045
Office Depot Laurel, MS	06/03	09/08	1,379,250	1,270,000	—	—	2,649,250	—	2,320,534	2,320,534	815,536
Home Depot Colma, CA(7)	06/03	09/08	17,553,309	21,613,000	—	—	39,166,309	26,400,000	6,970,111	33,370,111	11,735,401
Walgreens Saginaw, MI	06/03	09/08	1,916,750	2,282,500	—	—	4,199,250	—	4,141,775	4,141,775	1,222,700
Walgreens Tulsa, OK	08/03	09/08	973,750	1,215,500	—	—	2,189,250	—	2,208,207	2,208,207	675,934
Walgreens Broken Arrow, OK	08/03	09/08	971,750	1,127,500	—	—	2,099,250	—	2,041,363	2,041,363	628,969
Office Depot — London, KY	09/03	09/08	1,819,250	1,680,000	—	—	3,499,250	—	3,076,041	3,076,041	1,070,680
Cole Credit Property Fund II, LP
Best Buy Las Cruces, NM	11/03	09/08	2,290,250	3,809,000	—	—	6,099,250	—	5,873,060	5,873,060	1,473,826
Staples Angola, IN	12/03	09/08	1,200,250	1,999,000	—	—	3,199,250	—	3,087,065	3,087,065	733,421
TJ Maxx Staunton, VA	02/04	09/08	1,183,250	3,116,000	—	—	4,299,250	—	5,033,670	5,033,670	1,320,813
AT&T Santa Clara, CA	03/04	09/08	4,156,030	6,032,000	—	—	10,188,030	—	9,293,258	9,293,258	2,025,298
Walgreens Tulsa (Memorial), OK	03/04	09/08	1,023,250	1,926,000	—	—	2,949,250	2,320,000	657,933	2,977,933	631,667
Walgreens Crossville, TN	03/04	09/08	1,696,250	2,753,000	—	—	4,449,250	3,388,000	871,868	4,259,868	815,324
CVS Columbia I, TN	05/04	09/08	884,250	1,715,000	—	—	2,599,250	1,840,000	547,215	2,387,215	275,980
CVS Columbia II, TN	05/04	09/08	664,250	1,735,000	—	—	2,399,250	1,860,000	558,230	2,418,230	291,369
Walgreens Newton, IA	10/04	09/08	1,936,250	2,393,000	—	—	4,329,250	2,393,000	2,107,368	4,500,368	794,166

(1)	None of the amounts are being reported for tax purposes on the installment basis. See Table IV for allocation of the taxable gains between ordinary and capital income for all sales.

(2)	The amounts shown do not include a pro rata share of the original offering costs. There were no carried interest received in lieu of commissions in connection with the acquisition of the property.

(3)	As the financial statements are prepared on an income tax basis, there are no GAAP adjustments included herein.

(4)	Amounts herein relate to the sale of DST interests in single-tenant commercial properties. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing loan on the property.

Past performance is not necessarily indicative of future results.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

(5)	These properties were acquired by a joint venture between Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC, and Cole Collateralized Senior Notes IV, LLC.

(6)	DST Interests in Cole Net Lease Portfolio VI include: Mercedes Benz West Covina, CA, Walgreens Westford, MA, Walgreens Wilmington, MA, Walgreens Brenham, TX, Starbucks Crestwood, KY, Starbucks Danville, KY, and Starbucks Somerset, KY.

(7)	Home Depot Colma, CA was acquired by Cole Credit Property Fund, LP and Cole Credit Property Fund II, LP.

Past performance is not necessarily indicative of future results.

APPENDIX B

COLE CREDIT PROPERTY TRUST IV, INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1.	This subscription is in the amount of $ ☐ Check if amount is estimated

☐	Initial Subscription (minimum $2,500)

☐	Additional Subscription (complete all sections except for B and D or complete the separate simplified Additional Subscription Agreement)

Existing Cole Account Number

2.	Payment will be made with: ☐ Enclosed check ☐ Funds wired ☐ Funds to follow

☐ ACH
☐ Checking ☐ Savings
Financial Institution

Routing/Transit No.	Account No.

3.	For purchases without selling commissions, please designate below, as applicable:

☐ RIA Account Purchase          ☐ Registered Representative Purchase          ☐ Cole Employee or Affiliate

B	TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration

☐	Individual Ownership (one signature required)

☐	Joint Tenants with Right of Survivorship (all parties must sign)

☐	Community Property (all parties must sign)

☐	Tenants-in-Common (all parties must sign)

☐	Transfer on Death (fill out TOD Form to effect designation)

☐	Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)
State of
Custodian for

☐	Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required) ☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)

☐	Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)

☐	LLC Ownership (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)

☐	Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)

☐	Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)

Type of Trust: (Specify i.e., Family, Living, Revocable, etc.)

Name of Trust

Date of Trust                              Tax ID # (if applicable)

☐	Other (specify)

2.	Qualified Registration (make check payable to the Custodian)

☐	Traditional IRA

☐	Roth IRA

☐	Keogh Plan

☐	Simplified Employee Pension/Trust (S.E.P.)

☐	Pension or Profit Sharing Plan (exempt under 401 (a)) ☐ Non-custodial ☐ Custodial

☐	Other (specify)

3.	Custodian or Clearing Firm/Platform Information (send all paperwork directly to the Custodian or Clearing Firm/Platform)

Name

Street/PO Box

City                         State               Zip

Custodian Tax ID # (provided by Custodian)

Custodial or Clearing Firm/Platform Account #

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor Name	Co-Investor Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

Email Address	Email Address

SSN or Tax ID Date of Birth	SSN or Tax ID Date of Birth

☐ Cole Employee or Affiliate
Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Volume Discounts

I (We) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

☐
Name of Cole Program                                                  Cole Account Number                                                  SSN or Tax ID

☐

Name of Cole Program                                                  Cole Account Number                                                  SSN or Tax ID

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian or Clearing Firm/Platform if nothing is marked)

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:

☐ Custodian or Clearing Firm/Platform of Record

☐ Reinvest pursuant to Distribution Reinvestment Plan

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:

☐ Mail to Address of Record

☐ Reinvest pursuant to Distribution Reinvestment Plan

☐ Direct Deposit

☐ Checking ☐ Savings
Financial Institution

Routing/Transit No.	Account No.

☐ Check if banking information is same as provided in Section A-2

☐ Mail to Brokerage Account or Third Party

Payee Name	Mailing Address

Account No.	City State Zip

IF YOU ELECT TO PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PLAN, YOU MUST AGREE THAT IF AT ANY TIME YOU CANNOT MAKE THE INVESTOR REPRESENTATION AND WARRANTIES SET FORTH IN THE PROSPECTUS OR THIS INITIAL SUBSCRIPTION AGREEMENT, YOU MUST PROMPTLY NOTIFY COLE CREDIT PROPERTY TRUST IV, INC. (CCPT IV) IN WRITING OF THAT FACT.

By signing this agreement, I authorize CCPT IV to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCPT IV to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-12 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR	CO-INVESTOR
1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT IV at least five business days before signing this Subscription Agreement.
2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
4. I (we) acknowledge that the shares are not liquid.

5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in this and similar programs.
6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.
7. For Iowa and Ohio residents: My (our) investment in CCPT IV and its affiliates does not exceed 10% of my (our) liquid net worth.
8. For Kansas residents: I (we) acknowledge that it is recommended that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” in CCPT IV and the securities of similar direct participation programs. “Liquid Net Worth” is that portion of net worth (total assets minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.
9. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT IV.
10. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.
11. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed 10% of my (our) net worth.
12. For North Dakota residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT IV and its affiliates.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 1-866-907-2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in CCPT IV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT IV. In deciding to invest in CCPT IV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT IV and each person selling shares of CCPT IV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature Date	Custodial Signature Date

Co-Investor’s Signature Date

F REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1.
Name of Registered Representative

Rep ID #

Mailing Address

City                         State               Zip

Phone                                   Email Address

2.
Name of Broker-Dealer

Rep CRD #

Have you changed firm affiliation (since last purchase)?
☐ Yes  ☐ No

G REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

1.
Name of RIA Representative

Mailing Address

City                         State               Zip

Phone                                   Email Address

Have you changed firm affiliation (since last purchase)?
☐ Yes  ☐ No

2.
Name of RIA Firm

SEC Registered RIA  ☐ Yes  ☐ No

State Registered RIA  ☐ Yes  ☐ No

States Registered

RIA IARD

Name of Clearing Firm

Name of Affiliate Broker Dealer

H REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation and Cole Credit Property Trust IV, Inc. that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT IV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative

Signature of Broker/Dealer or Clearing Firm/Platform

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO: Via Fax: 1.877.616.1118	Via Regular Mail: CCPT IV DST Systems, Inc. P.O. Box 219312 Kansas City, MO 64121-9312	Via Overnight/Express Mail: CCPT IV DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105

© 2012 Cole Capital Advisors, Inc. All rights reserved	CCPT IV_AGMT_01 (01-12)

APPENDIX C

COLE CREDIT PROPERTY TRUST IV, INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

This form may be used by any current investor in Cole Credit Property Trust IV, Inc. (CCPT IV), who desires to purchase additional shares of CCPT IV and who purchased their shares directly from CCPT IV. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT IV Initial Subscription Agreement.

A INVESTMENT (a completed Initial Subscription Agreement is required for each initial investment)

1.	This subscription is in the amount of $ and is an ☐ Additional Subscription

☐ Check if amount is estimated

2.	Payment will be made with: ☐ Enclosed check ☐ Funds wired ☐ Funds to follow

☐ ACH
☐ Checking ☐ Savings
Financial Institution

Routing/Transit No.	Account No.

B	REGISTRATION INFORMATION

Existing Cole Account Registration (name of Account)	SSN or Tax ID

Existing Cole Account Number

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

☐
Name of Cole Program                                                  Cole Account Number                                                  SSN or Tax ID

☐

Name of Cole Program                                                  Cole Account Number                                                  SSN or Tax ID

C INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-12 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR	CO-INVESTOR
1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT IV at least five business days before signing this Subscription Agreement.
2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
4. I (we) acknowledge that the shares are not liquid.

5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT IV and similar programs.
6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.
7. For Iowa and Ohio residents: My (our) investment in CCPT IV and its affiliates does not exceed 10% of my (our) liquid net worth.
8. For Kansas residents: I (we) acknowledge that it is recommended that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus) in CCPT IV and the securities of similar direct participation programs.

C-1

INVESTOR	CO-INVESTOR
9. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT IV.
10. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.
11. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed 10% of my (our) net worth.
12. For North Dakota residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT IV and its affiliates.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 1-866-907-2653.

If you are choosing to Go Green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in CCPT IV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT IV. In deciding to invest in CCPT IV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT IV and each person selling shares of CCPT IV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature Date	Custodial Signature Date

Co-Investor’s Signature Date

D REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative

Rep and Branch ID #

E REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

Name of RIA Representative

RIA IARD

F REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation and CCPT IV that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT IV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative

Signature of Broker/Dealer or Clearing Firm/Platform

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO: Via Fax: 1.877.616.1118	Via Regular Mail: CCPT IV DST Systems, Inc. P.O. Box 219312 Kansas City, MO 64121-9312	Via Overnight/Express Mail: CCPT IV DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105

© 2012 Cole Capital Advisors, Inc. All rights reserved	CCPT IV_AI_AGMT_01 (01-12)

C-2

APPENDIX D

NOT FOR USE IN ALABAMA, PENNSYLVANIA OR TENNESSEE

COLE CREDIT PROPERTY TRUST IV, INC. COLE CORPORATE INCOME TRUST, INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (an Initial Subscription Agreement is required for each initial investment)

1.	This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) (Cole REIT(s)) listed below. Investors should not sign this Initial Subscription Agreement for either offering unless they have received the current final Prospectus for BOTH offerings.

a. ☐ $            COLE CREDIT PROPERTY TRUST IV, INC.

 ☐ Initial Subscription (Minimum is $2,500)

 ☐ Check if amount is estimated
 ☐ Additional Subscription (Minimum is $1,000)
Existing Cole Account Number

b. ☐ $            COLE CORPORATE INCOME TRUST, INC.

 ☐ Initial Subscription (Minimum is $2,500)

 ☐ Check if amount is estimated
 ☐ Additional Subscription (Minimum is $1,000)
Existing Cole Account Number

2.	Payment will be made with: ☐ Enclosed check ☐ Funds wired ☐ Funds to follow

☐ ACH
☐ Checking ☐ Savings
Financial Institution

Routing/Transit No.	Account No.

3.	For purchases without selling commissions, please designate below, as applicable:

☐ RIA Account Purchase          ☐ Registered Representative Purchase          ☐ Cole Employee or Affiliate

B	TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration

☐	Individual Ownership (one signature required)

☐	Joint Tenants with Right of Survivorship (all parties must sign)

☐	Community Property (all parties must sign)

☐	Tenants-in-Common (all parties must sign)

☐	Transfer on Death (fill out TOD Form to effect designation)

☐	Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)
State of
Custodian for

☐	Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required) ☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)

☐	Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)

☐	LLC Ownership (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)

☐	Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)

☐	Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)

Type of Trust: (Specify i.e., Family, Living, Revocable, etc.)

Name of Trust

Date of Trust                              Tax ID # (if applicable)

☐	Other (specify)

2.	Qualified Registration (make check payable to the Custodian)

☐	Traditional IRA

☐	Roth IRA

☐	Keogh Plan

☐	Simplified Employee Pension/Trust (S.E.P.)

☐	Pension or Profit Sharing Plan (exempt under 401(a)) ☐ Non-custodial ☐ Custodial

☐	Other (specify)

3.	Custodian or Clearing Firm/Platform Information (send all paperwork directly to the Custodian or Clearing Firm/Platform)

Name

Street/PO Box

City                         State               Zip

Custodian Tax ID # (provided by Custodian)

Custodial or Clearing Firm/Platform Account #

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor Name	Co-Investor Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

Email Address	Email Address

SSN or Tax ID Date of Birth	SSN or Tax ID Date of Birth

☐ Cole Employee or Affiliate
Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

☐
Name of Cole Program                                                  Cole Account Number                                                  SSN or Tax ID

☐

Name of Cole Program                                                  Cole Account Number                                                  SSN or Tax ID

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian or Clearing Firm/Platform if nothing is marked)

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:

☐ Custodian or Clearing Firm/Platform of Record

☐ Reinvest pursuant to Distribution Reinvestment Plan

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:

☐ Mail to Address of Record

☐ Reinvest pursuant to Distribution Reinvestment Plan

☐ Direct Deposit

☐ Checking ☐ Savings
Financial Institution

Routing/Transit No.	Account No.

☐ Check if banking information is same as provided in Section A-2

☐ Mail to Brokerage Account or Third Party

Payee Name	Mailing Address

Account No.	City State Zip

IF YOU ELECT TO PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PLAN, YOU MUST AGREE THAT IF AT ANY TIME YOU CANNOT MAKE THE INVESTOR REPRESENTATION AND WARRANTIES SET FORTH IN THE PROSPECTUS OR THIS INITIAL SUBSCRIPTION AGREEMENT, YOU MUST PROMPTLY NOTIFY THE APPLICABLE COLE REIT IN WRITING OF THAT FACT.

By signing this agreement, I authorize the applicable Cole REIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in Either or Both Offerings:

INVESTOR	CO-INVESTOR
1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust IV, Inc. (CCPT IV) and Cole Corporate Income Trust, Inc. (CCIT) at least five business days before signing this Subscription Agreement.
2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust IV, Inc.

INVESTOR	CO-INVESTOR
5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.
6. For Iowa and Ohio residents: My (our) investment in CCPT IV and its affiliates does not exceed 10% of my (our) liquid net worth.
7. For Kansas residents: I (we) acknowledge that it is recommended that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” in CCPT IV and the securities of similar direct participation programs. “Liquid Net Worth” is that portion of net worth (total assets minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.
8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT IV.
9. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.
10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed 10% of my (our) net worth.
11. For North Dakota residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT IV and its affiliates.

For Investors in Cole Corporate Income Trust, Inc.

INVESTOR	CO-INVESTOR
5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.
6. For Iowa and Ohio residents: My (our) investment in CCIT and its affiliates does not exceed 10% of my (our) liquid net worth.
7. For Kansas and Massachusetts residents: I (we) acknowledge that it is recommended that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCIT and the securities of similar direct participation programs.
8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT.
9. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) net worth.
10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT does not exceed 10% of my (our) net worth.
11. For North Dakota residents: My (our) liquid net worth is at least 10 times my (our) investment in CCIT and its affiliates.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 1-866-907-2653.

E INVESTOR(S) SIGNATURES (continued)

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in a Cole REIT unless you have read and understood this agreement and the applicable Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature Date	Custodial Signature Date

Co-Investor’s Signature Date

F REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1.
Name of Registered Representative

Rep ID #

Mailing Address

City                         State               Zip

Phone                                   Email Address

2.
Name of Broker-Dealer

Rep CRD #

Have you changed firm affiliation (since last purchase)?
☐ Yes  ☐ No

G REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

1.
Name of RIA Representative

Mailing Address

City                         State               Zip

Phone                                   Email Address

Have you changed firm affiliation (since last purchase)?
☐ Yes  ☐ No

2.
Name of RIA Firm

SEC Registered RIA  ☐ Yes  ☐ No

State Registered RIA  ☐ Yes  ☐ No

States Registered

RIA IARD

Name of Clearing Firm

Name of Affiliate Broker Dealer

H REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation, Cole Credit Property Trust IV, Inc. and Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative

Signature of Broker/Dealer or Clearing Firm/Platform

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO: Via Fax: 1.877.616.1118	Via Regular Mail: COLE REIT DST Systems, Inc. P.O. Box 219312 Kansas City, MO 64121-9312	Via Overnight/Express Mail: COLE REIT DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105

© 2012 Cole Capital Advisors, Inc. All rights reserved	JOINT-AGMT-01 (01-12)

APPENDIX E

DISTRIBUTION REINVESTMENT PLAN
COLE CREDIT PROPERTY TRUST IV, INC.
EFFECTIVE AS OF JANUARY 20, 2012

Cole Credit Property Trust IV, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any holder of shares of common stock of the Company, par value $.01 per share (the “Shares”), and, subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by an affiliate of Cole REIT Advisors IV, LLC, the Company’s advisor (an “Affiliated Program”), may become a Participant in the Plan by making a written election to participate in the Plan on such purchaser’s subscription agreement at the time of subscription for Shares or by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively, “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payment after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received on or prior to the last day of the period to which such Distribution relates. The election will apply to all Distributions attributable to such period and to all periods thereafter, unless and until termination of participation in the Plan, in accordance with Section 9. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Company’s board of directors (the “Board”) or the board or general partner of an Affiliated Program, as applicable. A written election to participate must be received by the Administrator prior to the last business day of the month, in order to become a Plan Participant with respect to that month’s Distributions. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

3. General Terms of Plan Investments.

The Administrator will apply all Distributions subject to this Plan, as follows:

(a) During the Company’s public offering (the “Offering”) of Shares pursuant to the Company’s registration statement on Form S-11 (File No. 333-169533 as amended or supplemented (the “Registration Statement”), and until such time as the Board determines a reasonable estimate of the value of the Shares, the Administrator will invest Distributions in Shares at a price equal to $9.50 less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders, regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid. On or after the date the Board determines a reasonable estimate of the value of the Shares (the “Initial Board Valuation”) under the Company’s valuation policy, as such valuation policy is amended from time to time (the “Valuation Policy”), the Administrator will invest Distributions in Shares at a price equal to the most recently disclosed estimated value as determined in accordance with the Valuation Policy less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders. No advance notice of pricing pursuant to this Paragraph 3(a) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.

(b) After termination of the Registration Statement, the Administrator will invest Distributions in Shares that are registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”). No advance notice of pricing pursuant to this Paragraph 3(b) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.

(c) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(d) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(e) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(f) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be returned to the respective Participant.

(g) Participants may acquire fractional Shares, computed to three decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(h) A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Board.

4. Absence of Liability.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition, as compared to information previously provided to the stockholder’s broker or financial advisors, or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Securities. A material change shall include any anticipated or actual material decrease in net worth or annual gross income, or any other material change in circumstances that may be likely to cause the Participant to fail to meet the minimum income and net worth standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares or cause the Participant’s broker or financial advisor to determine that an investment in Shares is no longer suitable and appropriate for the Participant.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s Offering of Shares pursuant to the Registration Statement, as may be amended or supplemented, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Plan and such prospectus allows investment pursuant to the Plan;

(ii) a registration statement covering the interests in the Plan has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Plan; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Plan.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator on or prior to the last day of the Distribution Period to which it relates.

(b) As the Distribution Period is presently monthly, a written election to terminate must be received by the Administrator prior to the last business day of the month, in order to terminate participation in the Plan for that month. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

(c) A Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(d) In the event that a Participant requests a redemption of all of the Participant’s Shares, the Participant will be deemed to have given written notice to the Administrator, at the time the redemption request is submitted, that the Participant is terminating his or her participation in the Plan, and is electing to receive all future distributions in cash. This election will continue in effect even if less than all of the Participant’s Shares are redeemed unless the Participant notifies the Administrator that he or she elects to resume participation in the Plan.

10. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment or Termination by Company.

(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant, provided, however, the Company may not amend the Plan to (a) provide for selling commissions or dealer manager fees to be paid for shares purchased pursuant to this Plan or (b) to revoke a Participant’s right to terminate or modify his participation in the Plan.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of Cole Corporate Income Partnership, LP.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Cole Corporate Income Operating Partnership, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

Cole Credit Property Trust IV, Inc.

Prospectus
Up to 300,000,000 Shares of Common Stock
Offered to the Public

ALPHABETICAL INDEX	Page

Cautionary Note Regarding Forward-Looking Statements	53
Conflicts of Interest	80
Description of Shares	118
Estimated Use of Proceeds	54
Experts	171
Federal Income Tax Considerations	141
Index to Consolidated Balance Sheets	F-1
How to Subscribe	170
Investment by Tax-Exempt Entities and ERISA Considerations	158
Investment Objectives and Policies	87
Legal Matters	171
Management	57
Management Compensation	72
Management’s Discussion and Analysis of Financial Conditions and Results of Operations	104
Our Operating Partnership Agreement	137
Plan of Distribution	164
Prior Performance Summary	109
Prospectus Summary	7
Questions and Answers About This Offering	1
Risk Factors	19
Stock Ownership	79
Suitability Standards	i
Summary of Distribution Reinvestment Plan	133
Supplemental Sales Material	171
Where You Can Find More Information	171

Until           , 20  , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as a soliciting dealer.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Cole Capital Corporation

          , 2012

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 30.	Quantitative and Qualitative Disclosures about Market Risk

As a result of our expected use of debt, primarily to acquire properties, we will be exposed to interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flow primarily through a moderate level of overall borrowings. We intend to manage our ratio of fixed to floating rate debt with the objective of achieving a mix that we believe is appropriate.

As of the date of this Registration Statement, since our date of incorporation, we have had no debt.

We do not have any foreign operations or assets. As a result, we are not exposed to fluctuations in foreign currently rates.

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder, other than the asset-based dealer manager fee. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$285,200
FINRA filing fee	75,500
Printing expenses	2,383,500
Legal fees and expenses	1,500,000
Accounting fees and expenses	1,500,000
Blue sky fees and expenses	805,000
Due diligence expenses	700,000
Literature	7,356,500
Advertising and sales expenses	9,486,382
Transfer agent and escrow fees	4,550,000
Miscellaneous expenses	381,150

Total expenses	$29,023,232

Item 32.	Sales to Special Parties.

Our executive officers and directors, as well as officers and employees of CR IV Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares will be $9.10 per share, reflecting the fact that the 7% selling commission and the 2% dealer manager fee will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. In addition, volume discounts are permitted as set forth in the “Plan of Distribution” section of the prospectus.

Item 33.	Recent Sales of Unregistered Securities.

On August 11, 2010, Cole Holdings Corporation purchased 20,000 shares of our common stock for total cash consideration of $200,000 to provide our initial capitalization. The issuance of such shares was effected and the purchase of such shares will be effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 34.	Indemnification of the Officers and Directors

The Maryland General Corporation Law, as amended (the MGCL), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law, provided that certain conditions are met, and subject to the NASAA REIT Guidelines.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Our charter provides that we shall indemnify and hold harmless a director, officer, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. We may, with the approval of our board of directors or any duly authorized committee thereof, provide such indemnification to our employees and agents, subject to the limitations of Maryland law and the NASAA REIT Guidelines.

However, under our charter, we shall not indemnify the directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, our advisor or its affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the non- independent directors, our advisor or its affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, our advisor or its affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) our directors, our advisor or our advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder, or if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) our directors, our advisor or our advisor’s affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

We intend to purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements.

See page F-1 for an index of the financial statements included in the registration statement.

(b) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(e) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

2. The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3. The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

4. The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment will include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

5. The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)

Table VI presents summary information on properties acquired in the three years ended December 31, 2010 by Prior Real Estate Programs with similar investment objectives to us. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Rome, NY Specialty Retail	HH Gregg Greensboro, NC Consumer Electronics	Starbucks Altus, OK Restaurant
Gross leasable square footage	19,097	30,167	1,741
Date of purchase	01/04/08	01/11/08	01/16/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,213,000	6,936,000	1,195,862

Contract purchase price plus acquisition fee	3,213,000	6,936,000	1,195,862
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	36,291	25,101	17,473

Total acquisition cost	$3,249,291	$6,961,101	$1,213,335

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Milford Commons Milford, NH Shopping Center	CarMax Greenville, SC Automotive Dealership	Bank of America Delray Beach, FL Bank
Gross leasable square footage	78,430	46,535	54,254
Date of purchase	01/17/08	01/25/08	01/31/08
Mortgage financing at date of purchase	$5,816,924	$15,125,000	$10,632,014
Cash down payment	2,292,076	7,315,000	4,667,986

Contract purchase price plus acquisition fee	8,109,000	22,440,000	15,300,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	97,029	47,000	240,104

Total acquisition cost	$8,206,029	$22,487,000	$15,540,104

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Arby’s New Castle, PA Restaurant	Mustang Engineering Houston, TX Office	Circuit City Kennesaw, GA Consumer Electronics
Gross leasable square footage	3,283	136,954	182,035
Date of purchase	01/31/08	01/31/08	01/31/08
Mortgage financing at date of purchase	$1,063,201	$13,467,218	$14,176,019
Cash down payment	487,199	5,912,782	6,060,781

Contract purchase price plus acquisition fee	1,550,400	19,380,000	20,236,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	41,196	163,269	140,168

Total acquisition cost	$1,591,596	$19,543,269	$20,376,968

	Cole	Cole	Cole
	Credit Property	Credit Property	Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	CarMax Raleigh, NC Automotive Dealership	Office Depot Alcoa, TN Office Supply	CarMax Pineville, NC Automotive Dealership
Gross leasable square footage	57,010	26,850	16,375
Date of purchase	01/31/08	01/31/08	01/31/08
Mortgage financing at date of purchase	$6,520,969	$2,888,364	$7,017,129
Cash down payment	2,806,931	842,796	3,068,631

Contract purchase price plus acquisition fee	9,327,900	3,731,160	10,085,760
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	85,562	50,844	84,739

Total acquisition cost	$9,413,462	$3,782,004	$10,170,499

	Cole	Cole	Cole
	Credit Property	Credit Property	Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	FedEx Mishawaka, IN Distribution Center	Best Buy Wichita, KS Consumer Electronics	Boscov’s Voorhees, NJ Department Store
Gross leasable square footage	54,804	66,756	173,767
Date of purchase	02/06/08	02/06/08	02/06/08
Mortgage financing at date of purchase	$2,799,764	$8,080,331	$3,189,604
Cash down payment	1,210,876	3,467,089	982,196

Contract purchase price plus acquisition fee	4,010,640	11,547,420	4,171,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	40,541	111,473	101,795

Total acquisition cost	$4,051,181	$11,658,893	$4,273,595

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole	Cole	Cole
	Credit Property	Credit Property	Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Bridgestone / Firestone Atlanta, GA Automotive Parts	Academy Sports Lufkin, TX Sporting Goods	Marsh Supermarkets Indianapolis, IN Grocery
Gross leasable square footage	10,325	60,750	65,000
Date of purchase	02/06/08	02/06/08	02/06/08
Mortgage financing at date of purchase	$1,754,282	$3,685,765	$10,242,174
Cash down payment	726,358	1,618,235	4,360,146

Contract purchase price plus acquisition fee	2,480,640	5,304,000	14,602,320
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,749	57,877	97,290

Total acquisition cost	$2,510,389	$5,361,877	$14,699,610

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Indianapolis, IN Drugstore	Hilltop Plaza Bridgeton, MO Shopping Center	Starbucks Stillwater, OK Restaurant
Gross leasable square footage	10,880	302,921	1,850
Date of purchase	02/06/08	02/06/08	02/28/08
Mortgage financing at date of purchase	$2,675,724	$—	$—
Cash down payment	1,088,076	23,658,900	1,329,517

Contract purchase price plus acquisition fee	3,763,800	23,658,900	1,329,517
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,575	40,446	18,850

Total acquisition cost	$3,801,375	$23,699,346	$1,348,367

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(1) Oneida, TN Drugstore	Starbucks Memphis, TN Restaurant	Starbucks Ponca City, OK Restaurant
Gross leasable square footage	14,820	1,853	1,750
Date of purchase	02/29/08	03/04/08	03/11/08
Mortgage financing at date of purchase	$3,800,000	$—	$—
Cash down payment	1,222,901	1,394,340	1,082,988

Contract purchase price plus acquisition fee	5,022,901	1,394,340	1,082,988
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	146,858	29,221	19,939

Total acquisition cost	$5,169,759	$1,423,561	$1,102,927

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Starbucks Kingsport, TN Restaurant	Pep Boys El Centro, CA Automotive Parts	Pep Boys Lakeland, FL Automotive Parts
Gross leasable square footage	1,850	18,196	20,747
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,354,560	2,474,520	2,771,340

Contract purchase price plus acquisition fee	1,354,560	2,474,520	2,771,340
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,139	12,505	13,605

Total acquisition cost	$1,381,699	$2,487,025	$2,784,945

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Tamarac, FL Automotive Parts	Pep Boys Clarksville, IN Automotive Parts	Pep Boys Frederick, MD Automotive Parts
Gross leasable square footage	18,020	22,211	17,690
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,166,700	2,567,340	4,811,340

Contract purchase price plus acquisition fee	4,166,700	2,567,340	4,811,340
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,135	15,984	21,064

Total acquisition cost	$4,185,835	$2,583,324	$4,832,404

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys West Warwick, RI Automotive Parts	Pep Boys Pasadena, TX Automotive Parts	Pep Boys Orem, UT Automotive Parts
Gross leasable square footage	22,211	22,341	21,770
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,776,040	5,046,960	3,149,760

Contract purchase price plus acquisition fee	3,776,040	5,046,960	3,149,760
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	17,951	62,959	(24,491)

Total acquisition cost	$3,793,991	$5,109,919	$3,125,269

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Hampton, VA Automotive Parts	Pep Boys Redlands, CA Automotive Parts	Pep Boys El Paso, CO Automotive Parts
Gross leasable square footage	22,211	22,290	22,211
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,077,960	4,712,400	2,718,300

Contract purchase price plus acquisition fee	4,077,960	4,712,400	2,718,300
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,157	20,439	12,232

Total acquisition cost	$4,096,117	$4,732,839	$2,730,532

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Tampa, FL Automotive Parts	Pep Boys Fort Myers, FL Automotive Parts	Pep Boys Arlington Heights, IL Automotive Parts
Gross leasable square footage	22,356	22,225	20,464
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,963,500	3,108,960	6,261,780

Contract purchase price plus acquisition fee	1,963,500	3,108,960	6,261,780
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	10,017	14,328	25,570

Total acquisition cost	$1,973,517	$3,123,288	$6,287,350

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Nashua, NH Automotive Parts	Pep Boys Albuquerque, NM Automotive Parts	Pep Boys New Hartford, NY Automotive Parts
Gross leasable square footage	19,300	21,768	22,211
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,462,500	3,848,460	2,416,380

Contract purchase price plus acquisition fee	4,462,500	3,848,460	2,416,380
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,798	19,065	11,095

Total acquisition cost	$4,481,298	$3,867,525	$2,427,475

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys San Antonio, TX Automotive Parts	Walgreens Batesville, MS Drugstore	Tractor Supply Clovis, NM Specialty Retail
Gross leasable square footage	22,373	14,250	19,097
Date of purchase	03/25/08	03/31/08	04/07/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,509,200	5,427,420	3,121,200

Contract purchase price plus acquisition fee	2,509,200	5,427,420	3,121,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,445	31,609	26,120

Total acquisition cost	$2,520,645	$5,459,029	$3,147,320

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	BJ’s Wholesale Club Haverhill, MA Warehouse	Walgreens Elmira, NY Drugstore	Tractor Supply Carroll, OH Specialty Retail
Gross leasable square footage	119,598	14,820	40,700
Date of purchase	04/14/08	05/01/08	05/08/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	19,788,000	6,197,520	2,040,000

Contract purchase price plus acquisition fee	19,788,000	6,197,520	2,040,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	52,683	37,837	30,879

Total acquisition cost	$19,840,683	$6,235,357	$2,070,879

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Onley, VA Drugstore	Walgreens Hibbing, MN Drugstore	Allstate Yuma, AZ Office
Gross leasable square footage	13,225	14,820	28,800
Date of purchase	05/08/08	05/14/08	05/22/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,595,720	4,284,000	7,840,137

Contract purchase price plus acquisition fee	5,595,720	4,284,000	7,840,137
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,725	25,881	38,569

Total acquisition cost	$5,614,445	$4,309,881	$7,878,706

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Essex, MD Drugstore	Convergy’s Las Cruces, NM Office	Walgreens Bath, NY Drugstore
Gross leasable square footage	14,820	45,761	12,222
Date of purchase	05/30/08	06/02/08	06/02/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,617,760	8,273,485	4,320,726

Contract purchase price plus acquisition fee	6,617,760	8,273,485	4,320,726
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	41,097	55,078	31,798

Total acquisition cost	$6,658,857	$8,328,563	$4,352,524

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Chino Valley, AZ Drugstore	III Forks Dallas, TX Restaurant	Kohl’s Grand Forks, ND Department Store
Gross leasable square footage	14,820	21,145	68,725
Date of purchase	06/02/08	06/05/08	06/11/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,543,700	11,220,000	8,695,500

Contract purchase price plus acquisition fee	5,543,700	11,220,000	8,695,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	24,526	51,821	22,385

Total acquisition cost	$5,568,226	$11,271,821	$8,717,885

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Albany, GA Drugstore	Coral Walk Cape Coral, FL Shopping Center	LA Fitness Brooklyn Park, MN Fitness
Gross leasable square footage	14,820	94,817	45,000
Date of purchase	06/11/08	06/12/08	06/17/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,692,000	27,540,000	10,659,000

Contract purchase price plus acquisition fee	4,692,000	27,540,000	10,659,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,220	2,397,962	24,728

Total acquisition cost	$4,719,220	$29,937,962	$10,683,728

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Market Pointe Papillion, NE Shopping Center	Petsmart McCarran, NV Specialty Retail	Cumming Town Center Cumming, GA Shopping Center
Gross leasable square footage	254,125	870,720	310,192
Date of purchase	06/20/08	07/02/08	07/11/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	26,010,000	52,555,500	59,548,929

Contract purchase price plus acquisition fee	26,010,000	52,555,500	59,548,929
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	83,527	351,110	5,724,660

Total acquisition cost	$26,093,527	$52,906,610	$65,273,589

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Rome, NY Drugstore	LA Fitness Matteson, IL Fitness	Walgreens Columbus, MS Drugstore
Gross leasable square footage	13,770	45,000	14,450
Date of purchase	07/15/08	07/16/08	07/24/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,567,282	10,290,780	4,508,400

Contract purchase price plus acquisition fee	4,567,282	10,290,780	4,508,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,016	24,201	22,652

Total acquisition cost	$4,604,298	$10,314,981	$4,531,052

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Weston Shops Weston, FL Shopping Center	LA Fitness Greenwood, IN Fitness	JoAnn’s Fabric Alpharetta, GA Specialty Retail
Gross leasable square footage	30,420	45,000	38,418
Date of purchase	07/30/08	08/05/08	08/05/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	16,728,000	10,817,100	6,569,820

Contract purchase price plus acquisition fee	16,728,000	10,817,100	6,569,820
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	58,772	19,587	30,176

Total acquisition cost	$16,786,772	$10,836,687	$6,599,996

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Petsmart Chattanooga, TN Specialty Retail	Petsmart Daytona Beach, FL Specialty Retail	Petsmart Fredericksburg, VA Specialty Retail
Gross leasable square footage	26,040	26,194	26,051
Date of purchase	08/05/08	08/05/08	08/05/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,911,300	5,439,660	5,302,980

Contract purchase price plus acquisition fee	4,911,300	5,439,660	5,302,980
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,209	28,342	27,755

Total acquisition cost	$4,944,509	$5,468,002	$5,330,735

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Ferguson Enterprises Shallotte, NC Specialty Retail	Ferguson Enterprises Salisbury, MD Specialty Retail	Ferguson Enterprises Powhatan, VA Specialty Retail
Gross leasable square footage	17,234	97,912	48,131
Date of purchase	08/21/08	08/21/08	08/21/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,541,551	10,997,986	7,529,534

Contract purchase price plus acquisition fee	2,541,551	10,997,986	7,529,534
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,635	119,536	74,475

Total acquisition cost	$2,571,186	$11,117,522	$7,604,009

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Ferguson Enterprises Ocala, FL Specialty Retail	Ferguson Enterprises Front Royal, VA Specialty Retail	Ferguson Enterprises Cohasset, MN Specialty Retail
Gross leasable square footage	55,321	764,000	14,300
Date of purchase	08/21/08	08/21/08	08/21/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,113,824	45,305,275	1,501,525

Contract purchase price plus acquisition fee	7,113,824	45,305,275	1,501,525
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	39,611	281,253	28,638

Total acquisition cost	$7,153,435	$45,586,528	$1,530,163

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Cole Credit Property
Program:	Inc.	Inc.	Trust II, Inc.

Name, location, type of property	Ferguson Enterprises Auburn, AL Specialty Retail	Ferguson Enterprises Charlotte, NC Specialty Retail	Home Depot Lakewood, CO Home Improvement
Gross leasable square footage	15,000	99,945	102,000
Date of purchase	08/21/08	08/21/08	08/27/08
Mortgage financing at date of purchase	$—	$—	$8,034,632
Cash down payment	2,329,039	11,210,380	3,491,368

Contract purchase price plus acquisition fee	2,329,039	11,210,380	11,526,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,040	35,761	33,433

Total acquisition cost	$2,362,079	$11,246,141	$11,559,433

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Mobile, AL Drugstore	Aaron’s Rents Alamogordo, NM Specialty Retail	Aaron’s Rents Anderson, SC Specialty Retail
Gross leasable square footage	13,360	8,006	9,475
Date of purchase	08/28/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,523,300	880,584	1,145,665

Contract purchase price plus acquisition fee	5,523,300	880,584	1,145,665
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	30,395	28,166	29,600

Total acquisition cost	$5,553,695	$908,750	$1,175,265

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Baton Rouge, LA Specialty Retail	Aaron’s Rents Beeville, TX Specialty Retail	Aaron’s Rents Calmet City, IL Specialty Retail
Gross leasable square footage	7,959	7,969	9,001
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	857,730	1,566,182	1,454,381

Contract purchase price plus acquisition fee	857,730	1,566,182	1,454,381
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,897	33,183	35,931

Total acquisition cost	$886,627	$1,599,365	$1,490,312

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Charlotte, NC Specialty Retail	Aaron’s Rents Chiefland, FL Specialty Retail	Aaron’s Rents Clanton, AL Specialty Retail
Gross leasable square footage	6,287	7,692	8,000
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	913,871	1,414,526	1,222,902

Contract purchase price plus acquisition fee	913,871	1,414,526	1,222,902
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,387	27,461	29,798

Total acquisition cost	$941,258	$1,441,987	$1,252,700

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Essex, MD Specialty Retail	Aaron’s Rents Forrest City, AR Specialty Retail	Aaron’s Rents Griffin, GA Specialty Retail
Gross leasable square footage	14,220	6,896	7,692
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,098,730	1,158,864	1,777,529

Contract purchase price plus acquisition fee	2,098,730	1,158,864	1,777,529
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	72,931	32,776	27,772

Total acquisition cost	$2,171,661	$1,191,640	$1,805,301

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Grovetown, GA Specialty Retail	Aaron’s Rents Harrisonville, MO Specialty Retail	Aaron’s Rents Hartsville, SC Specialty Retail
Gross leasable square footage	7,692	6,741	9,459
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,237,009	720,773	1,355,439

Contract purchase price plus acquisition fee	1,237,009	720,773	1,355,439
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	26,801	28,733	29,496

Total acquisition cost	$1,263,810	$749,506	$1,384,935

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Largo, FL Specialty Retail	Aaron’s Rents Mansfield, TX Specialty Retail	Aaron’s Rents Navasota, TX Specialty Retail
Gross leasable square footage	14,299	9,459	7,692
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	783,331	1,396,495	1,326,292

Contract purchase price plus acquisition fee	783,331	1,396,495	1,326,292
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,054	32,391	32,405

Total acquisition cost	$810,385	$1,428,886	$1,358,697

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Okeechobee, FL Specialty Retail	Aaron’s Rents Rensselaer, NY Specialty Retail	Aaron’s Rents Rome, NY Specialty Retail
Gross leasable square footage	7,597	14,714	13,146
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,585,525	1,581,454	1,169,759

Contract purchase price plus acquisition fee	1,585,525	1,581,454	1,169,759
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,526	33,281	31,459

Total acquisition cost	$1,613,051	$1,614,735	$1,201,218

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Sandersville, GA Specialty Retail	Aaron’s Rents Shreveport, LA Specialty Retail	Aaron’s Rents Sweetwater, TX Specialty Retail
Gross leasable square footage	7,692	9,163	8,256
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,235,863	588,347	1,085,875

Contract purchase price plus acquisition fee	1,235,863	588,347	1,085,875
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,643	27,929	15,448

Total acquisition cost	$1,263,506	$616,276	$1,101,323

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Mineral Wells, TX Specialty Retail	Aaron’s Rents Wichita, KS Specialty Retail	Aaron’s Rents Wilton, NY Specialty Retail
Gross leasable square footage	8,000	7,577	41,063
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	994,207	870,848	2,864,922

Contract purchase price plus acquisition fee	994,207	870,848	2,864,922
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,143	29,656	36,576

Total acquisition cost	$1,008,350	$900,504	$2,901,498

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	HH Gregg Grove City, OH Consumer Electronics	Lowe’s Chester, NY Home Improvement	BJ’s Wholesale Club Ft. Lauderdale, FL Warehouse
Gross leasable square footage	30,167	131,798	119,598
Date of purchase	09/17/08	09/19/08	09/23/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,020,040	7,177,778	28,838,314

Contract purchase price plus acquisition fee	6,020,040	7,177,778	28,838,314
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,410	55,468	24,290

Total acquisition cost	$6,057,450	$7,233,246	$28,862,604

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	HH Gregg Mt. Juliet, TN Consumer Electronics	Winter Garden Village Winter Garden, FL Shopping Center	FedEx Huntsville, AL Distribution Center
Gross leasable square footage	30,000	698,210	56,360
Date of purchase	09/23/08	09/26/08	09/30/08
Mortgage financing at date of purchase	$—	$105,700,000	$—
Cash down payment	6,472,920	78,258,312	11,166,742

Contract purchase price plus acquisition fee	6,472,920	183,958,312	11,166,742
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,789	1,076,828	34,450

Total acquisition cost	$6,501,709	$185,035,140	$11,201,192

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	AT&T (1) Santa Clara, CA Office	Best Buy(1) Las Cruces, NM Consumer Electronics	CVS(1) Columbia I, TN Drugstore
Gross leasable square footage	33,257	30,000	10,715
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$6,032,000	$3,809,000	$1,715,000
Cash down payment	4,372,000	2,413,000	937,000

Contract purchase price plus acquisition fee	10,404,000	6,222,000	2,652,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,942	14,417	47,475

Total acquisition cost	$10,412,942	$6,236,417	$2,699,475

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS(1) Columbia II, TN Drugstore	CVS(1) Hamilton, OH Drugstore	CVS(1) Mechanicville, NY Drugstore
Gross leasable square footage	10,759	11,180	10,125
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$1,735,000	$1,787,500	$1,290,000
Cash down payment	713,000	1,884,500	1,362,000

Contract purchase price plus acquisition fee	2,448,000	3,672,000	2,652,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	47,416	12,915	13,049

Total acquisition cost	$2,495,416	$3,684,915	$2,665,049

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Home Depot(1) Colma, CA Home Improvement	Office Depot(1) Laurel, MS Office Supply	Office Depot(1) London, KY Office Supply
Gross leasable square footage	99,970	20,515	20,468
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$21,613,000	$1,270,000	$1,680,000
Cash down payment	18,483,200	1,433,000	1,890,000

Contract purchase price plus acquisition fee	40,096,200	2,703,000	3,570,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	39,368	12,699	13,447

Total acquisition cost	$40,135,568	$2,715,699	$3,583,447

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Payless Shoes(1) Columbia, SC Specialty Retail	Staples(1) Angola, IN Office Supply	TJ Maxx(1) Staunton, VA Department Store
Gross leasable square footage	5,534	24,049	78,823
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$860,000	$1,999,000	$3,116,000
Cash down payment	568,000	1,265,000	1,270,000

Contract purchase price plus acquisition fee	1,428,000	3,264,000	4,386,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,681	12,578	12,627

Total acquisition cost	$1,442,681	$3,276,578	$4,398,627

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(1) Akron, OH Drugstore	Walgreens(1) Broken Arrow, OK Drugstore	Walgreens(1) Crossville, TN Drugstore
Gross leasable square footage	13,500	12,751	15,070
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$1,900,000	$1,127,500	$2,753,000
Cash down payment	976,400	1,014,500	1,786,000

Contract purchase price plus acquisition fee	2,876,400	2,142,000	4,539,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,811	13,338	13,175

Total acquisition cost	$2,889,211	$2,155,338	$4,552,175

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(1) Jacksonville, AR Drugstore	Walgreens(1) LaMarque, TX Drugstore	Walgreens(1) Tulsa (Memorial), OK Drugstore
Gross leasable square footage	14,560	15,120	13,500
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$2,510,750	$2,277,000	$1,926,000
Cash down payment	2,640,250	2,323,200	1,083,000

Contract purchase price plus acquisition fee	5,151,000	4,600,200	3,009,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,165	14,458	13,633

Total acquisition cost	$5,165,165	$4,614,658	$3,022,633

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(1) Newton, IA Drugstore	Walgreens(1) Saginaw, MI Drugstore	Walgreens(1) Seattle, WA Drugstore
Gross leasable square footage	15,047	15,120	14,410
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$2,393,000	$2,282,500	$3,349,500
Cash down payment	2,023,600	2,001,500	3,555,900

Contract purchase price plus acquisition fee	4,416,600	4,284,000	6,905,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,644	12,940	10,524

Total acquisition cost	$4,430,244	$4,296,940	$6,915,924

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(1) Tulsa, OK Drugstore	FedEx Baton Rouge, LA Distribution Center	CVS Atlanta, GA Drugstore
Gross leasable square footage	13,000	29,400	12,013
Date of purchase	09/30/08	10/03/08	10/07/08
Mortgage financing at date of purchase	$1,215,500	$—	$—
Cash down payment	1,018,300	9,178,858	3,917,820

Contract purchase price plus acquisition fee	2,233,800	9,178,858	3,917,820
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,338	39,249	27,360

Total acquisition cost	$2,247,138	$9,218,107	$3,945,180

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Baldwinsville, NY Specialty Retail	BE Aerospace Winston-Salem, NC Warehouse	Church’s Chicken Birmingham (29th Ave), AL Restaurant
Gross leasable square footage	24,727	89,600	787
Date of purchase	10/15/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$2,024,013	$—	$40,011
Cash down payment	1,446,149	5,528,400	36,489

Contract purchase price plus acquisition fee	3,470,162	5,528,400	76,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,036	33,724	5,304

Total acquisition cost	$3,499,198	$5,562,124	$81,804

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Birmingham (Ensley), AL Restaurant	Church’s Chicken Birmingham (Jefferson), AL Restaurant	Church’s Chicken Birmingham (Vanderbilt), AL Restaurant
Gross leasable square footage	1,130	1,750	1,364
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$40,011	$375,732	$301,451
Cash down payment	36,489	342,659	274,916

Contract purchase price plus acquisition fee	76,500	718,391	576,367
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,304	5,305	5,305

Total acquisition cost	$81,804	$723,696	$581,672

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Greensboro, AL Restaurant	Church’s Chicken Montgomery (Day), AL Restaurant	Church’s Chicken Montgomery (South), AL Restaurant
Gross leasable square footage	787	1,560	1,230
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$338,402	$259,909	$472,192
Cash down payment	308,614	237,031	430,627

Contract purchase price plus acquisition fee	647,016	496,940	902,819
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,592	5,406	5,407

Total acquisition cost	$652,608	$502,346	$908,226

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Montgomery (Fairview), AL Restaurant	Church’s Chicken Montgomery (Hwy 31), AL Restaurant	Church’s Chicken Montgomery (Wetumpka), AL Restaurant
Gross leasable square footage	1,286	1,230	1,781
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$400,082	$379,328	$272,019
Cash down payment	364,864	345,938	248,075

Contract purchase price plus acquisition fee	764,946	725,266	520,094
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,406	5,406	5,406

Total acquisition cost	$770,352	$730,672	$525,500

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Phenix City, AL Restaurant	Church’s Chicken Talladega, AL Restaurant	Church’s Chicken West Birmingham, AL Restaurant
Gross leasable square footage	1,335	1,232	1,395
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$439,166	$206,453	$221,387
Cash down payment	400,508	188,281	201,900

Contract purchase price plus acquisition fee	839,674	394,734	423,287
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,775	5,488	5,304

Total acquisition cost	$845,449	$400,222	$428,591

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Little Rock (12th St), AR Restaurant	Church’s Chicken Little Rock (Geyer), AR Restaurant	Church’s Chicken Little Rock (MLK), AR Restaurant
Gross leasable square footage	945	1,144	945
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$271,305	$309,080	$118,614
Cash down payment	247,424	281,873	108,174

Contract purchase price plus acquisition fee	518,729	590,953	226,788
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,189	5,190	5,189

Total acquisition cost	$523,918	$596,143	$231,977

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken North Little Rock, AR Restaurant	Church’s Chicken Pine Bluff, AR Restaurant	Church’s Chicken Nogales, AZ Restaurant
Gross leasable square footage	1,230	945	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$49,138	$626,959	$295,098
Cash down payment	44,812	571,772	269,121

Contract purchase price plus acquisition fee	93,950	1,198,731	564,219
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,189	7,200	5,468

Total acquisition cost	$99,139	$1,205,931	$569,687

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Phoenix (4245 Central), AZ Restaurant	Church’s Chicken Phoenix (7444 Central), AZ Restaurant	Church’s Chicken Phoenix (Roosevelt), AZ Restaurant
Gross leasable square footage	1,157	966	1,156
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$269,924	$474,007	$288,142
Cash down payment	246,164	432,282	262,778

Contract purchase price plus acquisition fee	516,088	906,289	550,920
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,952	4,952

Total acquisition cost	$521,040	$911,241	$555,872

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Phoenix (E Thomas), AZ Restaurant	Church’s Chicken Phoenix (Grand), AZ Restaurant	Church’s Chicken Phoenix (35th Ave), AZ Restaurant
Gross leasable square footage	1,176	1,169	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$345,198	$250,297	$393,080
Cash down payment	314,811	228,266	358,479

Contract purchase price plus acquisition fee	660,009	478,563	751,559
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,951	4,952

Total acquisition cost	$664,961	$483,514	$756,511

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Phoenix (W Thomas), AZ Restaurant	Church’s Chicken Tucson (Golf Links), AZ Restaurant	Church’s Chicken Tucson (Grant), AZ Restaurant
Gross leasable square footage	1,172	987	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$279,370	$314,739	$276,165
Cash down payment	254,780	287,034	251,855

Contract purchase price plus acquisition fee	534,150	601,773	528,020
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,952	4,952

Total acquisition cost	$539,101	$606,725	$532,972

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Tucson (Oracle), AZ Restaurant	Church’s Chicken Tucson (Valencia), AZ Restaurant	Church’s Chicken Americus, GA Restaurant
Gross leasable square footage	1,155	1,106	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$186,239	$319,272	$258,631
Cash down payment	169,846	291,167	235,865

Contract purchase price plus acquisition fee	356,085	610,439	494,496
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,952	4,951

Total acquisition cost	$361,036	$615,391	$499,447

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Atlanta (Campbelton), GA Restaurant	Church’s Chicken Atlanta (Cleveland), GA Restaurant	Church’s Chicken Atlanta (MLK), GA Restaurant
Gross leasable square footage	1,144	1,350	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$281,549	$307,062	$276,957
Cash down payment	256,765	280,033	252,578

Contract purchase price plus acquisition fee	538,314	587,095	529,535
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,988	4,951

Total acquisition cost	$543,265	$592,083	$534,486

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Atlanta (Moreland), GA Restaurant	Church’s Chicken Columbus (Buena Vista), GA Restaurant	Church’s Chicken Columbus (Ft. Benning), GA Restaurant
Gross leasable square footage	1,176	1,335	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$376,283	$468,923	$99,600
Cash down payment	343,161	427,647	90,832

Contract purchase price plus acquisition fee	719,444	896,570	190,432
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,216	5,342	4,951

Total acquisition cost	$724,660	$901,912	$195,383

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Cordele, GA Restaurant	Church’s Chicken Decatur (1805 Candler), GA Restaurant	Church’s Chicken Decatur (2700 Candler), GA Restaurant
Gross leasable square footage	420	1,134	1,155
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$270,647	$266,180	$279,838
Cash down payment	246,822	242,749	255,206

Contract purchase price plus acquisition fee	517,469	508,929	535,044
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,166	4,960	4,951

Total acquisition cost	$522,635	$513,889	$539,995

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Decatur (Decatur), GA Restaurant	Church’s Chicken Decatur (Wesley Chapel), GA Restaurant	Church’s Chicken East Point, GA Restaurant
Gross leasable square footage	1,491	1,302	1,320
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$280,127	$261,576	$286,491
Cash down payment	255,469	238,551	261,273

Contract purchase price plus acquisition fee	535,596	500,127	547,764
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,952	5,048

Total acquisition cost	$540,547	$505,079	$552,812

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Fort Valley, GA Restaurant	Church’s Chicken Griffin, GA Restaurant	Church’s Chicken LaGrange, GA Restaurant
Gross leasable square footage	1,176	1,335	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$318,999	$314,631	$230,535
Cash down payment	290,919	286,936	210,243

Contract purchase price plus acquisition fee	609,918	601,567	440,778
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,961	4,968	4,951

Total acquisition cost	$614,879	$606,535	$445,729

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Macon (Georgia), GA Restaurant	Church’s Chicken Macon (Pio Nono), GA Restaurant	Church’s Chicken Macon (Shurling), GA Restaurant
Gross leasable square footage	1,169	1,335	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$225,619	$335,637	$408,473
Cash down payment	205,758	306,094	372,518

Contract purchase price plus acquisition fee	431,377	641,731	780,991
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,992	5,080

Total acquisition cost	$436,329	$646,723	$786,071

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Marietta, GA Restaurant	Church’s Chicken Kansas City, KS Restaurant	Church’s Chicken Kansas City (Blue Ridge), MO Restaurant
Gross leasable square footage	1,122	940	1,395
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$223,270	$375,383	$441,310
Cash down payment	203,617	342,339	402,464

Contract purchase price plus acquisition fee	426,887	717,722	843,774
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,150	5,709	5,625

Total acquisition cost	$432,037	$723,431	$849,399

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Kansas City (12th St), MO Restaurant	Church’s Chicken Kansas City (Gregory), MO Restaurant	Church’s Chicken Kansas City (Indiana), MO Restaurant
Gross leasable square footage	1,080	1,774	1,245
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$553,206	$436,595	$318,954
Cash down payment	504,511	398,164	290,877

Contract purchase price plus acquisition fee	1,057,717	834,759	609,831
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,625	5,625	5,626

Total acquisition cost	$1,063,342	$840,384	$615,457

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Kansas City (Prospect), MO Restaurant	Church’s Chicken Fort Worth (28th St), TX Restaurant	Church’s Chicken Gulfport, MS Restaurant
Gross leasable square footage	1,110	1,172	983
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$372,309	$202,621	$453,269
Cash down payment	339,537	184,785	413,370

Contract purchase price plus acquisition fee	711,846	387,406	866,639
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,625	5,244	4,951

Total acquisition cost	$717,471	$392,650	$871,590

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Jackson (Ellis), MS Restaurant	Church’s Chicken Jackson (Northside), MS Restaurant	Church’s Chicken Jackson (Terry), MS Restaurant
Gross leasable square footage	1,335	1,472	1,200
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$881,939	$323,662	$454,422
Cash down payment	804,307	295,172	414,422

Contract purchase price plus acquisition fee	1,686,246	618,834	868,844
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,747	5,748	5,748

Total acquisition cost	$1,691,993	$624,582	$874,592

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Jackson (Woodrow Wilson), MS Restaurant	Church’s Chicken Laurel, MS Restaurant	Church’s Chicken Vicksburg, MS Restaurant
Gross leasable square footage	1,335	985	983
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$287,786	$526,565	$207,872
Cash down payment	262,453	480,215	189,573

Contract purchase price plus acquisition fee	550,239	1,006,780	397,445
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,748	5,357	4,951

Total acquisition cost	$555,987	$1,012,137	$402,396

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Albuquerque (Broadway), NM Restaurant	Church’s Chicken Albuquerque (Fourth), NM Restaurant	Church’s Chicken Albuquerque (Isleta), NM Restaurant
Gross leasable square footage	1,190	1,190	1,190
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$359,424	$306,040	$519,573
Cash down payment	327,787	279,101	473,838

Contract purchase price plus acquisition fee	687,211	585,141	993,411
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,578	4,952	6,252

Total acquisition cost	$692,789	$590,093	$999,663

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Albuquerque (Juan Tabo), NM Restaurant	Church’s Chicken Hobbs, NM Restaurant	Church’s Chicken Roswell, NM Restaurant
Gross leasable square footage	1,190	1,144	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$205,443	$617,934	$315,859
Cash down payment	187,359	563,540	288,055

Contract purchase price plus acquisition fee	392,802	1,181,474	603,914
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	7,428	5,516

Total acquisition cost	$397,753	$1,188,902	$609,430

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Altus, OK Restaurant	Church’s Chicken Midwest City, OK Restaurant	Church’s Chicken Oklahoma City (23rd), OK Restaurant
Gross leasable square footage	1,390	1,350	945
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$186,155	$398,549	$259,595
Cash down payment	169,768	363,466	236,744

Contract purchase price plus acquisition fee	355,923	762,015	496,339
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,411	5,976	5,976

Total acquisition cost	$361,334	$767,991	$502,315

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Oklahoma City (44th), OK Restaurant	Church’s Chicken The Village, OK Restaurant	Church’s Chicken Tulsa (Peoria), OK Restaurant
Gross leasable square footage	1,500	1,335	1,491
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$292,081	$328,037	$445,986
Cash down payment	266,371	299,163	406,728

Contract purchase price plus acquisition fee	558,452	627,200	852,714
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,976	5,189	6,005

Total acquisition cost	$564,428	$632,389	$858,719

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Tulsa (Garnett), OK Restaurant	Church’s Chicken Memphis (2275 Elvis Presley), TN Restaurant	Church’s Chicken Memphis (4458 Elvis Presley), TN Restaurant
Gross leasable square footage	1,100	1,276	1,008
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$573,052	$193,368	$40,011
Cash down payment	522,609	176,347	36,489

Contract purchase price plus acquisition fee	1,095,661	369,715	76,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,005	4,952	4,951

Total acquisition cost	$1,101,666	$374,667	$81,451

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (Airways), TN Restaurant	Church’s Chicken Memphis (Bellevue), TN Restaurant	Church’s Chicken Memphis (Chelsea), TN Restaurant
Gross leasable square footage	875	960	1,140
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$68,992	$130,900	$190,327
Cash down payment	62,920	119,378	173,574

Contract purchase price plus acquisition fee	131,912	250,278	363,901
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,952	4,952

Total acquisition cost	$136,863	$255,230	$368,853

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (Frayser), TN Restaurant	Church’s Chicken Memphis (Jackson), TN Restaurant	Church’s Chicken Memphis (Park), TN Restaurant
Gross leasable square footage	1,176	960	960
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$389,148	$40,011	$250,409
Cash down payment	354,894	36,489	228,367

Contract purchase price plus acquisition fee	744,042	76,500	478,776
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,951	4,951

Total acquisition cost	$748,993	$81,451	$483,727

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (Third), TN Restaurant	Church’s Chicken Memphis (Summer), TN Restaurant	Church’s Chicken Memphis (Sycamore View), TN Restaurant
Gross leasable square footage	1,230	1,134	1,230
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$282,753	$93,610	$445,939
Cash down payment	257,863	85,370	406,685

Contract purchase price plus acquisition fee	540,616	178,980	852,624
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	36,564	4,952	4,951

Total acquisition cost	$577,180	$183,932	$857,575

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Abilene, TX Restaurant	Church’s Chicken Alamo, TX Restaurant	Church’s Chicken Arlington, TX Restaurant
Gross leasable square footage	1,543	1,176	787
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$230,301	$1,508,134	$129,701
Cash down payment	210,029	1,375,381	118,284

Contract purchase price plus acquisition fee	440,330	2,883,515	247,985
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$445,573	$2,888,758	$253,229

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Austin (Airport), TX Restaurant	Church’s Chicken Austin (Cameron), TX Restaurant	Church’s Chicken Austin (Research), TX Restaurant
Gross leasable square footage	1,945	1,122	1,924
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$683,454	$693,511	$592,644
Cash down payment	623,294	632,465	540,477

Contract purchase price plus acquisition fee	1,306,748	1,325,976	1,133,121
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,311,991	$1,331,219	$1,138,364

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Austin (Riverside), TX Restaurant	Church’s Chicken Austin (Oltorf), TX Restaurant	Church’s Chicken Balch Springs, TX Restaurant
Gross leasable square footage	1,758	886	1,945
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$522,960	$50,082	$373,465
Cash down payment	476,926	45,673	340,590

Contract purchase price plus acquisition fee	999,886	95,755	714,055
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$1,005,129	$100,998	$719,299

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Beeville, TX Restaurant	Church’s Chicken Brownsville (Boca Chica), TX Restaurant	Church’s Chicken Brownsville (Farm), TX Restaurant
Gross leasable square footage	1,360	1,335	420
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$187,945	$775,279	$506,149
Cash down payment	171,400	707,035	461,594

Contract purchase price plus acquisition fee	359,345	1,482,314	967,743
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$364,588	$1,487,557	$972,987

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Brownsville (International), TX Restaurant	Church’s Chicken Brownsville (Padre Island), TX Restaurant	Church’s Chicken Brownsville (Southmost), TX Restaurant
Gross leasable square footage	1,169	1,723	1,784
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$672,366	$692,234	$426,697
Cash down payment	613,181	631,300	389,138

Contract purchase price plus acquisition fee	1,285,547	1,323,534	815,835
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,290,790	$1,328,777	$821,078

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Brownsville (Elizabeth), TX Restaurant	Church’s Chicken Bryan, TX Restaurant	Church’s Chicken Carrolton, TX Restaurant
Gross leasable square footage	1,428	1,200	1,934
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$416,576	$494,249	$322,460
Cash down payment	379,907	450,743	294,076

Contract purchase price plus acquisition fee	796,483	944,992	616,536
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,243

Total acquisition cost	$801,727	$950,236	$621,779

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Cleburne, TX Restaurant	Church’s Chicken Copperas Cove, TX Restaurant	Church’s Chicken Dallas (Buckner), TX Restaurant
Gross leasable square footage	1,150	1,122	1,462
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$250,473	$169,131	$237,648
Cash down payment	228,425	154,244	216,728

Contract purchase price plus acquisition fee	478,898	323,375	454,376
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$484,142	$328,618	$459,620

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Dallas (Camp Wisdom), TX Restaurant	Church’s Chicken Dallas (Gaston), TX Restaurant	Church’s Chicken Dallas (Inwood), TX Restaurant
Gross leasable square footage	2,123	1,386	1,100
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$207,473	$121,065	$464,240
Cash down payment	189,210	110,409	423,375

Contract purchase price plus acquisition fee	396,683	231,474	887,615
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$401,927	$236,717	$892,859

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Dallas (Lancaster), TX Restaurant	Church’s Chicken Dallas (Singleton), TX Restaurant	Church’s Chicken Dallas (Mockingbird), TX Restaurant
Gross leasable square footage	852	780	1,800
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$277,499	$40,011	$292,357
Cash down payment	253,072	36,489	266,621

Contract purchase price plus acquisition fee	530,571	76,500	558,978
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$535,815	$81,743	$564,222

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Donna, TX Restaurant	Church’s Chicken Eagle Pass, TX Restaurant	Church’s Chicken Edinburg, TX Restaurant
Gross leasable square footage	1,470	1,335	1,924
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$648,743	$474,311	$816,250
Cash down payment	591,638	432,560	744,400

Contract purchase price plus acquisition fee	1,240,381	906,871	1,560,650
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$1,245,625	$912,114	$1,565,893

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Elsa, TX Restaurant	Church’s Chicken Floresville, TX Restaurant	Church’s Chicken Fort Worth (Lackland), TX Restaurant
Gross leasable square footage	420	1,218	1,406
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$678,816	$237,552	$373,926
Cash down payment	619,064	216,642	341,011

Contract purchase price plus acquisition fee	1,297,880	454,194	714,937
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$1,303,123	$459,437	$720,181

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Fort Worth (Mansfield), TX Restaurant	Church’s Chicken Fort Worth (Miller), TX Restaurant	Church’s Chicken Fort Worth (Seminary), TX Restaurant
Gross leasable square footage	1,320	1,176	1,430
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$325,264	$293,535	$348,382
Cash down payment	296,634	267,697	317,715

Contract purchase price plus acquisition fee	621,898	561,232	666,097
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$627,141	$566,475	$671,340

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Garland, TX Restaurant	Church’s Chicken Grand Prairie (Main), TX Restaurant	Church’s Chicken Grand Prairie (Pioneer), TX Restaurant
Gross leasable square footage	1,280	1,496	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$211,939	$266,579	$358,086
Cash down payment	193,283	166,633	326,566

Contract purchase price plus acquisition fee	405,222	433,212	684,652
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$410,465	$438,456	$689,895

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Greenville, TX Restaurant	Church’s Chicken Haltom City, TX Restaurant	Church’s Chicken Harlingen (Sunshine), TX Restaurant
Gross leasable square footage	983	950	1,470
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$312,666	$426,881	$362,832
Cash down payment	285,144	389,305	330,894

Contract purchase price plus acquisition fee	597,810	816,186	693,726
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$603,053	$821,429	$698,970

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Harlingen (Tyler), TX Restaurant	Church’s Chicken Hildalgo, TX Restaurant	Church’s Chicken Irving, TX Restaurant
Gross leasable square footage	1,516	2,600	780
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$962,822	$749,623	$357,100
Cash down payment	878,071	683,637	325,667

Contract purchase price plus acquisition fee	1,840,893	1,433,260	682,767
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$1,846,136	$1,438,504	$688,010

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Kilgore, TX Restaurant	Church’s Chicken Killeen, TX Restaurant	Church’s Chicken Kingsville, TX Restaurant
Gross leasable square footage	2,080	1,122	994
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$236,648	$343,002	$302,827
Cash down payment	215,817	312,809	276,170

Contract purchase price plus acquisition fee	452,465	655,811	578,997
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,283	5,243	5,243

Total acquisition cost	$457,748	$661,054	$584,240

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Kirby, TX Restaurant	Church’s Chicken La Feria, TX Restaurant	Church’s Chicken Laredo (Guadalupe), TX Restaurant
Gross leasable square footage	1,800	2,123	1,590
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$55,725	$554,919	$420,758
Cash down payment	50,819	506,073	383,721

Contract purchase price plus acquisition fee	106,544	1,060,992	804,479
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$111,788	$1,066,235	$809,723

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Laredo (San Bernardo), TX Restaurant	Church’s Chicken Lewisville, TX Restaurant	Church’s Chicken Longview, TX Restaurant
Gross leasable square footage	1,180	1,144	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$739,289	$667,723	$290,655
Cash down payment	674,214	608,948	265,070

Contract purchase price plus acquisition fee	1,413,503	1,276,671	555,725
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,418,746	$1,281,914	$560,968

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Lubbock (Ave Q), TX Restaurant	Church’s Chicken Lubbock (Broadway), TX Restaurant	Church’s Chicken Marlin, TX Restaurant
Gross leasable square footage	2,123	950	1,274
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$456,863	$40,011	$149,954
Cash down payment	416,647	36,489	136,755

Contract purchase price plus acquisition fee	873,510	76,500	286,709
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$878,753	$81,743	$291,952

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken McAllen (10th St), TX Restaurant	Church’s Chicken McAllen (Nolana), TX Restaurant	Church’s Chicken Mercedes, TX Restaurant
Gross leasable square footage	1,144	1,336	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$40,011	$618,863	$580,934
Cash down payment	36,489	564,388	529,798

Contract purchase price plus acquisition fee	76,500	1,183,251	1,110,732
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$81,743	$1,188,494	$1,115,975

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Mesquite, TX Restaurant	Church’s Chicken Midland, TX Restaurant	Church’s Chicken Mission, TX Restaurant
Gross leasable square footage	1,945	983	1,470
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$276,588	$61,712	$609,998
Cash down payment	252,241	56,280	556,303

Contract purchase price plus acquisition fee	528,829	117,992	1,166,301
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$534,073	$123,235	$1,171,544

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken New Braunfels, TX Restaurant	Church’s Chicken Odessa (Andrews), TX Restaurant	Church’s Chicken Odessa (County), TX Restaurant
Gross leasable square footage	1,144	983	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$285,884	$440,751	$575,440
Cash down payment	260,720	401,955	524,787

Contract purchase price plus acquisition fee	546,604	842,706	1,100,227
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$551,847	$847,949	$1,105,471

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Pharr, TX Restaurant	Church’s Chicken Pleasanton, TX Restaurant	Church’s Chicken Port Isabel, TX Restaurant
Gross leasable square footage	1,800	420	2,123
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$538,466	$515,344	$468,804
Cash down payment	491,069	469,980	427,537

Contract purchase price plus acquisition fee	1,029,535	985,324	896,341
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,244

Total acquisition cost	$1,034,778	$990,568	$901,585

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Port Lavaca, TX Restaurant	Church’s Chicken Raymondville, TX Restaurant	Church’s Chicken Richland Hills, TX Restaurant
Gross leasable square footage	1,750	1,169	1,100
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$381,214	$583,733	$192,104
Cash down payment	347,657	532,351	175,195

Contract purchase price plus acquisition fee	728,871	1,116,084	367,299
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$734,114	$1,121,327	$372,542

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Rio Grand City, TX Restaurant	Church’s Chicken Roma, TX Restaurant	Church’s Chicken San Antonio (Commercial), TX Restaurant
Gross leasable square footage	420	1,512	576
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$1,053,427	$671,362	$207,055
Cash down payment	960,701	612,265	188,828

Contract purchase price plus acquisition fee	2,014,128	1,283,627	395,883
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,244

Total acquisition cost	$2,019,371	$1,288,871	$401,127

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Five Palms), TX Restaurant	Church’s Chicken San Antonio (Flores), TX Restaurant	Church’s Chicken San Antonio (Gen McMullen), TX Restaurant
Gross leasable square footage	1,512	764	1,855
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$568,079	$124,546	$437,939
Cash down payment	518,073	113,583	399,390

Contract purchase price plus acquisition fee	1,086,152	238,129	837,329
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,244

Total acquisition cost	$1,091,396	$243,373	$842,573

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Goliad), TX Restaurant	Church’s Chicken San Antonio (Huebner), TX Restaurant	Church’s Chicken San Antonio (New Braunfels), TX Restaurant
Gross leasable square footage	638	420	5,468
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$551,084	$204,433	$408,373
Cash down payment	502,575	186,438	372,426

Contract purchase price plus acquisition fee	1,053,659	390,871	780,799
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$1,058,902	$396,115	$786,042

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Hwy 90), TX Restaurant	Church’s Chicken San Antonio (Perrin Beitel), TX Restaurant	Church’s Chicken San Antonio (Rigsby), TX Restaurant
Gross leasable square footage	1,260	1,144	480
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$358,496	$537,298	$193,864
Cash down payment	326,939	490,003	176,800

Contract purchase price plus acquisition fee	685,435	1,027,301	370,664
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$690,678	$1,032,545	$375,907

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (San Pedro), TX Restaurant	Church’s Chicken San Antonio (Walzem), TX Restaurant	Church’s Chicken San Antonio (West), TX Restaurant
Gross leasable square footage	1,500	1,296	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$392,419	$326,872	$201,356
Cash down payment	357,878	298,100	183,632

Contract purchase price plus acquisition fee	750,297	624,972	384,988
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$755,540	$630,216	$390,231

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Bitters), TX Restaurant	Church’s Chicken San Antonio (Wurzbach), TX Restaurant	Church’s Chicken San Antonio (White), TX Restaurant
Gross leasable square footage	2,378	1,118	800
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$249,028	$212,761	$488,212
Cash down payment	227,108	194,032	445,238

Contract purchase price plus acquisition fee	476,136	406,793	933,450
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$481,379	$412,037	$938,693

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Zarzamora), TX Restaurant	Church’s Chicken San Benito, TX Restaurant	Church’s Chicken Temple, TX Restaurant
Gross leasable square footage	780	1,335	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$162,249	$1,248,408	$573,162
Cash down payment	147,967	1,138,518	522,709

Contract purchase price plus acquisition fee	310,216	2,386,926	1,095,871
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$315,459	$2,392,170	$1,101,114

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Tyler, TX Restaurant	Church’s Chicken Universal City, TX Restaurant	Church’s Chicken Victoria (Ben Jordan), TX Restaurant
Gross leasable square footage	1,144	1,169	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$311,207	$319,430	$250,733
Cash down payment	283,812	291,312	228,662

Contract purchase price plus acquisition fee	595,019	610,742	479,395
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$600,262	$615,986	$484,638

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Victoria (Rio Grande), TX Restaurant	Church’s Chicken Waco, TX Restaurant	Church’s Chicken Weslaco (Hwy 83), TX Restaurant
Gross leasable square footage	1,701	1,196	1,300
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$242,767	$398,736	$613,636
Cash down payment	221,397	363,636	559,621

Contract purchase price plus acquisition fee	464,164	762,372	1,173,257
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,243

Total acquisition cost	$469,408	$767,616	$1,178,500

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Weslaco (Texas), TX Restaurant	Church’s Chicken Norfolk (Hampton), VA Restaurant	Church’s Chicken Norfolk (Princess Ann), VA Restaurant
Gross leasable square footage	1,575	1,100	1,572
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$787,813	$240,954	$372,815
Cash down payment	718,465	219,744	339,998

Contract purchase price plus acquisition fee	1,506,278	460,698	712,813
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,448	5,720

Total acquisition cost	$1,511,521	$466,146	$718,533

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Portsmouth, VA Restaurant	Tractor Supply LaGrange, KY Specialty Retail	Walgreens Evansville, IN Drugstore
Gross leasable square footage	1,169	19,097	14,820
Date of purchase	10/31/08	11/19/08	11/25/08
Mortgage financing at date of purchase	$426,285	$—	$—
Cash down payment	388,761	3,372,715	4,794,000

Contract purchase price plus acquisition fee	815,046	3,372,715	4,794,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,832	37,160	18,173

Total acquisition cost	$820,878	$3,409,875	$4,812,173

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Carrolton, TX Drugstore	CVS Kissimmee, FL Drugstore	CVS Lake Worth, TX Drugstore
Gross leasable square footage	9,504	9,504	9,504
Date of purchase	12/19/08	12/19/08	12/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,158,728	2,568,258	1,886,184

Contract purchase price plus acquisition fee	2,158,728	2,568,258	1,886,184
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,223	31,085	32,669

Total acquisition cost	$2,191,951	$2,599,343	$1,918,853

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Richardson, TX Drugstore	CVS River Oaks, TX Drugstore	CVS The Colony, TX Drugstore
Gross leasable square footage	10,560	10,908	9,504
Date of purchase	12/19/08	12/19/08	12/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,450,448	2,809,080	2,000,118

Contract purchase price plus acquisition fee	2,450,448	2,809,080	2,000,118
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	35,734	37,644	33,292

Total acquisition cost	$2,486,182	$2,846,724	$2,033,410

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Wichita Falls, TX Drugstore	CVS Wichita Falls (SW), TX Drugstore	BJ’s Wholesale Club Woodstock, GA Warehouse
Gross leasable square footage	9,504	9,504	115,426
Date of purchase	12/19/08	12/19/08	01/29/09
Mortgage financing at date of purchase	$—	$—	$10,131,105
Cash down payment	1,918,416	2,197,386	6,239,895

Contract purchase price plus acquisition fee	1,918,416	2,197,386	16,371,000
Other cash expenditures expensed	—	—	35,072
Other cash expenditures capitalized	32,924	34,535	—

Total acquisition cost	$1,951,340	$2,231,921	$16,406,072

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Chili’s Tilton, NH Restaurant	Kohl’s Tilton, NH Department Store	Lowe’s Tilton, NH Home Improvement
Gross leasable square footage	—(3)	—(3)	—(3)
Date of purchase	03/27/09	03/27/09	03/27/09
Mortgage financing at date of purchase	$1,260,000	$3,780,000	$12,960,000
Cash down payment	75,415	299,382	765,248

Contract purchase price plus acquisition fee	1,335,415	4,079,382	13,725,248
Other cash expenditures expensed	38,692	85,563	240,669
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,374,107	$4,164,945	$13,965,917

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Myrtle Beach, SC Drugstore	Walgreens Austin, MN Drugstore	Walgreens Canton, IL Drugstore
Gross leasable square footage	11,970	14,820	14,490
Date of purchase	03/27/09	03/27/09	03/27/09
Mortgage financing at date of purchase	$4,788,000	$3,531,000	$4,428,500
Cash down payment	426,905	199,004	510,026

Contract purchase price plus acquisition fee	5,214,905	3,730,004	4,938,526
Other cash expenditures expensed	34,254	29,241	31,968
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,249,159	$3,759,245	$4,970,494

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Galloway, OH Drugstore	Walgreens Humble, TX Drugstore	Walgreens Memphis, TN Drugstore
Gross leasable square footage	14,560	14,560	14,490
Date of purchase	03/27/09	03/27/09	03/27/09
Mortgage financing at date of purchase	$4,250,000	$4,395,000	$5,058,000
Cash down payment	596,022	849,386	611,607

Contract purchase price plus acquisition fee	4,846,022	5,244,386	5,669,607
Other cash expenditures expensed	35,594	26,980	39,684
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,881,616	$5,271,366	$5,709,291

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Parkville, MO Drugstore	Walgreens San Antonio, TX Drugstore	Walgreens Toledo, OH Drugstore
Gross leasable square footage	14,820	14,560	14,820
Date of purchase	03/27/09	03/27/09	03/27/09
Mortgage financing at date of purchase	$4,274,000	$4,060,000	$5,400,000
Cash down payment	518,459	789,006	284,527

Contract purchase price plus acquisition fee	4,792,459	4,849,006	5,684,527
Other cash expenditures expensed	26,571	25,754	37,312
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,819,030	$4,874,760	$5,721,839

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Maynard, MA Drugstore	CVS Waynesville, NC Drugstore	Walgreens Antioch, TN Drugstore
Gross leasable square footage	10,880	10,055	14,490
Date of purchase	03/31/09	03/31/09	03/31/09
Mortgage financing at date of purchase	$5,596,000	$3,966,000	$4,425,000
Cash down payment	247,873	331,115	424,006

Contract purchase price plus acquisition fee	5,843,873	4,297,115	4,849,006
Other cash expenditures expensed	35,716	29,908	48,728
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,879,589	$4,327,023	$4,897,734

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Decatur, IL Drugstore	Walgreens Long Beach, MS Drugstore	Walgreens Roselle, NJ Drugstore
Gross leasable square footage	14,490	14,820	12,875
Date of purchase	03/31/09	03/31/09	03/31/09
Mortgage financing at date of purchase	$4,003,000	$3,662,000	$5,742,000
Cash down payment	562,525	417,133	673,608

Contract purchase price plus acquisition fee	4,565,525	4,079,133	6,415,608
Other cash expenditures expensed	30,383	26,200	110,185
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,595,908	$4,105,333	$6,525,793

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Saraland, AL Drugstore	LA Fitness League City, TX Fitness	Tractor Supply Lowville, NY Specialty Retail
Gross leasable square footage	14,560	45,000	19,097
Date of purchase	03/31/09	05/21/10	06/03/10
Mortgage financing at date of purchase	$5,079,000	$—	$—
Cash down payment	366,807	7,481,700	2,246,040

Contract purchase price plus acquisition fee	5,445,807	7,481,700	2,246,040
Other cash expenditures expensed	28,667	63,035	31,086
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,474,474	$7,544,735	$2,277,126

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Malone, NY Specialty Retail	LA Fitness Naperville, IL Fitness	CVS Indianapolis, IN Drugstore
Gross leasable square footage	19,097	45,000	12,222
Date of purchase	06/03/10	06/30/10	07/21/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,292,960	9,384,000	3,282,386

Contract purchase price plus acquisition fee	2,292,960	9,384,000	3,282,386
Other cash expenditures expensed	31,723	66,148	19,675
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,324,683	$9,450,148	$3,302,061

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Elletsville, IN Specialty Retail	CVS Lincoln, IL Drugstore	Ruth Chris Metairie, LA Restaurant
Gross leasable square footage	19,097	13,225	5,189
Date of purchase	09/13/10	09/17/10	09/27/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,658,182	3,243,600	3,616,364

Contract purchase price plus acquisition fee	2,658,182	3,243,600	3,616,364
Other cash expenditures expensed	46,081	20,032	24,344
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,704,263	$3,263,632	$3,640,708

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Ruth Chris Sarasota, FL Restaurant	Columbus Fish Market Grandview, OH Restaurant	J. Jill Tilton, NH Department Store
Gross leasable square footage	7,726	7,766	573,000
Date of purchase	09/27/10	09/27/10	09/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,078,998	3,327,054	23,538,461

Contract purchase price plus acquisition fee	3,078,998	3,327,054	23,538,461
Other cash expenditures expensed	20,273	23,976	212,919
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,099,271	$3,351,030	$23,751,380

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Childtime Childcare Cuyahoga Falls, OH Child Care and Development	Childtime Childcare Arlington, TX Child Care and Development	Childtime Childcare Oklahoma City, OK Child Care and Development
Gross leasable square footage	5,934	10,845	6,656
Date of purchase	12/15/10	12/15/10	12/15/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	837,082	997,767	529,217

Contract purchase price plus acquisition fee	837,082	997,767	529,217
Other cash expenditures expensed	39,206	34,422	23,825
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$876,288	$1,032,189	$553,042

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Childtime Childcare Oklahoma City, OK Child Care and Development	Childtime Childcare Rochester, NY Child Care and Development	TutorTime Pittsburgh, PA Child Care and Development
Gross leasable square footage	6,671	4,801	10,071
Date of purchase	12/15/10	12/15/10	12/15/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	913,645	733,724	1,222,192

Contract purchase price plus acquisition fee	913,645	733,724	1,222,192
Other cash expenditures expensed	33,310	27,953	41,934
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$946,955	$761,677	$1,264,126

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Childtime Childcare Modesto, CA Child Care and Development	CVS Azle, TX Drugstore	Logan’s Roadhouse Trussville, AL Restaurant
Gross leasable square footage	6,464	12,900	7,236
Date of purchase	12/15/10	12/16/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	899,581	4,947,000	2,789,259

Contract purchase price plus acquisition fee	899,581	4,947,000	2,789,259
Other cash expenditures expensed	31,307	26,788	18,578
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$930,888	$4,973,788	$2,807,837

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Logan’s Roadhouse Wichita Falls, TX Restaurant	Ivex Packaging New Castle, PA Distribution Center	Walgreens Mt. Pleasant, TX Drugstore
Gross leasable square footage	8,026	135,303	14,820
Date of purchase	12/17/10	12/20/10	12/21/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,789,259	5,100,000	5,647,740

Contract purchase price plus acquisition fee	2,789,259	5,100,000	5,647,740
Other cash expenditures expensed	19,370	37,769	24,500
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,808,629	$5,137,769	$5,672,240

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Charlotte, NC Automotive Parts	Advanced Auto Irvington, NJ Automotive Parts	Advanced Auto Midwest City, OK Automotive Parts
Gross leasable square footage	6,896	6,684	7,000
Date of purchase	12/22/10	12/22/10	12/22/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,656,805	2,297,126	1,703,886

Contract purchase price plus acquisition fee	1,656,805	2,297,126	1,703,886
Other cash expenditures expensed	25,630	55,588	31,382
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,682,435	$2,352,714	$1,735,268

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Penns Grove, NJ Automotive Parts	Advanced Auto St. Francis, WI Automotive Parts	Advanced Auto Willingboro, NJ Automotive Parts
Gross leasable square footage	7,000	6,889	6,781
Date of purchase	12/22/10	12/22/10	12/22/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,585,823	1,653,698	1,822,973

Contract purchase price plus acquisition fee	1,585,823	1,653,698	1,822,973
Other cash expenditures expensed	45,921	25,831	48,798
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,631,744	$1,679,529	$1,871,771

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Dunellen, NJ Automotive Parts	JoAnn’s Fabric Independence, MO Specialty Retail	CVS(1) Fredericksburg, VA Drugstore
Gross leasable square footage	6,781	46,350	12,900
Date of purchase	12/22/10	12/23/10	01/06/09
Mortgage financing at date of purchase	$—	$—	$5,504,000
Cash down payment	2,753,375	4,625,000	734,861

Contract purchase price plus acquisition fee	2,753,375	4,625,000	6,238,861
Other cash expenditures expensed	61,045	19,287	115,852
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,814,420	$4,644,287	$6,354,713

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(1) Indianapolis, IN Drugstore	Walgreens(1) Tulsa (South Yale), OK Drugstore	Kohl’s(1) Burnsville, MN Department Store
Gross leasable square footage	14,820	13,650	101,346
Date of purchase	01/06/09	01/06/09	01/09/09
Mortgage financing at date of purchase	$5,625,000	$3,512,000	$9,310,000
Cash down payment	750,000	468,040	1,241,900

Contract purchase price plus acquisition fee	6,375,000	3,980,040	10,551,900
Other cash expenditures expensed	31,054	21,365	22,080
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,406,054	$4,001,405	$10,573,980

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(1) Fredericksburg, VA Drugstore	Sam’s Club(1) Hoover, AL Warehouse	Lowe’s Las Vegas, NV Home Improvement
Gross leasable square footage	14,820	115,347	—(3)
Date of purchase	01/09/09	01/15/09	03/31/09
Mortgage financing at date of purchase	$6,560,000	$11,070,000	$—
Cash down payment	875,047	1,476,000	10,954,800

Contract purchase price plus acquisition fee	7,435,047	12,546,000	10,954,800
Other cash expenditures expensed	132,900	107,454	17,639
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,567,947	$12,653,454	$10,972,439

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Wal-Mart Las Vegas, NV Discount Retail	Wal-Mart Albuquerque, NM Discount Retail	Home Depot Las Vegas, NV Home Improvement
Gross leasable square footage	—(3)	—(3)	—(3)
Date of purchase	03/31/09	03/31/09	04/15/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	15,060,300	18,416,100	8,544,802

Contract purchase price plus acquisition fee	15,060,300	18,416,100	8,544,802
Other cash expenditures expensed	48,935	55,309	54,958
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$15,109,235	$18,471,409	$8,599,760

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Home Depot Odessa, TX Home Improvement	Home Depot San Diego, CA Home Improvement	Home Depot San Jose, CA Home Improvement
Gross leasable square footage	—(3)	—(3)	—(3)
Date of purchase	04/15/09	04/15/09	04/15/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,444,938	12,599,724	8,187,190

Contract purchase price plus acquisition fee	9,444,938	12,599,724	8,187,190
Other cash expenditures expensed	62,326	55,125	54,441
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,507,264	$12,654,849	$8,241,631

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Dunkirk, NY Drugstore	Aaron Rents Humble, TX Specialty Retail	Aaron Rents Indianapolis, IN Specialty Retail
Gross leasable square footage	13,650	8,000	7,667
Date of purchase	05/29/09	05/29/09	05/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,937,971	1,412,700	998,580

Contract purchase price plus acquisition fee	3,937,971	1,412,700	998,580
Other cash expenditures expensed	33,273	18,647	22,055
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,971,244	$1,431,347	$1,020,635

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron Rents Meadville, PA Specialty Retail	Aaron Rents Mexia, TX Specialty Retail	Aaron Rents Minden, LA Specialty Retail
Gross leasable square footage	11,988	8,000	8,000
Date of purchase	05/29/09	05/29/09	05/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,158,720	1,096,500	1,377,000

Contract purchase price plus acquisition fee	1,158,720	1,096,500	1,377,000
Other cash expenditures expensed	33,218	17,744	20,243
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,191,938	$1,114,244	$1,397,243

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron Rents Odessa, TX Specialty Retail	Aaron Rents Oxford, AL Specialty Retail	Aaron Rents Shawnee, OK Specialty Retail
Gross leasable square footage	6,240	7,480	8,000
Date of purchase	05/29/09	05/29/09	05/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	748,680	758,880	1,250,520

Contract purchase price plus acquisition fee	748,680	758,880	1,250,520
Other cash expenditures expensed	17,006	19,294	19,563
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$765,686	$778,174	$1,270,083

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron Rents Battle Creek, MI Specialty Retail	Aaron Rents Chattanooga, TN Specialty Retail	Aaron Rents Columbia, SC Specialty Retail
Gross leasable square footage	8,400	11,368	12,516
Date of purchase	06/18/09	06/18/09	06/18/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	954,720	1,052,640	1,207,680

Contract purchase price plus acquisition fee	954,720	1,052,640	1,207,680
Other cash expenditures expensed	19,883	20,711	17,871
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$974,603	$1,073,351	$1,225,551

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron Rents Mansura, LA Specialty Retail	Aaron Rents Statesboro, GA Specialty Retail	Aaron Rents Pasadena, TX Specialty Retail
Gross leasable square footage	7,207	8,050	8,000
Date of purchase	06/18/09	06/18/09	06/18/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	539,580	1,248,480	1,410,660

Contract purchase price plus acquisition fee	539,580	1,248,480	1,410,660
Other cash expenditures expensed	19,192	17,484	18,082
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$558,772	$1,265,964	$1,428,742

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron Rents Killeen, TX Specialty Retail	Aaron Rents Livingston, TX Specialty Retail	Academy Sports Bossier City, LA Sporting Goods
Gross leasable square footage	37,500	10,000	89,929
Date of purchase	06/18/09	06/18/09	06/19/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,333,360	1,401,480	8,670,000

Contract purchase price plus acquisition fee	3,333,360	1,401,480	8,670,000
Other cash expenditures expensed	21,395	18,173	30,810
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,354,755	$1,419,653	$8,700,810

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Academy Sports Laredo, TX Sporting Goods	Academy Sports Montgomery, AL Sporting Goods	Academy Sports Fort Worth, TX Sporting Goods
Gross leasable square footage	86,000	76,786	83,741
Date of purchase	06/19/09	06/19/09	06/19/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,078,000	9,588,000	7,752,000

Contract purchase price plus acquisition fee	9,078,000	9,588,000	7,752,000
Other cash expenditures expensed	28,182	22,860	26,785
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,106,182	$9,610,860	$7,778,785

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Cracker Barrel Fort Mill, SC Restaurant	Cracker Barrel Piedmont, SC Restaurant	Cracker Barrel Rocky Mount, NC Restaurant
Gross leasable square footage	10,179	10,170	10,097
Date of purchase	06/30/09	06/30/09	06/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,135,834	3,533,001	2,842,812

Contract purchase price plus acquisition fee	3,135,834	3,533,001	2,842,812
Other cash expenditures expensed	6,269	6,405	6,188
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,142,103	$3,539,406	$2,849,000

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Cracker Barrel Greensboro, NC Restaurant	Cracker Barrel Mebane, NC Restaurant	Cracker Barrel Braselton, GA Restaurant
Gross leasable square footage	10,170	9,984	10,101
Date of purchase	06/30/09	06/30/09	06/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,125,730	2,702,796	3,155,867

Contract purchase price plus acquisition fee	3,125,730	2,702,796	3,155,867
Other cash expenditures expensed	6,285	6,690	6,094
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,132,015	$2,709,486	$3,161,961

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Cracker Barrel Bremen, GA Restaurant	Cracker Barrel Waynesboro, VA Restaurant	Cracker Barrel Woodstock, VA Restaurant
Gross leasable square footage	10,141	10,041	10,161
Date of purchase	06/30/09	06/30/09	06/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,883,417	3,248,630	2,646,694

Contract purchase price plus acquisition fee	2,883,417	3,248,630	2,646,694
Other cash expenditures expensed	6,000	6,688	5,932
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,889,417	$3,255,318	$2,652,626

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Cracker Barrel Bristol, VA Restaurant	Cracker Barrel Emporia, VA Restaurant	Cracker Barrel Abilene, TX Restaurant
Gross leasable square footage	10,182	10,024	10,101
Date of purchase	06/30/09	06/30/09	06/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,719,791	2,769,534	3,421,986

Contract purchase price plus acquisition fee	2,719,791	2,769,534	3,421,986
Other cash expenditures expensed	5,957	6,524	8,603
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,725,748	$2,776,058	$3,430,589

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Cracker Barrel San Antonio, TX Restaurant	Cracker Barrel Sherman, TX Restaurant	Aaron Rents Benton Harbor, MI Specialty Retail
Gross leasable square footage	9,984	10,158	6,745
Date of purchase	06/30/09	06/30/09	06/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,461,928	3,345,326	987,360

Contract purchase price plus acquisition fee	3,461,928	3,345,326	987,360
Other cash expenditures expensed	8,646	8,521	32,745
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,470,574	$3,353,847	$1,020,105

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron Rents Richmond, VA Specialty Retail	Aaron Rents Pensacola, FL Specialty Retail	Aaron Rents El Dorado, AR Specialty Retail
Gross leasable square footage	11,616	8,398	4,860
Date of purchase	06/30/09	06/30/09	06/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,759,500	841,500	898,620

Contract purchase price plus acquisition fee	1,759,500	841,500	898,620
Other cash expenditures expensed	39,861	33,906	21,279
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,799,361	$875,406	$919,899

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron Rents Copperas Cove, TX Specialty Retail	Aaron Rents Port Lavaca, TX Specialty Retail	Aaron Rents Haltom City, TX Specialty Retail
Gross leasable square footage	11,387	8,000	10,000
Date of purchase	06/30/09	06/30/09	06/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,447,396	1,218,900	1,653,420

Contract purchase price plus acquisition fee	1,447,396	1,218,900	1,653,420
Other cash expenditures expensed	20,549	20,284	32,802
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,467,945	$1,239,184	$1,686,222

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	LA Fitness Carmel, IN Fitness	Kohl’s Tavares, FL Department Store	HH Gregg North Charleston, SC Consumer Electronics
Gross leasable square footage	45,000	—(3)	30,167
Date of purchase	06/30/09	06/30/09	07/02/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,275,909	8,636,340	5,704,860

Contract purchase price plus acquisition fee	8,275,909	8,636,340	5,704,860
Other cash expenditures expensed	33,093	30,194	25,838
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,309,002	$8,666,534	$5,730,698

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Edmond, OK Drugstore	Cracker Barrel Columbus, GA Restaurant	Walgreens Stillwater, OK Drugstore
Gross leasable square footage	13,905	10,000	15,120
Date of purchase	07/07/09	07/15/09	07/21/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,174,860	3,092,978	4,031,040

Contract purchase price plus acquisition fee	4,174,860	3,092,978	4,031,040
Other cash expenditures expensed	26,957	6,059	26,732
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,201,817	$3,099,037	$4,057,772

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Kohl’s Port Orange, FL Department Store	Walgreens Denton, TX Drugstore	Tractor Supply Roswell, NM Specialty Retail
Gross leasable square footage	—(3)	14,820	19,097
Date of purchase	07/23/09	07/24/09	07/27/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,953,160	4,539,000	2,729,520

Contract purchase price plus acquisition fee	9,953,160	4,539,000	2,729,520
Other cash expenditures expensed	29,048	26,470	19,181
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,982,208	$4,565,470	$2,748,701

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Edinburg, TX Specialty Retail	Tractor Supply Del Rio, TX Specialty Retail	Kohl’s Monrovia, CA Department Store
Gross leasable square footage	18,800	19,097	76,804
Date of purchase	07/27/09	07/27/09	07/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,152,820	2,427,600	13,150,860

Contract purchase price plus acquisition fee	3,152,820	2,427,600	13,150,860
Other cash expenditures expensed	19,852	19,065	31,415
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,172,672	$2,446,665	$13,182,275

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Kohl’s Rancho Cordova, CA Department Store	Harris Teeter Durham, NC Grocery	CVS Southaven, MS Drugstore
Gross leasable square footage	76,158	—(3)	13,225
Date of purchase	07/30/09	07/31/09	07/31/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,428,660	3,309,900	5,414,832

Contract purchase price plus acquisition fee	7,428,660	3,309,900	5,414,832
Other cash expenditures expensed	27,960	32,484	25,113
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,456,620	$3,342,384	$5,439,945

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Oak Forest, IL Drugstore	CVS Noblesville, IN Drugstore	CVS Liberty, MO Drugstore
Gross leasable square footage	13,225	12,900	12,900
Date of purchase	08/13/09	08/13/09	08/13/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,710,714	6,219,198	5,086,902

Contract purchase price plus acquisition fee	4,710,714	6,219,198	5,086,902
Other cash expenditures expensed	21,111	20,517	18,703
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,731,825	$6,239,715	$5,105,605

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Sparks, NV Drugstore	CVS Edinburg, TX Drugstore	CVS McAllen, TX Drugstore
Gross leasable square footage	13,625	13,204	13,225
Date of purchase	08/13/09	08/13/09	08/13/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,939,236	3,977,019	4,595,363

Contract purchase price plus acquisition fee	5,939,236	3,977,019	4,595,363
Other cash expenditures expensed	24,454	24,842	26,066
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,963,690	$4,001,861	$4,621,429

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Newport News, VA Drugstore	CVS Virginia Beach, VA Drugstore	CVS Raymore, MO Drugstore
Gross leasable square footage	13,225	13,225	12,900
Date of purchase	08/13/09	08/13/09	08/14/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,182,129	6,082,542	4,806,240

Contract purchase price plus acquisition fee	5,182,129	6,082,542	4,806,240
Other cash expenditures expensed	25,626	27,259	13,877
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,207,755	$6,109,801	$4,820,117

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Kyle, TX Drugstore	CVS Thomasville, NC Drugstore	Aaron Rents Texas City, TX Specialty Retail
Gross leasable square footage	13,225	13,225	11,943
Date of purchase	08/14/09	08/14/09	08/31/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,182,000	3,353,760	2,032,860

Contract purchase price plus acquisition fee	4,182,000	3,353,760	2,032,860
Other cash expenditures expensed	20,394	13,760	10,555
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,202,394	$3,367,520	$2,043,415

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Best Buy Bourbonnais, IL Consumer Electronics	Best Buy Coral Springs, FL Consumer Electronics	Best Buy Lakewood, CO Consumer Electronics
Gross leasable square footage	46,996	52,550	45,976
Date of purchase	08/31/09	08/31/09	08/31/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,154,354	6,364,248	8,429,094

Contract purchase price plus acquisition fee	6,154,354	6,364,248	8,429,094
Other cash expenditures expensed	31,360	28,870	34,287
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,185,714	$6,393,118	$8,463,381

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Nampa, ID Drugstore	CVS Lee’s Summit, MO Drugstore	Walgreens Grand Junction, CO Drugstore
Gross leasable square footage	14,490	12,900	14,490
Date of purchase	09/18/09	09/29/09	09/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,462,500	4,465,560	4,488,000

Contract purchase price plus acquisition fee	4,462,500	4,465,560	4,488,000
Other cash expenditures expensed	29,704	15,401	25,157
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,492,204	$4,480,961	$4,513,157

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens McPherson, KS Drugstore	Walgreens St. George, UT Drugstore	Walgreens Houston (Quitman), TX Drugstore
Gross leasable square footage	13,650	14,490	13,650
Date of purchase	09/30/09	09/30/09	09/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,092,240	6,528,000	5,948,903

Contract purchase price plus acquisition fee	4,092,240	6,528,000	5,948,903
Other cash expenditures expensed	15,460	27,063	25,311
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,107,700	$6,555,063	$5,974,214

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Spearfish, SD Drugstore	Walgreens Papillion, NE Drugstore	Walgreens Chickasha, OK Drugstore
Gross leasable square footage	14,820	14,820	14,820
Date of purchase	10/06/09	10/06/09	10/14/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,972,500	4,217,700	4,117,740

Contract purchase price plus acquisition fee	4,972,500	4,217,700	4,117,740
Other cash expenditures expensed	30,998	22,587	22,082
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,003,498	$4,240,287	$4,139,822

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Irmo, SC Specialty Retail	Walgreens Warner Robins, GA Drugstore	Home Depot Winchester, VA Home Improvement
Gross leasable square footage	19,097	14,820	465,600
Date of purchase	10/15/09	10/20/09	10/21/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,550,000	4,080,000	29,172,000

Contract purchase price plus acquisition fee	2,550,000	4,080,000	29,172,000
Other cash expenditures expensed	28,442	17,748	61,414
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,578,442	$4,097,748	$29,233,414

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Home Depot Tucson, AZ Home Improvement	Walgreens Goose Creek, SC Drugstore	LA Fitness Glendale, AZ Fitness
Gross leasable square footage	—(3)	14,820	38,000
Date of purchase	10/21/09	10/29/09	10/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	11,566,800	5,253,000	6,528,000

Contract purchase price plus acquisition fee	11,566,800	5,253,000	6,528,000
Other cash expenditures expensed	31,956	35,145	23,668
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$11,598,756	$5,288,145	$6,551,668

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Staples Iowa City, IA Office Supply	University Plaza Flagstaff, AZ Shopping Center	Walgreens South Bend, IN Drugstore
Gross leasable square footage	18,049	163,620	14,550
Date of purchase	11/13/09	11/17/09	11/18/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,263,600	17,508,300	5,036,250

Contract purchase price plus acquisition fee	4,263,600	17,508,300	5,036,250
Other cash expenditures expensed	22,885	100,027	20,369
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,286,485	$17,608,327	$5,056,619

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Lowe’s Kansas City, MO Department Store	LA Fitness Spring, TX Fitness	Publix Mountain Brook, AL Grocery
Gross leasable square footage	—(3)	45,000	44,271
Date of purchase	11/20/09	11/20/09	12/01/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,096,250	7,509,750	6,222,000

Contract purchase price plus acquisition fee	8,096,250	7,509,750	6,222,000
Other cash expenditures expensed	28,136	31,784	30,615
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,124,386	$7,541,534	$6,252,615

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Kohl’s Columbia, SC Department Store	Walgreens Machesney Park, IL Drugstore	Advanced Auto Huntsville, TX Automotive Parts
Gross leasable square footage	89,706	14,490	6,000
Date of purchase	12/07/09	12/16/09	12/19/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	12,138,000	4,256,460	1,331,203

Contract purchase price plus acquisition fee	12,138,000	4,256,460	1,331,203
Other cash expenditures expensed	26,860	18,960	20,135
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$12,164,860	$4,275,420	$1,351,338

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Lubbock, TX Automotive Parts	Advanced Auto Deer Park, TX Automotive Parts	Advanced Auto Houston (Wallisville), TX Automotive Parts
Gross leasable square footage	6,000	6,000	7,000
Date of purchase	12/19/09	12/16/09	12/16/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,244,297	1,502,780	1,540,072

Contract purchase price plus acquisition fee	1,244,297	1,502,780	1,540,072
Other cash expenditures expensed	23,522	20,199	20,712
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,267,819	$1,522,979	$1,560,784

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Houston (Imperial), TX Automotive Parts	Advanced Auto Kingwood, TX Automotive Parts	Advanced Auto Houston (Aldine), TX Automotive Parts
Gross leasable square footage	8,000	6,000	7,000
Date of purchase	12/16/09	12/16/09	12/16/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,253,574	1,509,810	1,398,858

Contract purchase price plus acquisition fee	1,253,574	1,509,810	1,398,858
Other cash expenditures expensed	19,918	19,898	21,201
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,273,492	$1,529,708	$1,420,059

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Humble, TX Automotive Parts	Advanced Auto Webster, TX Automotive Parts	Tractor Supply Gloucester, NJ Specialty Retail
Gross leasable square footage	7,000	7,000	22,670
Date of purchase	12/16/09	12/16/09	12/17/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,525,827	1,530,642	5,457,000

Contract purchase price plus acquisition fee	1,525,827	1,530,642	5,457,000
Other cash expenditures expensed	22,039	20,324	83,474
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,547,866	$1,550,966	$5,540,474

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Janesville, WI Drugstore	Mueller Regional Retail District Austin, TX Shopping Center	Walgreens South Bend (Ironwood), IN Drugstore
Gross leasable square footage	14,490	341,736	14,820
Date of purchase	12/17/09	12/18/09	12/21/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,014,940	68,595,000	6,056,250

Contract purchase price plus acquisition fee	6,014,940	68,595,000	6,056,250
Other cash expenditures expensed	16,735	220,243	22,608
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,031,675	$68,815,243	$6,078,858

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Brooklyn Park, MD Drugstore	Fed Ex Effingham, IL Distribution	CVS Meridianville, AL Drugstore
Gross leasable square footage	14,560	101,240	13,225
Date of purchase	12/23/09	12/29/09	12/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,925,580	14,433,000	4,046,340

Contract purchase price plus acquisition fee	4,925,580	14,433,000	4,046,340
Other cash expenditures expensed	134,044	21,800	25,138
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,059,624	$14,454,800	$4,071,478

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens St. Charles, IL Drugstore	Walgreens Elgin, IL Drugstore	Valero Rio Hondo, TX Convenience Store
Gross leasable square footage	14,490	14,490	6,350
Date of purchase	12/29/09	12/29/09	12/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,143,750	4,526,250	2,619,057

Contract purchase price plus acquisition fee	4,143,750	4,526,250	2,619,057
Other cash expenditures expensed	11,386	12,451	14,777
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,155,136	$4,538,701	$2,633,834

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Valero Pharr, TX Convenience Store	Valero Andrews, TX Convenience Store	Valero LaFeria, TX Convenience Store
Gross leasable square footage	8,528	4,656	4,950
Date of purchase	12/30/09	12/30/09	12/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,525,901	2,413,590	1,955,554

Contract purchase price plus acquisition fee	2,525,901	2,413,590	1,955,554
Other cash expenditures expensed	14,543	14,574	13,991
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,540,444	$2,428,164	$1,969,545

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Kum & Go Rogers, AR Convenience Store	Kum & Go Lowell, AR Convenience Store	Kum & Go Bentonville, AR Convenience Store
Gross leasable square footage	3,391	4,692	3,392
Date of purchase	12/31/09	12/31/09	12/31/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,142,000	2,131,200	1,884,000

Contract purchase price plus acquisition fee	2,142,000	2,131,200	1,884,000
Other cash expenditures expensed	16,353	15,796	14,957
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,158,353	$2,146,996	$1,898,957

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Twin Falls, ID Drugstore	Walgreens Loves Park, IL Drugstore	Walgreens Framingham, MA Drugstore
Gross leasable square footage	14,820	14,490	14,820
Date of purchase	01/14/10	01/19/10	01/19/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,926,600	4,018,800	6,082,260

Contract purchase price plus acquisition fee	4,926,600	4,018,800	6,082,260
Other cash expenditures expensed	27,614	25,120	26,355
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,954,214	$4,043,920	$6,108,615

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CarMax Garland, TX Auto Dealership	Walgreens Appleton (Meade), WI Drugstore	LA Fitness Highland, CA Fitness
Gross leasable square footage	82,169	16,853	45,000
Date of purchase	01/29/10	02/03/10	02/04/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	14,280,000	3,843,360	9,399,300

Contract purchase price plus acquisition fee	14,280,000	3,843,360	9,399,300
Other cash expenditures expensed	34,240	21,591	24,631
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$14,314,240	$3,864,951	$9,423,931

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Cleveland (Clark), OH Drugstore	Walgreens Appleton (Northland), WI Drugstore	Walgreens Lancaster, SC Drugstore
Gross leasable square footage	14,820	14,490	14,820
Date of purchase	02/10/10	02/18/10	02/19/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,559,000	5,407,020	6,015,134

Contract purchase price plus acquisition fee	5,559,000	5,407,020	6,015,134
Other cash expenditures expensed	25,467	23,603	39,359
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,584,467	$5,430,623	$6,054,493

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Greenville, NC Drugstore	Walgreens Baytown, TX Drugstore	Walgreens North Platte, NE Drugstore
Gross leasable square footage	14,490	14,820	14,820
Date of purchase	02/19/10	02/23/10	02/23/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,314,935	4,901,100	5,143,421

Contract purchase price plus acquisition fee	6,314,935	4,901,100	5,143,421
Other cash expenditures expensed	33,705	27,914	25,636
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,348,640	$4,929,014	$5,169,057

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Cigna Pointe Plano, TX Healthcare	Walgreens Kingman, AZ Drugstore	Walgreens Omaha, NE Drugstore
Gross leasable square footage	209,089	15,696	14,550
Date of purchase	02/24/10	02/25/10	02/25/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	50,490,000	6,145,500	5,304,000

Contract purchase price plus acquisition fee	50,490,000	6,145,500	5,304,000
Other cash expenditures expensed	73,830	23,761	25,781
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$50,563,830	$6,169,261	$5,329,781

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Kum & Go Story City, IA Convenience Store	Kum & Go Ottumwa, IA Convenience Store	Kum & Go West Branch, IA Convenience Store
Gross leasable square footage	3,008	4,000	3,164
Date of purchase	02/25/10	02/25/10	02/25/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,091,000	1,860,000	1,116,000

Contract purchase price plus acquisition fee	2,091,000	1,860,000	1,116,000
Other cash expenditures expensed	28,704	28,282	28,244
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,119,704	$1,888,282	$1,144,244

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Augusta, ME Drugstore	O’Reilly Auto Parts LaPlace, LA Automotive Parts	O’Reilly Auto Parts New Roads, LA Automotive Parts
Gross leasable square footage	14,065	7,000	6,800
Date of purchase	03/05/10	03/12/10	03/12/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,552,727	1,041,498	837,041

Contract purchase price plus acquisition fee	6,552,727	1,041,498	837,041
Other cash expenditures expensed	43,603	22,491	22,657
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,596,330	$1,063,989	$859,698

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	O’Reilly Auto Parts Beaux Bridge, LA Automotive Parts	Cargill Blair, NE Office Building	Walgreens North Mankato, MN Drugstore
Gross leasable square footage	6,800	30,000	14,550
Date of purchase	03/15/10	03/17/10	03/18/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	823,319	5,054,103	5,171,400

Contract purchase price plus acquisition fee	823,319	5,054,103	5,171,400
Other cash expenditures expensed	22,464	40,230	28,975
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$845,783	$5,094,333	$5,200,375

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS New Port Richey, FL Drugstore	Kohl’s McAllen, TX Department Store	Sunset Valley Austin, TX Shopping Center
Gross leasable square footage	13,813	88,248	147,841
Date of purchase	03/26/10	03/26/10	03/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,381,300	7,446,000	36,210,000

Contract purchase price plus acquisition fee	3,381,300	7,446,000	36,210,000
Other cash expenditures expensed	21,015	36,265	111,611
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,402,315	$7,482,265	$36,321,611

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Birmingham, AL Drugstore	Advanced Auto Twinsburg, OH Automotive Parts	Advanced Auto Canton, OH Automotive Parts
Gross leasable square footage	13,905	6,000	7,000
Date of purchase	03/30/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,188,520	1,289,320	1,390,260

Contract purchase price plus acquisition fee	3,188,520	1,289,320	1,390,260
Other cash expenditures expensed	23,766	32,226	30,788
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,212,286	$1,321,546	$1,421,048

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Delaware, OH Automotive Parts	Advanced Auto Holland, OH Automotive Parts	Applebee’s Joplin, MO Restaurant
Gross leasable square footage	7,000	6,000	5,386
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,524,900	1,349,460	2,152,200

Contract purchase price plus acquisition fee	1,524,900	1,349,460	2,152,200
Other cash expenditures expensed	30,690	30,164	21,858
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,555,590	$1,379,624	$2,174,058

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Rolla, MO Restaurant	Applebee’s Marion, IL Restaurant	Applebee’s Elizabeth City, NC Restaurant
Gross leasable square footage	4,791	5,403	4,676
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,239,920	1,768,680	1,938,000

Contract purchase price plus acquisition fee	2,239,920	1,768,680	1,938,000
Other cash expenditures expensed	21,225	22,189	18,460
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,261,145	$1,790,869	$1,956,460

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Memphis, TN Restaurant	Applebee’s Madisonville, KY Restaurant	Applebee’s Farmington, MO Restaurant
Gross leasable square footage	4,830	5,393	3,894
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,132,820	1,922,700	2,161,992

Contract purchase price plus acquisition fee	2,132,820	1,922,700	2,161,992
Other cash expenditures expensed	20,845	21,874	22,065
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,153,665	$1,944,574	$2,184,057

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Vincennes, IN Restaurant	Aaron Rents Auburndale, FL Specialty Retail	Aaron Rents Bloomsburg, PA Specialty Retail
Gross leasable square footage	5,840	148,922	12,000
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,882,104	5,283,000	825,000

Contract purchase price plus acquisition fee	1,882,104	5,283,000	825,000
Other cash expenditures expensed	20,295	125,645	45,227
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,902,399	$5,408,645	$870,227

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron Rents Bowling Green, OH Specialty Retail	Aaron Rents Mission, TX Specialty Retail	Aaron Rents North Olmstead, OH Specialty Retail
Gross leasable square footage	8,000	8,000	7,800
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,180,000	1,091,000	928,000

Contract purchase price plus acquisition fee	1,180,000	1,091,000	928,000
Other cash expenditures expensed	42,707	39,324	37,843
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,222,707	$1,130,324	$965,843

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron Rents Redford, MI Specialty Retail	Aaron Rents Springdale, AR Specialty Retail	Aaron Rents Valley, AL Specialty Retail
Gross leasable square footage	8,025	8,000	6,950
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	901,000	1,330,000	804,000

Contract purchase price plus acquisition fee	901,000	1,330,000	804,000
Other cash expenditures expensed	35,604	47,444	33,843
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$936,604	$1,377,444	$837,843

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron Rents Kennett, MO Specialty Retail	Aaron Rents Kent, OH Specialty Retail	Aaron Rents Kingsville, TX Specialty Retail
Gross leasable square footage	7,276	16,547	8,000
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	641,000	1,225,000	1,193,000

Contract purchase price plus acquisition fee	641,000	1,225,000	1,193,000
Other cash expenditures expensed	29,783	46,100	40,424
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$670,783	$1,271,100	$1,233,424

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron Rents Magnolia, MS Specialty Retail	Aaron Rents Marion, SC Specialty Retail	Aaron Rents Oneonta, AL Specialty Retail
Gross leasable square footage	125,000	8,000	8,000
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,945,000	627,000	1,170,000

Contract purchase price plus acquisition fee	2,945,000	627,000	1,170,000
Other cash expenditures expensed	79,936	30,258	41,455
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,024,936	$657,258	$1,211,455

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron Rents West Lafayette, IN Specialty Retail	Aaron Rents Charlotte, NC Specialty Retail	LA Fitness Denton, TX Fitness
Gross leasable square footage	5,935	8,775	45,000
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,102,000	1,195,000	7,981,500

Contract purchase price plus acquisition fee	1,102,000	1,195,000	7,981,500
Other cash expenditures expensed	40,369	41,605	39,415
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,142,369	$1,236,605	$8,020,915

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Pearsall, TX Specialty Retail	Walgreens Janesville, WI Drugstore	Tractor Supply Summerdale, AL Specialty Retail
Gross leasable square footage	18,948	14,820	19,097
Date of purchase	04/09/10	04/13/10	04/14/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,485,953	4,360,500	2,517,625

Contract purchase price plus acquisition fee	2,485,953	4,360,500	2,517,625
Other cash expenditures expensed	25,629	24,595	22,885
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,511,582	$4,385,095	$2,540,510

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	National Tire and Battery Nashville, TN Automotive Parts	Fed Ex Beekmantown, NY Distribution	Kum & Go Sloan, IA Convenience Store
Gross leasable square footage	8,074	49,768	4,794
Date of purchase	04/21/10	04/23/10	04/23/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,744,047	5,431,500	2,652,000

Contract purchase price plus acquisition fee	1,744,047	5,431,500	2,652,000
Other cash expenditures expensed	20,821	28,890	26,132
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,764,868	$5,460,390	$2,678,132

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Fed Ex Lafayette, IN Distribution	Advanced Auto Sylvania, OH Automotive Parts	Walgreens Durham, NC Drugstore
Gross leasable square footage	22,194	6,000	14,820
Date of purchase	04/27/10	04/28/10	04/28/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,582,860	1,265,820	5,916,000

Contract purchase price plus acquisition fee	4,582,860	1,265,820	5,916,000
Other cash expenditures expensed	23,630	30,508	22,973
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,606,490	$1,296,328	$5,938,973

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Academy Sports Killeen, TX Sporting Goods	Tractor Supply Kenedy, TX Specialty Retail	Experian Schaumburg, IL Office Building
Gross leasable square footage	96,645	18,800	177,893
Date of purchase	04/29/10	04/29/10	04/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,834,000	2,526,279	30,600,000

Contract purchase price plus acquisition fee	6,834,000	2,526,279	30,600,000
Other cash expenditures expensed	30,636	26,672	60,672
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,864,636	$2,552,951	$30,660,672

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Stillwater, OK Specialty Retail	Tractor Supply Glenpool, OK Specialty Retail	Tractor Supply Gibsonia, PA Specialty Retail
Gross leasable square footage	19,180	19,097	19,097
Date of purchase	05/04/10	05/04/10	05/05/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,475,540	2,413,320	3,185,460

Contract purchase price plus acquisition fee	2,475,540	2,413,320	3,185,460
Other cash expenditures expensed	25,591	25,297	60,239
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,501,131	$2,438,617	$3,245,699

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Lancaster (Palmdale), CA Drugstore	Northern Tool Ocala, FL Specialty Retail	Walgreens Beloit, WI Drugstore
Gross leasable square footage	13,650	26,054	14,820
Date of purchase	05/17/10	05/20/10	05/20/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,647,740	3,588,360	4,396,200

Contract purchase price plus acquisition fee	5,647,740	3,588,360	4,396,200
Other cash expenditures expensed	42,143	30,727	23,002
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,689,883	$3,619,087	$4,419,202

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Igloo Distribution Facility Katy, TX Distribution	Tractor Supply Ballinger, TX Specialty Retail	Tractor Supply Murphy, NC Specialty Retail
Gross leasable square footage	914,195	19,097	19,097
Date of purchase	05/21/10	05/21/10	05/21/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	38,862,000	2,543,595	2,898,935

Contract purchase price plus acquisition fee	38,862,000	2,543,595	2,898,935
Other cash expenditures expensed	99,997	27,186	26,365
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$38,961,997	$2,570,781	$2,925,300

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Rocky Mount, NC Drugstore	Whole Foods Hinsdale, IL Grocery	AT&T Regional Headquarters Dallas, TX Office Building
Gross leasable square footage	14,820	48,835	206,040
Date of purchase	05/26/10	05/28/10	05/28/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,980,260	11,842,200	29,988,000

Contract purchase price plus acquisition fee	5,980,260	11,842,200	29,988,000
Other cash expenditures expensed	19,953	28,837	85,953
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,000,213	$11,871,037	$30,073,953

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Kum & Go Tipton, IA Convenience Store	AutoZone Mt. Orab, OH Automotive Parts	AutoZone Hamilton, OH Automotive Parts
Gross leasable square footage	5,118	6,816	6,816
Date of purchase	05/28/10	06/09/10	06/09/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,544,000	1,391,280	1,668,720

Contract purchase price plus acquisition fee	2,544,000	1,391,280	1,668,720
Other cash expenditures expensed	33,070	25,643	26,959
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,577,070	$1,416,923	$1,695,679

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	AutoZone Trenton, OH Automotive Parts	AutoZone Blanchester, OH Automotive Parts	AutoZone Nashville, TN Automotive Parts
Gross leasable square footage	6,816	7,370	6,815
Date of purchase	06/09/10	06/09/10	06/09/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,031,220	1,075,590	1,706,455

Contract purchase price plus acquisition fee	1,031,220	1,075,590	1,706,455
Other cash expenditures expensed	26,048	27,429	24,602
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,057,268	$1,103,019	$1,731,057

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Evans Exchange Evans, GA Shopping Center	Staples Houston, TX Office Supply	CVS Ft. Myers, FL Drugstore
Gross leasable square footage	54,948(3)	20,060	12,900
Date of purchase	06/11/10	06/17/10	06/18/10
Mortgage financing at date of purchase	$5,840,667	$—	$—
Cash down payment	13,947,336	3,765,840	6,085,320

Contract purchase price plus acquisition fee	19,788,003	3,765,840	6,085,320
Other cash expenditures expensed	107,587	25,093	24,609
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$19,895,590	$3,790,933	$6,109,929

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Fort Mill, SC Drugstore	Lowe’s Sanford, ME Home Improvement	Stripes Eagle Pass, TX Convenience Store
Gross leasable square footage	14,820	—(3)	4,888
Date of purchase	06/24/10	06/28/10	06/29/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,445,969	9,562,500	2,912,567

Contract purchase price plus acquisition fee	4,445,969	9,562,500	2,912,567
Other cash expenditures expensed	45,257	67,591	10,744
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,491,226	$9,630,091	$2,923,311

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Stripes Edinburg, TX Convenience Store	Stripes Palmhurst, TX Convenience Store	Stripes Ranchito, TX Convenience Store
Gross leasable square footage	3,600	2,925	4,888
Date of purchase	06/29/10	06/29/10	06/29/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,473,655	1,030,613	2,703,214

Contract purchase price plus acquisition fee	2,473,655	1,030,613	2,703,214
Other cash expenditures expensed	10,744	10,744	11,130
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,484,399	$1,041,357	$2,714,344

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Atascocita Commons Humble, TX Shopping Center	Tractor Supply Southwick, MA Specialty Retail	Tractor Supply Belchertown, MA Specialty Retail
Gross leasable square footage	306,890(3)	19,097	19,097
Date of purchase	06/29/10	06/29/10	06/29/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	57,630,000	4,487,185	3,712,438

Contract purchase price plus acquisition fee	57,630,000	4,487,185	3,712,438
Other cash expenditures expensed	141,889	23,778	21,742
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$57,771,889	$4,510,963	$3,734,180

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	AutoZone Pearl River, LA Automotive Parts	AutoZone Rapid City, SD Automotive Parts	Chili’s Flanders, NJ Restaurant
Gross leasable square footage	7,370	7,381	6,046
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,428,000	1,186,770	2,478,532

Contract purchase price plus acquisition fee	1,428,000	1,186,770	2,478,532
Other cash expenditures expensed	38,406	27,731	32,246
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,466,406	$1,214,501	$2,510,778

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Chili’s Ramsey, NJ Restaurant	Macaroni Grill Flanders, NJ Restaurant	Macaroni Grill Mt. Laurel, NJ Restaurant
Gross leasable square footage	6,148	6,874	7,058
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,850,337	1,343,414	1,403,122

Contract purchase price plus acquisition fee	1,850,337	1,343,414	1,403,122
Other cash expenditures expensed	35,463	35,691	64,284
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,885,800	$1,379,105	$1,467,406

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Macaroni Grill Ramsey, NJ Restaurant	Macaroni Grill West Windsor, NJ Restaurant	On the Border Alpharetta, GA Restaurant
Gross leasable square footage	8,074	7,913	6,660
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,537,561	1,562,341	2,997,871

Contract purchase price plus acquisition fee	2,537,561	1,562,341	2,997,871
Other cash expenditures expensed	39,101	27,929	15,074
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,576,662	$1,590,270	$3,012,945

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	On the Border Auburn Hills, MI Restaurant	On the Border Buford, GA Restaurant	On the Border Burleson, TX Restaurant
Gross leasable square footage	8,367	6,088	6,082
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,234,227	2,705,505	3,257,494

Contract purchase price plus acquisition fee	3,234,227	2,705,505	3,257,494
Other cash expenditures expensed	14,945	14,914	22,275
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,249,172	$2,720,419	$3,279,769

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	On the Border College Station, TX Restaurant	On the Border Columbus, OH Restaurant	On the Border Concord Mills, NC Restaurant
Gross leasable square footage	6,652	7,671	6,102
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,978,865	2,971,056	2,979,296

Contract purchase price plus acquisition fee	2,978,865	2,971,056	2,979,296
Other cash expenditures expensed	21,825	19,520	15,527
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,000,690	$2,990,576	$2,994,823

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	On the Border Denton, TX Restaurant	On the Border Desoto, TX Restaurant	On the Border Fort Worth, TX Restaurant
Gross leasable square footage	5,661	9,231	7,127
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,880,412	3,270,358	3,542,132

Contract purchase price plus acquisition fee	2,880,412	3,270,358	3,542,132
Other cash expenditures expensed	21,309	22,308	23,139
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,901,721	$3,292,666	$3,565,271

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	On the Border Garland, TX Restaurant	On the Border Kansas City, MO Restaurant	On the Border Lee’s Summit, MO Restaurant
Gross leasable square footage	5,948	6,780	5,780
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,221,582	2,564,167	2,407,823

Contract purchase price plus acquisition fee	2,221,582	2,564,167	2,407,823
Other cash expenditures expensed	18,638	15,125	15,180
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,240,220	$2,579,292	$2,423,003

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	On the Border Lubbock, TX Restaurant	On the Border Mesa, AZ Restaurant	On the Border Mt. Laurel, NJ Restaurant
Gross leasable square footage	6,745	6,586	7,041
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,313,867	2,964,131	2,869,419

Contract purchase price plus acquisition fee	3,313,867	2,964,131	2,869,419
Other cash expenditures expensed	22,426	13,523	8,914
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,336,293	$2,977,654	$2,878,333

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	On the Border Naperville, IL Restaurant	On the Border Novi, MI Restaurant	On the Border Oklahoma City, OK Restaurant
Gross leasable square footage	6,906	8,017	7,289
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,465,155	2,881,239	2,936,070

Contract purchase price plus acquisition fee	3,465,155	2,881,239	2,936,070
Other cash expenditures expensed	20,530	14,698	18,738
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,485,685	$2,895,937	$2,954,808

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	On the Border Peoria, AZ Restaurant	On the Border Rockwell, TX Restaurant	On the Border Rogers, AR Restaurant
Gross leasable square footage	6,506	6,668	5,782
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,601,532	3,081,477	1,939,417

Contract purchase price plus acquisition fee	2,601,532	3,081,477	1,939,417
Other cash expenditures expensed	13,402	21,800	19,991
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,614,934	$3,103,277	$1,959,408

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	On the Border Tulsa, OK Restaurant	On the Border West Windsor, NJ Restaurant	On the Border West Springfield, MA Restaurant
Gross leasable square footage	7,559	7,611	8,248
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,395,252	3,579,566	3,954,279

Contract purchase price plus acquisition fee	3,395,252	3,579,566	3,954,279
Other cash expenditures expensed	19,051	55,149	17,803
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,414,303	$3,634,715	$3,972,082

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	On the Border Woodbridge, VA Restaurant	Best Buy Montgomery, AL Specialty Retail	City Center Plaza Bellevue, WA Office Building
Gross leasable square footage	7,878	30,505	583,179
Date of purchase	06/30/10	07/06/10	07/09/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,569,830	6,222,000	316,200,000

Contract purchase price plus acquisition fee	3,569,830	6,222,000	316,200,000
Other cash expenditures expensed	29,048	25,743	727,590
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,598,878	$6,247,743	$316,927,590

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	AutoZone Hartville, OH Automotive Parts	Walgreens Leland, NC Drugstore	Walgreens Durham, NC Drugstore
Gross leasable square footage	7,381	14,820	14,606
Date of purchase	07/14/10	07/15/10	07/20/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,236,240	4,901,100	5,513,350

Contract purchase price plus acquisition fee	1,236,240	4,901,100	5,513,350
Other cash expenditures expensed	24,761	22,506	50,012
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,261,001	$4,923,606	$5,563,362

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tire Kingdom Auburndale, FL Automotive Parts	Tractor Supply St. John, IN Specialty Retail	Home Depot Slidell, LA Home Improvement
Gross leasable square footage	6,922	24,727	—(3)
Date of purchase	07/20/10	07/28/10	07/28/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,297,040	4,549,200	3,777,784

Contract purchase price plus acquisition fee	2,297,040	4,549,200	3,777,784
Other cash expenditures expensed	20,062	10,842	58,002
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,317,102	$4,560,042	$3,835,786

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Stop & Shop Stamford, CT Grocery	Home Depot Tolleson, AZ Home Improvement	Advanced Auto Sapulpa, OK Automotive Parts
Gross leasable square footage	69,733	466,694	6,784
Date of purchase	07/30/10	07/30/10	08/03/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	31,110,000	31,054,152	1,441,266

Contract purchase price plus acquisition fee	31,110,000	31,054,152	1,441,266
Other cash expenditures expensed	98,441	69,738	20,805
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$31,208,441	$31,123,890	$1,462,071

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Franklin, IN Automotive Parts	Advanced Auto Grand Rapids, MI Automotive Parts	Tractor Supply Troy, MO Specialty Retail
Gross leasable square footage	6,157	6,133	19,100
Date of purchase	08/12/10	08/12/10	08/13/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,490,279	1,366,800	2,671,429

Contract purchase price plus acquisition fee	1,490,279	1,366,800	2,671,429
Other cash expenditures expensed	18,145	15,767	25,499
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,508,424	$1,382,567	$2,696,928

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Union, MO Specialty Retail	Tractor Supply Alton, IL Specialty Retail	Fed Ex Northwood, OH Distribution
Gross leasable square footage	19,097	19,097	89,921
Date of purchase	08/13/10	08/13/10	08/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,914,286	2,914,286	4,970,460

Contract purchase price plus acquisition fee	2,914,286	2,914,286	4,970,460
Other cash expenditures expensed	25,588	22,785	23,067
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,939,874	$2,937,071	$4,993,527

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	LA Fitness Dallas, TX Fitness	CarMax Austin, TX Auto Dealership	Manchester Highlands St. Louis, MO Shopping Center
Gross leasable square footage	45,000	55,888	136,273(3)
Date of purchase	08/17/10	08/25/10	08/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,792,000	21,675,000	49,470,000

Contract purchase price plus acquisition fee	9,792,000	21,675,000	49,470,000
Other cash expenditures expensed	34,141	39,470	111,109
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,826,141	$21,714,470	$49,581,109

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Academy Sports Austin, TX Sporting Goods	Whittwood Town Center Whittier, CA Shopping Center	Lowe’s Ticonderoga, NY Home Improvement
Gross leasable square footage	89,807	533,518(3)	—(3)
Date of purchase	08/26/10	08/27/10	08/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	10,544,760	85,170,000	8,899,329

Contract purchase price plus acquisition fee	10,544,760	85,170,000	8,899,329
Other cash expenditures expensed	35,790	188,146	52,880
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$10,580,550	$85,358,146	$8,952,209

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS/Tres Amigos Ringgold, GA Drugstore/ Restaurant	CVS/Noble Roman Mishawaka, IN Drugstore/ Restaurant	Tractor Supply Wauseon, OH Specialty Retail
Gross leasable square footage	15,029(3)	12,376	19,097
Date of purchase	08/31/10	09/08/10	09/13/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,069,800	4,702,960	2,548,081

Contract purchase price plus acquisition fee	4,069,800	4,702,960	2,548,081
Other cash expenditures expensed	39,661	31,896	47,079
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,109,461	$4,734,856	$2,595,160

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Sellersburg, IN Specialty Retail	Lakeshore Crossing Gainesville, GA Shopping Center	Tractor Supply Hamilton, OH Specialty Retail
Gross leasable square footage	19,097	123,978	40,700
Date of purchase	09/13/10	09/15/10	09/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,658,182	9,180,000	1,713,600

Contract purchase price plus acquisition fee	2,658,182	9,180,000	1,713,600
Other cash expenditures expensed	21,252	44,775	26,369
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,679,434	$9,224,775	$1,739,969

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Bonita Springs, FL Automotive Parts	Tractor Supply Dixon, CA Specialty Retail	Tractor Supply Lawrence, KS Specialty Retail
Gross leasable square footage	6,880	24,727	19,097
Date of purchase	09/22/10	09/24/10	09/24/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,894,901	5,117,850	2,826,420

Contract purchase price plus acquisition fee	2,894,901	5,117,850	2,826,420
Other cash expenditures expensed	22,717	29,290	25,414
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,917,618	$5,147,140	$2,851,834

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Nixa, MO Specialty Retail	Albertson’s Tucson (Silverbell), AZ Grocery	Albertson’s Mesa, AZ Grocery
Gross leasable square footage	19,180	60,315	51,393
Date of purchase	09/24/10	09/29/10	09/29/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,395,980	11,077,940	6,188,945

Contract purchase price plus acquisition fee	2,395,980	11,077,940	6,188,945
Other cash expenditures expensed	24,716	22,787	20,284
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,420,696	$11,100,727	$6,209,229

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Albertson’s Phoenix, AZ Grocery	CVS Weaverville, NC Drugstore	Wawa Portsmouth, VA Convenience Store
Gross leasable square footage	56,742	13,225	—(3)
Date of purchase	09/29/10	09/30/10	09/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,139,812	6,260,296	2,346,000

Contract purchase price plus acquisition fee	7,139,812	6,260,296	2,346,000
Other cash expenditures expensed	21,434	34,653	42,648
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,161,246	$6,294,949	$2,388,648

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Janesville, WI Automotive Parts	Advanced Auto Appleton, WI Automotive Parts	LA Fitness Oakdale, MN Fitness
Gross leasable square footage	6,892	6,892	42,348
Date of purchase	09/30/10	09/30/10	09/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,726,860	1,470,840	8,807,700

Contract purchase price plus acquisition fee	1,726,860	1,470,840	8,807,700
Other cash expenditures expensed	17,218	17,146	28,524
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,744,078	$1,487,986	$8,836,224

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Augusta, ME Specialty Retail	Shoppes at Port Arthur Port Arthur, TX Shopping Center	CVS Lynchburg, VA Drugstore
Gross leasable square footage	19,097	95,877	10,125
Date of purchase	10/12/10	10/12/10	10/12/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,835,600	15,300,000	3,278,280

Contract purchase price plus acquisition fee	2,835,600	15,300,000	3,278,280
Other cash expenditures expensed	43,648	65,192	42,761
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,879,248	$15,365,192	$3,321,041

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Gulf Breeze, FL Drugstore	Applebee’s Tyler, TX Restaurant	Applebee’s Adrian, MI Restaurant
Gross leasable square footage	—(3)	5,895	5,589
Date of purchase	10/13/10	10/13/10	10/13/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,904,340	2,772,308	2,285,679

Contract purchase price plus acquisition fee	1,904,340	2,772,308	2,285,679
Other cash expenditures expensed	24,052	31,597	20,531
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,928,392	$2,803,905	$2,306,210

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Wytheville, VA Restaurant	Applebee’s Norton, VA Restaurant	Applebee’s Kalamazoo, MI Restaurant
Gross leasable square footage	4,352	3,670	5,675
Date of purchase	10/13/10	10/13/10	10/13/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,676,273	1,691,317	2,208,849

Contract purchase price plus acquisition fee	1,676,273	1,691,317	2,208,849
Other cash expenditures expensed	21,826	21,686	20,379
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,698,099	$1,713,003	$2,229,228

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Owatonna, MN Restaurant	Applebee’s West Memphis, AR Restaurant	Applebee’s Horn Lake, MS Restaurant
Gross leasable square footage	5,459	4,237	5,035
Date of purchase	10/13/10	10/13/10	10/13/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,458,461	1,523,786	1,687,048

Contract purchase price plus acquisition fee	2,458,461	1,523,786	1,687,048
Other cash expenditures expensed	19,400	22,810	21,254
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,477,861	$1,546,596	$1,708,302

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Chambersburg, PA Restaurant	Applebee’s Bartlett, TN Restaurant	Applebee’s Lufkin, TX Restaurant
Gross leasable square footage	5,553	4,360	5,199
Date of purchase	10/13/10	10/13/10	10/13/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,013,574	1,904,733	2,013,574

Contract purchase price plus acquisition fee	2,013,574	1,904,733	2,013,574
Other cash expenditures expensed	24,628	20,714	27,927
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,038,202	$1,925,447	$2,041,501

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Swansea, IL Restaurant	CompUSA Arlington, TX Consumer Electronics	Big O Tire Phoenix, AZ Automotive Parts
Gross leasable square footage	5,728	25,000	4,560
Date of purchase	10/13/10	10/18/10	10/20/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,888,308	3,340,500	1,511,028

Contract purchase price plus acquisition fee	1,888,308	3,340,500	1,511,028
Other cash expenditures expensed	20,884	57,362	19,396
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,909,192	$3,397,862	$1,530,424

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Fed Ex Dublin, VA Distribution	CVS Madison Heights, VA Drugstore	Petco & Portrait Innovations Lake Charles, LA Specialty Retail
Gross leasable square footage	32,105	10,125	17,678
Date of purchase	10/21/10	10/22/10	10/25/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,341,772	2,973,300	3,978,872

Contract purchase price plus acquisition fee	3,341,772	2,973,300	3,978,872
Other cash expenditures expensed	49,051	41,106	45,022
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,390,823	$3,014,406	$4,023,894

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Albertson’s Durango, CO Grocery	Albertson’s Fort Collins, CO Grocery	Albertson’s Denver, CO Grocery
Gross leasable square footage	47,481	51,230	53,208
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,690,091	8,828,668	7,834,467

Contract purchase price plus acquisition fee	7,690,091	8,828,668	7,834,467
Other cash expenditures expensed	21,551	21,976	21,571
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,711,642	$8,850,644	$7,856,038

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Albertson’s Silver City, NM Grocery	Albertson’s Clovis, NM Grocery	Albertson’s Los Lunas, NM Grocery
Gross leasable square footage	39,385	43,484	54,349
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,261,509	8,010,855	8,329,111

Contract purchase price plus acquisition fee	7,261,509	8,010,855	8,329,111
Other cash expenditures expensed	24,745	25,636	26,016
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,286,254	$8,036,491	$8,355,127

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Albertson’s Albuquerque (Lomas), NM Grocery	Albertson’s Yuma, AZ Grocery	Albertson’s El Paso, TX Grocery
Gross leasable square footage	65,145	57,835	55,143
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,996,059	8,966,372	9,054,216

Contract purchase price plus acquisition fee	8,996,059	8,966,372	9,054,216
Other cash expenditures expensed	26,810	17,837	25,151
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,022,869	$8,984,209	$9,079,367

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Albertson’s Albuquerque, NM (Academy) Grocery	Albertson’s Scottsdale, AZ Grocery	Albertson’s Tucson (Grant), AZ Grocery
Gross leasable square footage	65,413	62,119	49,491
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,180,554	11,570,434	5,551,817

Contract purchase price plus acquisition fee	9,180,554	11,570,434	5,551,817
Other cash expenditures expensed	27,030	18,193	16,145
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,207,584	$11,588,627	$5,567,962

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Albertson’s Lake Havasu City, AZ Grocery	Albertson’s Farmington, NM Grocery	Albertson’s Baton Rouge, LA (College) Grocery
Gross leasable square footage	57,471	57,100	61,741
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,245,285	5,233,715	8,019,573

Contract purchase price plus acquisition fee	7,245,285	5,233,715	8,019,573
Other cash expenditures expensed	17,504	22,330	22,098
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,262,789	$5,256,045	$8,041,671

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Albertson’s Baton Rouge, LA (Airline) Grocery	Albertson’s Baton Rouge, LA (George) Grocery	Albertson’s Alexandria, LA Grocery
Gross leasable square footage	66,430	66,057	62,117
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	11,066,478	9,652,184	8,384,352

Contract purchase price plus acquisition fee	11,066,478	9,652,184	8,384,352
Other cash expenditures expensed	24,832	23,610	22,436
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$11,091,310	$9,675,794	$8,406,788

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Albertson’s Lafayette, LA Grocery	Albertson’s Fort Worth, TX (Oakmont) Grocery	Albertson’s Abilene, TX Grocery
Gross leasable square footage	74,493	64,886	67,270
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	10,974,484	7,247,564	8,122,046

Contract purchase price plus acquisition fee	10,974,484	7,247,564	8,122,046
Other cash expenditures expensed	24,757	23,228	24,159
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$10,999,241	$7,270,792	$8,146,205

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Albertson’s Weatherford, TX Grocery	Albertson’s Fort Worth, TX (Beach) Grocery	Albertson’s Midland, TX Grocery
Gross leasable square footage	57,671	52,700	66,068
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,024,559	9,669,780	11,505,417

Contract purchase price plus acquisition fee	8,024,559	9,669,780	11,505,417
Other cash expenditures expensed	24,055	25,806	27,761
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,048,614	$9,695,586	$11,533,178

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Albertson’s Odessa, TX Grocery	Albertson’s Bossier City, LA Grocery	Albertson’s Fort Worth, TX (Clifford) Grocery
Gross leasable square footage	61,955	59,777	61,247
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	10,363,093	7,341,428	6,424,391

Contract purchase price plus acquisition fee	10,363,093	7,341,428	6,424,391
Other cash expenditures expensed	26,545	21,470	22,351
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$10,389,638	$7,362,898	$6,446,742

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Albertson’s Arlington, TX Grocery	Albertson’s Fort Worth, TX (Sycamore) Grocery	Giant Eagle Lancaster, OH Grocery
Gross leasable square footage	63,124	58,723	92,490(3)
Date of purchase	10/26/10	10/26/10	10/29/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,580,787	7,833,635	15,874,161

Contract purchase price plus acquisition fee	8,580,787	7,833,635	15,874,161
Other cash expenditures expensed	24,648	23,852	44,800
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,605,435	$7,857,487	$15,918,961

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Kohl’s Salina, KS Department Store	CVS Auburndale, FL Drugstore	CVS Lake Wales, FL Drugstore
Gross leasable square footage	64,239	13,086	11,200
Date of purchase	10/29/10	11/01/10	11/01/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,941,900	2,984,744	3,244,445

Contract purchase price plus acquisition fee	4,941,900	2,984,744	3,244,445
Other cash expenditures expensed	43,360	34,357	34,581
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,985,260	$3,019,101	$3,279,026

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Fed Ex Bossier City, LA Distribution	Ulta Jackson, TN Specialty Retail	Tractor Supply Little Rock, AR Specialty Retail
Gross leasable square footage	64,402	9,991	19,097
Date of purchase	11/01/10	11/05/10	11/09/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,386,020	2,733,600	2,507,160

Contract purchase price plus acquisition fee	5,386,020	2,733,600	2,507,160
Other cash expenditures expensed	47,211	37,312	24,595
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,433,231	$2,770,912	$2,531,755

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Jefferson City, MO Specialty Retail	Walgreens Tucson (River), AZ Drugstore	Wal-Mart Pueblo, CO Discount Retail
Gross leasable square footage	19,500	15,120	202,847
Date of purchase	11/09/10	11/12/10	11/12/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,941,060	5,559,000	15,300,000

Contract purchase price plus acquisition fee	1,941,060	5,559,000	15,300,000
Other cash expenditures expensed	22,700	44,212	39,285
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,963,760	$5,603,212	$15,339,285

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Volusia Square Daytona Beach, FL Shopping Center	CSAA Oklahoma City, OK Office Building	Dell Perot Systems Lincoln, NE Office Building
Gross leasable square footage	228,139(3)	147,107	150,000
Date of purchase	11/12/10	11/15/10	11/15/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	31,620,000	29,937,000	22,542,000

Contract purchase price plus acquisition fee	31,620,000	29,937,000	22,542,000
Other cash expenditures expensed	59,597	47,537	36,058
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$31,679,597	$29,984,537	$22,578,058

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Breakfast Point Panama City Beach, FL Shopping Center	Stripes Haskell, TX Convenience Store	Stripes Carrizo Springs, TX Convenience Store
Gross leasable square footage	97,931	6,309	6,838
Date of purchase	11/18/10	11/22/10	11/22/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	16,320,000	2,538,604	2,910,903

Contract purchase price plus acquisition fee	16,320,000	2,538,604	2,910,903
Other cash expenditures expensed	88,888	10,006	9,857
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$16,408,888	$2,548,610	$2,920,760

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Stripes Laredo, TX Convenience Store	Tractor Supply Franklin, NC Specialty Retail	Walgreens Matteson, IL Drugstore
Gross leasable square footage	4,679	19,097	14,550
Date of purchase	11/22/10	11/30/10	11/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,881,609	2,927,400	4,182,000

Contract purchase price plus acquisition fee	2,881,609	2,927,400	4,182,000
Other cash expenditures expensed	10,107	25,532	22,540
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,891,716	$2,952,932	$4,204,540

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens New Albany, OH Drugstore	Prairie Market East Oswego, IL Shopping Center	Walgreens Grayson, GA Drugstore
Gross leasable square footage	14,820	52,492(3)	14,560
Date of purchase	12/02/10	12/03/10	12/07/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,182,000	25,602,000	4,712,400

Contract purchase price plus acquisition fee	4,182,000	25,602,000	4,712,400
Other cash expenditures expensed	24,467	169,805	22,000
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,206,467	$25,771,805	$4,734,400

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Tucson (Harrison), AZ Drugstore	Walgreens Pueblo, CO Drugstore	Stearns Crossing Bartlett, IL Shopping Center
Gross leasable square footage	14,490	13,813	96,613
Date of purchase	12/07/10	12/07/10	12/09/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,197,920	3,564,900	12,622,500

Contract purchase price plus acquisition fee	5,197,920	3,564,900	12,622,500
Other cash expenditures expensed	22,949	25,766	56,328
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,220,869	$3,590,666	$12,678,828

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Sedalia, MO Specialty Retail	Sherwin Williams Muskegon, MI Specialty Retail	Kohl’s Onalaska, WI Department Store
Gross leasable square footage	19,028	8,000	86,432
Date of purchase	12/10/10	12/10/10	12/13/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,174,640	1,453,500	7,395,000

Contract purchase price plus acquisition fee	2,174,640	1,453,500	7,395,000
Other cash expenditures expensed	22,604	24,916	15,610
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,197,244	$1,478,416	$7,410,610

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Athens, GA Drugstore	CVS Boca Raton, FL Drugstore	CVS Brownsville, TX Drugstore
Gross leasable square footage	14,781	14,422	13,000
Date of purchase	12/14/10	12/14/10	12/14/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,375,450	3,850,039	5,947,965

Contract purchase price plus acquisition fee	6,375,450	3,850,039	5,947,965
Other cash expenditures expensed	25,151	21,854	48,090
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,400,601	$3,871,893	$5,996,055

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Cayce, SC Drugstore	CVS City of Industry, CA Drugstore	CVS Jacksonville, FL Drugstore
Gross leasable square footage	11,982	12,837	13,204
Date of purchase	12/14/10	12/14/10	12/14/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,082,330	3,614,892	6,838,403

Contract purchase price plus acquisition fee	5,082,330	3,614,892	6,838,403
Other cash expenditures expensed	28,153	19,018	23,971
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,110,483	$3,633,910	$6,862,374

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Lawrence, KS Drugstore	CVS Lawrenceville, NJ Drugstore	CVS Mineola, NY Drugstore
Gross leasable square footage	12,900	15,260	12,838
Date of purchase	12/14/10	12/14/10	12/14/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,519,185	9,243,493	4,317,320

Contract purchase price plus acquisition fee	5,519,185	9,243,493	4,317,320
Other cash expenditures expensed	22,601	133,975	33,405
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,541,786	$9,377,468	$4,350,725

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Minneapolis, MN Drugstore	CVS Naples, FL Drugstore	CVS Southaven (Goodman), MS Drugstore
Gross leasable square footage	13,000	12,944	13,938
Date of purchase	12/14/10	12/14/10	12/14/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,356,245	3,862,522	6,916,177

Contract purchase price plus acquisition fee	4,356,245	3,862,522	6,916,177
Other cash expenditures expensed	21,376	21,791	34,618
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,377,621	$3,884,313	$6,950,795

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS The Village, OK Drugstore	Folsum Gateway II Folsom, CA Shopping Center	Tutor Time Downingtown, PA Child Care and Development
Gross leasable square footage	12,939	109,127	11,757
Date of purchase	12/14/10	12/15/10	12/15/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,544,256	36,720,000	2,026,353

Contract purchase price plus acquisition fee	5,544,256	36,720,000	2,026,353
Other cash expenditures expensed	32,607	121,651	56,627
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,576,863	$36,841,651	$2,082,980

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Childtime Childcare Bedford, OH Child Care and Development	Childtime Childcare Modesto, CA Child Care and Development	Tutor Time Austin, TX Child Care and Development
Gross leasable square footage	5,500	6,310	10,994
Date of purchase	12/15/10	12/15/10	12/15/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	796,250	1,224,999	1,752,110

Contract purchase price plus acquisition fee	796,250	1,224,999	1,752,110
Other cash expenditures expensed	26,423	36,081	49,269
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$822,673	$1,261,080	$1,801,379

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Children’s Courtyard Grand Prairie, TX Child Care and Development	Childtime Childcare Oklahoma City, OK (Western) Child Care and Development	Childtime Childcare Oklahoma City, OK (Rockwell) Child Care and Development
Gross leasable square footage	8,409	6,597	6,594
Date of purchase	12/15/10	12/15/10	12/15/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	949,683	767,359	714,582

Contract purchase price plus acquisition fee	949,683	767,359	714,582
Other cash expenditures expensed	28,946	25,744	24,392
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$978,629	$793,103	$738,974

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	HealthNow Corporate Headquarters Buffalo, NY Office Building	Thorntons Bloomington, IL Convenience Store	Thorntons Clarksville, IN Convenience Store
Gross leasable square footage	430,458	2,971	4,889
Date of purchase	12/16/10	12/17/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	86,190,000	1,993,080	2,029,800

Contract purchase price plus acquisition fee	86,190,000	1,993,080	2,029,800
Other cash expenditures expensed	366,312	6,890	6,949
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$86,556,312	$1,999,970	$2,036,749

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Thorntons Edinburgh, IN Convenience Store	Thorntons Evansville (Rosenberger), IN Convenience Store	Thorntons Evansville, IN Convenience Store
Gross leasable square footage	3,080	2,800	2,939
Date of purchase	12/17/10	12/17/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,261,340	2,097,120	2,121,600

Contract purchase price plus acquisition fee	2,261,340	2,097,120	2,121,600
Other cash expenditures expensed	6,949	6,949	6,949
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,268,289	$2,104,069	$2,128,549

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Thorntons Franklin Park, IL Convenience Store	Thorntons Galloway, OH Convenience Store	Thorntons Henderson (Green), KY Convenience Store
Gross leasable square footage	3,321	3,758	3,434
Date of purchase	12/17/10	12/17/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,302,760	1,999,200	2,041,020

Contract purchase price plus acquisition fee	3,302,760	1,999,200	2,041,020
Other cash expenditures expensed	6,890	6,949	6,949
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,309,650	$2,006,149	$2,047,969

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Thorntons Henderson, KY Convenience Store	Thorntons Jeffersonville, IN Convenience Store	Thorntons Joliet, IL Convenience Store
Gross leasable square footage	3,846	3,082	3,840
Date of purchase	12/17/10	12/17/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,136,100	3,011,040	3,573,060

Contract purchase price plus acquisition fee	4,136,100	3,011,040	3,573,060
Other cash expenditures expensed	6,949	6,949	6,890
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,143,049	$3,017,989	$3,579,950

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Thorntons Louisville, KY Convenience Store	Thorntons Oaklawn, IL Convenience Store	Thorntons Ottawa, IL Convenience Store
Gross leasable square footage	4,390	2,210	4,901
Date of purchase	12/17/10	12/17/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,094,060	2,179,740	2,728,500

Contract purchase price plus acquisition fee	2,094,060	2,179,740	2,728,500
Other cash expenditures expensed	6,949	6,890	6,890
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,101,009	$2,186,630	$2,735,390

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Thorntons Plainfield, IL Convenience Store	Thorntons Roselle, IL Convenience Store	Thorntons Shelbyville, KY Convenience Store
Gross leasable square footage	3,080	3,080	3,150
Date of purchase	12/17/10	12/17/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,306,220	2,837,640	2,341,920

Contract purchase price plus acquisition fee	2,306,220	2,837,640	2,341,920
Other cash expenditures expensed	6,890	6,890	6,949
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,313,110	$2,844,530	$2,348,869

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Thorntons South Elgin, IL Convenience Store	Thorntons Springfield, IL Convenience Store	Thorntons Summit, IL Convenience Store
Gross leasable square footage	3,080	3,034	3,840
Date of purchase	12/17/10	12/17/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,194,640	4,016,760	2,123,640

Contract purchase price plus acquisition fee	3,194,640	4,016,760	2,123,640
Other cash expenditures expensed	6,890	6,890	6,890
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,201,530	$4,023,650	$2,130,530

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Thorntons Terre Haute, IN Convenience Store	Thorntons Waukegan, IL Convenience Store	Thorntons Westmond, IL Convenience Store
Gross leasable square footage	3,080	3,840	3,840
Date of purchase	12/17/10	12/17/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,825,400	2,277,660	3,818,880

Contract purchase price plus acquisition fee	2,825,400	2,277,660	3,818,880
Other cash expenditures expensed	6,949	6,890	6,890
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,832,349	$2,284,550	$3,825,770

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Waterside Marketplace Chesterfield Township, MI Shopping Center	Advanced Auto Howell, MI Automotive Parts	Advanced Auto Salem, OH Automotive Parts
Gross leasable square footage	243,934	6,781	6,141
Date of purchase	12/20/10	12/20/10	12/20/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	27,030,000	1,652,301	1,298,182

Contract purchase price plus acquisition fee	27,030,000	1,652,301	1,298,182
Other cash expenditures expensed	389,026	24,923	22,805
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$27,419,026	$1,677,224	$1,320,987

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Lehigh Acres, FL Automotive Parts	Advanced Auto Bethel, OH Automotive Parts	Advanced Auto Crestwood, KY Automotive Parts
Gross leasable square footage	6,913	6,786	6,124
Date of purchase	12/21/10	12/22/10	12/22/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,391,894	1,417,399	1,759,152

Contract purchase price plus acquisition fee	2,391,894	1,417,399	1,759,152
Other cash expenditures expensed	17,497	13,100	13,521
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,409,391	$1,430,499	$1,772,673

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Hillview, KY Automotive Parts	CVS Gainesville, TX Drugstore	Falcon Valley Lenexa, KS Shopping Center
Gross leasable square footage	6,128	13,813	76,784
Date of purchase	12/22/10	12/23/10	12/23/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,441,142	3,188,334	12,750,000

Contract purchase price plus acquisition fee	1,441,142	3,188,334	12,750,000
Other cash expenditures expensed	12,787	20,866	57,353
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,453,929	$3,209,200	$12,807,353

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Red Oak Village San Marcos, TX Shopping Center	O’Reilly Auto Parts Christianburg, VA Automotive Parts	O’Reilly Auto Parts Highlands, TX Automotive Parts
Gross leasable square footage	172,916(3)	7,200	6,000
Date of purchase	12/23/10	12/23/10	12/23/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	22,440,000	1,187,739	955,485

Contract purchase price plus acquisition fee	22,440,000	1,187,739	955,485
Other cash expenditures expensed	67,169	26,157	20,901
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$22,507,169	$1,213,896	$976,386

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	O’Reilly Auto Parts San Antonio, TX Automotive Parts	Best Buy Pineville, NC Consumer Electronics	Walgreens Fayetteville, NC Drugstore
Gross leasable square footage	6,800	50,548	14,820
Date of purchase	12/23/10	12/28/10	12/30/10
Mortgage financing at date of purchase	$—	$5,528,999	$—
Cash down payment	1,331,100	3,202,201	6,287,672

Contract purchase price plus acquisition fee	1,331,100	8,731,200	6,287,672
Other cash expenditures expensed	25,602	47,509	26,432
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,356,702	$8,778,709	$6,314,104

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Collateralized
	Property Trust III,	Property Trust III,	Senior Notes II,
Program:	Inc.	Inc.	LLC

Name, location, type of property	Stripes Portales, NM Convenience Store	Stripes Fort Stockton, TX Convenience Store	CVS(2) Fredericksburg, VA Drugstore
Gross leasable square footage	4,833	9,950	12,900
Date of purchase	12/30/10	12/30/10	11/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,629,378	4,963,934	6,238,861

Contract purchase price plus acquisition fee	2,629,378	4,963,934	6,238,861
Other cash expenditures expensed	9,184	9,792	113,704
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,638,562	$4,973,726	$6,352,565

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes II,	Senior Notes II,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens(2) Fredericksburg, VA Drugstore	Kohl’s(2) Burnsville, MN Department Store	Walgreens Indianapolis, IN Drugstore
Gross leasable square footage	14,820	101,346	14,820
Date of purchase	11/19/08	12/19/08	12/12/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,435,047	10,551,900	6,375,000

Contract purchase price plus acquisition fee	7,435,047	10,551,900	6,375,000
Other cash expenditures expensed	131,342	20,875	30,865
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,566,389	$10,572,775	$6,405,865

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes III,	Senior Notes IV,	Senior Notes IV,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens(2) Tulsa (S Yale), OK Drugstore	Land Parcel Canyon Trails, AZ Land	Sam’s Club(2) Hoover, AL Warehouse
Gross leasable square footage	13,650	591,458	115,347
Date of purchase	12/12/08	05/14/08	12/16/08
Mortgage financing at date of purchase	$—	$200,000	$—
Cash down payment	3,980,040	1,840,000	12,546,000

Contract purchase price plus acquisition fee	3,980,040	2,040,000	12,546,000
Other cash expenditures expensed	21,365	56,399	105,467
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,001,405	$2,096,399	$12,651,467

(1)	These properties were acquired at their original cost from an affiliate.

(2)	These properties were sold at their original cost to an affiliate.

(3)	These properties are subject to a ground lease.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 24th day of January, 2012.

COLE CREDIT PROPERTY TRUST IV, INC.

By:	/s/ D. Kirk McAllaster, Jr.
D. Kirk McAllaster, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Christopher H. Cole and D. Kirk McAllaster, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

* Christopher H. Cole		Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	January 24, 2012

/s/ D. Kirk McAllaster, Jr. D. Kirk McAllaster, Jr.		Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	January 24, 2012

/s/ Simon J. Misselbrook Simon J. Misselbrook		Vice President of Accounting (Principal Accounting Officer)	January 24, 2012

/s/ J. Marc Myers J. Marc Myers		Director	January 24, 2012

/s/ Scott P. Sealy, Sr. Scott P. Sealy, Sr.		Director	January 24, 2012

*By:	/s/ D. Kirk McAllaster, Jr. D. Kirk McAllaster, Jr. Attorney-in-Fact

EXHIBIT INDEX

1	.1*	Form of Dealer Manager Agreement between Cole Credit Property Trust IV, Inc. and Cole Capital Corporation.
3	.1†	Articles of Incorporation of Cole Retail Property Trust, Inc. (n/k/a Cole Credit Property Trust IV, Inc.).
3	.2†	Articles of Amendment of Cole Retail Property Trust, Inc. (n/k/a Cole Credit Property Trust IV, Inc.).
3	.3†	Articles of Amendment of Cole Advisor Retail Income REIT, Inc. (n/k/a Cole Credit Property Trust IV, Inc.).
3	.4*	First Articles of Amendment and Restatement of Cole Credit Property Trust IV, Inc.
3	.5*	Bylaws of Cole Credit Property Trust IV, Inc.
3	.6*	Certificate of Correction to the First Articles of Amendment and Restatement of Cole Credit Property Trust IV, Inc.
4	.1*	Form of Subscription Agreement (included as Appendix B to the prospectus).
4	.2*	Form of Additional Subscription Agreement (included as Appendix C to the prospectus).
4	.3*	Alternative Form of Subscription Agreement (included as Appendix D to the prospectus).
5	.1*	Opinion of Venable LLP as to legality of securities.
8	.1*	Opinion of Morris, Manning & Martin, LLP as to tax matters.
10	.1*	Advisory Agreement by and between Cole Credit Property Trust IV, Inc. and Cole REIT Advisors IV, LLC, dated January 20, 2012.
10	.2*	Amended and Restated Agreement of Limited Partnership of Cole Operating Partnership IV, LP, by and between Cole Credit Property Trust IV, Inc. and the limited partners thereto, dated January 20, 2012.
10	.3*	Distribution Reinvestment Plan (included as Appendix E to the prospectus).
10	.4*	Escrow Agreement by and among Cole Credit Property Trust IV, Inc., Cole Capital Corporation and UMB Bank, N.A., dated January 20, 2012.
21	.1†	Subsidiaries of the Registrant.
23	.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23	.2*	Consent of Venable LLP (included in Exhibit 5.1).
23	.3*	Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1).
24	.1*	Power of Attorney (included on signature page to the registration statement).

*	Filed herewith.

†	Previously filed.